Use these links to rapidly review the document

TABLE OF CONTENTS#2
TABLE OF CONTENTS#3
TABLE OF CONTENTS#4
TABLE OF CONTENTS#5

As filed with the Securities and Exchange Commission on December 31, 2009

Registration No. 333-160345

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Pre-Effective Amendment No. 1 to
Form S-1

Registration Statement under the Securities Act of 1933

Eagle Life Insurance Company
(Exact name of Registrant as specified in its charter)

Iowa (State or other jurisdiction of incorporation or organization)	6311 (Primary Standard Industrial Classification Code Number)	26-3218907 (I.R.S. Employer Identification No.)

Agent for Service:
Debra J. Richardson
Eagle Life Insurance Company
6000 Westown Parkway
West Des Moines, Iowa 50266
Phone: 1-866-526-0995
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)	Copy to: Stephen E. Roth, Esq. Thomas E. Bisset, Esq. Sutherland Asbill & Brennan LLP 1275 Pennsylvania Avenue, N.W. Washington, DC 20004-2415 (202) 383-0100

Eagle Life Insurance Company
6000 Westown Parkway
West Des Moines, Iowa 50266
Phone: 1-866-526-0995
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee

Flexible Premium Deferred Indexed Annuity Contract	*	*	$500,000,000*	$27,900†

*
The maximum aggregate offering price is estimated solely for the purposes of determining the registration fee. The amount to be registered and the proposed maximum offering price per unit are not applicable since these securities are not issued in predetermined amounts or units.

†
The registration fee of $27,900 was previously paid in connection with the filing of the Registrant's initial Registration Statement on June 30, 2009.

        The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Prospectus Dated                                    , 2009

        FALCON GOLD

FLEXIBLE PREMIUM DEFERRED INDEXED ANNUITY CONTRACT

ISSUED BY

EAGLE LIFE INSURANCE COMPANY
6000 Westown Parkway
West Des Moines, Iowa 50266

Offered Through: American Equity Capital, Inc.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

        This prospectus describes the Falcon Gold Annuity Contract ("Contract"), an individual flexible premium deferred indexed annuity contract issued by Eagle Life Insurance Company ("Eagle Life," the "Company", "we", "us", or "our"). The Contract is designed for individuals and certain retirement plans that qualify for special federal income tax treatment, as well as those that do not qualify for such treatment. The Contract offers you the ability to allocate your monies among three interest rate calculation methods or interest crediting options, accumulate interest earnings under the Contract on a tax-deferred basis and receive annuity payments. Purchasing the Contract in connection with a retirement plan that qualifies for special federal income tax treatment, however, does not provide any additional tax advantage beyond that already available through the retirement plan. The Contract is not an investment in the stock market or in any securities index.

        The Contract offers the following interest rate calculation methods or interest crediting options:

  •
  1-Year Fixed Value Option

  •
  1-Year Annual Point to Point Value Option

  •
  1-Year Monthly Point to Point Value Option

        There are risks associated with the Contract.    These risks include liquidity risks, risks that we may eliminate or substitute an interest rate calculation method, company solvency risks, and interest rate risks. Also, Surrender Charges and Market Value Adjustments ("MVA") may apply for a number of years, so the Contract should only be purchased for the long-term. Under some circumstances, you may receive less than the amount of Premiums you have paid into the Contract. The MVA may be either positive or negative, which means the MVA may increase or decrease the amount you receive as a withdrawal or upon surrender. Withdrawals and surrenders may be subject to income tax and may be subject to a 10% IRS penalty tax if taken before age 59 1/2. Accordingly, you should carefully consider your income and liquidity needs before purchasing the Contract. Additional information about these and other risks appears in the "Risk Factors" section on page            and "Federal Income Taxes" on page            .

        American Equity Capital, Inc. ("American Equity Capital") is the principal underwriter for the Contract. American Equity Capital is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered. There are no arrangements to place funds in an escrow, trust, or similar account. This is a continuous offering.

        This prospectus provides important information you should know before investing. Please keep the prospectus for future reference.

        Neither the Securities and Exchange Commission ("SEC") nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

        An investment in this Contract is not a bank deposit and is not insured or guaranteed by any bank or by the Federal Deposit Insurance Corporation or any other government agency.

i

ii

        The Contract may not be available in all states. This prospectus does not constitute an offer to sell any Contract and it is not soliciting an offer to buy any Contract in any state in which the offer or sale is not permitted. We do not authorize anyone to provide any information or representations regarding the offering described in this prospectus other than the information and representations contained in this prospectus.

iii

DEFINITIONS

        Accumulated Value:    The amount under the Contract in the Fixed Value Option or an Indexed Value Option as adjusted for any withdrawals.

        Annuitant:    The person named in the application whose life is used to determine the amount and duration of any income payments involving life contingencies. The Contract Owner and the Annuitant must be the same person, unless the Contract Owner is a non-natural person.

        Beneficiary:    The person(s) or entity(ies) to whom the Death Benefit Proceeds will be paid in the event of the death of the Contract Owner or the Annuitant (if the Contract Owner is a non-natural person). The Contract Owner designates the initial Beneficiary on the Application.

        Cap Rate:    For the Indexed Value Options, a maximum rate or limit for a specified period that is used to determine the amount of any Index Credit.

        Cash Surrender Value:    The amount payable by us upon surrender of the Contract. It is equal to the greater of: (i) the Contract Value minus any Surrender Charge and plus or minus any MVA; or (ii) the Minimum Guaranteed Surrender Value.

        Company, us, we, our, Eagle Life:    Eagle Life Insurance Company.

        Contract:    The Contract, including any endorsements, riders or signed amendments, and the attached application.

        Contract Date, Contract Month, Contract Year and Contract Anniversary:    Coverage under the Contract begins on the Contract Date shown on your Contract Specifications Page. We measure Contract Months, Contract Years and Contract Anniversaries from the Contract Date.

        Contract Owner, Owner:    The person or entity who owns the Contract. The Contract Owner is the person or entity named in the application, unless subsequently changed, filed with and accepted by the Company, entitled to exercise all rights and privileges provided under the Contract.

        Contract Value:    The sum of your Accumulated Values in the Fixed Value Option and each Indexed Value Option.

        Current Fixed Value Interest Rate:    The interest rate we credit to your Accumulated Value in the Fixed Value Option, other than the portion of your initial Premium payment allocated to the Fixed Value Option for the first Contract Year. The Current Fixed Value Interest Rate is declared from time to time and is never less than the Fixed Value Minimum Guaranteed Interest Rate specified in your Contract. We may change the Current Fixed Value Interest Rate at any time in our sole discretion.

        Death Benefit Proceeds:    The amount we pay the Beneficiary on the death of the Contract Owner or the Annuitant (if the Contract Owner is a non-natural person). The Death Benefit Proceeds equal the greater of the Contract Value or the Minimum Guaranteed Surrender Value determined as of the date of the death.

        Excess Withdrawals:    Where the Lifetime Income Benefit Rider has been selected and scheduled payments under the Rider have commenced, Excess Withdrawals include any withdrawals you take in addition to those scheduled payments under the Rider.

        Fixed Value Minimum Guaranteed Interest Rate:    The minimum annual rate of interest we will credit under the Fixed Value Option. The Fixed Value Minimum Guaranteed Interest Rate is equal to 1%.

        Fixed Value Option:    An interest crediting methodology under which we credit a fixed rate of interest declared from time to time to your Accumulated Value allocated to the Option.

        Home Office:    6000 Westown Parkway, West Des Moines, Iowa 50266. Phone 1-866-526-0995.

        Index or S&P 500 Index:    Standard & Poor's 500 Composite Stock Price Index.

        Index Credit:    The amount of interest we may credit for a Contract Year to your Accumulated Value allocated to an Indexed Value Option. The amount of an Index Credit is determined by reference to the performance of the S&P 500 Index over the Contract Year, subject to the applicable interest rate calculation methodology, including a Cap Rate.

        Index Price:    On any day, the closing price for the S&P 500 Index on that day. We use the Index Price to calculate Index Credits under the Indexed Value Options.

        Indexed Value Option:    An interest crediting methodology under which we may credit an Index Credit to your Accumulated Value allocated to an Indexed Value Option. We make available two Indexed Value Options under the Contract, the 1-Year Annual Point to Point Value Option and the 1-Year Monthly Point to Point Value Option.

        Initial Fixed Value Interest Rate:    The fixed rate of interest we credit to the portion of your initial Premium allocated to the Fixed Value Option for the first Contract Year. The Initial Fixed Value Interest Rate is set forth in the specifications page of your Contract and is never less than the Fixed Value Minimum Guaranteed Interest Rate of 1%.

        IRC:    Internal Revenue Code of 1986, as amended.

        Issue Age:    The age of the Contract Owner or Annuitant on the last birthday before the Contract Date.

        Maturity Date:    The date the Contract matures and the Maturity Proceeds become payable. The Maturity Date is the first Contract Anniversary immediately following the Annuitant's 114th birthday.

        Maturity Proceeds:    The amount we pay if the Contract is in force on the Maturity Date. The Maturity Proceeds equal the greater of the Contract Value or the Minimum Guaranteed Surrender Value on the Maturity Date.

        Minimum Guaranteed Surrender Value:    The minimum amount that we will pay you on the date that you surrender the Contract. The Minimum Guaranteed Surrender Value equals 87.5% of all Premiums paid (less any withdrawals you may have taken prior to surrender) accumulated at the Minimum Guaranteed Interest Rate of 1.5%.

        Minimum Guaranteed Interest Rate:    The minimum amount of interest that will be credited to the Minimum Guaranteed Surrender Value.

        MVA:    An adjustment that will be made to the Proceeds you receive if you surrender the Contract or take a withdrawal in excess of the Penalty-Free Withdrawal amount during the Surrender Charge Period. The MVA reflects in part the difference between the Initial Fixed Value Interest Rate for new Contracts we issue at the time of the surrender or withdrawal and the Initial Fixed Value Interest Rate under the Contract. The MVA may be either positive or negative.

        MVA Factor:    A factor we use in calculating the amount of any MVA.

        Premium:    A payment you make under the Contract. Each Premium must be forwarded either to the Company's Home Office or to your registered representative. The initial Premium must be received by us on or before the Contract Date.

        Proceeds.    The amount paid to the payee(s) under the Contract upon withdrawal, surrender, death or maturity. Proceeds paid upon withdrawal or surrender during the Surrender Charge Period will reflect any applicable Surrender Charge and MVAs.

        Settlement Option:    The annuity payout options available under the Contract.

        Supplementary Contract:    A contract we issue in exchange for this Contract when you or your Beneficiary chooses a Settlement Option.

        Surrender Charge:    A charge that we may assess if you surrender the Contract or take a withdrawal during the Surrender Charge Period.

        Surrender Charge Period:    The period during which we assess a Surrender Charge on certain withdrawals and surrender.

        Surrender Proceeds:    The amount we will pay you if you surrender your Contract. The Surrender Proceeds are equal to the Cash Surrender Value of your Contract.

        Withdrawal Amount:    The amount we deduct from the Contract to pay a request for withdrawal.

        Withdrawal Proceeds.    The amount we pay you if you request a withdrawal from the Contract. During the Surrender Charge Period, the Withdrawal Proceeds will reflect any applicable Surrender Charge and MVAs.

CONTRACT SUMMARY

        The following summarizes key features of the Contract. This summary does not include all of the information you should consider before purchasing a Contract. You should carefully read the entire prospectus, which contains more detailed information concerning the Contract and the Company, before making an investment decision.

HOW DOES MY CONTRACT WORK?

        Your Contract is a deferred annuity contract. There are two phases to your Contract, an accumulation phase and a payout phase. Your Contract can help you save for retirement because it allows you to accumulate tax-deferred savings during the accumulation phase and provides insurance against outliving your accumulated savings in the payout phase. Earnings on your Premiums accumulate on a tax-deferred basis and remain tax-deferred until you withdraw them, surrender or receive annuity payments.

        You may purchase the Contract for a minimum initial Premium of $10,000. You may make additional Premium payments subject to certain restrictions; see the "Additional Premiums" section on page     for more information on restrictions governing additional Premium payments. We require a minimum Contract Value of $2,000 to keep the Contract in force, unless you have started receiving payments under the Lifetime Income Benefit Rider. For more information on the Rider, see the "Lifetime Income Benefit Rider" section on page     .

        Interest is credited in two ways under your Contract. Under the Fixed Value Option, we credit interest based on a stated rate of interest we declare in advance. Under the Indexed Value Options, we credit interest by reference to the performance of the S&P 500 Index, in accordance with the interest rate calculation methodology you have chosen and subject to a Cap Rate. You determine how to allocate your Premium and Contract Value among the interest crediting options. You generally will not pay taxes on your earnings until you withdraw them. When you purchase the Contract, you are not buying shares in a securities index or an individual security.

        Please call your registered representative or the Company at 1-866-526-0955 if you have questions about how your Contract works.

WHAT ARE MY CONTRACT'S FEES AND CHARGES?

        The Surrender Charge, MVA and an optional rider charge (if you elect the Lifetime Income Benefit Rider) are the only fees and charges we assess under the Contract.

        You may choose to have either a three, five or seven year Surrender Charge Schedule apply to your Contract. We will not issue the Contract unless you choose a Surrender Charge Schedule. If you surrender your Contract, fully or partially, or make a withdrawal larger than the Penalty-Free Withdrawal amount during the Surrender Charge Period, you may be assessed a Surrender Charge and an MVA. We only apply Surrender Charges and an MVA to withdrawals or surrenders made during the Surrender Charge Period.

  Surrender Charges

        For withdrawals during the Surrender Charge Period, the Surrender Charge equals the Withdrawal Amount (in excess of the Penalty-Free Withdrawal amount) multiplied by the applicable Surrender Charge Percentage as set forth under the Surrender Charge Schedule you selected. For surrenders during the Surrender Charge Period, the Surrender Charge equals your Contract Value plus any

Penalty-Free Withdrawal amounts taken in the 12 months prior to surrender of the Contract, multiplied by the applicable Surrender Charge Percentage. Below are the available Surrender Charge Schedules:

	Contract Year
	1	2	3	4	5	6	7	8+
3-Year Surrender Charge Schedule: Surrender Charge Percentage	8%	7%	6%	0%	0%	0%	0%	0%
5-Year Surrender Charge Schedule: Surrender Charge Percentage	8%	7%	6%	5%	4%	0%	0%	0%
7-Year Surrender Charge Schedule: Surrender Charge Percentage	8%	7%	6%	5%	4%	3%	2%	0%

See the "Surrender Charge" section on page     for more information on the Surrender Charge Period and Surrender Charges.

  Market Value Adjustment

        If you surrender your Contract or take a withdrawal in excess of the Penalty-Free Withdrawal amount during the Surrender Charge Period, we will apply an MVA to the amount surrendered or withdrawn. The MVA is an adjustment that reflects in part the difference between the Initial Fixed Value Interest Rate for new Contracts we issue at the time of the surrender or withdrawal and the Initial Fixed Value Interest Rate under your Contract. The MVA may be either positive or negative, which means the MVA may increase or decrease the amount you receive as a surrender or withdrawal. See the "Market Value Adjustment" section on page     for more information on the calculation of the MVA.

  Lifetime Income Benefit Rider Charge

        If you elect the Lifetime Income Benefit Rider, we assess an annual charge that equals the rider fee rate multiplied by your Contract Value on each Contract Anniversary. The rider fee rate is disclosed on the first page of the Rider and will never be higher than the maximum rider fee rate of 1%. See the "Lifetime Income Benefit Rider" section on page     for more information on the Lifetime Income Benefit Rider.

WHAT ARE MY CONTRACT'S BENEFITS?

        Your Contract offers you several benefits.

        Principal and Interest Guarantees.    Your Contract provides you with a Minimum Guaranteed Surrender Value which, on the date of Surrender of the Contract, equals 87.5% of all Premiums paid (less any withdrawals you may have taken prior to surrender) accumulated at the Minimum Guaranteed Interest Rate of 1.5%. In addition, your Contract guarantees that interest credited to the Fixed Value Option will never be less than 1% annually. These guaranteed interest rates are calculated as effective annual rates, compounded daily.

        Upside Potential with Limited Downside Risk.    Your Contract provides you the opportunity to earn interest that may be higher than the interest you could otherwise earn under a traditional declared fixed interest rate annuity. The Contract does this through the Index Value Options which credit interest by reference to the performance of the S&P 500 Index. In addition, your Contract offers some protections against negative Index returns by providing that Index Credits will never be less than zero, and therefore will never reduce your Accumulated Value. In some circumstances, your Contract may credit interest that is lower than the interest that would be credited under a traditional declared fixed interest rate annuity. Please see the "Risk Factors" section on page     .

        Protection on Growth.    Your Contract has an annual reset design for crediting interest under the Index Value Options. The annual reset design compares the change in the Index from the beginning of the Contract Year to the end of the Contract Year. The starting Index Price for any Contract Year

(other than the initial Contract Year) is the Index Price as of the ending date of the previous Contract Year. This means if the Index Price at the end of a Contract Year is lower than it was at the beginning, even though Premiums allocated to the Index Value Options will not be credited with interest for that Contract Year, the Accumulated Value remains the same and the beginning Index Price for the next Contract Year will be reset to the lower Index Price. The annual reset design provides incremental protection on growth by locking in the previous Contract Year's anniversary value. Locking in the positive index returns and ignoring negative index returns preserves your Contract's principal and past positive earnings.

        Protection from Outliving your Income.    Your Contract provides you with the opportunity to receive annuity payments anytime after the first Contract Year. Annuitizing your Contract converts your Cash Surrender Value into a stream of income which can be based on your life expectancy. Depending upon the type of annuity payout option you choose, annuitization of your Contract can provide you with an income stream that you cannot outlive.

        Tax Deferral.    Your Contract provides for tax-deferred growth. This may allow your money to grow faster because you earn interest on dollars that otherwise may have been paid in taxes. Your Premium payments earn interest, the interest compounds within the Contract and the money you may have otherwise paid in taxes earns interest. Interest earned under the Contract, whether as interest credited under the 1-Year Fixed Value Option or under one of the Indexed Value Options, generally is not taxed until it is withdrawn. You may purchase the Contract in certain tax qualified retirement plans. However, note that tax qualified retirement plans provide their own tax deferral benefit; the purchase of this Contract does not provide additional tax deferral benefits beyond those provided in the tax qualified plan retirement plan. Please see the "Federal Income Taxes" section on page     .

        Annual Penalty-Free Withdrawals.    You may take one (1) Penalty-Free Withdrawal from your Contract each Contract Year after the first Contract Year during the Surrender Charge Period in an amount of up to 10% of your Contract Value without incurring a Surrender Charge or an MVA. However, taxes and tax penalties may apply to Penalty-Free Withdrawals and withdrawals may be restricted under certain Qualified Contracts.

        Death Benefit Proceeds.    The Company will pay out the Death Benefit Proceeds to your Beneficiary upon the death of the Contract Owner, or the Annuitant, in the case of a non-natural Contract Owner. The Death Benefit Proceeds payable under the Contract will equal the greater of the Contract Value or the Minimum Guaranteed Surrender Value. The Contract may allow you to avoid probate. By naming a Beneficiary, you may minimize the delays, expense and publicity often associated with probate. Your Beneficiary will receive Death Benefit Proceeds in either a lump sum or a series of income payments. There may be tax and other legal implications associated with naming particular Beneficiaries and selecting the form of payment. Please consult with your own legal or tax advisor regarding how to best structure payment of the Death Benefit Proceeds in your own individual situation. Death Benefit Proceeds are not subject to a Surrender Charge or an MVA.

        Lifetime Income Benefit Rider.    For an extra charge, we offer the Lifetime Income Benefit Rider, which guarantees you can receive certain scheduled payments for your life, even if your Contract Value is reduced to zero, provided certain conditions are met. Scheduled payments under the Lifetime Income Benefit Rider during the Surrender Charge Period are not subject to a Surrender Charge or an MVA unless you also make a withdrawal under the Contract and together the withdrawal and scheduled payments under the Lifetime Income Benefit Rider exceed the Penalty-Free Withdrawal amount allowed once each Contract Year. Scheduled payments under the Lifetime Income Benefit Rider are not annuity payments and do not receive the same favorable tax treatment as annuity payments. For more information on the Rider, see the "Lifetime Income Benefit Rider" section on page     .

 WHAT IS MY CONTRACT'S VALUE?

        Your Contract Value is calculated by adding together the Accumulated Values in the Fixed Value Option and the Indexed Value Options. It will be reduced by the amount of any withdrawals you make, but cannot decrease due to any negative performance of the Index. Your Contract Value will be increased by the amount of any Premium payments you make and any interest credited under the Contract.

        Generally, your Accumulated Value in an Option at any time will equal:

  •
  Any Premium allocated to the Option,

  •
  Minus any Withdrawal Amounts,

  •
  Plus any interest credited (or Index Credits earned*),

  •
  Adjusted for any transfers into or out of the Option.

  *
  Note that a Cap Rate, or upper limit on annual interest credited, applies to each of the Indexed Value Options but does not apply to the Fixed Value Option. The Cap Rate for each Indexed Value Option can be found on the specifications page of your Contract. At least 15 days prior to each Contract Anniversary, we will send you a notice that identifies the Cap Rate for each Indexed Value Option that we expect to guarantee for the next Contract Year as well as the Current Fixed Value Interest Rate. You can also call your registered representative or the Company at 1-866-526-0995 for information regarding the Cap Rate. In the highly unlikely event that volatile financial markets prevent the Company from being able to guarantee the Cap Rate for the next Contract Year in the notice sent to Contract Owners 15 days before the Contract Anniversary, the Company will notify Contract Owners of the Cap Rate as soon as possible prior to the Contract Anniversary.

HOW ARE MY PREMIUMS ALLOCATED?

        You may allocate all or any portion of your initial Premium to the Fixed Value Option or either of the two Indexed Value Options, or any combination thereof. To select an Indexed Value Option at Contract issuance, you must allocate at least 10% of the initial Premium to that Option. We will accept additional Premiums between Contract Anniversaries. Additional Premiums received between Contract Anniversaries are held in the Fixed Value Option and will earn the Current Fixed Value Interest Rate until the next Contract Anniversary. If we receive your additional Premium on a Contract Anniversary, you may allocate all or any portion of your additional Premium directly to the Fixed Value Option or either of the two Indexed Value Options, or any combination thereof. There are no minimum allocation requirements for additional Premiums.

MAY I TRANSFER MONEY BETWEEN OPTIONS?

        On each Contract Anniversary, you may choose to transfer your Accumulated Value between Options, subject to a $1,000 minimum to maintain an Indexed Value Option. If a transfer or withdrawal reduces your Accumulated Value in an Indexed Value Option below $1,000, we will automatically transfer the remaining Accumulated Value to the Fixed Value Option on the next Contract Anniversary. There is no minimum required Accumulated Value to maintain the Fixed Value Option. Transfers between Options are not subject to Surrender Charges or an MVA.

WHAT ARE MY CONTRACT'S PAY OUT PROVISIONS?

        We will pay you Proceeds from the Contract when you take a withdrawal, you surrender your Contract, the Contract Owner or the Annuitant (if the Contract Owner is a non-natural person) dies, or when the Contract matures. We will pay all Death Benefit Proceeds or Maturity Proceeds in a lump sum unless you or your Beneficiary, as applicable, chooses to apply the Death Benefit or Maturity Proceeds to provide payments under a Settlement Option, described in the "Settlement Options" section on page     . A Surrender Charge and an MVA may apply to a surrender or withdrawal taken during the Surrender Charge Period. In addition, a surrender or withdrawal may be subject to income tax and, if you are younger than age 59 1/2 at the time of the withdrawal or surrender, a 10% penalty tax may apply. Withdrawals may be restricted under certain Qualified Contracts. You may choose to annuitize your Contract anytime after the first Contract Year.

  Withdrawal Proceeds

        You may request a withdrawal under the Contract at any time. When you request a withdrawal, we deduct the amount of the withdrawal first from your Accumulated Value under the Fixed Value Option, then proportionally from your Accumulated Value under the Indexed Value Options. During the Surrender Charge Period, you may make one Penalty-Free Withdrawal in each Contract Year beginning after the first Contract Year. A Penalty-Free Withdrawal allows you to withdraw up to 10% of the Contract Value each Contract Year (determined at the time of withdrawal) without a Surrender Charge or an MVA applied to those amounts. Any withdrawals taken after the end of the Surrender Charge Period will not be subject to a Surrender Charge or an MVA.

        If a withdrawal reduces your Accumulated Value in an Indexed Value Option below $1,000, we will transfer the remaining Accumulated Value to the Fixed Value Option on the next Contract Anniversary. If a withdrawal reduces your Contract Value below $2,000, the Contract will terminate and we will pay you the Surrender Proceeds, unless scheduled payments under the Lifetime Income Benefit are being made.

        You may be eligible to withdraw amounts in addition to the 10% Penalty-Free Withdrawal amount described above during the Surrender Charge Period without a Surrender Charge or MVA applied to those amounts if you qualify for a waiver under either the Confinement Care Rider or Terminal Illness Rider. See the "CONTRACT PROCEEDS AND PAYOUT PROVISIONS: Withdrawal" section on page     for more information on the Confinement Care and Terminal Illness waivers.

        When you request a withdrawal, you can specify either the gross or net amount of the withdrawal. The net amount (Withdrawal Proceeds) is the actual amount you would receive, which would be net of any Surrender Charge or MVA. The gross amount (Withdrawal Amount) equals the net amount plus any Surrender Charge and MVA. The gross amount (Withdrawal Amount) is the amount that would be deducted from your Contract Value to honor the withdrawal request.

        Depending upon whether a Penalty-Free Withdrawal, a Surrender Charge or an MVA applies, the Withdrawal Proceeds you receive could be greater or less than the Withdrawal Amount deducted from your Contract Value.

  Surrender Proceeds

        If you surrender your Contract, we will pay you the Surrender Proceeds in a lump sum or under a Settlement Option. The Surrender Proceeds are equal to the Cash Surrender Value of your Contract, which is the greater of: (i) the Contract Value minus any Surrender Charges and plus or minus any MVA; or (ii) the Minimum Guaranteed Surrender Value as of the date of surrender. We consider any amount previously taken as a Penalty-Free Withdrawal within 12 months of the surrender of the Contract during the Surrender Charge Period part of the surrender for purposes of applying a Surrender Charge or MVA. If the state in which you live requires us to pay premium taxes, we will calculate your Surrender Proceeds as if we had deducted the premium taxes from your Premium payments when we received them.

  Death Benefit Proceeds

        On the death of the Contract Owner or Annuitant (if the Contract Owner is a non-natural person), we will pay, in a lump sum or under a Settlement Option, the Death Benefit Proceeds. The Death Benefit Proceeds equal the greater of the Contract Value or the Minimum Guaranteed Surrender Value. If death occurs before the Maturity Date, we will pay the Death Benefit Proceeds to the designated Beneficiary. We do not apply a Surrender Charge or MVA to amounts payable as Death Benefit Proceeds. However, if the state in which you live requires us to pay premium taxes, we will calculate your Death Benefit Proceeds as if we had deducted the premium taxes from your Premium payments when we received them.

  Maturity Proceeds

        If the Contract is in force on the Maturity Date, we will pay Maturity Proceeds that equal the greater of the Contract Value or the Minimum Guaranteed Surrender Value.

  Settlement Options/Annuitization

        Should you decide to receive income payments on or after the Maturity Date or surrender, you will have several annuity payout options from which to choose. Annuity payout options are a benefit of deferred annuities, but annuitization is not a requirement of the Contract. The following Settlement Options are available: Income for a Specified Period, Life Income, Income of a Specified Amount, and Joint and Survivor Income. Each Settlement Option provides for income payments for a minimum of 5 years. We may also make other Settlement Options available.

DO I HAVE A RIGHT TO EXAMINE AND RETURN THE CONTRACT?

        You may cancel your Contract and return it to us or to your registered representative within a certain number of days of its receipt and receive a refund of the Premium you paid less any withdrawals you made. Generally, you must return your Contract within 15 days of receipt, but some states may permit a longer period.

RISK FACTORS

        Your Contract also has various risks associated with it. It is important for you to understand the following risk factors before purchasing the Contract in order to determine whether the Contract is suited to your needs and goals.

        Liquidity Risk.    Your Contract is designed to be a long-term savings plan that you may use to help save for retirement. Your Contract is not designed to be a short-term investment. There is a risk that you may encounter a personal financial situation in which you need to withdraw or surrender all or a part of your Contract during the Surrender Charge Period. Withdrawals and surrenders in excess of the Penalty-Free Withdrawal amount taken before the end of the Surrender Charge Period are subject to a Surrender Charge and an MVA. The application of Surrender Charges and MVAs may result in a loss of a portion of your principal and/or earnings. Also, withdrawals may be subject to income taxes, and before age 59 1/2 may be subject to a 10% federal tax penalty. Accordingly, you could incur charges and pay income taxes should you take withdrawals, withdrawals after scheduled payments under the Lifetime Income Benefit Rider commence, or surrender your Contract during the Surrender Charge Period.

        In certain circumstances, we may defer payment of your Surrender Proceeds for up to six months after we receive your request for surrender.

        Indexed Interest Crediting Risk.    We guarantee that if the Index declines, it will not reduce your Accumulated Value in an Indexed Value Option, but you bear the risk that no Index Credits will be added to your Accumulated Value in an Indexed Value Option at the end of a Contract Year if the Index declines. You also bear the risk that sustained declines in the Index may result in Index Credits not being credited to your Accumulated Value under an Indexed Value Option for a prolonged period. In addition, withdrawals from an Indexed Value Option prior to the end of a Contract Year will not receive an Index Credit for that year.

        Historical Performance.    The historical performance of the Index should not be taken as an indication of its future performance. While the trading prices of the underlying stocks comprising the Index will determine the level of the Index, it is impossible to predict whether the level of the Index will fall or rise. Trading prices of the underlying stocks comprising the Index will be influenced by the complex and interrelated economic, financial, regulatory, geographic, judicial, political and other factors that can affect the capital markets generally and the equity trading markets on which the underlying common stocks are traded, and by various circumstances that can influence the levels of the underlying common stocks in a specific market segment or the level of a particular underlying stock.

        Other Interest Rate Risks.    It is within our sole discretion to set the Cap Rate for the Indexed Value Options and the Initial Fixed Value Interest Rate and Current Fixed Value Interest Rate for the Fixed Value Option. The Cap Rate places an upper limit on the amount of interest an Indexed Value Option can earn in a Contract Year. Thus, if the Index increases, an Indexed Value Option may be credited with interest up to the Cap Rate which may be less than the increase in the Index. We will send you a notice 15 days before each Contract Anniversary disclosing the Cap Rate we expect to guarantee for the following Contract Year. We guarantee that the Cap Rate will not be less than the minimum Cap Rate set forth in the specification page of your Contract.

        The Initial Fixed Value Interest Rate is guaranteed for the first Contract Year. We guarantee that the Current Fixed Value Interest Rate will never be less than the Fixed Value Minimum Guaranteed Interest Rate set forth in the specifications page of your Contract. However, we have the right to change the Current Fixed Value Interest Rate at any time in our sole discretion. Therefore, you bear the risk that any Current Fixed Value Interest Rate we establish in the future may be lower than the Current Fixed Value Interest Rate we currently credit and may not exceed the Fixed Value Minimum Guaranteed Interest Rate.

        MVA Risk.    If you surrender your Contract or take a withdrawal in excess of the Penalty-Free Withdrawal amount during the Surrender Charge Period, we will apply an MVA to the amount surrendered or withdrawn. There is a risk that interest rates will increase from the Contract Date and, as a result, the MVA may decrease the Surrender Proceeds or Withdrawal Proceeds you receive. See the "Market Value Adjustment" section on page     .

        Maturity Date Risk.    The terms of the Contract do not require you to surrender or settle the Contract before the Maturity Date (age 114). You are permitted, however, to surrender and elect a Settlement Option at any time. If the Contract is not settled until the Annuitant has reached an advanced age, however, there is a risk that the Contract might not be treated as an annuity for federal income tax purposes. In that event, the income and gains under the Contract would be currently includible in your income. Consult a tax adviser.

        Cost of Managing Index Credit Obligation.    We manage our obligation to credit Index Credits under each Indexed Value Option, in part, by purchasing call options on the Index and by prospectively adjusting the Cap Rate on Contract Anniversaries to reflect changes in the cost of purchasing such call options (which cost varies based on market conditions). In certain cases, we may be required to reduce the Cap Rate for an Indexed Value Option for future Contract Years and thereby reduce the amount of the Index Credit you may otherwise receive or possibly discontinue an Indexed Value Option altogether. However the Cap Rate will never be reduced below the Guaranteed Minimum Cap Rate specified in your Contract.

        Risk That We May Eliminate or Substitute an Index.    There is no guarantee that the Index described in this prospectus or the Indexed Value Options will be available during the entire time you own your Contract. If: (i) the Index is discontinued, (ii) we are unable to utilize the Index, or (iii) the calculation of the Index is changed substantially, we may substitute a suitable equity index for the Index. If we do so, the performance of the new index may differ from the Index. This, in turn, may affect any future Index Credits you earn. Although we believe it is highly unlikely, it is possible that we may eliminate all of the Indexed Value Options, leaving only the Fixed Value Option available under the Contract. In that event, your Accumulated Value in the Indexed Value Options would be transferred to the Fixed Value Option. For more information, please see the "Contract Value: Indexed Value Options" section on page    . It is important to note the following with respect to this risk factor:

  •
  A "substantial change" to the calculation of the Index may mean, but would not be limited to, a significant change in the issuers that comprise the Index or the concentration of the Index in an industry segment or sector.

  •
  The suitability of a replacement index would depend on a number of factors, including, but not limited to, the comparability of the replacement index and the replaced index with respect to the number of issuers that comprise the index and whether the index concentrates on any particular industry segment or sector.

  •
  Examples of when we would be unable to utilize an index include, but would not be limited to, situations where we were unable to obtain a license for the use of the index or if the publisher of the index went out of business.

  •
  Any elimination or substitution of the Index will not affect the guarantees under the Contract.

        Lifetime Income Benefit Rider Risks.    There are certain risks associated with the Lifetime Income Benefit Rider. For example, Excess Withdrawals may significantly reduce the value of the Rider and cause the Rider to terminate. Excess Withdrawals taken during the Surrender Charge Period may also be subject to Surrender Charges and MVAs.

        Creditor and Solvency Risk.    Our general account assets support the guarantees under the Contract and are subject to the claims of our creditors. As such, the guarantees under the Contract are subject to our financial strength and claims-paying ability, and therefore, to the risk that we may default on those guarantees. You need to consider our financial strength and claims-paying ability in meeting the guarantees under the Contract. You may obtain information on our financial condition by reviewing our financial statements included in this prospectus. Information concerning our business and operations is also set forth in the "Information Regarding Eagle Life Insurance Company" section on page     .

        No Ownership Rights.    Purchasing a Contract is not equivalent to investing in the underlying stocks comprising the Index. You will have no ownership interest or rights in the underlying stocks comprising the Index, such as voting rights, dividend payments, or other distributions. Also, we are not affiliated with the Index or the underlying stocks comprising the Index. Consequently, the Index and the issuers of the underlying stocks comprising the Index have no involvement with the Contract.

        Possible Tax Law Changes.    Although the likelihood of legislative changes is uncertain, there is always the possibility that the tax treatment of the Contract could change by legislation or otherwise. We have the right to modify the Contract in response to legislative changes that could otherwise diminish the favorable tax treatment that Contract Owners currently receive. You should consult a tax adviser with respect to legislative developments and their effect on the Contract.

DESCRIPTION OF YOUR CONTRACT

        The Falcon Gold Annuity Contract is an individual flexible premium deferred indexed annuity contract issued by Eagle Life. This Contract is designed for individuals and certain retirement plans that qualify for special federal income tax treatment, as well as those that do not qualify for such treatment. During the accumulation phase, your Contract can help you save for retirement because it can allow your Contract Value to earn interest on a tax-deferred basis and you can later elect to receive retirement income for life or a period of years. During the pay-out phase of your Contract, you can elect to receive annuity payments by applying the Cash Surrender Value to one of the Settlement Options offered in your Contract.

        Interest is credited in two ways under your Contract. Under the Fixed Value Option, we credit interest based on a stated rate of interest we declare in advance. Under the Indexed Value Options, we credit interest by reference to the performance of the S&P 500 Index, in accordance with the interest rate calculation methodology you have chosen and subject to a Cap Rate. You determine how to allocate your Premium among the interest crediting options. You generally will not pay taxes on your earnings until you withdraw them.

        The Falcon Gold Annuity Contract offers three different Surrender Charge Schedules, each having a distinct Surrender Charge Period. The rates of interest we declare for the Fixed Value Option and the Cap Rate for each Indexed Value Option may vary depending upon the Surrender Charge Schedule you select. Generally, Surrender Charge Schedules with longer Surrender Charge Periods may have higher Initial Fixed Value Interest Rates, Current Fixed Value Interest Rates and Cap Rates. Conversely, Surrender Charge Schedules with shorter Surrender Charge Periods may have lower Initial Fixed Value Interest Rates, Current Fixed Value Interest Rates and Cap Rates. For further information on the Surrender Charge Schedules, see the "Surrender Charge—Credited Interest Rates and Cap Rates" section on page     ." The Contract is not an investment in the stock market or in the S&P 500.

        We describe your rights under the Contract below and in your Contract. Contracts issued in your state may provide different features and benefits than those described in this prospectus. Those differences may include the length of the period you have to examine the Contract and return it to us for a refund, the amount of the Surrender Charge, the Maturity Date, or the availability of certain Settlement Options. We will identify any such state variations in your Contract. Your registered representative can provide you with more information about any state variations that apply to your Contract. The Contract does not participate in the surplus or profits of the Company and the Company does not pay any dividends on it.

PURCHASING A CONTRACT

        To purchase a Contract, you must complete an application and pay an initial Premium of at least $10,000. The initial Premium must be received by us on or before the Contract Date. Both the Contract Owner and the Annuitant, in the case of a non-natural Contract Owner, must be under the age of 80 to be eligible to purchase a Contract. After we receive a completed application, and any other necessary information, we will begin the process of issuing the Contract. There may be delays in our processing of your application because of delays in receipt of your application from your registered representative or because of delays in determining whether the Contract is suitable for you. Any such delays may affect the date we issue your Contract. Your application is subject to our approval. We reserve the right to refuse to issue a Contract at any time in our sole discretion. We may discontinue offering the Contract at any time.

        We impose a maximum limit per Contract Owner and/or Annuitant on the amount of Premiums that may be paid under this or any other Contract issued by us of $1,000,000.

        We may allow a Contract Owner to make Premium payments under the Contract in an amount that exceeds the maximum limits for cumulative Premium payments in our sole discretion.

Note:	You may use the Contract with certain tax qualified retirement plans. The Contract includes attributes such as tax deferral on accumulated earnings. Tax qualified retirement plans provide their own tax deferral benefit; the purchase of this Contract does not provide additional tax deferral benefits beyond those provided in the qualified plan. Accordingly, if you are purchasing this Contract through a tax qualified retirement plan, you should consider purchasing the Contract for its other features such as the underlying guarantees, the Death Benefit and other non-tax related benefits. Please consult a tax adviser for information specific to your circumstances to determine whether the Contract is an appropriate investment for you.

        If mandated by applicable law, including Federal laws designed to counter terrorism and prevent money laundering, we may be required to reject your Premium. We may also be required to provide additional information about you or your Contract to government regulators. In addition, we may be required to block a Contract Owner's account and thereby refuse to honor any request for transfer, withdrawal, surrender, annuity payments, and Death Benefit Proceeds, until instructions are received from the appropriate government regulator.

  Right to Examine

        You have the right to examine your Contract, determine that you are satisfied and that it meets your needs. You may return the Contract to the Company or your registered representative within 15 days of your receipt of the Contract without incurring any Surrender Charges. Some states may permit a longer period to examine and return the Contract. If you return the Contract within the specified timeframe, the Company will cancel your Contract and refund any Premium, less withdrawals, if any, within 10 days of the earlier of the Company's or your registered representative's receipt of the returned Contract.

  Additional Premiums

        You may make additional Premium payments at any time, as long as each additional Premium payment is at least $1,000, and not greater than the maximum limit on cumulative Premium payments we allow as noted above. We may return any portion of a Premium payment that would cause the Contract to exceed any Company, federal or state limitations on Premium payments received during any taxable year.

  Good Order

        We cannot process your requests for transactions relating to the Contract until we have received them in good order at our Home Office. "Good order" means the actual receipt of the transaction request in writing, along with all information and supporting legal documentation necessary to effect the transaction. This information and documentation generally includes your completed application, the Contract number, the transaction amount (in dollars), selected allocation among the Options, your signature, exactly as registered on the Contract, if necessary, and any other information or supporting documentation that we may require. With respect to purchase requests, "good order" also generally includes receipt of a sufficient Premium payment by us to affect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in good order, and we reserve the right to change or waive any good order requirements at any time.

 TAX-FREE "SECTION 1035" EXCHANGES

        You can generally exchange one annuity contract for another in a "tax-free exchange" under Section 1035 of the IRC. Before making an exchange, you should compare both contracts carefully. Remember that if you exchange another contract for the Contract described in this prospectus, you might have to pay a Surrender Charge or any applicable MVA on the existing contract. If the exchange does not qualify for Section 1035 tax treatment, you may have to pay federal income tax, including a possible penalty tax, on your old contract. There may be a new Surrender Charge Period for the new contract and other charges may be higher (or lower) and the benefits may be different. There may be delays in our processing of the exchange. You should not exchange another contract for this one unless you determine, after knowing all the facts, that the exchange is in your best interest. The person selling you this Contract will generally earn a commission from us.

RIGHTS UNDER THE CONTRACT

        Once purchased, the Contract belongs to you, the Contract Owner. You have all rights granted by the Contract. Contract Owner means the owner named in the application or any successor or assignee if ownership has been assigned. During the Annuitant's lifetime all rights may be exercised by the Owner subject to the rights of (a) any assignee of record with the Company, and (b) any irrevocably named Beneficiary. The Owner and the Annuitant must be the same person unless the Owner is a non-natural person.

        Subject to the "Death Benefit Proceeds" section of the prospectus, all rights of the Owner terminate on the death of the Owner/Annuitant. If the Owner is not a natural person, the death of any Annuitant shall be treated as the death of an Owner of the Contract. If you have any questions concerning the criteria you should use when choosing an Owner/Annuitant, consult your registered representative.

  Right to Name Beneficiary

        You have the right to name a Beneficiary when you apply for the Contract and to add a new Beneficiary at any time while you own the Contract. While the Contract is in force, you may change the Beneficiary by a signed written notice sent to our Home Office, unless the Beneficiary is an irrevocable Beneficiary. The change will take effect on the date we receive the notice. Any change is subject to payment or other action we took before receiving notice. See "Naming a Beneficiary" on page     .

        All rights of a Beneficiary, including an irrevocable Beneficiary, will end if the Beneficiary dies before the Owner/Annuitant. If the Beneficiary dies while the Contract is in force, you may add a new Beneficiary by a signed written notice sent to our Home Office.

  Right to Assign

        You must notify us of any assignment of your Contract by a signed written notice sent to our Home Office. All assignments of the Contract are subject to our approval and will only be effective if approved by us. We reserve the right to refuse any assignment at any time in our sole discretion. Qualified Contracts may not be assigned or transferred except as permitted by the IRC and/or the Employee Retirement Income Security Act of 1974 ("ERISA"). An assignment will take effect on the date we approve the assignment. We have no liability for our actions or omissions related to a requested assignment done in good faith. Consult your tax adviser about the tax consequences of an assignment. Also, you should consult an attorney before you assign your Contract. Please note that a change of Owner does not change automatically the Beneficiary, however, the new Owner may change the Beneficiary. See "Right to Name a Beneficiary" on page     .

 ALLOCATIONS AND TRANSFERS

        You must instruct us as to how the initial Premium is to be allocated among the Fixed and Indexed Value Options. The allocation of the initial Premium to an Indexed Value Option must be at least 10% of the Initial Premium amount subject to the requirement that a minimum of $1,000 remain in an Indexed Value Option to maintain the Option. All additional Premium payments received between Contract Anniversaries are deposited into the Fixed Value Option and will earn the Current Fixed Value Option Interest Rate. On the next Contract Anniversary, you may transfer all or a portion of your Accumulated Value in the Fixed Value Option to an Indexed Value Option. If we receive an additional Premium on a Contract Anniversary, you may allocate all or any portion of your additional Premium directly to the Fixed Value Option or either of the two Indexed Value Options, or any combination thereof.

        We permit transfers of Accumulated Value between and among the Options on each Contract Anniversary. Based on current tax laws, transfers between Options are not taxable. Transfers are also not subject to Surrender Charges or MVAs. If you do not elect to make a transfer, your Accumulated Value will remain in the same Option(s) for the next Contract Year.

        For a transfer of Accumulated Value among Options to take effect as of a Contract Anniversary, you must submit a written request satisfactory to us that we receive at our Home Office on or before the Contract Anniversary. You must designate the Options from which the transfer will be made and the amount of the transfer either expressed as a total dollar amount or a percentage of your Contract Value.

SURRENDER CHARGE SCHEDULES

        We offer three different Surrender Charge Schedules under the Contract. The Surrender Charge Schedules vary by length of Surrender Charge Period. We currently offer Surrender Charge Schedules with Surrender Charge Periods of three, five and seven years. The rates of interest we declare for the Fixed Value Option and the Cap Rate for each Indexed Value Option may vary depending upon the Surrender Charge Schedule you select. For further information on the Surrender Charge Schedules, see the "Surrender Charge—Credited Interest Rates and Cap Rates" section on page     ."

CONTRACT VALUE

        Your Contract Value is the sum of your Accumulated Value in the Fixed Value Option and each Indexed Value Option. Your Contract Value will increase by the amount of any Premium payments and interest credited, including any Index Credits earned. It will be reduced by the amount of any withdrawals, but cannot decrease due to any negative performance of the Index.

  Fixed Value Option Calculation

        On the Contract Date, your Accumulated Value in the Fixed Value Option equals the amount of the initial Premium allocated to that Option. On each subsequent Contract Anniversary, your Accumulated Value in the Fixed Value Option equals:

  •
  Your Accumulated Value in the Fixed Value Option on the last Contract Anniversary (for the first Contract Anniversary, your Accumulated Value on the Contract Date); plus

  •
  Any Premium payments since the last Contract Anniversary (for the first Contract Year, the Contract Date); minus

  •
  Any Withdrawal Amounts from the Fixed Value Option since the last Contract Anniversary (for the first Contract Year, the Contract Date); plus

  •
  Any interest credited to the Fixed Value Option since the last Contract Anniversary (for the first Contract Year, the Contract Date); and adjusted for

  •
  Any transfers into or out of the Fixed Value Option on the current Contract Anniversary.

The transfer of Accumulated Value from an Indexed Value Option to the Fixed Value Option on a Contract Anniversary will not change your Contract Value. In that case, your Accumulated Value in the Indexed Value Option will decrease and your Accumulated Value in the Fixed Value Option will increase by the same amount. Transfers are not subject to Surrender Charges or MVAs.

        Between Contract Anniversaries, your Accumulated Value in the Fixed Value Option equals:

  •
  Your Accumulated Value in the Fixed Value Option on the last Contract Anniversary (for the first Contract Anniversary, your Accumulated Value on the Contract Date); plus

  •
  Any Premium payments since the last Contract Anniversary (for the first Contract Year, the Contract Date); minus

  •
  Any Withdrawal Amounts from the Fixed Value Option since the last Contract Anniversary (for the first Contract Year, the Contract Date); plus

  •
  Any interest credited to the Fixed Value Option since the last Anniversary (for the first Contract Year, the Contract Date).

        For the first Contract Year, the portion of your initial Premium allocated to the Fixed Value Option will earn the Initial Fixed Value Interest Rate. Other than your initial Premium credited with the Initial Fixed Value Interest Rate for the first Contract Year, your Accumulated Value in the Fixed Value Option, including any additional Premiums we receive in the first and later Contract Years, will earn the Current Fixed Value Interest Rate, which we will declare from time to time and guarantee will never be less than the Fixed Value Minimum Guaranteed Interest Rate of 1%. The Fixed Value Minimum Guaranteed Interest Rate is guaranteed for the life of the Contract. We may change the Current Fixed Value Interest Rate at any time in our sole discretion. We credit interest on your Accumulated Value in the Fixed Value Option on a daily basis.

        We consider a number of factors in setting the Initial Fixed Value Interest Rate and the Current Fixed Value Interest Rate. Such factors include, but are not limited to, current interest rates, our general account assets, the costs of our risk management techniques, administrative expenses, regulatory and tax requirements, general economic trends as well as other relevant factors. In addition, the Initial Fixed Value Interest Rate and the Current Fixed Value Interest Rate may vary depending on your Contract's Surrender Charge Schedule. Additional information about the effect of the different Surrender Charge Schedules on the Initial Fixed Value Interest Rate and the Current Fixed Value Interest Rate appears in the "Surrender Charge—Credited Interest Rates and Cap Rates" section on page     .

        The specification page of the Contract identifies the Initial Fixed Value Interest Rate we credit to the portion of your initial Premium payment allocated to the Fixed Value Option for the first Contract Year. At least 15 days prior to each Contract Anniversary, we will send you a notice that identifies the Current Fixed Value Interest Rate we expect to credit at the beginning of the next Contract Year. You can also call your registered representative or the Company at 1-866-526-0995 for information regarding the Initial Fixed Value Interest Rate and the Current Fixed Value Interest Rate.

   Indexed Value Option Calculation

        On the Contract Date, your Accumulated Value in an Indexed Value Option equals the amount of the initial Premium allocated to that Option. On each subsequent Contract Anniversary, your Accumulated Value in an Indexed Value Option equals:

  •
  Your Accumulated Value in the Indexed Value Option on the last Contract Anniversary (for the first Contract Anniversary, your Accumulated Value on the Contract Date); minus

  •
  Any Withdrawal Amounts from the Indexed Value Option since the last Contract Anniversary (for the first Contract Year, the Contract Date); plus

  •
  Any Index Credit earned for the Option on the current Contract Anniversary; and adjusted for

  •
  Any transfers into or out of the Option on the current Contract Anniversary.

        Between Contract Anniversaries, your Accumulated Value in an Indexed Value Option equals:

  •
  Your Accumulated Value in the Indexed Value Option on the last Contract Anniversary (during the first Contract Year, your Accumulated Value on the Contract Date); minus

  •
  Any Withdrawal Amounts from the Indexed Value Option since the last Contract Anniversary (for the first Contract Year, the Contract Date).

        If you make a transfer on a Contract Anniversary or a withdrawal from an Indexed Value Option that reduces your Accumulated Value in the Indexed Value Option below the $1,000 minimum balance we require to maintain an Indexed Value Option, we will automatically transfer your remaining Accumulated Value from that Indexed Value Option to the Fixed Value Option on the next Contract Anniversary.

        We will credit interest to your Accumulated Value in an Indexed Value Option on a Contract Anniversary based on the percentage change in the Index during the Contract Year just completed, subject to the applicable interest rate calculation methodology, including a Cap Rate. See the "Indexed Value Options," "Index Credits for the Annual Point to Point Value Option," and "Index Credits for the Monthly Point to Point Value Option" sections below for more information regarding the calculation of Index Credits.

  Indexed Value Options

        The Contract offers two Indexed Value Options: the Annual Point to Point Value Option and the Monthly Point to Point Value Option. Both Indexed Value Options are currently linked to the S&P 500 Index. Past performance of the Index is no guarantee of future performance or your Accumulated Value under the Indexed Value Options of the Contract.

        Termination or Substitution of an Index or Indexed Value Option.    There is no guarantee that any of the Indexed Value Options will be available during the entire time you own your Contract. If: (i) the Index is discontinued, (ii) we are unable to utilize the Index, or (iii) the calculation of the Index is changed substantially, we may substitute a suitable equity index for the Index. If we do so, the performance of the new index may differ from the Index and could result in a lower Index Credit earned. This, in turn, may affect the Index Credits you earn. If we determine to substitute the Index during a Contract Year, we will delay the effective date of the substitution until the next Contract Anniversary.

        If the Index is discontinued during a Contract Year, we may transfer your Accumulated Value in the Indexed Value Options to the Fixed Value Option and credit the Accumulated Value transferred with the Current Fixed Value Interest Rate for the remainder of the Contract Year. We will treat the portion of the Contract Year in which your Accumulated Value remained in the Indexed Value Option as a full Contract Year for the purpose of crediting any Index Credits.

        Please note that we may terminate or substitute any or all of the Indexed Value Options at any time in our sole discretion by sending you written notice to your last known address stating the effective date on which the Indexed Value Option(s) will terminate or be substituted. We will send you the notice at least 60 days before the effective date of an Indexed Value Option's termination or substitution. On and after the effective date of the Indexed Value Option's termination or substitution, your Accumulated Value in that Indexed Value Option will be automatically transferred to the Fixed Value Option and will be credited with the Current Fixed Value Interest Rate for the remainder of the Contract Year. We will treat the portion of the Contract Year in which your Accumulated Value remained in the Indexed Value Option as a full Contract Year for the purpose of crediting any Index Credits. If we substitute an Indexed Value Option and you do not wish to allocate your Contract Value to one or more of the remaining Options available under the Contract, you may surrender your Contract, but you may be subject to a Surrender Charge and an MVA, which may result in a loss of Premium and credited interest.

        If we substitute an Indexed Value Option for a new Indexed Value Option, the new Indexed Value Option may be based on a different equity index and may use a different interest rate calculation methodology. The interest credited under the new Indexed Value Option may differ from the replaced Indexed Value Option and could result in a lower Index Credit earned.

        Index Credit.    Your Accumulated Value allocated to an Indexed Value Option will earn interest, an Index Credit, based on the particular Option chosen (either the Annual Point to Point Value Option or the Monthly Point to Point Value Option), the performance of the Index and the Cap Rate. The earned Index Credit, if any, will be added to your Accumulated Value under the chosen Indexed Value Option on the Contract Anniversary. We will apply Index Credits before we process transfers of Accumulated Value on a Contract Anniversary. Since your Contract is not an investment in the stock market or in the Index, the Index Credits will not mirror the exact performance of any stock market or index. While Index Credits may equal zero, they will never be less than zero, and therefore will never reduce your Accumulated Value.

        Cap Rate.    The Cap Rate is the maximum rate or limit that we use in determining the amount of an Index Credit. We set the initial Cap Rate at the time we issue the Contract but this rate may change annually, subject to a minimum guaranteed Cap Rate, and is established on each Contract Anniversary for the following Contract Year. The Cap Rate may vary depending on which Indexed Value Option your Premiums are allocated to and your Contract's Surrender Charge Schedule. The guaranteed minimum Cap Rate on the Annual Point to Point Value Option is 4%. The guaranteed minimum monthly Cap Rate on the Monthly Point to Point Value Option is 1%. For each Indexed Value Option, the Cap Rate will not be less than the applicable guaranteed minimum Cap Rate. The Company in its sole discretion will make the determination whether to declare a Cap Rate above the guaranteed minimum Cap Rate. The Cap Rate applies only to the Indexed Value Options (and not to the Fixed Value Option). The initial Cap Rate can be found on the Specifications page of your Contract. It is important to note that we only guarantee the current Cap Rate for one Contract Year. At least 15 days prior to each Contract Anniversary, we will send you a notice that identifies the Cap Rate for each Indexed Value Option we expect to guarantee for the next Contract Year. You can also call your registered representative or the Company at 1-866-526-0995 for information regarding Cap Rates.

        We consider various factors in determining the Cap Rate, including investment returns available at the time that we issue the Contract, the costs of our risk management techniques, sales commissions, administrative expenses, regulatory and tax requirements, general economic trends, and competitive factors. In addition, the Cap Rate may vary depending on your Contract's Surrender Charge Schedule.

Additional information about the effect of a particular Surrender Charge Schedule on the Cap Rate appears in the "Surrender Charge—Credited Interest Rates and Cap Rates" section on page     .

        We determine the Cap Rate at our sole discretion. We can neither predict nor guarantee what those rates will be in the future.

Note:	If all or any part of your Accumulated Value under an Indexed Value Option is annuitized, utilized in the settlement of the Death Benefit, or distributed in the form of Withdrawal Proceeds or Surrender Proceeds on any date other than a Contract Anniversary, that portion of your Accumulated Value will not participate in any Index Credits for the Contract Year in which the funds were annuitized, utilized in the settlement of the Death Benefit, or distributed.

  Index Credits for the Annual Point to Point Value Option

        The Index Credit for the Annual Point to Point Value Option is calculated as follows:

  A
  =  The Index Price on the current Contract Anniversary

  B
  =  The Index Price on the last Contract Anniversary (for the first Contract Anniversary, the Index Price on the Contract Date)

  C
  =  Your Accumulated Value under the Annual Point to Point Indexed Value Option on the last Contract Anniversary (for the first Contract Anniversary, your Accumulated Value on the Contract Date), minus any Withdrawal Amount(s) since the last Contract Anniversary for the Option

        If you make a withdrawal from the Annual Point to Point Value Option during the Contract Year that reduces your Accumulated Value in the Option below the $1,000 minimum balance we require to maintain an Indexed Value Option, we will automatically transfer your remaining Accumulated Value from the Annual Point to Point Value Option to the Fixed Value Option on the Contract Anniversary immediately following the withdrawal.

        For examples of how Index Credits are calculated for the Annual Point to Point Value Option, please see the "Examples: Calculation of the Annual Point to Point Value Option Index Credit" section on page     .

  Index Credits for the Monthly Point to Point Value Option

        The Monthly Point to Point Value Option uses a crediting method that is based on the monthly changes in the Index, subject to a monthly Cap Rate. The Index Credit, if any, is credited annually on the Contract Anniversary but is based on the sum of the 12 monthly percentage changes in the Index Price—which monthly percentage changes could be positive or negative. On each Contract Anniversary these monthly percentage changes, each of which cannot exceed the monthly Cap Rate, are added together to determine the Index Credit for that Contract Year. Negative monthly returns have no downside limit. However, any annual Index Credit will never be less than zero, and therefore will never reduce your Accumulated Value.

        The Index Credit for the Monthly Point to Point Value Option is calculated as follows:

  A)
  The MPT Sum (described below); multiplied by

  B)
  Your Accumulated Value under the Monthly Point to Point Value Option on the last Contract Anniversary (for the first Contract Anniversary, your Accumulated Value on the Contract Date); minus any Withdrawal Amount(s) since the last Contract Anniversary

        If you make a withdrawal from the Monthly Point to Point Value Option during the Contract Year that reduces your Accumulated Value in the Option below the $1,000 minimum balance we require to maintain an Indexed Value Option, we will automatically transfer your remaining Accumulated Value from the Monthly Point to Point Value Option to the Fixed Value Option on the Contract Anniversary immediately following the withdrawal.

        The MPT Sum is determined by adding the MPT Ratios for each Contract Month during the Contract Year. Each monthly MPT Ratio is calculated as follows:

  A)
  The Index Price on the Index Date;* minus

  B)
  The Index Price on the immediately preceding Index Date (for the first Contract Month, the Index Price on the Contract Date); divided by

  C)
  The Index Price on the immediately preceding Index Date (for the first Contract Month, the Index Price on the Contract Date); adjusted

  D)
  To not exceed the monthly Cap Rate.

  *
  Index Date.    Index Date, as used in calculating the Monthly Point to Point Value, is the Contract Date and the same day of each month thereafter. If the same day does not exist in a month (such as the 31st), the Index Date is the immediately preceding day. For example, if the Contract Date is January 31, 2010, the next Index Date is February 28, 2010, and the last day of each following month.

        For examples of how Index Credits are calculated for the Monthly Point to Point Value Option, see the "Examples: Calculation of the Monthly Point to Point Value Option Index Credit" section on page     .

MARKET VALUE ADJUSTMENT

        If you surrender your Contract or take a withdrawal in excess of the Penalty-Free Withdrawal amount during the Surrender Charge Period, we will apply an MVA to the amount being surrendered or withdrawn. No MVA will be applied after the end of the Surrender Charge Period.

Note:	The MVA applicable to a surrender or withdrawal may increase or decrease the amount that you receive or the amount deducted from your Contract Value where you request to receive a specified amount from a withdrawal. One or more MVAs may decrease your Proceeds but (together with any Surrender Charges) will never cause your Proceeds at surrender to be less than the Minimum Guaranteed Surrender Value. You should carefully consider your income needs before purchasing the Contract.

  Purpose

        The MVA is an adjustment that reflects the relationship between the Initial Fixed Value Interest Rate for new Contracts we issue at the time of the surrender or withdrawal and the Initial Fixed Value Interest Rate under your Contract. An MVA can be positive or negative. The greater the difference in interest rates, the greater effect the MVA will have. A positive MVA will increase the Surrender Proceeds or Withdrawal Proceeds payable. A negative MVA will decrease the Surrender Proceeds or Withdrawal Proceeds payable but will never (together with any Surrender Charge) cause your Proceeds at surrender to be less than the Minimum Guaranteed Surrender Value.

   Application and Waivers

        We will calculate the MVA as of the date we process your written request for surrender or withdrawal. If the MVA is positive, we increase any Surrender Proceeds or Withdrawal Proceeds payable or reduce the amount of the decrease in your Contract Value by the amount of the positive MVA where you request to receive a specified amount from a withdrawal. If the MVA is negative, we will decrease the Surrender Proceeds or Withdrawal Proceeds payable or further decrease your Contract Value by the amount of the negative MVA where you request to receive a specified amount from a withdrawal.

        We will not apply an MVA to:

  •
  Penalty-Free Withdrawal amounts, unless such amounts were taken within 12 months of surrender of the Contract;

  •
  Death Benefit Proceeds;

  •
  Withdrawals that qualify under the Confinement Care Rider or Terminal Illness Rider;

  •
  Payments made under the Lifetime Income Benefit Rider, except where a withdrawal is made under the Contract and together the withdrawal and payments under the Rider exceed the Penalty Free Withdrawal;

  •
  Any withdrawals taken after the end of the Surrender Charge Period; and

  •
  Annuity payments.

  MVA Formula

        An MVA is equal to the Surrender Proceeds or Withdrawal Amount that is subject to the MVA multiplied by the MVA Factor (described below) minus 1.

The MVA Factor is: [A/B]t

Where:

  A
  =  1 plus the Initial Fixed Value Interest Rate for the Contract on the Contract Date minus 0.50%.

  B
  =  1 plus the Initial Fixed Value Interest Rate on the day of surrender or withdrawal for new Contracts.*

  t
  =   Number of days from the date of the surrender or withdrawal to the next Contract Anniversary divided by 365; plus number of whole years remaining in the Surrender Charge Period.
  *
  If this Contract is no longer issued, the Board of Directors of Eagle Life, in its sole discretion, will declare an Initial Fixed Value Interest Rate for new Contracts taking into consideration current interest rates, the costs of risk management techniques, administrative expenses, regulatory and tax requirements, general economic trends as well as other factors the Board deems relevant.

        For examples of how we calculate MVAs, see the "Examples: Calculation and Application of the MVA" section on page     .

        As a general rule, if the Initial Fixed Value Interest Rate for new Contracts we issue has increased since we issued your Contract; the MVA will be negative and will decrease the Surrender Proceeds or Withdrawal Proceeds payable. However, if the Initial Fixed Value Interest Rate for new Contracts we issue has decreased during that period by more than 0.50%, the MVA will be positive. The MVA formula (as set forth above) contains a 0.50% deduction that is designed to compensate us for certain expenses and losses that we may incur, either directly or indirectly, as a result of a surrender or withdrawal. Thus, even if interest rates remain the same during the period, or decrease by less than 0.50%, the MVA will be negative due to the 0.50% deduction.

CONTRACT PROCEEDS AND PAYOUT PROVISIONS

        We will pay the Proceeds when you take a withdrawal, you surrender your Contract, the Contract Owner/Annuitant dies, or when the Contract matures. We will pay all Proceeds upon death or maturity of the Contract in a lump sum unless you or your Beneficiary chooses to apply the Proceeds to provide payments under a Settlement Option, described below. We will always pay Surrender Proceeds in a lump sum unless you choose, after the first Contract Year, to annuitize under a life contingent payment option with at least a five year period certain. If we do not pay Proceeds immediately, we will credit interest to the Proceeds from the date of the withdrawal, surrender, Death or Maturity until the payment of Proceeds. We will add this interest to the Proceeds and credit the greater of (i) the current rate of interest we declare, or (ii) any minimum rate required by the laws of the state in which your Contract was issued.

        A Surrender Charge and MVA may apply to the Proceeds payable upon surrender or withdrawal. In addition, a surrender or withdrawal may be subject to income tax and, if you are younger than age 59 1/2 at the time of the withdrawal or surrender, a 10% penalty tax. Withdrawals may be restricted under certain Qualified Contracts.

  Surrender Charge

        The Surrender Charge is a charge we assess upon a surrender or withdrawal from the Contract during the Surrender Charge Period to the extent the amount of the surrender or withdrawal exceeds the annual Penalty-Free Withdrawal amount. We will assess a Surrender Charge on the amount of any Penalty-Free Withdrawals taken in the 12 months prior to a surrender of the Contract during the Surrender Charge Period. We will waive all or a portion of the Surrender Charge where your request for surrender or withdrawal meets the conditions of the Confinement Care Rider or Terminal Illness Rider (as described below).

        The Falcon Gold Annuity Contract offers three different Surrender Charge Schedules. The Surrender Charge Schedules vary by length of the Surrender Charge Period. We currently offer Surrender Charge Schedules with Surrender Charge Periods of three, five and seven years. Under each Schedule, the amount of the Surrender Charge as a percentage of the amount withdrawn decreases each Contract Year. Therefore, the amount of any Surrender Charge you may pay will vary depending upon the year in which the surrender or withdrawal occurs.

        For withdrawals, the Surrender Charge equals the Withdrawal Amount (in excess of the Penalty-Free Withdrawal amount) multiplied by the applicable Surrender Charge Percentage as set forth under the Surrender Charge Schedule you selected.

        For surrenders, the Surrender Charge equals your Contract Value plus any Penalty-Free Withdrawal amounts taken in the 12 months prior to surrender, multiplied by the applicable Surrender Charge Percentage. Below are the available Surrender Charge Schedules:

	Contract Year
	1	2	3	4	5	6	7	8+
3-Year Surrender Charge Schedule: Surrender Charge Percentage	8%	7%	6%	0%	0%	0%	0%	0%
5-Year Surrender Charge Schedule: Surrender Charge Percentage	8%	7%	6%	5%	4%	0%	0%	0%
7-Year Surrender Charge Schedule: Surrender Charge Percentage	8%	7%	6%	5%	4%	3%	2%	0%

        Credited Interest Rates and Cap Rates.    We declare the Initial Fixed Value Interest Rate, Current Fixed Value Interest Rate and Cap Rate in our sole discretion subject to the Fixed Value Minimum

Guaranteed Interest Rate and guaranteed minimum Cap Rate guarantees under the Contract. The Initial Fixed Value Interest Rate, the Current Fixed Value Interest Rate and the Cap Rates may vary with the different Surrender Charge Schedules. In general, a Surrender Charge Schedule with a longer Surrender Charge Period may have a higher Initial Fixed Value Interest Rate, higher Current Fixed Value Interest Rates and higher Cap Rates. Longer Surrender Charge Schedules allow us to purchase longer maturity investments in our general account which generally are likely to result in higher crediting rates for those Contracts.

        Under certain interest rate and market environments, however, the Initial Fixed Value Interest Rate and Current Fixed Value Interest Rates we credit and the Cap Rates we establish under a Contract may not increase, and could possibly decrease, as the duration of the Surrender Charge Period increases. For example, this may occur in, but is not limited to, interest rate and market environments where the yield on certain short-term fixed income securities exceeds the yield on comparable fixed income securities with longer durations or where market volatility significantly increases the cost of call options we use to manage our obligation to credit Index Credits under the Indexed Value Options.

        The specification page to your Contract identifies the Initial Fixed Value Interest Rate we credit to the portion of your initial Premium payment allocated to the Fixed Value Option for the first Contract Year and the Cap Rates that we guarantee for the first Contract Year on the Indexed Value Options. At least 15 days prior to each Contract Anniversary, we will send you a notice that identifies the Current Fixed Value Interest Rate we will credit at the beginning of the next Contract Year and the Cap Rate for each Indexed Value Option we guarantee for the coming Contract Year. You can also call your registered representative or the Company at 1-866-526-0995 for information regarding the Initial Fixed Value Interest Rate, Current Fixed Value Interest Rate and Indexed Value Option Cap Rates we make available with each Surrender Charge Schedule.

  Withdrawal

        You may request a withdrawal under the Contract at any time. When you request a withdrawal, we deduct the amount of the withdrawal first from your Accumulated Value under the Fixed Value Option, then proportionally from your Accumulated Value under the Indexed Value Options. In our sole discretion, we may make available to Contract Owners a systematic withdrawal program that allows for regularly scheduled payments from the Contract. If you have elected to receive regularly scheduled payments under the systematic withdrawal program and your Accumulated Value under the Fixed Value Option is not enough to cover those payments for the next Contract Year, at the next Contract Anniversary we will automatically transfer a proportional amount from your Accumulated Value under the Indexed Value Options to the Fixed Value Option to cover those regularly scheduled payments for the coming Contract Year.

        Penalty-Free Withdrawals.    During the Surrender Charge Period, you may only make one Penalty-Free Withdrawal in each Contract Year beginning after the first Contract Year. A Penalty-Free Withdrawal allows you to take one withdrawal of up to 10% of your Contract Value annually (determined at the time of the withdrawal) without the application of a Surrender Charge or an MVA. However, any Penalty-Free Withdrawals made within 12 months of a surrender will be considered as part of the surrender and any Surrender Charge and MVA applicable at surrender will be applied at surrender to those amounts previously withdrawn as Penalty-Free Withdrawals. All withdrawals taken after the end of the Surrender Charge Period are not subject to a Surrender Charge or an MVA.

        In processing a withdrawal, we process the amount of the Penalty-Free Withdrawal first. For example, if you request a withdrawal during the Surrender Charge Period in excess of the Penalty-Free Withdrawal amount, the Penalty-Free Withdrawal amount will not be subject to a Surrender Charge or MVA—however, the remaining amount withdrawn would be subject to a Surrender Charge and MVA.

        Confinement Care Rider.    If you have been confined to a Qualified Care Center (as defined in the Confinement Care Rider) for at least 90 consecutive days after your third Contract Anniversary and that confinement represents your first confinement to a Qualified Care Center, you are eligible to withdraw up to 100% of your Contract Value without the application of a Surrender Charge or MVA. If the initial confinement occurs in your second or third Contract Year, the 10% Penalty-Free Withdrawal amount described above increases to 20% of your Contract Value. Your eligibility for the increased Penalty-Free Withdrawal amounts is subject to the terms and conditions of the Confinement Care Rider.

        Terminal Illness Rider.    You are eligible to withdraw up to 100% of your Contract Value without the application of a Surrender Charge or MVA if, after your first Contract Year, you are diagnosed by a qualified physician as suffering from a terminal illness expected to result in death within one year of such diagnosis, subject to the conditions in the Terminal Illness Rider.

  Surrender Proceeds

        If you surrender your Contract, we will pay you the Surrender Proceeds. The Surrender Proceeds are equal to the Cash Surrender Value of your Contract, which is the greater of (1) the Contract Value less any Surrender Charges, plus or minus any MVA, or (2) the Minimum Guaranteed Surrender Value. The Minimum Guaranteed Surrender Value on any date equals:

  •
  87.5% of all Premium payments; minus

  •
  Any Withdrawal Proceeds;

  •
  Accumulated at the Minimum Guaranteed Interest Rate (listed in your Contract).

        Deferral of Payment.    We have the right to defer payment of Surrender Proceeds for up to six months after we receive your request for surrender. We will pay interest on Surrender Proceeds that have been deferred at an annual rate of interest equal to the greater of the Current Fixed Value Minimum Interest Rate or the minimum rate of interest required by the state in which the Contract has been issued. Some states require us to receive their approval before we defer the payment of Surrender Proceeds.

  Death Benefit Proceeds

        On the death of the Contract Owner/Annuitant, we will pay the Death Benefit Proceeds that equal the greater of the Contract Value or the Minimum Guaranteed Surrender Value determined as of the date of death.

        Annuitant's Death.    If the Annuitant, who is not a Contract Owner, dies before the Maturity Date, we will pay Death Benefit Proceeds to the Beneficiary. If you did not choose a Settlement Option, the Beneficiary has 60 days from our receipt of the proof of death to make such a selection. If the Annuitant dies after the Maturity Date and before the payment of the entire Maturity Proceeds, we will pay any remaining balance as provided for in the chosen Settlement Option, at least as rapidly as under the method of payment in effect at the Annuitant's death.

        Owner's Death.    If any Contract Owner (or the Annuitant, in the case of a non-natural Owner), dies before the Maturity Date, we will pay Death Benefit Proceeds to the Beneficiary. If you did not choose a Settlement Option, the Beneficiary has 60 days from our receipt of the proof of death to make such a selection.

        We will pay the entire Death Benefit Proceeds in a lump sum, unless:

  •
  The Beneficiary elects a Settlement Option with all payments made over a five year period;

  •
  The Beneficiary elects a Settlement Option with payments beginning within one year of a Contract Owner's or the Annuitant's date of death, as applicable, with payments payable over the lifetime or life expectancy of the Beneficiary; or

  •
  The Beneficiary is the Contract Owner's spouse and he or she continues the Contract as the new Contract Owner.

        If an Owner/Annuitant dies after the Maturity Date and before the payment of the entire Maturity Proceeds, we will pay any remaining balance as provided for in the chosen Settlement Option, at least as rapidly as under the method of payment in effect at the Owner's death.

        Naming a Beneficiary.    You must name your Beneficiary in the application. You must provide a signed written notice to our Home Office, informing the Company of any change in Beneficiary. Any change in Beneficiary will take effect as of the date we receive the notice at our Home Office unless the current Beneficiary is an irrevocable Beneficiary. A Beneficiary is revocable unless otherwise stated in any Beneficiary designation. You cannot change an irrevocable Beneficiary. We will not be liable for any payment made before we receive written notice at our Home Office of a change in Beneficiary in good order.

        Unless you notify us otherwise, the following rules apply:

  •
  If you name more than one Beneficiary and one of your Beneficiaries dies before the Annuitant, we will pay the Death Benefit Proceeds to the surviving Beneficiary(ies).

  •
  If any Beneficiary dies within 30 days after the Annuitant dies and we receive notice of the death before we pay the Death Benefit Proceeds, we will pay the Death Benefit Proceeds as if the Beneficiary died before the Annuitant.

  •
  If you have not named a Beneficiary before the Annuitant dies, we will pay the Death Benefit Proceeds to the Annuitant's estate.

  •
  If no named Beneficiary is alive when the Annuitant dies, we will pay the Death Benefit Proceeds to the Annuitant's estate.

  •
  In the case of multiple Beneficiaries, we will pay an equal portion of the Death Benefit Proceeds to each Beneficiary.

  Settlement Options

        At surrender, death of a non-Owner Annuitant, where the Contract Owner is a non-natural person, or Maturity, you or your Beneficiary, as applicable, may choose to receive annuity payments under one of the Settlement Options described below. Note that not all Settlement Options are available upon the death of an Owner. Annuity payments are a benefit of deferred annuities, but annuitization is not a requirement of the Contact. The following Settlement Options are available under the Contract: Income for a Specified Period, Life Income, Income of a Specified Amount, and Joint and Survivor Life Income. There is a minimum payout period of 5 years for each Settlement Option.

        You or your Beneficiary, as applicable, may choose a Settlement Option by notifying us in writing at our Home Office. Once we receive this notice, we will issue a Supplementary Contract in exchange for this Contract. The Supplementary Contract will identify the Settlement Option payment terms and to whom we pay any remaining Proceeds if the designated payee dies. We may change the mode of payment under a Settlement Option so each payment is at least $50.00. Once the Supplementary Contract is in effect, the method of payment cannot be changed and the Contract cannot be assigned or terminated for the present value of any future payments under the selected Settlement Option. If the owner of the Supplementary Contract dies before payments are complete, we will pay any remaining balance at least as rapidly as under the method of payment in effect on the owner's date of death; provided however, that if the Owner is not an individual, then the Annuitant is deemed to be the Owner for purposes of this requirement. If your Contract is a Qualified Contract, the Income for a Specified Period and Income of a Specified Amount options may not satisfy required minimum distribution rules. Consult a tax advisor before electing one of these options.

        Income for a Specified Period.    Under this option, we will make regular equal periodic payments for a specific number of years. Payments will cease at the end of specified period and no further payments will be due. You may elect a specified period from 5 to 20 years.

        Life Income.    We will make regular equal monthly payments for a specified period certain and then for the life of the Annuitant. You may choose a specified period of 10 or 20 years, or any other period upon which we allow. After the specified period certain, the regular equal monthly payments will end at the death of the Annuitant. If the Owner/Annuitant dies during the specified period certain, no payments will be made after the end of that period certain.

        Income of a Specified Amount.    We will make regular equal periodic payments until the Contract Value has been exhausted. Once the Contract Value has been exhausted, payments will cease and no further payments will be made.

        Joint and Survivor Life Income.    We will make regular equal monthly payments during the joint lifetime of the Annuitant and the named Beneficiary/payee and an equal amount during the remaining lifetime of the survivor. The amount of the payment is determined by the age and sex of each person. Payments will end on the death of the last survivor. The Annuitant must be at least 50 years old and the Beneficiary/payee must be at least 45 years old at the time of the first monthly payment under this Settlement Option.

LIFETIME INCOME BENEFIT RIDER

        We offer the optional Lifetime Income Benefit Rider ("Rider") for an extra charge. This Rider is designed for Contract Owners who desire a guaranteed payment stream for life with payments that begin during the term of the Contract when the Contract Owner is age 50 or older. The Rider is only available where the Contract Owner and Annuitant are the same person. LIB payments are not annuity payments. Annuity payments generally receive more favorable tax treatment than LIB payments.

        The Rider guarantees that you can receive the Lifetime Income Benefit ("LIB") payments for your life, or the joint lifetime of you and your spouse with equal payments for the remaining lifetime of the survivor, even if the Contract Value and the Income Account Value ("IAV") under the Rider (defined below) are both reduced to zero, provided certain conditions are met. The LIB payments are first treated as withdrawals of your Contract Value, and when that is exhausted, the payments continue as benefit payments from us. You may begin receiving LIB payments anytime after the first Contract Year, or at age 50, whichever occurs later.

        You should carefully consider your income and liquidity needs, ability to make additional Premium payments and projected amount of your LIB payments before you elect to receive LIB payments. Once LIB payments commence, your IAV will no longer grow at the IAV rate. Even if you stop LIB payments after they commenced, your IAV will no longer grow at the IAV rate. In addition, any Excess

Withdrawals you take may significantly reduce the value of the Rider and may cause the Rider to terminate.

Note:	All LIB payments and withdrawals under the Rider are withdrawals under your Contract, and will decrease your Contract Value.
It is important to note that the IAV is NOT the same as the Contract Value. It is not used to determine your Contract's Cash Surrender Value and cannot be withdrawn.

        Important factors to note about the Rider:

  •
  You will begin paying for the Rider when you elect the Rider, even if you do not elect to receive LIB payments for many years.

  •
  Certain Qualified Contracts may be subject to withdrawal restrictions that could prevent you from receiving LIB payments. Consult a tax adviser before purchasing the Rider with a Qualified Contract.

  •
  The Rider generally terminates when you die. There are, however, a few exceptions to this rule. See "Death Benefit" on page     .

  •
  After you elect to receive LIB payments, you will continue to receive LIB payments even if your Contract Value is reduced to zero, unless you have taken or take Excess Withdrawals from your Contract.

  •
  The Rider may not be available in all states, and we may otherwise limit its availability.

  •
  The Rider is only available on the Contract Date.

  •
  The effective date of the Rider is the Contract Date.

  •
  We do not apply a Surrender Charge or an MVA to LIB payments under the Rider, unless you make an Excess Withdrawal and the amount of the LIB payments and Excess Withdrawal exceed the Penalty Free Withdrawal amount for the applicable Contract Year.

  •
  Excess Withdrawals may significantly reduce the value of the Rider and cause the Rider to terminate.

  Income Account Value

        Upon issuance of the Rider, your IAV equals the initial Premium under the Contract. Prior to the start of LIB payments, additional Premium payments increase the IAV on a dollar for dollar basis. Your IAV will grow at the IAV Rate until the end of the IAV Period (unless you choose to restart the IAV Period as described below) or when LIB payments commence, whichever occurs first. The IAV Rate is an annual effective interest rate and is set at issuance of the Rider for the life of the Rider.

        After LIB payments start, the IAV will no longer grow at the IAV rate, but additional Premiums will still increase the IAV on a dollar for dollar basis.

        Withdrawals prior to the start of LIB payments will reduce the IAV on a pro-rata basis. For example, if the withdrawal reduces your Contract Value by 10%, the IAV under the Rider will also be reduced by 10%. Excess Withdrawals will reduce your IAV on a dollar for dollar basis. For more information, please see the "Withdrawals" section below.

        The IAV is used only to calculate the LIB and is not a Contract Value and cannot be withdrawn.

        IAV Period.    The IAV Period is set at the Rider's issuance. You may reset your IAV Period once on any Contract Anniversary between the fifth and tenth Contract Anniversaries by notifying us in writing at our Home Office. The IAV for the new IAV Period is the greater of, 1) your IAV immediately before the reset occurs; or 2) your Contract Value on the Contract Anniversary on which you reset the new IAV Period.

  Lifetime Income Benefit

        The LIB payments are guaranteed for your life as long as the Rider is in effect and assuming no Excess Withdrawals. You may elect LIB payments under the Rider anytime after the first Contract Year or age 50, whichever occurs later. You can elect how frequently you receive LIB payments—monthly, quarterly, semi-annually or annually. All LIB payments will be treated as withdrawals for tax purposes, and will be taxed as ordinary income. Withdrawals are generally taxed on a less favorable basis than are annuity payments. Additionally, LIB payments if taken prior to age 59 1/2 may be subject to 10% IRS penalty tax.

        Calculating the LIB.    Your Guaranteed Annual LIB Amount equals your IAV on the day LIB payments began, multiplied by the Guaranteed Income Percentage applicable to your age at the time LIB payments are elected, as shown in the table below:

GUARANTEED INCOME PERCENTAGES

Payee's Minimum Age at election of LIB	Single Life Payout Percentage	Joint Life Payout Percentage
50-59	4.0%	3.5%
60-69	5.0%	4.5%
70-79	6.0%	5.5%
80+	7.0%	6.5%

        If you select joint life payout, the joint payees must be spouses, and we base the LIB payment amount on the age of the younger joint payee. This benefit guarantees LIB payments until the death of the last surviving joint payee.

        Once LIB payments begin, your Guaranteed Income Percentage is locked in for life.

        LIB Payments.    LIB payments will reduce your IAV and Contract Value on a dollar for dollar basis. Your Guaranteed Annual LIB Amount will never decrease unless you make an Excess Withdrawal.

        You may start or stop your LIB payments at any time. If you stop and then restart payments, we will apply the original Guaranteed Income Percentage to your current IAV to determine future LIB payments.

  Withdrawals

        Prior to the start of LIB payments, you may still take withdrawals from your Contract as described in the "Contract Proceeds and Payout Provisions: Withdrawal" section on page     . Withdrawals prior to the start of LIB payments will reduce the IAV on a pro-rata basis.

        Withdrawals, in addition to your LIB payment, taken after LIB payments have begun are known as Excess Withdrawals. Excess Withdrawals will reduce your IAV on a dollar for dollar basis. Excess Withdrawals will reduce your future LIB payment amounts by the same percentage the Excess Withdrawals reduce your Contract Value. Immediately following an Excess Withdrawal, your LIB payment amount will equal:

A × (1-B/C)

  A
  =  LIB payment amount before the Excess Withdrawal.

  B
  =  The amount of the Excess Withdrawal.

  C
  =  Your Contract Value immediately before the Excess Withdrawal.

        If withdrawals, in combination with your LIB payment, exceed in any one Contract Year the 10% Penalty-Free Withdrawal amount allowed under your Contract, then any applicable Surrender Charges and MVAs will apply to the amount in excess of the Penalty-Free Withdrawal amount allowed.

        Example.    If you received an LIB payment of $10,000 and your Contract Value immediately following the LIB payment was $150,000, and then you subsequently requested an Excess Withdrawal of $15,000, your new LIB payment after the Excess Withdrawal would be $9,000. Based on the above formula, your new LIB payment would be determined by multiplying your LIB payment before the Excess Withdrawal ($10,000) by 1 minus the amount of the Excess Withdrawal divided by your Contract Value prior to the Excess Withdrawal ($15,000/$150,000) or ..90. At the time of the Excess Withdrawal, the Excess Withdrawal represented 10% of your Contract Value and lowered your future LIB payments by a corresponding 10% to $9,000.

Note:	Once LIB payments start, LIB payments will continue even if your Contract Value declines to zero, unless you take Excess Withdrawals which reduce your IAV to zero.

        If in any given year, the required minimum distribution ("RMD") from a qualified contract exceeds the annual LIB payment, the amount by which the RMD withdrawal exceeds the LIB payment will not be treated as an Excess Withdrawal.

  Step-Ups

        On the day before LIB payments begin, if your Contract Value before the deduction of the rider charge is greater than your IAV, we will automatically increase or "step-up" your IAV to an amount equal to your Contract Value. On each Contract Anniversary after LIB payments start, if your Contract Value before the deduction of the rider charge is greater than your IAV, your Guaranteed Annual LIB Amount will be equal to the greater of:

  •
  Your current Guaranteed Annual LIB Amount; or

  •
  Your Contract Value multiplied by the applicable Guaranteed Income Percentage.

        However, if your Contract Value is less than your IAV on a Contract Anniversary, we will not reduce your Guaranteed Annual LIB Amount.

  Death Benefit

        Upon your death, the Rider will terminate unless your spouse is the sole beneficiary and either

  •
  You die before LIB payments begin, the spouse becomes the new Contract Owner, and he or she is age 50 or older at that time, in which case the Rider will continue with the continuation of the Contract; or

  •
  LIB payments have already begun prior to your death, in which case your surviving spouse may receive:

  a.
  The current Contract Value in a lump sum; or

  b.
  The remaining IAV in a series of payments of up to 6% of IAV, based on the age of your surviving spouse on the date of your death, until the IAV is depleted.

        If the Contract is continued, the rider charge will continue and the IAV remains eligible for any step-ups.

   Rider Charge

        We assess an annual charge for the Rider equal to the rider fee rate multiplied by the Contract Value on the Contract Anniversary. The rider fee rate is set forth on the first page of the Rider and is guaranteed for the life of the Rider, unless you elect to restart a new IAV Period, at which point we may change the rider fee rate in our sole discretion. The maximum rider fee rate is 1%. We deduct the rider charge from your Contract Value (proportionally from the Accumulated Value of each Value Option) on each Contract Anniversary, regardless of when you start receiving LIB payments.

  Rider Termination

        The Rider will terminate on the earliest of the date:

  •
  Your send written Notice requesting termination of the Rider;

  •
  You die without a surviving spouse as the sole beneficiary;

  •
  Excess Withdrawals deplete the IAV;

  •
  You surrender your Contract;

  •
  You annuitize your Contact;

  •
  The Contract Owner and Annuitant are no longer the same person; or

  •
  You die and your spouse is not at least 50 years old.

        Once terminated, the Rider may not be reinstated.

EXAMPLES

CALCULATION OF THE ANNUAL POINT TO POINT VALUE OPTION INDEX CREDIT

        The examples in this section are intended to help you understand how Index Credits are calculated for the Annual Point to Point Value Option. The first example shows what happens when the Index increases over the Contract Year and the percentage increase in the Index does not exceed the Cap Rate. The second example shows what happens when the Index increases over the Contract Year and the percentage increase in the Index is greater than the Cap Rate. The third example shows what happens when the Index declines over the year.

  Example 1: Cap Rate Exceeds Percentage Increase for Index

        Assume:

  •
  The Index Credit is being calculated for the fourth Contract Year;

  •
  The Contract was issued on April 1—meaning, the Contract Anniversary is on April 1 of every year and the last day of the Contract Year is March 31 of every year;

  •
  The Accumulated Value under the Annual Point to Point Value Option equaled $10,000 on the third Contract Anniversary;

  •
  The Index Price on the fourth Contract Anniversary (April 1 of the fifth Contract Year) was 1050.00;

  •
  The Index Price on the third Contract Anniversary (April 1 of the fourth Contract Year) was 1010.00;

  •
  The Cap Rate for the Annual Point to Point Value Option is 6%, or 0.06; and

  •
  No withdrawals were taken from the Annual Point to Point Value Option during the fourth Contract Year.

        First, we determine the rate at which the Index Credit will be applied. We subtract the Index Price on the third Contract Anniversary (1010.00) from the Index Price on the fourth Contract Anniversary (1050.00). We divide the result (40.00) by the Index Price on the third Contract Anniversary (1010.00).

1050.00 - 1010.00 1010.00	=	0.0396

        The Index Credit rate will be the lesser of the result (0.0396) and the Cap Rate (0.06). In this case, the result is lower than the Cap Rate, so the rate for calculating the Index Credit is 0.0396.

        Second, we determine the amount of the Index Credit. We multiply the Index Credit rate (0.0396) by the Accumulated Value under the Annual Point to Point Value Option at the end of the third Contract Year ($10,000).

0.0396 × 10,000	=	396.00

        The Annual Point to Point Value Option earned a $396.00 Index Credit for the fourth Contract Year. Thus, on the fourth Contract Anniversary, the Accumulated Value under the Annual Point to Point Value Option equals $10,396 ($10,000 + $396).

  Example 2: Percentage Increase if Index Exceeds Cap Rate

        Assume the same as Example 1, except:

  •
  The Index Price on the fourth Contract Anniversary (April 1 of the fifth Contract Year) was 1100.00.

        First, we determine the rate at which the Index Credit will be applied. We subtract the Index Price on the third Contract Anniversary (1010.00) from the Index Price on the fourth Contract Anniversary (1100.00). We divide the result (90.00) by the Index Price on the third Contract Anniversary (1010.00).

1100.00 - 1010.00 1010.00	=	0.0891

        The Index Credit rate will be the lesser of the result (0.0891) and the Cap Rate (0.06). In this case, the result is higher than the Cap Rate, so the rate for calculating the Index Credit is capped at the Cap Rate of 0.06.

        Second, we determine the amount of the Index Credit. We multiply the Index Credit rate (.06) by the Accumulated Value under the Annual Point to Point Value Option on the third Contract Anniversary ($10,000).

.06 × 10,000	=	600.00

        The Annual Point to Point Value Option earned a $600.00 Index Credit for the fourth Contract Year. Thus, on the fourth Contract Anniversary, the Accumulated Value under the Annual Point to Point Value Option equals $10,600 ($10,000 + $600).

  Example 3: Index Declines

        Assume the same as Example 1, except:

  •
  The Index Price on the fourth Contract Anniversary (April 1 of the fifth Contract Year) was 925.00.

        First, we determine the rate at which the Index Credit will be applied. We subtract the Index Price on the third Contract Anniversary (1010.00) from the Index Price on the fourth Contract Anniversary (925.00). We divide the result (-85) by the Index Price on the third Contract Anniversary (1010.00).

925.00 - 1010.00 1010.00	=	-0.0842

        The Index Credit rate will be the lesser of the result (-0.0842) and the Cap Rate (0.06). In this case, the result of -0.0842 is lower than the Cap Rate. However, since the Index Credit cannot be less than zero, a 0% Index Credit rate is used.

        Second, we determine the amount of the Index Credit. We multiply the Index Credit rate (0%) by the Accumulated Value under the Annual Point to Point Value Option on the third Contract Anniversary ($10,000).

0 × 10,000	=	0

        The Annual Point to Point Value Option earned a $0 Index Credit for the fourth Contract Year. Thus, on the fourth Contract Anniversary, the Accumulated Value under the Annual Point to Point Indexed Value Option equals $10,000 ($10,000 + $0).

CALCULATION OF THE MONTHLY POINT TO POINT VALUE OPTION INDEX CREDIT

        The examples in this section are intended to help you understand how Index Credits are calculated for the Monthly Point to Point Value Option. The first example shows what happens when the MPT Sum is greater than zero. The second example shows what happens when the MPT Sum is less than zero.

  Example 1: Positive MPT Sum

        Assume:

  •
  Index Credit calculated for fourth Contract Year;

  •
  The Contract was issued on May 17—meaning, the first Index Date is on May 17 and the subsequent Index Dates fall on the 17th of every month;

  •
  The Accumulated Value under the Monthly Point to Point Value Option equaled $10,000 on the third Contract Anniversary; and

  •
  The monthly Cap Rate for the Monthly Point to Point Value Option is 2.00%.

Index Date	Index Price	Monthly Change	MPT Ratio (capped at 2%)
May 17	975
June 17	980	0.5128%	0.5128%
July 17	1027	4.7959%	2.0000%
August 17	1021	-0.5842%	-0.5842%
September 17	950	-6.9540%	-6.9540%
October 17	960	1.0526%	1.0526%
November 17	1000	4.1667%	2.0000%
December 17	1021	2.1000%	2.0000%
January 17	1006	-1.4691%	-1.4691%
February 17	1015	0.8946%	0.8946%
March 17	1015	0.0000%	0.0000%
April 17	1020	0.4926%	0.4926%
May 17	1040	1.9608%	1.9608%

        First, we calculate the MPT Ratio for each month. The chart above lists the MPT Ratio for each month. For example, the MPT Ratio for July was calculated as follows: we subtract the Index Price on the first preceding Index Date (980) from the Index Price on the Index Date (1027). We divide the result (47) by the Index Price on the first preceding Index Date (980), which equals the monthly change (4.7959%). The MPT Ratio is the lesser of the monthly change (4.7959%) or the monthly Cap Rate (2.00%). Thus, the MPT Ratio for July is 2.00%.

        Second, we calculate the MPT Sum, which is the sum of MPT Ratios for the Contract Year.

0.5128% + 2.0000% + (-0.5842%) + (-6.9540%) + 1.0526% + 2.0000% + 2.0000% + (-1.4691%) + 0.8946% + 0.0000% + 0.4926% + 1.9608% = 1.91%

        The MPT Sum equals 1.91%.

        Next, we determine the amount of the Index Credit. We multiply the MPT Sum (1.91%) by the Accumulated Value under the Monthly Point to Point Value Option.

0.0191 × 10,000.00	=	191.00

        The Monthly Point to Point Value Option earned a $191.00 Index Credit for the fourth Contract Year. Thus, on the fourth Contract Anniversary, the Accumulated Value under the Monthly Point to Point Value Option equals $10,191.00 ($10,000.00 + $191.00).

   Example 2: Negative MPT Sum

        Assume the same as Example 1, except:

  •
  The Index Price is as indicated in the chart below.

Index Date	Index Price	Monthly Change	MPT Ratio (capped at 2%)
May 17	975
June 17	980	0.5128%	0.5128%
July 17	1027	4.7959%	2.0000%
August 17	1021	-0.5842%	-0.5842%
September 17	950	-6.9540%	-6.9540%
October 17	960	1.0526%	1.0526%
November 17	1000	4.1667%	2.0000%
December 17	1000	0.0000%	0.0000%
January 17	1006	0.6000%	0.6000%
February 17	1015	0.8946%	0.8946%
March 17	1010	-0.4926%	-0.4926%
April 17	985	-2.4752%	-2.4752%
May 17	950	-3.5533%	-3.5533%

        First, we calculate the MPT Ratio for each month. The chart above lists the MPT Ratio for each month. For example, the MPT Ratio for March was calculated as follows: we subtract the Index Price on the first preceding Index Date (1015) from the Index Price on the Index Date (1010). We divide the result (-5) by the Index Price on the first preceding Index Date (1015), which equals the monthly change (-0.4926%). The MPT Ratio is the lesser of the monthly change (-0.4926%) or the monthly Cap Rate (2.00%). Thus, the MPT Ratio for March is -0.4926%.

        Second calculate the MPT Sum, which is the sum of MPT Ratios during the Contract Year.

0.5128% + 2.000% + (-0.5842%) + (-6.9540%) + 1.0526% + 2.000% + 0.0000% + 0.6000% + 0.8946% + (-0.4926%) + (-2.4752%) + (-3.5533%) = -7.00%

        The MPT Sum equals -7.00%.

        Next, we determine the amount of the Index Credit. We multiply the MPT Sum (-7.00%) by the Accumulated Value under the Monthly Point to Point Indexed Value Option.

-0.0700 × 10,000	=	-700.00

        When, as here, the result is a negative number, the Index Credit equals $0 because the Index Credit cannot be less than zero. Thus, on fourth Contract Anniversary, the Accumulated Value under the Monthly Point to Point Indexed Value Option equals $10,000 ($10,000 + $0).

CALCULATION AND APPLICATION OF THE MVA

        The examples in this section are intended to help you understand how the MVA is calculated in connection with a surrender or withdrawal during the Surrender Charge Period. The first example shows a negative MVA and the second example shows a positive MVA that result from the surrender of the Contract. The third example shows a negative MVA and the fourth example shows a positive

MVA that result from a withdrawal. The third and fourth examples also show how Withdrawal Proceeds are calculated. Unrounded values are used in the calculation of t, MVA Factor and MVA.

  Example 1: Surrender with Negative MVA

        Assume:

  •
  The Contract Value on the date of surrender is $125,000;

  •
  The Initial Fixed Value Interest Rate on the Contract Date is 2.75%;

  •
  The Initial Fixed Value Interest Rate on the date of surrender for new Contracts is 2.50%;

  •
  The number of days from the date of surrender to the next Contract Anniversary is 133;

  •
  There are 3 whole years until the end of the Contract's Surrender Charge Period; and

  •
  No Penalty-Free Withdrawal applies.

        First, we calculate the MVA factor by using this formula: [(A-0.5%)/B]t.

        Where:

    A
    =  1 plus Initial Fixed Value Interest Rate for the Contract on the Contract Date

    B
    =  1 plus Initial Fixed Value Interest Rate on the date of surrender for new Contracts

    t
    =   Number of days from the date of the surrender to the next Contract Anniversary divided by 365; plus the number of whole years remaining in the Surrender Charge Period.

A = 1 + 0.0275 = 1.0275
[(1.0275 - 0.005)/1.0250] ^ 3.3644 = 0.9919
B = 1 + 0.0250 = 1.0250
MVA Factor = 0.9918
t = (133/365) + 3 = 3.3644

        Second, we calculate the MVA. We subtract 1 from the MVA Factor (0.9918). We then multiply the result (-0.0082) by the Contract Value that is subject to the MVA ($125,000).

MVA	=	-0.0082 × $125,000	=	-1025.00

        This means that the Surrender Proceeds would reflect a decrease of $1025.00 after any applicable Surrender Charges.

  Example 2: Surrender with Positive MVA

        Assume the same as Example 1, except:

  •
  The Initial Fixed Value Interest Rate on the date of surrender for new Contracts is 2.00%.

        First, we calculate the MVA factor by using this formula: [(A-0.5%)/B]t.

        Where:

    A
    =  1 plus Initial Fixed Value Interest Rate for the Contract on the Contract Date

    B
    =  1 plus Initial Fixed Value Interest Rate on the date of surrender for new Contracts

    t
    =   Number of days from the date of surrender to the next Contract Anniversary divided by 365; plus the number of whole years remaining in the Surrender Charge Period.

A = 1 + 0.0275 = 1.0275
[(1.0275 - 0.005)/1.0200] ^ 3.3644 = 1.0084
B = 1 + 0.0200 = 1.0200
MVA Factor = 1.0084
t = (133/365) + 3 = 3.3644

        Second, we calculate the MVA. We subtract 1 from the MVA Factor (1.0083). We multiply the result (0.0083) by the Contract Value that is subject to the MVA ($125,000).

MVA	=	0.0083 × $125,000	=	1037.50

        This means that the Surrender Proceeds would reflect an increase of $1037.50 after any applicable Surrender Charges.

  Example 3: Withdrawal with Negative MVA

        Assume the same as Example 1, except:

  •
  The Withdrawal Amount that is subject to the MVA is $50,000;

  •
  The Initial Fixed Value Interest Rate on the date of withdrawal for new Contracts is 2.50%;

  •
  The number of days from the date of the withdrawal to the next Contract Anniversary is 133; and

  •
  Surrender Charge Percentage on date of withdrawal is 7%.

        First, we calculate the MVA factor by using this formula: [(A-0.5%)/B]t.

        Where:

    A
    =  1 plus Initial Fixed Value Interest Rate for the Contract on the Contract Date

    B
    =  1 plus Initial Fixed Value Interest Rate on the date of withdrawal for new Contracts

    t
    =   Number of days from the date of the withdrawal to the next Contract Anniversary divided by 365; plus number of whole years remaining in the Surrender Charge Period.

A = 1 + 0.0275 = 1.0275
[(1.0275 - 0.005)/1.0250] ^ 3.3644 = 0.9919
B = 1 + 0.0250 = 1.0250
MVA Factor = 0.9918
t = (133/365) + 3 = 3.3644

        Second, we calculate the MVA. We subtract 1 from the MVA Factor (0.9918). We then multiply the result (-0.0082) by the Withdrawal Amount that is subject to the MVA ($50,000).

MVA	=	-0.0082 × $50,000	=	-410

        Third, we calculate the Surrender Charge. We multiply the Surrender Charge Percentage (7.00%) by the Withdrawal Amount ($50,000).

Surrender Charge	=	0.07 × $50,000	=	$3,500

        Fourth, we calculate the Withdrawal Proceeds. We deduct the Surrender Charge ($3,500) and apply the negative MVA ($410) from the Withdrawal Amount ($50,000).

Withdrawal Proceeds	=	$50,000 - $3,500 - $410	=	$46,090

  Example 4: Withdrawal with Positive MVA

        Assume the same as Example 1, except:

  •
  The Withdrawal Amount that is subject to the MVA is $50,000;

  •
  The Initial Fixed Value Interest Rate on the date of withdrawal for new Contracts is 1.25%;

  •
  The number of days from the date of the withdrawal to the next Contract Anniversary is 133; and

  •
  Surrender Charge Percentage on date of withdrawal is 7%.

        First, we calculate the MVA factor by using this formula: [(A-0.5%)/B]t.

        Where:

    A
    =  1 plus Initial Fixed Value Interest Rate for the Contract on the Contract Date

    B
    =  1 plus Initial Fixed Value Interest Rate on the date of withdrawal for new Contracts

    t
    =   Number of days from the date of withdrawal to the next Contract Anniversary divided by 365; plus number of whole years remaining in the Surrender Charge Period.

A = 1 + 0.0275 = 1.0275
[(1.0275 - 0.005)/1.0125] ^ 3.3644 = 1.0337
B = 1 + 0.0125 = 1.0125
MVA Factor = 1.0336
t = (133/365) + 3 = 3.3644

        Second, we calculate the MVA. We subtract 1 from the MVA Factor (1.0336). We multiply the result (0.0336) by the Withdrawal Amount that is subject to the MVA ($50,000).

MVA	=	0.0336 × $50,000	=	$1,680

        Third, we calculate the Surrender Charge. We multiply the Surrender Charge Percentage (7.00%) by the Withdrawal Amount ($50,000).

Surrender Charge	=	0.07 × $50,000	=	$3,500

        Fourth, we calculate the Withdrawal Proceeds. We deduct the Surrender Charge ($3,500) from the Withdrawal Amount ($50,000) and add the MVA ($1,680).

Withdrawal Proceeds	=	$50,000 - $3,500 + $1,680	=	$48,180

FEDERAL INCOME TAXES

        The following discussion is general in nature and is not intended as tax advice. You should consult a competent tax adviser. No attempt is made to consider any applicable state or other income tax laws, any state and local estate or inheritance tax, or other tax consequences of ownership or receipt of distributions under a Contract.

        When you invest in an annuity contract, you usually do not pay taxes on your investment gains until you withdraw the money—generally for retirement purposes. If you invest in an annuity as part of an individual retirement plan, pension plan or employer-sponsored retirement program, your contract is called a Qualified Contract. If your annuity is independent of any formal retirement or pension plan, it is termed a Non-Qualified Contract. The tax rules applicable to Qualified Contracts vary according to the type of retirement plan and the terms and conditions of the plan. See "Non-Natural Person" below for a discussion of Non-Qualified Contracts owned by persons such as corporations and trusts that are not natural persons.

TAXATION OF ANNUITIES

        Tax law imposes several requirements that annuities must satisfy in order to receive the tax treatment normally accorded to annuity contracts.

  Required Distributions

        In order to be treated as an annuity contract for Federal income tax purposes, Section 72(s) of the IRC requires any Non-Qualified Contract to contain certain provisions specifying how your interest in the Contract will be distributed in the event of your death. Specifically, Section 72(s) requires that (a) if any owner dies on or after the annuity starting date, but prior to the time the entire interest in the contract has been distributed, the entire interest in the contract will be distributed at least as rapidly as under the method of distribution being used as of the date of such owner's death; and (b) if any owner dies prior to the annuity starting date, the entire interest in the contract will be distributed within five years after the date of such owner's death.

        The Non-Qualified Contracts contain provisions that are intended to comply with these IRC requirements, although no regulations interpreting these requirements have yet been issued. We intend to review such provisions and modify them if necessary to assure that they comply with the applicable requirements when such requirements are clarified by regulation or otherwise. Other rules may apply to Qualified Contracts.

TAXATION OF NON-QUALIFIED CONTRACTS

  Non-Natural Person

        If a non-natural person (e.g., a corporation or a trust) owns a Non-Qualified Contract, the taxpayer generally must include in income any increase in the excess of the account value over the investment in the Contract (generally, the Premiums or other consideration paid for the contract) during the taxable year. There are some exceptions to this rule and a prospective owner that is not a natural person should discuss these with a tax adviser.

        The following discussion generally applies to Contracts owned by natural persons.

  Withdrawals

        When a withdrawal from a Non-Qualified Contract occurs, the amount received will be treated as ordinary income subject to tax up to an amount equal to the excess (if any) of the Contract Value, without adjustment for any applicable Surrender Charge, immediately before the distribution over the Owner's investment in the Contract (generally, the Premiums or other consideration paid for the Contract, reduced by any amount previously distributed from the Contract that was not subject to tax)

at that time. The Contract Value immediately before a withdrawal may have to be increased by any positive MVA that results from a withdrawal. There is, however, no definitive guidance on the proper tax treatment of MVAs and you may want to discuss the potential tax consequences of an MVA with your tax adviser. In the case of a surrender of a Non-Qualified Contract, the amount received generally will be taxable only to the extent it exceeds the Contract Owner's investment in the Contract.

        In the case of a withdrawal under a Qualified Contract, a ratable portion of the amount received is taxable, generally based on the ratio of the "investment in the contract" to the individual's total account balance or accrued benefit under the retirement plan. The "investment in the contract" generally equals the amount of any non-deductible Premium Payments paid by or on behalf of any individual. In many cases, the "investment in the contract" under a Qualified Contract can be zero.

  Penalty Tax on Certain Withdrawals

        In the case of a distribution from a Non-Qualified Contract, there may be imposed a federal tax penalty equal to 10% of the amount treated as income. In general, however, there is no penalty on distributions if they are:

  •
  Made on or after the taxpayer reaches age 59 1/2;

  •
  Made on or after the death of a Contract Owner;

  •
  Attributable to the taxpayer's becoming disabled; or

  •
  Made as part of a series of substantially equal periodic payments for the life (or life expectancy) of the taxpayer.

        Other exceptions may be applicable under certain circumstances and special rules may be applicable in connection with the exceptions enumerated above. Additional exceptions may apply to distributions from a Qualified Contract. You should consult a tax adviser with regard to exceptions from the penalty tax.

  Annuity Payments

        Although tax consequences may vary depending on the payout option elected under an annuity contract, a portion of each annuity payment is generally not taxed and the remainder is taxed as ordinary income. The non-taxable portion of an annuity payment is generally determined in a manner that is designed to allow you to recover your investment in the contract ratably on a tax-free basis over the expected stream of annuity payments, as determined when annuity payments start. Once your investment in the contract has been fully recovered, however, the full amount of each annuity payment is subject to tax as ordinary income.

  Taxation of Death Benefit Proceeds

        Amounts may be distributed from a Contract because of your death or the death of the Annuitant in the case of a non-natural person owner. Generally, such amounts are includible in the income of the recipient as follows: (i) if distributed in a lump sum, they are taxed in the same manner as a surrender of the Contract, or (ii) if distributed under a payout option, they are taxed in the same way as annuity payments.

  Transfers, Assignments or Exchanges of a Contract

        A transfer or assignment of ownership of a Contract, the designation of an annuitant, the selection of certain maturity dates, or the exchange of a Contract may result in certain tax consequences to you that are not discussed herein. An owner contemplating any such transfer, assignment or exchange, should consult a tax adviser as to the tax consequences.

   Withholding

        Annuity distributions are generally subject to withholding for the payee's federal income tax liability. Payees can generally elect, however, not to have tax withheld from distributions.

  Multiple Contracts

        All Non-Qualified deferred annuity contracts that are issued by us (or our affiliates) to the same owner during any calendar year are treated as one annuity contract for purposes of determining the amount includible in such owner's income when a taxable distribution occurs.

  Maturity Date

        If the Contract is not settled until the Annuitant has reached an advanced age, there is a risk that the Contract might not be treated as an annuity for federal income tax purposes. In that event, the income and gains under the Contract would be currently includible in your income. Consult a tax adviser.

  Optional Benefit Riders—Non-Qualified Contracts

        It is possible that the Internal Revenue Service may take the position that fees deducted for optional benefit riders, such as the Lifetime Income Benefit Rider, are deemed to be taxable distributions to you. In particular, the Internal Revenue Service may treat fees deducted for the optional benefits as taxable withdrawals, which might also be subject to a tax penalty if withdrawn prior to age 59 1/2. Although we do not believe that the fees associated or any optional benefit provided under the Contract should be treated as taxable withdrawals, you should consult your tax advisor prior to selecting any optional benefit under the Contract.

  Further Information

        We believe that the contracts will qualify as annuity contracts for Federal income tax purposes and the above discussion is based on that assumption.

TAXATION OF QUALIFIED CONTRACTS

        The tax rules applicable to Qualified Contracts vary according to the type of retirement plan and the terms and conditions of the plan. Your rights under a Qualified Contract may be subject to the terms of the retirement plan itself, regardless of the terms of the Qualified Contract. Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions with respect to the Contract comply with the law.

  Individual Retirement Annuities (IRAs)

        IRAs, as defined in Section 408 of the IRC, permit individuals to make annual contributions of up to the lesser of a specified dollar amount for the year or the amount of compensation includible in the individual's gross income for the year. The contributions may be deductible in whole or in part, depending on the individual's income. Distributions from certain retirement plans may be "rolled over" into an IRA on a tax-deferred basis without regard to these limits. Amounts in the IRA (other than nondeductible contributions) are taxed when distributed from the IRA. A 10% penalty tax generally applies to distributions made before age 59 1/2, unless an exception applies.

  SIMPLE IRAs

        SIMPLE IRAs permit certain small employers to establish SIMPLE plans as provided by Section 408(p) of the IRC, under which employees may elect to defer to a SIMPLE IRA a specified percentage of compensation. The sponsoring employer is required to make matching or non-elective contributions on behalf of employees. Distributions from SIMPLE IRAs are subject to the same restrictions that apply to IRA distributions and are taxed as ordinary income. Subject to certain exceptions, premature distributions prior to age 59 1/2 are subject to a 10 percent penalty tax, which is increased to 25 percent if the distribution occurs within the first two years after the commencement of the employee's participation in the plan.

  Roth IRAs

        Roth IRAs, as described in IRC section 408A, permit certain eligible individuals to make non-deductible contributions to a Roth IRA in cash or as a rollover or transfer from another Roth IRA or other IRA. A rollover from or conversion of an IRA to a Roth IRA is generally subject to tax and other special rules apply. The Contract Owner may wish to consult a tax adviser before combining any converted amounts with any other Roth IRA contributions, including any other conversion amounts from other tax years. Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% penalty tax may apply to distributions made (i) before age 59 1/2 (subject to certain exceptions) or (ii) during the five taxable years starting with the year in which the first contribution is made to any Roth IRA. A 10% penalty tax may apply to amounts attributable to a conversion from an IRA if they are distributed during the five taxable years beginning with the year in which the conversion was made.

  Corporate Pension and Profit-Sharing Plans

        Corporate pension and profit-sharing plans under Section 401(a) of the IRC allow corporate employers to establish various types of retirement plans for employees, and self-employed individuals to establish qualified plans for themselves and their employees. Adverse tax consequences to the retirement plan, the participant or both may result if the Contract is transferred to any individual as a means to provide benefit payments, unless the plan complies with all the requirements applicable to such benefits prior to transferring the Contract.

  Section 457 Plans

        Section 457 Plans, while not actually providing for a qualified plan as that term is normally used, provides for certain deferred compensation plans with respect to service for state governments, local governments, political subdivisions, agencies, instrumentalities and certain affiliates of such entities, and tax exempt organizations. The Contract can be used with such plans. Under such plans a participant may specify the form of investment in which his or her participation will be made. Under a non-governmental plan, all such investments, however, are owned by and are subject to, the claims of the general creditors of the sponsoring employer.

  Other Tax Issues

        Qualified Contracts have minimum distribution rules that govern the timing and amount of distributions. The value of optional contract provisions such as the Lifetime Income Benefit Rider may have to be added to the Contract Value in calculating the required minimum distribution amount. Consult a tax adviser. Pursuant to special legislation, required minimum distributions for the 2009 tax year generally are not required, and 2009 distributions that otherwise would be required minimum distributions may be eligible for rollover. You should refer to your retirement plan, adoption agreement, or consult a tax adviser for more information about these distribution rules.

        Distributions from Qualified Contracts generally are subject to withholding for the Contract Owner's federal income tax liability. The withholding rate varies according to the type of distribution and the Owner's tax status. The Owner will be provided the opportunity to elect not to have tax withheld from distributions.

        "Eligible rollover distributions" from section 401(a), 403(a), and governmental 457 plans are subject to a mandatory federal income tax withholding of 20%. For this purpose, an eligible rollover distribution is any distribution to an employee (or employee's spouse or former spouse as beneficiary or alternate payee) from such a plan, except certain distributions such as distributions required by the IRC, distributions in a specified annuity form, or hardship distributions. The 20% withholding does not apply, however, to nontaxable distributions or if the employee chooses a "direct rollover" from the plan to a tax-qualified plan, IRA or tax sheltered annuity or to a governmental 457 plan that agrees to separately account for rollover contributions.

FEDERAL ESTATE TAXES

        While no attempt is being made to discuss the Federal estate tax implications of the Contract, a purchaser should keep in mind that the value of an annuity contract owned by a decedent and payable to a beneficiary by virtue of surviving the decedent is included in the decedent's gross estate. Depending on the terms of the annuity contract, the value of the annuity included in the gross estate may be the actuarial value of the payments to be received by the beneficiary. Consult an estate planning adviser for more information.

GENERATION-SKIPPING TRANSFER TAX

        Under certain circumstances, the IRC may impose a "generation skipping transfer tax" when all or part of an annuity contract is transferred to, or a Death Benefit is paid to, an individual two or more generations younger than the Owner. Regulations issued under the IRC may require us to deduct the tax from your Contract, or from any applicable payment, and pay it directly to the IRS.

ANNUITY PURCHASES BY NONRESIDENT ALIENS AND FOREIGN CORPORATIONS

        The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. federal withholding tax on taxable distributions from annuity contracts at a 30% rate, unless a lower treaty rate applies. In addition, purchasers may be subject to state and/or municipal taxes and taxes that may be imposed by the purchaser's country of citizenship or residence. Prospective purchasers are advised to consult with a qualified tax adviser regarding U.S., state and foreign taxation with respect to an annuity contract purchase.

ANNUITY PURCHASES BY RESIDENTS OF PUERTO RICO

        The Internal Revenue Service has announced that income received by residents of Puerto Rico under life insurance or annuity contracts issued by a Puerto Rico branch of a United States life insurance company is U.S.-source income that is generally subject to United States Federal income tax.

POSSIBLE TAX LAW CHANGES

        Although the likelihood of legislative changes is uncertain, there is always the possibility that the tax treatment of the Contract could change by legislation or otherwise. Consult a tax adviser with respect to legislative developments and their effect on the Contract.

        We have the right to modify the Contract in response to legislative changes that could otherwise diminish the favorable tax treatment that annuity contract owners currently receive. We make no guarantee regarding the tax status of any contract and do not intend the above discussion as tax advice.

GENERAL MATTERS

DISTRIBUTION

        We offer the Contract on a continuous basis. We anticipate continuing to offer the Contracts but reserve the right to discontinue the offering.

        We have entered into an agreement (the "Distribution Agreement") with our affiliate, American Equity Capital, for the distribution and sale of the Contracts on a best efforts basis. American Equity Capital is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934 as amended, and is a member of the Financial Industry Regulatory Authority, Inc. ("FINRA"). In return for its services, we pay American Equity Capital an underwriting allowance of 0.20% of the Premiums we receive during the first Contract Year for each Contract we issue. However, if a Contract Owner withdraws all or a portion of such Premiums within 12 months of the date of the payment of the Premiums, American Equity Capital will refund to us the underwriting allowance attributable to the amount of the Premiums withdrawn. In addition, if a Contract Owner, through either surrender or withdrawals within one year before or after the date we issue a Contract, uses all or a portion of the contract value of an annuity or life insurance contract issued by us or one of our affiliates (a "prior contract") to pay Premiums under the Contract, we will only pay American Equity Capital an underwriting allowance on Premiums paid to us in excess of the contract value withdrawn from the prior contract.

        American Equity Capital distributes the Contracts by entering into selling agreements with unaffiliated broker-dealers (the "selling firms"). Contracts are sold by individuals who are registered representatives of the selling firms and licensed insurance agents (the "selling agents") in those states where the Contracts may lawfully be sold. The selling agents are also appointed by us as insurance agents.

        We pay commissions on behalf of American Equity Capital to the selling firms for sales of the Contract. The selling firms typically retain a portion of the commissions and pay the remainder of the commissions to the selling agents who solicit sales of the Contract. Amounts received by selling agents either in the form of commissions or other forms of compensation depend on the agreement between the selling firm and the selling agent. The amount and timing of commissions we pay to selling firms may vary depending on our agreement with the selling firm and the contract sold but is not expected to be more than 9% of the Premiums we receive.

        We may also reimburse or pay selling firms for certain of their expenses, if such reimbursement or payment is permitted by applicable rules. The reimbursement and payment of these expenses does not result in any additional charges against the Contracts that are not described in the prospectus and Contract. Under the Distribution Agreement, we have agreed to pay for printing and distributing registration statements, prospectuses, and promotional materials related to the Contracts and the state and federal expenses associated with qualifying the Contracts for sale, all of our legal expenses in connection with the foregoing and any other expenses which may be deemed mutually appropriate.

        We also may pay compensation to wholesaling broker-dealers or other firms or intermediaries, including payments to affiliates of ours, in return for wholesaling services such as providing marketing and sales support, product training and administrative services to the selling agents of the selling firms. Payments made to other broker-dealers may be based on a percentage of the Premiums we receive.

        In addition to the compensation described above, we may make additional cash payments to selling firms in recognition of their marketing and distribution, transaction processing and/or administrative services support. These payments are not offered to all selling firms, and the terms of any particular agreement governing the payments may vary among selling firms depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of our products on the selling firms' preferred or recommended list, access to the selling firms' selling agents for purposes of promoting sales of our products, assistance in training and education of the selling agents, and opportunities for us to participate in sales conferences and educational seminars. The payments may be calculated as a percentage of the particular selling firm's actual or expected aggregate sales of our products (including the Contract) and/or may be a fixed dollar amount. Selling firms receiving these additional payments may pass on some or all of the payments to the selling agent. Accordingly, a selling agent may receive more for selling the Contracts than she or he would receive for selling a different product. You should ask your selling agent for further information about what commissions or other compensation he or she, or the selling firm for which he or she works, may receive in connection with your purchase of a Contract.

TELEPHONE AND INTERNET

        To speak with a customer service representative to make requests related to your Contract or to obtain more information, you can contact the Company's Home Office at 1-866-526-0995, 6000 Westown Parkway, West Des Moines, Iowa 50266.

NOTICE, ELECTIONS AND CHANGE

        Where notice is required to be made to the Company or you wish to make any changes or elections under the Contract, such notice or request must be submitted in a written or verbal form satisfactory to the Company. Written notice must be signed by the Contract Owner and received by the Company's Home Office: 6000 Westown Parkway, West Des Moines, Iowa 50266.

        Unless specified otherwise, notice will take effect as of the date we receive it at our Home Office. If we take any action in good faith before we receive a valid notice, we will not be subject to liability even if our acts were contrary to what you told us in the notice.

CHANGE OF ADDRESS

        You may change your address by writing to us at our Home Office. If you change your address, we will send a confirmation of the address change to both your old and new addresses.

EVIDENCE OF SURVIVAL

        The Company reserves the right to require satisfactory evidence that a person is alive if a benefit payment is based on that person being alive. No payment will be made until the Company receives such evidence.

AMENDMENTS

        No change in the Contract is valid unless approved in writing by one of the Company's officers. The Company reserves the right to amend the Contract by attaching an Endorsement or Rider to meet the requirements of the IRC, regulations, or published rulings.

DIVORCE

        In the event of divorce, the former spouses must provide a qualified domestic relations order to us. The terms of the qualified domestic relations order will control. For example, if the qualified domestic relations order requires that a Contract be divided among two former spouses, then we will divide the Contract according to the terms of the qualified domestic relations order. Dividing the Contract will not change the effective date or any of the values under the Contract.

 TERMINATION

        This Contract terminates on the earliest of:

  •
  The date you fail to maintain the $2,000 minimum Contract Value we require (unless the Lifetime Income Benefit Rider is in effect and LIB payments have begun);

  •
  The date you choose to exercise the annuitization option;

  •
  The date you surrender your Contract;

  •
  The date the Owner/Annuitant dies; or

  •
  The Maturity Date.

MISSTATEMENT OF AGE OR SEX

        If age or sex has been misstated in the application, we will change your Contract benefits to what they would have been for the correct age or sex. If we find the error after making income payments, we will (i) pay the amount of any under-payments, plus the greater of 6% interest rate or the rate required by your state, compounded annually; or (ii) charge the amount of any over-payments, plus the greater of 6% interest rate or the rate required by your state, compounded annually, against the next income payments.

SIGNATURE REQUIREMENTS

        For some transactions, we may require your signature to be notarized or guaranteed by a commercial bank or a member of a national securities exchange.

LOANS

        Loans are not available under your Contract.

STATEMENT OF VALUES

        We will mail a report to you at least annually at your last known address of record. The report will show:

  •
  All Premiums paid;

  •
  Withdrawals;

  •
  Value Options;

  •
  Interest Rates;

  •
  Cap Rate(s); and

  •
  Any further information required by any applicable law or regulation.

        You also will receive confirmations of each transfer, withdrawal, and surrender.

CONFORMITY WITH APPLICABLE LAWS

        The Settlement Option, Cash Surrender Value, or Death Benefit Proceeds available under your Contract are not less than the minimum benefits required by the state in which your Contract is delivered. The provisions of this Contract conform to the minimum requirements of the state in which the Contract was issued. If any provision of your Contract is determined not to provide the minimum benefits required by that state, such provision will be deemed to be amended to conform or comply with such laws or regulations. In addition, notwithstanding any provision in the Contract to the contrary, all distributions under the Contract must be made in accordance with the applicable requirements of IRC Section 72(s), and all terms of the Contract will be interpreted consistently with these requirements.

EXPERTS AND COUNSEL

        The validity of the securities offered hereby and certain matters relating thereto have been passed upon on our behalf by Marla G. Lacey, Vice President and Associate General Counsel.

        The financial statements and schedules of Eagle Life Insurance Company as of December 31, 2008, and for the period from August 28, 2008 (date of inception) through December 31, 2008, have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

        The consolidated financial statements and schedules of American Equity Investment Life Insurance Company as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2008 consolidated financial statements states American Equity Investment Life Insurance Company has adopted Statement of Financial Accounting Standards No. 157, Fair Value Measurements, effective January 1, 2008, and in 2006 American Equity Investment Life Insurance Company adopted Securities and Exchange Commission Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements.

INCONTESTABILITY

        The Contract is incontestable, except for fraudulent statements made in the application or supplemental applications, after it has been in force during the Annuitant's lifetime for 2 years from the Contract Date.

NONFORFEITABILITY

        Before the Maturity Date, your interest in the Cash Surrender Value is always nonforfeitable.

IMSA

        We are a member of the Insurance Marketplace Standards Association ("IMSA"). IMSA is an independent, voluntary organization of life insurance companies. It promotes high ethical standards in the sales, advertising and servicing of individual life insurance and annuity products. Companies must undergo a rigorous self and independent assessment of their practices to become a member of IMSA.

INFORMATION REGARDING EAGLE LIFE INSURANCE COMPANY

CORPORATE HISTORY OF THE COMPANY

        Eagle Life Insurance Company (the "Company" or "Eagle Life" or "we" or "us" or "our") is the issuer of your Contract and the entity to which you should look to honor the guarantees under your Contract. Eagle Life is an Iowa stock life insurance company that was incorporated on August 28, 2008. Our Home Office is located at 6000 Westown Parkway, West Des Moines, Iowa 50266. Eagle Life is a wholly owned subsidiary of American Equity Investment Life Insurance Company ("American Equity Life").

        American Equity Life is a life insurance company domiciled and incorporated in the State of Iowa. American Equity Life is wholly owned by American Equity Investment Life Holding Company (the "Holding Company"). As of September 30, 2009, no persons or entities beneficially owned more than 8.02% of the common stock par value $1 per share, of the Holding Company.

        American Equity Life is and its subsidiaries are principally engaged as a full service underwriter of fixed annuity and life insurance products. American Equity Life and its subsidiaries market these products through a variable cost brokerage distribution network of approximately 65 national marketing organizations and, through them, approximately 43,000 independent agents. American Equity Life is currently licensed to sell its products in the District of Columbia and all states, except the State of New York. American Equity Investment Life Insurance Company of New York is licensed to sell its products in the State of New York.

        Eagle Life was capitalized through the issuance of 2,500,000 authorized $1 par common stock on September 17, 2008 to American Equity Life in exchange for $5,000,000 of initial capital, with an additional capital contribution of $1,000,000 on September 10, 2008.

        Eagle Life and American Equity Life have entered into a management services agreement. Under this agreement, American Equity Life agrees to provide administrative functions related to agent licensing, payment of commissions, actuarial services, annuity policy issuance and service, accounting and financial compliance, market conduct, general and informational services and marketing. In exchange for providing these administrative functions, Eagle Life reimburses American Equity Life. During the period from August 28, 2008 to September 30, 2009, Eagle Life incurred fees under this agreement of $158,000.

THE COMPANY'S BUSINESS

        Our business consists of the sale of individual fixed annuity products consisting of both unregistered traditional declared rate annuities and registered indexed annuities and, accordingly, we have only one business segment. Our business strategy is to earn predictable returns by managing investment spreads and investment risk. Additional information concerning our business may be found in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section on page     .

  Annuity Market Overview

        Our target market includes the group of individuals ages 45-75 who are seeking to accumulate tax-deferred savings. We believe that significant growth opportunities exist for annuity products because of favorable demographic and economic trends. According to the U.S. Census Bureau, there were 35 million Americans age 65 and older in 2000, representing 12% of the U.S. population. By 2030, this sector of the population is expected to increase to 20% of the total population. Our fixed annuity products are particularly attractive to this group as a result of the guarantee of principal with respect to those products, competitive rates of credited interest, tax-deferred growth and alternative payout options.

        According to Advantage Group Associates, Inc., total industry sales of index annuities increased 18% to $23.1 billion for the 9 months ended September 30, 2009, from $19.5 billion for the same period in 2008.

  Strategy

        Our business strategy is to develop and grow our registered indexed annuity business and earn predictable returns by managing investment spreads and investment risk. Key elements of this strategy include the following:

        Develop and Enhance our Network of Selling Firms.    We believe that the development of successful relationships with broker-dealer selling firms will be key to the distribution of our products. Our objective is to develop the productivity and efficiency of this core distribution channel by focusing our marketing and recruiting efforts on those selling firms with registered representatives capable of selling $1 million or more of annuity premium annually. We will be alert to on-going opportunities to establish relationships with selling firms, registered representatives and agents not presently associated with our affiliates and will provide all of our distributors with the highest quality service possible.

        Continue to Introduce Innovative and Competitive Products.    We intend to be at the forefront of the fixed annuity industry in developing and introducing innovative and new competitive products. We were one of the first companies to offer a registered index annuity offering a choice among interest crediting strategies. We believe that our continued focus on anticipating and being responsive to the product needs of our policyholders will lead to increased customer loyalty, revenues and profitability.

        Use Expertise within our Holding Company System to Achieve Targeted Spreads on Annuity Products.    Within our Holding Company system, our affiliates have had a successful track record in achieving targeted spreads on annuity products. We intend to leverage this experience and expertise through personnel we share with our affiliates in managing the investment spread during a range of interest rate environments to achieve our targeted spreads.

        Maintain our Profitability Focus and Improve Operating Efficiency.    We are committed to continuously working to improve our profitability by advancing the scope and sophistication of our investment management and spread capabilities and continuously seeking out operating efficiencies within the Holding Company system. Our Holding Company system has made investments in technology improvements that benefit our business.

        Take Advantage of the Growing Popularity of Index Products.    We believe that the growing popularity of indexed annuity products that credit interest by reference to an external market index without the risk of loss of the premium deposit presents an attractive opportunity to develop and grow our business. We intend to capitalize on the reputation of our parent, American Equity Life, a leading marketer of indexed annuities in this expanding segment of the annuity market.

  Products

        Indexed Annuities.    Indexed annuities are fixed annuities that allow policyholders to earn index credits based on reference to the performance of a particular index without the risk of loss of principal. Most of these products allow policyholders to transfer funds once a year among several different crediting strategies, including one or more index based strategies and a traditional fixed rate strategy.

        Your Contract Value is equal to the sum of premiums paid, interest credited to a Fixed Value Option, and interest credited to Indexed Value Options ("index credits"), which, depending upon the crediting strategy selected, may be based upon an overall limit (or "cap rate") of the annual appreciation (based in certain situations on monthly point-to-point calculations) in a recognized index or benchmark. Cap rates limit the amount of annual interest the policyholder may earn in any one contract year and may be adjusted by us annually subject to guaranteed minimums. The minimum guaranteed surrender values are equal to 87.5% of the premium collected plus interest credited at an annual rate ranging from 1% to 3.5%.

        Traditional Declared Rate Annuities.    We anticipate that our traditional declared rate deferred annuities will have an annual interest rate (the "crediting rate") that is guaranteed for the first policy year. After the first policy year, we will have the discretionary ability to change the crediting rate once annually to any rate at or above a guaranteed minimum rate. We anticipate that the guaranteed minimum rate on our fixed rate deferred annuities will range from 1% to 4%.

        The initial crediting rate is largely a function of the interest rate we can earn on invested assets acquired with new annuity deposits and the rates offered on similar products by our competitors. For subsequent adjustments to crediting rates, we will take into account the yield on our investment portfolio, annuity surrender assumptions, competitive industry pricing and crediting rate history for particular groups of annuity policies with similar characteristics.

        Withdrawal Options.    Policyholders are typically permitted penalty-free withdrawals of up to 10% of the contract value annually after the first year, subject to limitations. Withdrawals in excess of allowable penalty-free amounts may be assessed a surrender charge and an MVA during the surrender charge period. Surrender charges are set at levels aimed at protecting us from loss on early terminations and reducing the likelihood of policyholders terminating their policies during periods of increasing interest rates. This practice lengthens the effective duration of the policy liabilities and enhances our ability to maintain profitability on such policies. The policyholder may elect to take the proceeds of the annuity either in a single payment or in a series of payments for life, for a fixed number of years, or a combination of these payment options.

        Our indexed annuity policies have available a lifetime income benefit rider. This rider provides an additional liquidity option to policyholders who elect to receive a guaranteed lifetime income from their contract without requiring them to annuitize their contract value. The amount of the lifetime income benefit available is determined by the growth in the policy's income account value as defined in the policy and the policyholder's age at the time the policyholder elects to begin receiving lifetime income benefit payments. Lifetime income benefit payments may be stopped and restarted at the election of the policyholder.

  Investments

        Investment activities are an integral part of our business, and net investment income is a significant component of our total revenues. Profitability of our annuity products is significantly affected by spreads between interest yields on investments, the cost of options to fund the annual index credits on our indexed annuities and rates credited on the fixed value option strategy in the indexed annuities and the traditional declared rate annuities. We manage the index-based risk component of our indexed annuities by purchasing call options on the applicable indices to fund the annual index credits on these annuities and by adjusting the cap rates on policy anniversary dates to reflect the change in the cost of such options which varies based on market conditions. All options are purchased to fund the index credits on our indexed annuities on their respective anniversary dates, and new options are purchased at each of the anniversary dates to fund the next annual index credits. Credited rates on the fixed value option strategy in our index annuities may be changed from time to time, subject to minimum guarantees. Changes in cap rates and crediting rates in the fixed value option strategy on indexed annuities and crediting rates on traditional declared rate annuities may not be sufficient to maintain targeted investment spreads in all economic and market environments. In addition, competition and other factors, including the potential for increases in surrenders and withdrawals, may limit our ability to adjust or to maintain cap rates and crediting rates at levels necessary to avoid narrowing of spreads under certain market conditions.

   Marketing

        Our Holding Company affiliate, American Equity Capital is the principal underwriter for our registered indexed annuity product. Our distribution strategy for our registered indexed annuities is to enter into selling agreements with broker-dealer selling firms for the sale of our products, and to concentrate on building strong, long-term relationships with those selling firms and their registered representatives. We emphasize high quality service to our distributors and policyholders along with the prompt payment of commissions to the selling firms. We focus on a firm commitment to service with innovative and competitive products, outstanding customer service, quality investments and overall strength. This focus, plus the strength of the annuity product guarantees, should attract customers who are seeking to increase their assets for retirement yet minimize risk to principal.

  Competition and Ratings

        We operate in a highly competitive industry. Many of our competitors are substantially larger and enjoy substantially greater financial resources, higher ratings by rating agencies, broader and more diversified product lines and more widespread distribution relationships. Our annuity products compete with indexed, traditional declared rate and variable annuities sold by other insurance companies and also with mutual fund products, traditional bank investments and other investment and retirement funding alternatives offered by asset managers, banks, and broker-dealers. Our annuity products compete with products of other insurance companies, financial intermediaries and other institutions based on a number of features, including crediting rates, policy terms and conditions, service provided to distribution channels and policyholders, ratings, reputation and distribution compensation.

        The selling firms which distribute our products may use the ratings assigned to an insurer by independent rating agencies as one factor in determining which insurer's annuity products to market. Financial strength ratings generally involve quantitative and qualitative evaluations by rating agencies of a company's financial condition and operating performance. Generally, rating agencies base their ratings upon information furnished to them by the insurer and upon their own investigations, studies and assumptions.

        In addition to the financial strength ratings, rating agencies frequently use an "outlook statement" to indicate a medium or long-term trend which, if continued, may lead to a rating change. A positive outlook indicates a rating may be raised and a negative outlook indicates a rating may be lowered. A stable outlook is assigned when ratings are not likely to be changed. Outlooks should not be confused with expected stability of the issuer's financial or economic performance. A rating may have a "stable" outlook to indicate that the rating is not expected to change, but a "stable" outlook does not preclude a rating agency from changing a rating at any time without notice.

        During 2008, A.M. Best and Standard & Poor's each revised its outlook for the U.S. life insurance sector to negative from stable. In January 2009, Standard & Poor's reiterated its negative outlook on the U.S. life insurance sector. Going forward, rating agencies may heighten the level of scrutiny they apply to insurance companies, may increase the frequency and scope of their credit reviews, and may adjust upward the capital and other requirements employed in the rating agency models for maintenance of certain ratings levels.

  Reinsurance

        The Company has entered into a Coinsurance Agreement with our parent, American Equity Life under which we reinsure a quota share of risks under certain annuity policies issued by American Equity Life on or after July 1, 2009. Under this Agreement, we pay our quota share of the following: all policy benefits; commission and expense allowances; and all insurance taxes and charges. We also pay a risk-based capital ("RBC") charge related to the policies reinsured.

   Regulation

        Life insurance companies are subject to regulation and supervision by the states in which they transact business. State insurance laws establish supervisory agencies with broad regulatory authority, including the power to:

  •
  grant and revoke licenses to transact business;

  •
  regulate and supervise trade practices and market conduct;

  •
  establish guaranty associations;

  •
  license agents;

  •
  approve policy forms;

  •
  approve premium rates for some lines of business;

  •
  establish reserve requirements;

  •
  prescribe the form and content of required financial statements and reports;

  •
  determine the reasonableness and adequacy of statutory capital and surplus;

  •
  perform financial, market conduct and other examinations;

  •
  define acceptable accounting principles for statutory reporting;

  •
  regulate the type and amount of permitted investments; and

  •
  limit the amount of dividends and surplus note payments that can be paid without obtaining regulatory approval.

        Most states have enacted regulations on the activities of insurance holding company systems, including acquisitions, extraordinary dividends, the terms of surplus notes, the terms of affiliate transactions and other related matters. We are registered pursuant to such legislation in Iowa. A number of state legislatures have also considered or have enacted legislative proposals that alter and, in many cases, increase the authority of state agencies to regulate insurance companies and holding company systems.

        Although the federal government does not directly regulate the business of insurance, federal legislation and administrative policies in several areas, including pension regulation, age and sex discrimination, financial services regulation, securities regulation and federal taxation can significantly affect the insurance business. Federal legislation may be introduced in 2010 significantly altering the regulation of insurance companies in the future.

        State insurance regulators and the National Association of Insurance Commissioners ("NAIC") are continually reexamining existing laws and regulations and developing new legislation for the passage by state legislatures and new regulations for adoption by insurance authorities. Proposed laws and regulations or those still under development pertain to insurer solvency and market conduct and in recent years have focused on:

  •
  insurance company investments;

  •
  Risk-based capital ("RBC") guidelines, which consist of regulatory targeted surplus levels based on the relationship of statutory capital and surplus, with prescribed adjustments, to the sum of stated percentages of each element of a specified list of company risk exposures;

  •
  the implementation of non-statutory guidelines and the circumstances under which dividends may be paid;

  •
  principles-based reserving;

  •
  product approvals;

  •
  agent licensing;

  •
  underwriting practices; and

  •
  insurance and annuity sales practices.

        The NAIC's RBC requirements are intended to be used by insurance regulators as an early warning tool to identify deteriorating or weakly capitalized insurance companies for the purpose of initiating regulatory action. The RBC formula defines a minimum capital standard which supplements low, fixed minimum capital and surplus requirements previously implemented on a state-by-state basis. Such requirements are not designed as a ranking mechanism for adequately capitalized companies.

        The NAIC's RBC requirements provide for four levels of regulatory attention depending on the ratio of a company's total adjusted capital to its RBC. Adjusted capital is defined as the total of statutory capital, surplus, asset valuation reserve and certain other adjustments. The ratio of total adjusted capital to RBC is a measure of a company's capital adequacy and claims paying ability.

        We also may be required, under the solvency or guaranty laws of most states in which we do business, to pay assessments up to certain prescribed limits to fund policyholder losses or liabilities of insolvent insurance companies. These assessments may be deferred or forgiven under most guaranty laws if they would threaten an insurer's financial strength and, in certain instances, may be offset against future premium taxes. Assessments related to business reinsured for periods prior to the effective date of the reinsurance are the responsibility of the ceding companies.

  Federal Income Tax

        The annuity products that we market generally provide the policyholder with a federal income tax advantage, as compared to certain other savings investments such as certificates of deposit and taxable bonds, in that federal income taxation on any increases in the contract values (i.e., the "inside build-up") of these products is deferred until it is received by the policyholder. With other savings investments, the increase in value is generally taxed each year as it is realized.

        From time to time, various tax law changes have been proposed that could have an adverse effect on our business, including the elimination of all or a portion of the income tax advantage described above for annuities. If legislation were enacted to eliminate the tax deferral for annuities, such a change may have an adverse effect on our ability to sell non-qualified annuities. Non-qualified annuities are annuities that are not sold to an individual retirement account or other qualified retirement plan.

        We are taxed under the life insurance company provisions of the IRC. Provisions in the IRC require a portion of the expenses incurred in selling insurance products to be capitalized and deducted over a period of years, as opposed to being immediately deducted in the year incurred. This provision increases the current income tax expense charged to gain from operations for statutory accounting purposes which reduces statutory net income and surplus.

  Employees

        We do not currently have any employees. Our operational needs are met by the Holding Company and American Equity Life and certain of their direct and indirect wholly-owned subsidiaries, pursuant to various service, investment management, administrative, selling, and distribution agreements, or by third party service providers under separate agreements. Certain agreements with the Holding Company and American Equity Life are discussed in the "Transactions with Related Persons, Promoters, and Certain Control Persons" section on page     . Under the agreements with the Holding

Company and American Equity Life, we reimburse the Holding Company and American Equity Life for all costs associated with providing these services. We believe that such services are most efficiently performed in this manner to meet our operational needs and that we, thereby, avoid duplicate costs among us, American Equity Life, the Holding Company, and their applicable subsidiaries.

POTENTIAL RISK FACTORS THAT MAY AFFECT FUTURE RESULTS

The current recession and recent financial events have resulted in unprecedented levels of market volatility and overall deterioration in the debt and equity markets which could adversely affect us if these conditions continue or deteriorate further in 2010.

        Markets in the United States and elsewhere have been experiencing extreme volatility and disruption for more than 18 months, due in part to the financial stresses occurring in late 2008 and early 2009 affecting the liquidity of the banking system and the financial markets. These circumstances have exerted downward pressure on stock prices and reduced access to the equity and debt markets for certain issuers. For the majority of 2009 the United States experienced a severe recession and although economic indicators in late 2009 have been suggestive of financial markets stabilization and a slow emergence from recessionary environments, the market volatility we have experienced may persist into 2010.

        There may be pressure on our capital position during 2010 if market conditions deteriorate from 2009 levels. This may result in us needing to raise additional capital to sustain business in force and new sales of our annuity products, which may be difficult under current market conditions.

Governmental initiatives intended to alleviate the financial crisis of 2008-2009 that have been adopted may not be effective and, in any event, may be accompanied by other initiatives, including new capital requirements or other regulations, that could materially affect our results of operations, financial condition and liquidity in ways that we cannot predict.

        We are subject to extensive laws and regulations that are administered and enforced by a number of different regulatory authorities including state insurance regulators, the NAIC and the SEC. In light of the 2008-2009 financial crisis, some of these authorities are or may in the future consider enhanced or new regulatory requirements intended to prevent future crises or otherwise assure the stability of institutions under their supervision. These authorities may also seek to exercise their supervisory or enforcement authority in new or more robust ways. All of these possibilities, if they occurred, could affect the way we conduct our business and manage our capital, and may require us to satisfy increased capital requirements, any of which in turn could materially affect our results of operations, financial condition and liquidity.

The markets in the United States and elsewhere experienced unprecedented levels of market volatility and disruption in 2008 and 2009. We continue to be exposed to significant financial and capital risk, including changing interest rates, credit spreads and equity prices which may have an adverse affect on sales of our products, profitability, and our investment portfolio.

        Future changes in interest rates, credit spreads and equity and bond indices may result in fluctuations in the income derived from our investments. These and other factors related to the 2008-2009 recession could have a material adverse effect on our financial condition, results of operations or cash flows.

        Our interest rate risk is related to market price and changes in cash flow. Substantial and sustained increases and decreases in market interest rates can materially and adversely affect the profitability of our products, our ability to earn predictable returns, the fair value of our investments and the reported value of stockholders' equity. A rise in interest rates, in the absence of other countervailing changes, will increase the unrealized loss position of our investment portfolio. With respect to our available for sale fixed maturity securities, such declines in value (net of income taxes and certain adjustments for assumed changes in amortization of deferred policy acquisition costs and deferred sales inducements) reduce our reported stockholders' equity.

        Credit and cash flow assumption risk is the risk that issuers of securities, mortgagees on mortgage loans or other parties, including reinsurers and derivatives counterparties, default on their contractual obligations or experience adverse changes to their contractual cash flow streams. We will attempt to minimize the adverse impact of this risk by monitoring portfolio diversification by asset class, creditor, industry, and by complying with investment limitations governed by state insurance laws and regulations as applicable. We will also consider all relevant objective information available in estimating the cash flows related to asset-backed securities. We will monitor and manage exposures to determine whether securities are impaired or loans are deemed uncollectible as applicable

        Disintermediation risk is the risk that our policyholders may surrender all or part of their contracts in a rising interest rate environment, which may require us to sell assets in an unrealized loss position. Sustained declines in long-term interest rates may result in increased redemptions of our fixed income securities that have call features. We have reinvestment risk related to these redemptions to the extent we cannot reinvest the net proceeds in assets with credit quality and yield characteristics similar to or better than those of the redeemed bonds. We have a certain ability to mitigate this risk by lowering crediting rates on our products subject to certain restrictions as discussed below.

        Our exposure to credit spreads is related to market price and changes in cash flows related to changes in credit spreads. If credit spreads continue to widen significantly, this could lead to other than temporary impairments. If credit spreads tighten significantly, this will reduce net investment income associated with new purchases of fixed maturity securities.

        We are subject to the risk that the issuers of our fixed maturity securities and other debt securities will default on principal and interest payments, particularly if a major downturn in economic activity occurs. An increase in defaults on our fixed maturity securities could harm our financial strength and reduce our profitability.

        We will use derivative instruments to fund the annual credits on our index annuities. We will purchase derivative instruments, consisting primarily of one-year call options, from a number of counterparties. Our policy is to acquire such options only from counterparties rated "A-"or better by a nationally recognized rating agency and the maximum credit exposure to any single counterparty is subject to concentration limits. If our counterparties fail to honor their obligations under the derivative instruments, our revenues may not be sufficient to fund the annual index credits on our index annuities. If our revenues are not sufficient to cover the payment of annual Index Credits, we will use the assets in our general account to meet those obligations. Any such counterparty failure could harm our financial strength and reduce our profitability.

        A key component of our net income is the investment spread. A narrowing of investment spreads may adversely affect operating results. Although we have the right to adjust interest crediting rates on most products, changes to crediting rates may not be sufficient to maintain targeted investment spreads in all economic and market environments. In general, our ability to lower crediting rates is subject to a minimum crediting rate filed with and approved by state regulators. In addition, competition and other factors, including the potential for increases in surrenders and withdrawals, may limit our ability to adjust or maintain crediting rates at levels necessary to avoid the narrowing of spreads under certain market conditions. Our policy structure generally provides for resetting of policy crediting rates from time to time and imposes surrender charges for certain withdrawals during the surrender charge period.

        Managing the investment spread on our indexed annuities is more complex than it is for traditional declared rate annuity products. We manage the index-based risk component of our indexed annuities by purchasing call options on the applicable indices to fund the annual index credits on these annuities and by adjusting the cap rates on policy anniversary dates to reflect changes in the cost of such options which varies based on market conditions. The price of such options generally increases with increases in the volatility in the indices and interest rates, which may either narrow the spread or cause us to lower cap rates. Thus, the volatility of the indices adds an additional degree of uncertainty to the profitability of the index products. We attempt to mitigate this risk by resetting cap rates on the policy anniversaries.

Our valuation of fixed maturity and equity securities (if any) may include methodologies, estimates and assumptions which are subject to differing interpretations and could result in changes to investment valuations that may materially adversely affect our results of operations or financial condition.

        Fixed maturity securities and equity securities (if any) are reported at fair value in our balance sheets. During periods of market disruption including periods of significantly rising or high interest rates, rapidly widening credit spreads or illiquidity, it may be difficult to value certain of our securities if trading becomes less frequent and/or market data becomes less observable. Prices provided by independent broker quotes or independent pricing services that are used in the determination of fair value can vary significantly for a particular security. There may be certain asset classes that were in active markets with significant observable data that become illiquid due to the current financial environment. As such, valuations may include inputs and assumptions that are less observable or require greater judgment as well as valuation methods that require greater judgment. Further, rapidly changing and unprecedented credit and equity market conditions could materially impact the valuation of securities as reported in our consolidated financial statements and the period-to-period changes in value could vary significantly. Decreases in value may have a material adverse effect on our results of operations or financial condition.

We face potential competition from companies that have greater financial resources, broader arrays of products, higher ratings and stronger financial performance, which may impair our ability to attract new customers and maintain our profitability and financial strength.

        We operate in a highly competitive industry. Many of our competitors are substantially larger and enjoy substantially greater financial resources, higher ratings by rating agencies, broader and more diversified product lines and more widespread distribution relationships. Our annuity products will compete with indexed, traditional declared rate and variable annuities sold by other insurance companies and also with mutual fund products, traditional bank investments and other retirement funding alternatives offered by asset managers, banks and broker-dealers. Our insurance products will compete with those of other insurance companies, financial intermediaries and other institutions based on a number of factors, including premium rates, policy terms and conditions, service provided to distribution channels and policyholders, ratings by rating agencies, reputation and commission structures.

        Our ability to compete will depend in part on rates of interest credited to policyholder account balances or the parameters governing the determination of index credits which is driven by our investment performance. We will not be able to accumulate and retain assets under management for our products if our investment results underperform the market or the competition, since such under performance likely would result in asset withdrawals and reduced sales.

        We will compete for distribution sources for our products. We believe that our success in competing for distributors will depend on factors such as our financial strength, the services we provide to, and the relationships we develop with these distributors and offering competitive commission structures. Our distributors will generally be free to sell products from whichever providers they wish, which makes it important for us to continually offer distributors products and services they find attractive. If our products or services fall short of distributors' needs, we may not be able to establish and maintain satisfactory relationships with distributors of our annuity products. Our ability to compete will also depend in part on our ability to develop innovative new products and bring them to market more quickly than our competitors. In order for us to compete in the future, we will need to continue to bring innovative products to market in a timely fashion. Otherwise, our revenues and profitability could suffer.

We may experience volatility in net income due to accounting standards for derivatives.

        All of our derivative instruments, including certain derivative instruments embedded in other contracts, will be recognized in the balance sheet at their fair values and changes in fair value will be recognized immediately in earnings. This impacts certain revenues and expenses we will report for our indexed annuity business as follows:

  •
  We must mark to market the call options purchased to fund the annual index credits on our indexed annuities based upon quoted market prices from related counterparties and the associated credit worthiness of each counterparty. We record the change in fair value of these options as a component of our revenues. The change in fair value of derivatives includes the gains or losses recognized at expiration of the option term or upon early termination and changes in fair value for open positions.

  •
  The contractual obligations for future annual index credits are treated as a "series of embedded derivatives" over the expected life of the applicable contracts. Increases or decreases in the fair value of embedded derivatives generally correspond to increases or decreases in equity market performance and changes in the interest rates used to discount the excess of the projected policy contract values over the projected minimum guaranteed contract values.

        Accounting for derivatives in future periods related to our indexed annuity business may cause substantial volatility in our reported net income.

If we do not manage our growth effectively, our financial performance could be adversely affected.

        We intend to grow our company by entering into selling agreements with unaffiliated broker-dealers, recruiting independent registered representatives of those broker-dealers developing the productivity of the distribution force, expanding our distribution network, developing new products, expanding into new product lines, and continuing to develop new incentives for our distribution force. Growth will impose significant responsibilities on our management, including the need to identify, recruit, maintain and integrate additional employees, including management. There can be no assurance that we will be successful in expanding our business or that our systems, procedures and controls will be adequate to support our operations as they expand. In addition, due to our anticipated growth and resulting increased size, it may be necessary to expand the scope of our investing activities to asset classes in which we have not invested or have not had significant exposure. If we are unable to adequately manage our investments in these classes, our financial condition or operating results in the future may not meet our expectations. Our failure to manage growth effectively, or our inability to recruit, maintain and integrate additional qualified employees and distributors, could have a material adverse effect on our business, financial condition or results of operations. We cannot assure you that our future revenues will increase or that we will be profitable.

We must retain and attract key employees or else we may not grow or be successful.

        We share personnel, including executive management, with our immediate parent, American Equity Life, pursuant to a management services agreement. See the section "Transactions with Related Persons, Promoters, and Certain Control Persons" on page    for further discussion of this agreement.

We are dependent upon our executive management for the operation and development of our business. Our executive management includes:

  •
  David Jeff Noble, President, Chief Executive Officer and Chairman of the Board

  •
  James Michael Gerlach, Executive Vice President and Director

  •
  Debra Jane Richardson, Executive Vice President, Secretary and Director

  •
  John Michael Matovina, Executive Vice President, Chief Financial Officer, Treasurer and Director

  •
  Wendy Lee Carlson, General Counsel, Assistant Secretary and Director

        This executive management team provides the expertise, knowledge and experience which will allow us to focus on our strategic business plans. Although none of our executive management team has indicated that they intend to terminate their employment with American Equity Life or us, there can be no assurance that these employees will remain for any particular period of time. Also, we do not maintain, nor does American Equity Life maintain, "key person" life insurance for any of our shared personnel.

If we are unable to attract and enter into selling agreements with broker-dealer selling firms, sales of our products may be affected.

        We will distribute our annuity products through selling agreements with unaffiliated broker-dealers and their registered representatives. We must enter into those selling agreements to distribute our products. Insurance companies compete vigorously for distribution relationships. We will compete with other life insurance companies for distribution relationships primarily on the basis of our financial position, support services, compensation and product features. Selling firms may promote products offered by other life insurance companies that may offer a different variety of products than we do. Our competitiveness for such distributors also depends upon the long-term relationships we develop with them. If we are unable to attract and retain sufficient distributors, our ability to compete and our revenues would suffer.

Changes in state and federal regulation may affect our profitability.

        We are subject to regulation under applicable insurance statutes in the various states in which we transact business. Insurance regulation is intended to provide safeguards for policyholders rather than to protect shareholders of insurance companies or their holding companies. Regulators oversee matters relating to trade practices, policy forms, claims practices, guaranty funds, types and amounts of investments, reserve adequacy, insurer solvency, minimum amounts of capital and surplus, transactions with related parties, changes in control and payment of dividends.

        State insurance regulators and the NAIC continually reexamine existing laws and regulations, and may impose changes in the future We are subject to the NAIC's RBC requirements which are intended to be used by insurance regulators as an early warning tool to identify deteriorating or weakly capitalized insurance companies for the purpose of initiating regulatory action. We also may be required, under solvency or guaranty laws of most states in which we do business, to pay assessments up to certain prescribed limits to fund policyholder losses or liabilities for insolvent insurance companies.

        Although the federal government does not directly regulate the insurance business, federal legislation and administrative policies in several areas, including pension regulation, age and sex discrimination, financial services regulation, securities regulation and federal taxation, can significantly affect the insurance business. As increased scrutiny has been placed upon the insurance regulatory framework, a number of state legislatures have considered or enacted legislative proposals that alter, and in many cases increase, state authority to regulate insurance companies and holding company systems. In addition, in 2010 the federal government may assume some role in the regulation of the insurance industry. The regulatory framework at the state and federal level applicable to our insurance products is evolving. The changing regulatory framework could affect the design of such products and our ability to sell certain products. Any changes in these laws and regulations could materially and adversely affect our business, financial condition or results of operations.

Changes in federal income taxation laws, including any reduction in individual income tax rates, may affect sales of our products and profitability.

        From time to time, various tax law changes have been proposed that could have an adverse effect on our business, including the elimination of all or a portion of the income tax advantages for annuities. If legislation were enacted to eliminate the tax deferral for annuities, such a change may have an adverse effect on our ability to sell non-qualified annuities. Non-qualified annuities are annuities that are not sold to a qualified retirement plan.

        In June 2001, the Economic Growth and Tax Relief Reconciliation Act of 2001 (the "2001 Act") was signed into law. The 2001 Act implemented a staged reduction in individual federal income tax rates that began in 2001. Later, in May 2003, the Jobs and Growth Tax Relief Reconciliation Act of 2003 (the "2003 Act") was signed into law. The enactment of the 2003 Act accelerated rate reductions implemented by the 2001 Act. While the reduction in income tax rates is temporary (pre-2001 rates will return in 2011), the present value of the tax deferred advantage of annuities and life insurance products is less, which might hinder our ability to sell such products and/or increase the rate at which our current policyholders surrender their policies.

We face risks relating to litigation, including the costs of such litigation, management distraction and the potential for damage awards, which may adversely impact our business.

        We may become involved in litigation, both as a defendant and as a plaintiff. In addition, state regulatory bodies, such as state insurance departments, the SEC, the Financial Industry Regulatory Authority, Inc. ("FINRA"), the Department of Labor, and other regulatory bodies regularly make inquiries and conduct examinations or investigations of companies in the annuity business concerning compliance with, among other things, insurance laws, securities laws, the Employee Retirement Income Security Act of 1974, as amended, and laws governing the activities of broker-dealers. Companies in the annuity business have faced litigation, including class action lawsuits, alleging improper product design, improper sales practices and similar claims. There can be no assurance that any future litigation, will not have a material adverse effect on our business, financial condition or results of operations, through distraction of our management or otherwise.

A downgrade in our parent's credit or financial strength ratings may increase our future cost of capital and may reduce new sales, adversely affect relationships with distributors and increase policy surrenders and withdrawals.

        The Holding Company's ability to maintain its ratings is dependent upon the results of operations of the Holding Company's subsidiaries, including us, and the Holding Company's financial strength. Financial strength ratings are important factors in establishing the competitive position of life insurance and annuity companies. In recent years, the market for annuities has been dominated by those insurers with the highest ratings. For example, distributors and sales agents for life insurance and annuity products use the ratings as one factor in determining which insurer's annuities to market.

        Financial strength ratings generally involve quantitative and qualitative evaluations by rating agencies of a company's financial condition and operating performance. Generally, rating agencies base their ratings upon information furnished to them by the insurer and upon their own investigations, studies and assumptions. Ratings are based upon factors of concern to agents, policyholders and intermediaries and are not directed toward the protection of investors and are not recommendations to buy, sell or hold securities.

        There can be no assurance that our parent American Equity Life will sustain any particular rating for any given period of time or that it will not be changed or withdrawn entirely if, in their judgment, circumstances so warrant. We have a financial support agreement with American Equity Life. Under this agreement, American Equity Life will provide support so that we have the greater of (a) capital and surplus of $5 million, or (b) the amount of capital and surplus as shall be necessary to maintain a RBC ratio based upon Company action level of at least 300% on an on-going basis. This agreement is not an evidence of indebtedness or an obligation or liability of American Equity Life and does not provide any of our policyholders with recourse to American Equity Life.

        The risks notes above about a downgrade in ratings are also applicable to American Equity Life, and a downgrade in American Equity Life's ratings could have a material adverse effect on us because of the terms of the financial support agreement.

PROPERTIES

        We share space with our parent, American Equity Life, which leases approximately 86,000 square feet of commercial office space in one building in West Des Moines, Iowa, under an operating lease that expires on November 30, 2021.

 SELECTED FINANCIAL DATA

        The following selected financial data should be read in conjunction with the discussion under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and related notes appearing elsewhere in this prospectus. The financial information as of December 31, 2008 and for the period from August 28, 2008 (date of inception) through December 31, 2008, set forth below was derived from our audited financial statements and related notes included elsewhere in this prospectus. The financial information as of September 30, 2009 and for the nine months ended September 30, 2009 was derived from our unaudited financial statements and related notes included elsewhere in this prospectus. In the opinion of management, all adjustments, consisting solely of normal recurring accruals, considered necessary for the fair presentation of financial statements for the interim periods, have been included. The results for the past periods are not necessarily indicative of results that may be expected for future periods.

	Nine Months Ended September 30, 2009	August 28, 2008 (Date of Inception) to December 31, 2008
	(U.S. Dollars in Thousands)
Statements of Operations Data:
Revenues:
Net investment income	$186	$87

Total revenues	186	87

Expenses:
Other operating costs and expenses	594	123

Total expenses	594	123

Net loss	$(408)	$(36)

	September 30, 2009	December 31, 2008
	(U.S. Dollars in Thousands)
Balance Sheet Data:
Total assets	$5,689	$6,038
Total liabilities	$153	$60
Long-term obligations	—	—

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        Management's Discussion and Analysis of Financial Condition and Results of Operations reviews our financial condition at September 30, 2009 and December 31, 2008, our results of operations for the three and nine months ended September 30, 2009 and the period from August 28, 2008 (date of inception) through December 31, 2008, and where appropriate, factors that may affect future financial performance. This discussion should be read in conjunction with our financial statements and notes thereto appearing elsewhere in this prospectus.

Cautionary Statement Regarding Forward-Looking Information

        All statements, trend analyses and other information contained in this prospectus and elsewhere (such as in filings by us and the Holding Company with the SEC, press releases, presentations by us or our parent American Equity Life, our management or oral statements) relative to markets for our products and trends in our operations or financial results, as well as other statements including words such as "anticipate", "believe", "plan", "estimate", "expect", "intend", and other similar expressions, constitute forward-looking statements. We caution that these statements may vary from actual results and the differences between these statements and actual results can be material. Accordingly, we cannot assure you that actual results will not differ materially from those expressed or implied by the forward-looking statements. Factors that could contribute to these differences include, among other things:

  •
  general economic conditions and other factors, including prevailing interest rate levels and stock and credit market performance which may affect (among other things) our ability to sell our products, our ability to access capital resources and the costs associated therewith, the fair value of our investments, which could result in other than temporary impairments, and certain liabilities, and the lapse rate and profitability of policies;

  •
  customer response to new products and marketing initiatives;

  •
  changes in the Federal income tax laws and regulations which may affect the relative income tax advantages of our products;

  •
  increasing competition in the sale of annuities;

  •
  regulatory changes or actions, including those relating to regulation of financial services affecting (among other things) bank sales and underwriting of insurance products and regulation of the sale, underwriting and pricing of products; and

  •
  the risk factors or uncertainties listed from time to time in our filings with the SEC.

For a detailed discussion of these and other factors that might affect our performance see the sections entitled "Risk Factors" and "Potential Risk Factors That May Effect Future Results."

Overview

        We were formed by American Equity Life, our parent company, on August 28, 2008 for the purpose of specializing in the sale of individual fixed annuity products consisting of both unregistered traditional declared rate annuities and registered indexed annuities. On September 17, 2008, we were capitalized through the issuance of 2,500,000 shares of common stock to American Equity Life in exchange for $5,000,000. Since our formation through September 30, 2009, we have been in the development stage with respect to product development and distribution and have had limited operations.

        We entered into a coinsurance agreement in December 2009 with American Equity Life. Under this agreement, American Equity Life is ceding 20% of its risk associated with its multi-year rate guaranteed annuities issued on or after July 1, 2009. This agreement does not relieve American Equity Life of its obligations to its policyholders under the annuity contracts covered by the agreement. Under the terms of this agreement, American Equity Life will pay to us 20% of the premiums collected on the reinsured policies, and we will pay 20% of all policy benefits including death benefits, withdrawals, surrenders, and annuitizations on the reinsured policies. We will also pay 20% of all commission and expense allowances on the reinsured policies as well as 20% of all insurance taxes and charges on the reinsured policies. We will establish, maintain and hold our 20% share of the policy benefit reserves with respect to the reinsured policies. We will reimburse American Equity Life for the economic cost of funding the statutory risk-based capital associated with certain asset risks quarterly in an amount equal to 23 basis points per annum (0.23%) multiplied by the average of the policy benefit reserves which have been ceded to us during the relevant quarterly period. Policy benefit reserves assumed from American Equity Life under this agreement were $21.2 million at November 30, 2009. The financial transactions related to the coinsurance agreement are not reflected in the financial statements contained elsewhere in this prospectus because such transactions occurred subsequent to the date of those financial transactions.

        Our profitability in the future will depend in large part upon the amount of assets we have under management, investment spreads we earn on our policyholder account balances, our ability to manage our investment portfolio to maximize returns and minimize risks such as interest rate changes and defaults or impairment of assets, our ability to manage interest rates credited to policyholders and costs of the options purchased to fund the annual index credits on our indexed annuities, our ability to manage the costs of acquiring new business (principally commissions to agents) and our ability to manage our operating expenses.

Critical Accounting Policies

        The increasing complexity of the business environment and applicable authoritative accounting guidance requires us to closely monitor our accounting policies. We have identified two critical accounting policies that are complex and require significant judgment. The following summary of our critical accounting policies is intended to enhance your ability to assess our financial condition and results of operations and the potential volatility due to changes in estimates.

Valuation of Investments

        Our fixed maturity securities classified as available for sale are reported at fair value. Unrealized gains and losses, if any, on these securities are included directly in stockholder's equity as a component of Accumulated Other Comprehensive Gain (Loss), net of income taxes. Unrealized gains and losses represent the difference between the cost (book) basis and the fair value of these investments. We use significant judgment within the process used to determine fair value of these investments.

        Fair value is the price that would be received to sell an asset or paid to transfer a liability (exit price) in an orderly transaction between market participants at the measurement date. The objective of a fair value measurement is to determine that price for each financial instrument at each measurement date. We meet this objective using various methods of valuation that include market, income and cost approaches. Fair value accounting standards define three levels of fair value hierarchy to set priority for use of inputs in determining fair value. The highest level inputs (Level 1) are quoted prices in active markets for identical assets. Level 2 inputs are observable market data other than Level 1 inputs such as quoted prices for similar assets, quoted prices for identical or similar assets in markets that are not active and inputs other than quoted prices (interest rates, yield curves, etc.). Level 3 inputs are our own assumptions about what a market participant would use in determining fair value such as estimated future cash flows and replacement costs.

        The following tables present the fair value of fixed maturity securities, available for sale, by pricing source and fair value accounting hierarchy levels as of September 30, 2009 and December 31, 2008:

	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
	(U.S. Dollars in Thousands)
September 30, 2009
Priced via independent broker quotations	$242	$4,965	$—	$5,207

% of Total	4.6%	95.4%	—%	100.0%

December 31, 2008
Priced via independent broker quotations	$142	$4,868	$—	$5,010

% of Total	2.8%	97.2%	—%	100.0%

        Our assets which are measured at fair value on a recurring basis as of September 30, 2009 and December 31, 2008 are presented below based on the fair value hierarchy levels:

	Total Fair Value	Quoted Prices in Active Markets (Level 1)	Significant Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(U.S. Dollars in Thousands)
September 30, 2009
Assets
Fixed maturity securities, available for sale:
U.S. Government full faith and credit	$242	$242	$—	$—
U.S. Government sponsored agencies	4,965	—	4,965	—
Cash and cash equivalents	345	345	—	—

	$5,552	$587	$4,965	$—

December 31, 2008
Assets
Fixed maturity securities, available for sale
U.S. Government full faith and credit	$142	$142	$—	$—
U.S. Government sponsored agencies	4,868	—	4,868	—
Cash and cash equivalents	444	444	—	—
Short-term investments	500	500	—	—

	$5,954	$1,086	$4,868	$—

We have no liabilities at either September 30, 2009 or December 31, 2008, that are measured at fair value on a recurring basis.

        Management's assessment of all available data when determining fair value of our investments is necessary to appropriately apply fair value accounting standards. The first step in our process of determining fair value of our investments is obtaining quotes for each individual investment from an independent broker. These quotes are non-binding, but they are determined based on observable market data. The process that the independent broker uses for determining fair value begins with obtaining prices from an independent pricing service. The broker then evaluates other observable market data to determine if that price should be modified for facts and circumstances that may have not been considered by the pricing service. Inputs used by both the broker and the pricing service include market information, such as yield data, and other factors relating to instruments or securities with similar characteristics.

        If there is sufficient trading volumes and the market in which the investment is traded is determined to be active, the independent broker determines the price to be the value at which trades were initiated at the financial reporting date. If there were an insufficient number of trades to determine a price based on actual trades, then the independent broker will utilize the pricing service's price as well as available market information, to determine a fair value price. For those securities that the pricing service does not provide a price, the independent broker will use a pricing matrix, as well as other known market data, to determine a fair value price.

        We review the prices received from the independent broker to ensure that the prices represent a reasonable estimate of fair value. This process involves quantitative and qualitative analysis and is overseen by our investment department. This review process includes, but is not limited to, initial and on-going review of methodologies used by the independent broker, review of pricing statistics and trends, back testing recent trades, comparing prices to those obtained from other third party pricing services, reviewing cash flow activity in the subsequent period, monitoring credit rating upgrades and downgrades and monitoring of trading volumes. Most of the information used by the pricing service and the independent broker can be corroborated by our procedures of investigating market data and tying that data to the facts utilized by the broker.

Evaluation of Other Than Temporary Impairments

        The evaluation of investments for other than temporary impairment involves significant judgment and estimates by management. The carrying amount of each of our investments is reviewed on an ongoing basis for changes in market interest rates and credit deterioration. This review process includes analyzing our ability to recover the amortized cost or cost basis of each investment that has a fair value that is materially lower than its amortized cost or cost and requires a high degree of management judgment and involves uncertainty. The evaluation of securities for other than temporary impairments is a quantitative and qualitative process, which is subject to risks and uncertainties.

        We have a policy and process in place to identify securities that could potentially have an impairment that is other than temporary. This process involves monitoring market events and other items that could impact issuers. The evaluation includes but is not limited to such factors as:

  •
  the length of time and the extent to which the fair value has been less than amortized cost or cost;

  •
  whether the issuer is current on all payments and all contractual payments have been made as agreed;

  •
  the remaining payment terms and the financial condition and near-term prospects of the issuer;

  •
  the lack of ability to refinance due to liquidity problems in the credit market;

  •
  the fair value of any underlying collateral;

  •
  the existence of any credit protection available;

  •
  our intent to sell and whether it is more likely than not that we would be required to sell prior to recovery for debt securities; and

  •
  consideration of rating agency actions.

        We determine whether other than temporary impairment losses should be recognized for debt securities by assessing all facts and circumstances surrounding the security. If we intend to sell a debt security or if it is more likely than not that we will be required to sell a debt security before recovery of its amortized cost basis, other than temporary impairment has occurred and the difference between amortized cost and fair value will be recognized as a loss in operations.

        If we do not intend to sell and it is not more likely than not we will be required to sell the debt security but also do not expect to recover the entire amortized cost basis of the security, an impairment loss would be recognized in operations in the amount of the expected credit loss. We calculate the present value of the cash flows expected to be collected. The difference between the present value of expected future cash flows and the amortized cost basis of the security is the amount of credit loss recognized in operations. The remaining amount of the other than temporary impairment is recognized in other comprehensive income.

Results of Operations for the Period from August 28, 2008 (date of inception) through December 31, 2008 and the Three and Nine Months Ended September 30, 2009

        Our net loss was $36,000 for the period ended December 31, 2008 and $90,000 and $408,000 for the three and nine months ended September 30, 2009, respectively. We are in the development stage and have issued no business. Our revenues which consisted solely of investment income were $87,000 for the period ended December 31, 2008 and $69,000 and $186,000 for the three and nine months ended September 30, 2009, respectively. Our investments were purchased with the proceeds from capital contributions from American Equity Life, our parent company. The average yield earned on our investments was 5.61% during the period ended December 31, 2008 and 5.33% and 5.24% for the three and nine months ended September 30, 2009, respectively. Operating costs and expenses were $123,000 for the period ended December 31, 2008 and $159,000 and $594,000 for the three and nine months ended September 30, 2009, respectively. Operating expenses for the period ending December 31, 2008 were related to organizational costs primarily related to the application for certificates of authority to conduct insurance business in various states. Operating expenses for the nine months ended September 30, 2009 include legal expenses of $385,000 associated with the preparation of the registration statement of which this prospectus is a part, with the remaining comprised of organizational costs associated with the application process for certificate of authority in various states and internal costs for the preparation of the registration statement of which this prospectus is a part.

Financial Condition

Investments

        Our investment strategy is to maintain a predominantly investment grade fixed income portfolio, provide adequate liquidity to meet our future cash obligations to policyholders and others and maximize current income and total investment return through active investment management. Consistent with this strategy, our investments consist of fixed maturity securities and short-term investments.

        Insurance statutes regulate the type of investments that we are permitted to make and limit the amount of funds that may be used for any one type of investment. In light of these statutes and regulations and our business and investment strategy, we generally seek to invest in United States government and government-sponsored agency securities and debt securities rated investment grade by established nationally recognized rating organizations or in securities of comparable investment quality, if not rated.

        The composition of our investment portfolio at September 30, 2009 and December 31, 2008 was as follows:

	September 30, 2009		December 31, 2008
	Carrying Amount	Percent	Carrying Amount	Percent
	(U.S. Dollars in Thousands)
Fixed maturity securities:
United States Government full faith and credit	$242	4.6%	$142	2.8%
United States Government sponsored agencies	4,965	95.4%	4,868	97.2%

	$5,207	100.0%	$5,010	100.0%

        The table below presents our total fixed maturity securities by National Association of Insurance Commissioners ("NAIC") designation and the equivalent ratings of a nationally recognized securities rating organization.

		September 30, 2009		December 31, 2008
NAIC Designation	Rating Agency Equivalent	Carrying Amount	Percent	Carrying Amount	Percent
(U.S. Dollars in Thousands)
1	Aaa/Aa/A	$5,207	100.0%	$5,010	100.0%
2		—	—%	—	—%

Total investment grade		5,207	100.0%	5,010	100.0%

3		—	—%	—	—%
4		—	—%	—	—%
5		—	—%	—	—%
6		—	—%	—	—%

Total below investment grade		—	—%	—	—%

		$5,207	100.0%	$5,010	100.0%

        The amortized cost and fair value of fixed maturity securities by contractual maturity are shown below at September 30, 2009. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Available for Sale
	Amortized Cost	Fair Value
	(U.S. Dollars in Thousands)
Due after five years through ten years	$237	$242
Due after ten years through twenty years	5,000	4,965

	$5,237	$5,207

        We have classified our fixed maturity investments as available for sale. Available for sale securities are reported at fair value and unrealized gains and losses, if any, on these securities (net of income taxes) are included directly in a separate component of stockholder's equity, thereby exposing stockholder's equity to volatility for changes in the reported fair value of securities classified as available for sale. The following table shows our investments' gross unrealized losses and fair value, aggregated by investment category and length of time that individual securities (consisting of 1 security) have been in a continuous loss position at September 30, 2009:

	Less than 12 months		12 months or more		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
	(U.S. Dollars in Thousands)
September 30, 2009
Fixed maturity securities:
Available for sale:
United States Government sponsored agencies	$4,964	$(36)	$—	$—	$4,964	$(36)

At December 31, 2008, none of our investments were in an unrealized loss position.

        The following is a description of the factors causing the unrealized losses by investment category as of September 30, 2009:

        United States Government sponsored agencies:    These securities are relatively long in duration, making the value of such securities sensitive to changes in market interest rates. During the last six months spreads on agency securities have improved; however, long-term interest rates have risen by a greater amount. This security carries a yield less than those available at September 30, 2009 as the result of these rising interest rates.

        Where the decline in market value of debt securities is attributable to changes in market interest rates or to factors such as market volatility, liquidity and spread widening, and we anticipate recovery of all contractual or expected cash flows, we do not consider these investments to be other than temporarily impaired because we do not intend to sell these investments and it is not more likely than not we will be required to sell these securities before a recovery of amortized cost, which may be maturity.

Liquidity and Capital Resources

        We are dependent on capital contributions from American Equity Life, our parent, to fund operations as we are in the development stage and have not issued any business. As discussed below in the section entitled "Certain Relationships and Related Party Transactions—Financial Support Agreement," we have entered into a net worth maintenance agreement with American Equity Life whereby American Equity Life will provide support in order for us to maintain the greater of $5 million in capital and surplus and the amount of capital and surplus necessary for us to maintain a company action level RBC ratio of at 300% on an ongoing basis.

        Going forward, we intend that our primary sources of cash flow will be annuity deposits, investment income, and proceeds from the sale, maturity and calls of investments. We intend that the primary uses of funds will be investment purchases, payments to policyholders in connection with surrenders and withdrawals, policy acquisition costs and other operating expenses.

        Liquidity requirements will be met primarily by funds provided from operations. We anticipate receiving adequate cash flow from annuity deposits and investment income to meet our obligations. Annuity liabilities are generally long-term in nature. However, a primary liquidity concern going forward will be the risk of an extraordinary level of early policyholder withdrawals. We include provisions within our annuity policies, such as surrender charges, that help limit and discourage early withdrawals.

        We believe that cash flows generated from sources above will be sufficient to satisfy the near term liquidity requirements of our operations, including reasonable foreseeable contingencies. During 2010, we expect to generate sufficient cash flows from annuity deposits to meet cash outflow requirements. However, we cannot predict future experience regarding benefits and surrenders since benefit and surrender levels are influenced by such factors as the interest rate environment, our claims paying ability and our financial credit ratings.

        Going forward funds which we will receive as annuity deposits will be invested in high quality investments to fund our future commitments. We believe that diversity of our investment portfolio and a concentration of investments in high quality securities should provide sufficient liquidity to meet foreseeable cash requirements. Although there is no present need or intent to dispose of our investments, we could readily liquidate portions of our investments, if such a need arose. Sales of available for sale securities in an unrealized loss position are subject to other than temporary impairment considerations including our intent to sell.

Dividends

        Prior approval of regulatory authorities is required for the payment of dividends to American Equity Life, our parent company, which exceed an annual limitation. The current limitation is the greater of 10% of our capital and surplus as of the preceding year-end or the net gain from operations during the previous year.

        Statutory accounting practices prescribed or permitted by regulatory authorities differ from U.S. generally accepted accounting principles. Our net loss, as determined in accordance with statutory accounting practices was $200,000 for the year ended December 31, 2008 and our total statutory capital and surplus was $6 million at December 31, 2008.

Contractual Obligations

        We have entered into the following three contracts under which we will have material future commitments:

  •
  the management services agreement, pursuant to which American Equity Life provides administrative functions related to agent licensing, payment of commissions, actuarial services, annuity policy issuance and service, accounting and financial compliance, market conduct, general and informational services and marketing as well as share certain resources and personnel with us;

  •
  the investment advisory agreement, pursuant to which that the Holding Company serves as investment adviser with respect to our general account investments for a period of five years; and

  •
  the coinsurance agreement, pursuant to which American Equity Life is ceding 20% of its risk associated with its multi-year rate guaranteed annuities issued on or after July 1, 2009.

For detailed discussion of the management services agreement, the investment advisory agreement and the coinsurance agreement, see "Certain Relationships and Related Party Transactions" and "Management's Discussion and Analysis of Financial Condition and Results of Operations—Overview."

        Going forward, we may enter into financing transactions, lease agreements, or other commitments in the normal course of our business.

New Accounting Pronouncements

        In June 2009, the FASB amended accounting standards for transfers and servicing of financial assets and extinguishments of liabilities. The new standards remove the concept of a qualifying special-purpose entity ("QSPE") from existing standards and remove the exception of QSPE's from consolidation requirements. Additionally, more stringent conditions for reporting a transfer of a portion of a financial asset as a sale were created, derecognition criteria was clarified, how retained interests are initially measured was revised, the guaranteed mortgage securitization recharacterization provisions were removed and disclosure requirements were added. This standard must be applied as of the beginning of our first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. Earlier application is prohibited. We are currently assessing the impact of this standard.

        In June 2009, the FASB issued amendments to the accounting standards for consolidation of variable interest entities. The new standard replaces the quantitative-based risks and rewards calculation of existing standards for determining which enterprise, if any, has a controlling financial interest in a variable interest entity with a primarily qualitative approach focused on identifying which enterprise has the power to direct the activities of a variable interest entity that most significantly impacts the entity's economic performance and (1) the obligation to absorb losses of the entity or (2) the right to receive benefits from the entity. This amendment is effective as of the beginning of each reporting entity's first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. Earlier application is prohibited. We are currently assessing the impact of this standard.

        In August 2009, the FASB issued an accounting standards update that amends the fair value measurement of liabilities. The update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using the quoted price of the identical liability when traded as an asset, quoted prices for similar liabilities or similar liabilities when traded as assets, or another valuation technique that is consistent with the principles of fair value. This guidance is effective for the first reporting period beginning after issuance, which will be our three months and year ending December 31, 2009. We are currently assessing the impact of this accounting standards update.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

        Given our limited operations to date, we are not currently subject to any material market risk exposures. However, in future periods, we expect to have exposure to market risk through both our insurance operations and investment activities.

        Interest rate risk will be our primary market risk exposure. Substantial and sustained increases and decreases in market interest rates will affect the profitability of our annuity products and the fair value of our investments. The profitability of most of our annuity products will depend on the spreads between interest yield on investments and rates credited on the annuity products. We will have the ability to adjust crediting rates (caps, participation rates or asset fee rates for indexed annuities) on substantially all of our annuity products at least annually (subject to minimum guaranteed values). In addition, substantially all of our annuity products will have surrender and withdrawal penalty provisions designed to encourage persistency and to help ensure targeted spreads are earned. However, competitive factors, including the impact of the level of surrenders and withdrawals, may limit our ability to adjust or maintain crediting rates at levels necessary to avoid narrowing of spreads under certain market conditions.

        A major component of our interest rate risk management program will be structuring the investment portfolio with cash flow characteristics consistent with the cash flow characteristics of our annuity products. We will use computer models to simulate cash flows expected from our existing business under various interest rate scenarios. These simulations will enable us to measure the potential gain or loss in fair value of our interest rate-sensitive financial instruments, to evaluate the adequacy of expected cash flows from our assets to meet the expected cash requirements of our annuity products and to determine if it is necessary to lengthen or shorten the average life and duration of our investment portfolio. The "duration" of a security is the time weighted present value of the security's expected cash flows and is used to measure a security's sensitivity to changes in interest rates. When the durations of assets and liabilities are similar, exposure to interest rate risk is minimized because a change in value of assets should be largely offset by a change in the value of liabilities.

        With respect to our indexed annuities, we intend to purchase call options on the applicable indices to fund the annual index credits on such annuities. These options will be primarily one-year instruments purchased to match the funding requirements of the underlying policies. Fair value changes associated with these investments should substantially be offset by an increase or decrease in the amounts added to policyholder account balances for index products.

        We also intend to utilize a hedging process in which we purchase options out of the money to the extent of anticipated minimum guaranteed interest on indexed annuities. On the anniversary dates of the indexed annuities, we will purchase new one-year call options to fund the next annual index credits. The risk associated with these prospective purchases is the uncertainty of the cost, which will determine whether we are able to earn our spread on our index business. We will manage this risk through the terms of our annuities, which will permit us to change caps, participation rates and asset fees, subject to contractual features. By modifying caps, participation rates or asset fees, we can limit option costs to budgeted amounts, except in cases where the contractual features would prevent further modifications.

DIRECTORS AND EXECUTIVE OFFICERS

        Set forth below is information regarding our directors and executive officers as of December 1, 2009. There are no family relationships among any directors or executive officers.

Name	Age	Position
David Jeff Noble	77	President, Chief Executive Officer and Chairman of the Board
James Michael Gerlach	67	Executive Vice President and Director
Debra Jane Richardson	52	Executive Vice President, Secretary and Director
John Michael Matovina	55	Executive Vice President, Chief Financial Officer, Treasurer and Director
Wendy Lee Carlson	49	General Counsel, Assistant Secretary and Director

        David J. Noble has served as our President, Chief Executive Officer and Chairman of the Board since our formation in 2008. He has served as Chairman of the Holding Company since 1995; Chief Executive Officer, President and Treasurer of the Holding Company from 1995 through December 2008; and as Chairman of American Equity Life since its formation in 1995. He served as President of American Equity Life from its formation in 1995 until March, 2001. Mr. Noble was Chief Executive Officer of The Statesman Group, Inc. ("Statesman") from 1982 through 1994 and was a director of Statesman (from 1975) and its President (from 1979) until he left to form the Holding Company at the end of 1995. Mr. Noble has been active in the insurance industry for over 50 years. Mr. Noble is a director of Twenty Services, Inc., a company engaged principally in the general finance business, including the purchase and sale of real estate.

        James M. Gerlach has been an Executive Vice President and director of the Company since our formation in 2008. He has served as a director and Executive Vice President of the Holding Company since 1997 and as a director and Executive Vice President of American Equity Life since 1996. Prior to joining the Holding Company, Mr. Gerlach served as Executive Vice President and Secretary of American Life and Casualty Insurance Company and as Executive Vice President and Treasurer of

Vulcan Life Insurance Company, a subsidiary of American Life and Casualty. Mr. Gerlach has been active in the insurance industry for over 40 years.

        Debra J. Richardson has served as our Executive Vice President, Secretary and director since our formation in 2008. She has served as Senior Vice President (1995-2008), Executive Vice President (since January 1, 2009) and Secretary of the Holding Company (since its formation) and as its director since August, 2008. She has served as a director, Senior Vice President (through 2008), Executive Vice President (since January 1, 2009) and Secretary of American Equity Life since June 1996 and additionally as Chief Administrative Officer since January 1, 2009. Ms. Richardson was employed by Statesman from 1977 through April 1996, serving in various positions including Vice President of Shareholder/Investor Relations and Assistant Secretary. Ms. Richardson has been involved in the insurance industry for over 30 years.

        John Michael Matovina has been our Chief Financial Officer, Treasurer, Executive Vice President, and a director since our formation in 2008. He has also served as Chief Financial Officer (since January 2009), Vice Chairman (since June 2003) and director (since 2000) of the Holding Company; and as Executive Vice President and Chief Financial Officer of American Equity Life since January 1, 2009. Prior to being appointed Vice Chairman of the Holding Company, Mr. Matovina was a private investor since 1997 and a financial consultant to the Holding Company from 1997 to 2000. From November 1983 through November 1996, he was a senior financial officer of Statesman and many of its subsidiaries, and he served as Statesman's Chief Financial Officer, Treasurer and Secretary. Mr. Matovina is a certified public accountant and has almost 20 years of experience as a financial officer in the insurance industry.

        Wendy L. Carlson has been General Counsel, Assistant Secretary and director of the Company since our formation in 2008. She has served as Chief Executive Officer and President of the Holding Company since January 2009. She was the Chief Financial Officer and General Counsel of the Holding Company from June 1999 until December 2008. She has served as Executive Vice President of American Equity Life since June 1999. Before becoming an employee, she served as outside corporate counsel for the Holding Company from its inception in 1995. Ms. Carlson was previously a partner in the firm of Whitfield & Eddy, P.L.C., Des Moines, Iowa, where she practiced law from 1985 until June 1999. She served as one of the outside corporate attorneys for Statesman for over 10 years. Ms. Carlson is also a certified public accountant.

COMMITTEES OF THE BOARD OF DIRECTORS

        We currently have two permanent committees of the Board of Directors described below.

        Executive Committee.    The executive committee performs the following functions, among others:

  •
  except as prohibited by applicable law, exercises, between meetings of our Board of Directors, all of the powers and authority of the Board in our direction and management;

  •
  reviews corporate matters presented, or to be presented, to our Board of Directors; and

  •
  makes recommendations to our Board of Directors on policy matters.

        Investment Committee.    The investment committee performs the following functions, among others:

  •
  oversees the management of our assets and liabilities;

  •
  makes recommendations to our Board of Directors regarding investment policy; and

  •
  reviews procedures and practices relating to our investment activities.

        Our Board of Directors has also authorized the Holding Company Audit Committee (the "Audit Committee") to perform the following functions for us, among others, assist the Board of Director's oversight of: (a) the integrity of our financial statements; (b) our compliance with legal and regulatory requirements as they pertain to the financial statements and annual audit process; (c) our independent auditors' qualifications and independence and the performance of our independent auditors; and (d) our internal audit function. The Audit Committee is governed by a written charter approved by the board of directors of the Holding Company. The charter is posted on the Holding Company's website at www.american-equity.com.

        The Audit Committee is comprised of three independent directors: Robert L. Howe, A.J. Strickland, III and Harley A. Whitfield, Sr. The Audit Committee must include only directors who satisfy the independence requirements under the Sarbanes-Oxley Act of 2002 ("SOX") and the New York Stock Exchange ("NYSE") Rules. In addition, all Audit Committee members must have the ability to read and understand financial statements. The board of directors of the Holding Company has determined that all members of the Audit Committee meet such standards. In addition, the board of directors of the Holding Company has determined that Mr. Howe is an "audit committee financial expert," as that term is defined under SOX.

Compensation of the Board of Directors

        Each member of our Board of Directors is an officer of the Company and is not separately compensated for their services as director. We do not reimburse our directors for the expenses they incur in attending meetings of the Board of Directors or meetings of committees of the Board of Directors.

Compensation Committee Interlocks and Insider Participation

        Our Board of Directors has not established a compensation committee. Under a management services agreement between our parent American Equity Life and us, we share personnel with American Equity Life and all employees who provide services to us are American Equity Life employees and are paid by American Equity Life. Their compensation-related costs are allocated to us as described in the "Executive Compensation" section on page    . The compensation policies and programs of the Holding Company, American Equity Life's parent and our ultimate parent, determine the compensation of officers of American Equity Life, including the officers we share with American Equity Life.

 COMPENSATION

  Executive Compensation

        We share personnel with our parent, American Equity Life, pursuant to a management services agreement between American Equity Life and us. Our operational needs are met by American Equity Life and certain of its direct and indirect affiliates pursuant to the management services agreement. All executive officers and employees who provide services to us are American Equity Life executive officers or employees and are paid by American Equity Life. Their compensation-related costs are allocated to us based on various factors, the primary being the estimated time allocated to providing services to us. Our directors and executive officers are not specifically compensated for their work for us.

        In order to help you understand the compensation-related costs that will be allocated to us under the management services agreement with respect to our executive officers identified in the table under the caption entitled "Directors and Executive Officers" in this prospectus (whom we refer to as our "shared named executive officers"), we have set forth below a discussion of the compensation policies and programs of the Holding Company, the direct parent of American Equity Life, and our indirect parent. The compensation policies and programs of the Holding Company determine the compensation of executive officers of American Equity Life, including our shared named executive officers.

        Compensation Discussion and Analysis—Holding Company.    The Holding Company's compensation policies and programs are designed to:

  •
  attract and retain highly qualified and motivated executive officers;

  •
  encourage and reward achievement of annual and long-term goals; and

  •
  encourage executive officers to become shareholders of the Holding Company with interests aligned with those of other shareholders of the Holding Company.

        Section 162(m) of the IRC limits deductible compensation to $1 million for certain executives, with the exception of "performance-based compensation." It is anticipated that compensation paid to the Holding Company's executive officers in the future will be below this threshold and thus fully deductible for federal income tax purposes. Likewise, we anticipate that future compensation-related costs allocated to us under the management services agreement will be fully deductible for us.

        Mr. Noble's Compensation.    David J. Noble is the founder of the Holding Company and has had a compensation program significantly different from other Holding Company executive officers. The Compensation Committee of the Holding Company has consistently made recommendations to implement, and approved, increases in Mr. Noble's compensation to reflect his leadership, the scope of his responsibilities and the Holding Company's growth and profitability; however, from the formation of the Holding Company through 2005, Mr. Noble elected to receive an annual base salary of $60,000 and elected not to receive discretionary annual cash bonuses, which was not consistent with the Compensation Committee's recommendations or actions. Beginning in 2006, the Compensation Committee increased Mr. Noble's base salary to $120,000. In 2007, Mr. Noble's base salary remained $120,000 and the Compensation Committee awarded him a cash bonus of $400,000 to bring his total compensation to a minimum level of $500,000, an amount recommended by the Compensation Committee. In 2008, the Compensation Committee increased Mr. Noble's base salary to $500,000 to maintain this level and he elected not to receive a cash bonus or stock options in 2008.

        Other Named Executives.    The primary elements of compensation for the executive officers of the Holding Company other than Mr. Noble include:

  •
  Base pay;

  •
  Discretionary annual cash bonuses;

  •
  Non-equity incentive compensation based on net receipts from new annuity sales; and

  •
  Long-term equity incentive compensation through stock options.

        Base Pay and Discretionary Cash Bonuses.    Mr. Noble makes recommendations to the Compensation Committee regarding the amount of base pay and discretionary annual cash bonuses paid to executive officers of the Holding Company, including our shared named executive officers, and the Compensation Committee of the Holding Company reviews and either approves or rejects the recommendations. In making such recommendations, Mr. Noble considers the historical levels of compensation of such officers and the financial results and performance of the Holding Company and American Equity Life, including attainment of sales, asset growth and earnings objectives. In addition, the Compensation Committee, at its June 2009 meeting, approved an increase in salaries for the named shared executive officers, other than Mr. Noble. The increase was made retroactive to January 1, 2009 and was approved following a review of a compensation study prepared by Pearl Meyer & Partners, the Committee's compensation consultant. The Committee determined that the Holding Company should increase base salaries to approximate the 25th percentile of the peer group levels over a two-year period (2009 and 2010). The consultant utilized proxy data from 11 insurance companies having total 2007 assets from $4.3 billion to $33.1 billion and public and private survey data from 2008 for the financial service and insurance industries utilizing companies having assets from $4 billion to $34 billion (trend adjusted to January 1, 2009) to develop a blended market consensus base salary, total cash compensation and total direct compensation level for each of the positions of the named shared executives. The Committee also approved a Retirement Benefit Agreement for Mr. Noble which provides certain benefits to Mr. Noble in recognition of his past services to the Holding Company and in consideration for his consent to certain post-termination obligations. That agreement was included as an exhibit to the Holding Company's Form 8-K filed with the SEC on June 9, 2009.

        We will be allocated compensation-related costs under the management services agreement with respect to base pay, and applicable taxes associated therewith, paid to our shared named executive officers based on various factors, the primary being the estimated time allocated to providing services to us.

        Non-Equity Incentive Compensation.    A key element of the compensation of all executive officers and employees of the Holding Company and American Equity Life, excluding Mr. Noble, is a cash incentive plan based upon net receipts of premiums from new annuity sales. This plan is available to all executive officers and employees and is intended to encourage them to focus on annual sales goals and to maintain the high levels of service to sales agents and policyholders for which the Holding Company and American Equity Life are known. Prior to 2007, the cash incentive plan pool consisted of 5 basis points (0.05%) of net premiums received from annuity sales during the six-month periods preceding each semi-annual distribution date. Distributions were made in cash on a pro rata basis equal to the ratio which each executive officer and employee's gross salary bears to the total payroll expense for the relevant period and the relevant group of participants. In 2008, Ms. Richardson and Ms. Carlson did not participate in the cash incentive plan.

        The Holding Company established the American Equity Investment Employee Stock Ownership Plan ("ESOP") effective July 1, 2007. With the formation of the ESOP, the cash incentive plan pool that previously consisted of 5 basis points was changed to 8 basis points. A distribution of 4 basis points is made in cash as described above and a distribution of 4 basis points is contributed to the ESOP. The principal purpose of the ESOP is to provide each eligible executive officer and employee with an equity interest in the Holding Company. Executive officers and employees become eligible to participate in the ESOP once they have completed a minimum of six months of service. Employees become 100% vested in the ESOP after two years of service.

        We will be not be allocated any compensation-related costs under the management services agreement with respect to the non-equity incentive compensation paid to our shared named executive officers

        Stock Ownership and Long-Term Equity Compensation.    The Holding Company emphasizes long-term equity compensation in the total compensation package for all employees and particularly for senior officers. The Holding Company believes this helps align the interests of such employees and officers with shareholders of the Holding Company and creates an incentive to build value for the stockholders of the Holding Company through growth in profitability targets, including gross spread earnings on annuity liability reserves, net operating earnings and return of operating earnings on average equity. Senior officers of the Holding Company are encouraged to own shares of the Holding Company's common stock. No particular level of stock ownership is required. In addition, long-term equity compensation has been provided in the form of stock options granted under employee stock option plans adopted by the Holding Company's Board of Directors and approved by the shareholders of the Holding Company.

        We will not be allocated any compensation-related costs under the management services agreement with respect to long-term equity compensation paid to our shared named executive officers.

        Change in Control Arrangements.    The Holding Company has no written employment contracts or separation agreements with any of its executive officers or employees. To promote retention of senior officers, the Holding Company has entered into change in control agreements with a small group of executive officers including each of the shared named executive officers except Mr. Noble. Each January 1 the term of each of these agreements is automatically extended one year unless the Holding Company has given ninety days notice that the Holding Company will not extend the term of the agreement. With certain exceptions, an executive officer of the Holding Company is entitled to payments for a period of thirty-six months following a change in control if his or her employment is terminated for certain reasons within thirty-six months following a change in control. Such payments are equal to three times the amount of the executive's base salary plus "target annual bonus." These agreements also provide for the continuation of health, dental and life insurance benefits during the thirty-six month period. If payments under these agreements become subject to the "golden parachute" excise tax imposed by IRC Sections 280G and 4999, then the named executives will be entitled to receive an additional "gross-up" payment that is sufficient to pay the golden parachute excise tax and all other taxes, interest and penalties associated with the excise tax and gross-up payment. During the term of the agreement and during the period in which the executive is entitled to continued salary payments, the executive may not (i) solicit or entice any other employee to leave the Holding Company or its affiliates, including us, to go to work for any competitor, or (ii) request or advise a customer or client of the Holding Company or its affiliates, including us, to curtail or cancel its business relationship with the Holding Company or its affiliates.

        We will not be allocated any compensation-related costs under the change in control arrangements with respect to our shared named executive officers.

        Non-Qualified Deferred Compensation Arrangements.    The Holding Company permits senior officers of the Holding Company to defer on an elective basis a specified portion of their base salaries, annual cash bonuses and amounts paid under the cash incentive plan. Any such deferrals must be made pursuant to a non-qualified deferred compensation agreement between the officer and the Holding Company with deferred amounts contributed to the American Equity Officers Rabbi Trust. The investment of deferred amounts is directed by the individual officers and the return on such investments is added to the deferred account balance of such officer. No above market returns are paid on deferred amounts. The balance of the deferred compensation account will be distributed to an executive who has elected to make such deferrals upon his or her death, disability or separation from service.

        Because the Holding Company's non-qualified deferred compensation arrangements are funded (i.e., the Holding Company has irrevocably and unconditionally set aside assets with a trust for the payment of the non-qualified deferred compensation arrangement benefits, and those assets are beyond the reach of both the Holding Company and its creditors), we will not be allocated any compensation-related costs under these arrangements with respect to our shared named executive officers.

        Perquisites and Other Compensation.    Several of the Holding Company's executive officers receive perquisites including car allowances, transportation allowances, payment of private club dues and excess group term life insurance. The Holding Company offers a package of insurance benefits to all employees including health, dental, long-term disability and life insurance. The Holding Company has a qualified 401(k) plan for all employees who are eligible after thirty days of employment and attainment of age 18. The Holding Company matches 50% of employee contributions to the plan up to 4% of the employee's total compensation, subject to the limitations specified in the IRC. In addition to the 401(k) plan, all employees participate in the ESOP as previously described.

        We will not be allocated any compensation-related costs under the management services agreement with respect to perquisites and any insurance benefits paid to our shared named executive officers. In addition, we will not be allocated any compensation-related costs associated with the qualified 401(k) plan maintained by the Holding Company.

Summary Compensation Table and Other Related Compensation Tables

        During the period ended December 31, 2008, there was no allocation of any compensation-related costs for Mr. Noble, our President and Chief Executive Officer, and Mr. Matovina, our Executive Vice President, Chief Financial Officer and Treasurer, since neither of these individuals provided services to us. In addition, during the period ended December 31, 2008, there was no allocation of any compensation-related costs for any of our other shared named executive officers that exceeded $100,000. As a result and in accordance with the SEC's rules, we have not provided any allocated cost compensation information for our shared named executive officers for the fiscal year ended December 31, 2008.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS, AND CERTAIN CONTROL PERSONS

Policy Regarding Related Person Transactions

        We will enter into a related person transaction only after our Board of Directors or the Holding Company Audit Committee (the "Audit Committee") determines that the transaction either is in, or is not inconsistent with, our best interests. For purposes of this policy, a related person transaction is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) in which (i) we were, are or will be a participant, (ii) the amount of the transaction, arrangement or relationship exceeds $120,000, and (iii) in which a related person had, has or will have a direct or indirect material interest in the transaction. A related person means:

  •
  any person who is, or at any time since the beginning of our last fiscal year was, a member of our Board of Directors or an executive officer or a nominee to become a member of our Board of Directors;

  •
  any person who is known to be the beneficial owner of more than 5% of any class of our voting securities;

  •
  any immediate family member of any of the foregoing persons; and

  •
  any firm, corporation, or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

        In connection with any proposed transaction with a related person, our general counsel will assess whether the proposed transaction is a related person transaction. If our general counsel determines that the proposed transaction is a related person transaction, the proposed transaction will be submitted to the Audit Committee for consideration at the next committee meeting. The Audit Committee will consider the relevant facts and circumstances of the transaction, including, but not limited to: (i) the benefits to us; (ii) the availability of other suppliers or customers for comparable products or services (if applicable); (iii) the terms of the transaction; and (iv) the terms available to unrelated third parties or to employees generally (if applicable). The Audit Committee shall approve only those Related Person Transactions that are in, or are not inconsistent with, our best interests as the committee determines in good faith. The Audit Committee will only approve or disapprove certain related person transactions where the related person is not the Holding Compamy or an affiliated company of the Holding Company. Where the related person is the Holding Company or an affiliated company of the Holding Company, the proposed transaction will be submitted to our Board of Directors, who will consider the transaction based upon the standards set forth above and make a determination thereon.

        We will not enter into a related person transaction if the Audit Committee or our Board of Directors, as the case may be, has not approved the transaction. At the first meeting of our Board of Directors in each fiscal year, the Board will review any previously approved related person transaction that remains ongoing and has a remaining term of more than six months or remaining amounts payable to or receivable from us of more than $120,000. At that meeting, our Board of Directors will make a determination as to whether to continue, modify, or terminate the transaction.

        If a member of the Audit Committee, or our Board of Directors, as the case may be, or his or her immediate family member is a related person with respect to a related person transaction, that member of the Audit Committee or our Board of Directors will not participate in the review, consideration, or approval of the related person transaction. We maintain a copy of our written policy and procedures governing related person transactions at our Home Office.

Certain Relationships and Related Person Transactions

        Except for the agreements noted below, there have been no transactions between the Company and any related person since January 1, 2008, nor are any such related person transactions currently being contemplated for which disclosure would be required.

        Coinsurance Agreement.    Indemnity coinsurance is a transaction in which one insurer agrees to indemnify another insurer for all or a portion of the risks or liabilities of the ceding insurer with respect to a particular block(s) of life insurance or annuity business. We entered into a coinsurance agreement in December 2009 that became effective as of July 1, 2009, in which we agreed to indemnify our parent American Equity Life for a portion of the financial risks or liabilities it bears with respect to a block of multi-year rate guaranteed deferred annuity contracts issued on or after July 1, 2009 (the "deferred annuity contracts"). Under the indemnity coinsurance agreement with American Equity Life, American Equity Life ceded 20% of the financial risk it bears with respect to the deferred annuity contracts to us. The indemnity coinsurance agreement does not relieve American Equity Life of its obligations to its policyholders under the deferred annuity contracts, but does require us to indemnify American Equity Life for the financial risks we have assumed with respect to the deferred annuity contract block of business under the agreement. Policy benefit reserves assumed from American Equity Life under this agreement amounted to $21.2 million at November 30, 2009.

        Net Worth Maintenance Agreement.    We have a financial support agreement with American Equity Life. Under this agreement, American Equity Life will provide support so that we will have the greater of (a) capital and surplus of $5 million, or (b) the amount of capital and surplus necessary to maintain a RBC ratio based upon Company Action Level of at least 300% on an on-going basis. This agreement is not an evidence of indebtedness or an obligation or liability of American Equity Life and does not provide any of our contract owners with recourse to American Equity Life. American Equity Life's audited financial statements are included herein for reference purposes.

        Investment Advisory Agreement.    We have entered into an investment advisory agreement with the Holding Company. The investment advisory agreement provides that the Holding Company serves as investment adviser with respect to our general account investments for a period of five years. Under this agreement, the Holding Company furnishes a continuous investment program and provides investment advisory services as reasonably necessary for the proper administration of our general account investments. In consideration for the services provided under this agreement, we have agreed to pay the Holding Company each calendar quarter a fee, based on the market value of our general account investments, and to reimburse the Holding Company for any expenses relating to the performance of those services. The fee we pay the Holding Company each calendar quarter equals the sum of the following: (a) $1,000 on the first $25,000,000 of general account investments; (b) 0.20% on general account investments above $25,000,000 up to $100,000,000; and (c) 0.15% on general account investments in excess of $100,000,000.

        Management Services Agreement.    We have entered into a management services agreement with American Equity Life. Under this agreement, American Equity Life agrees to provide administrative functions related to agent licensing, payment of commissions, actuarial services, annuity policy issuance and service, accounting and financial compliance, market conduct, general and informational services and marketing as well as to share certain resources and personnel with us. In exchange for providing these administrative functions and use of shared resources and personnel, we reimburse American Equity Life for the cost of providing such administrative functions, resources and personnel. During the period from August 28, 2008 to December 31, 2008, we incurred fees under this agreement of $43,808. Through the period ending September 30, 2009, we incurred fees under this agreement of $158,000.

        Home Office Tenant Improvements.    American Equity Life entered into a lease agreement to relocate its administrative home office to a new office building in West Des Moines, Iowa effective December 1, 2009. American Equity Life contracted with Richardson Construction to provide tenant-finish building construction and supervisory contractor services, consisting of labor and materials, to adapt the office building space for occupancy by American Equity Life and its affiliates and subsidiaries, including us. The principal owner of Richardson Construction is Russell Richardson, the spouse of our Executive Vice President, Secretary and Director, Debra J. Richardson. The gross total approximate dollar cost of this construction project is $350,000. American Equity Life had also contracted with Richardson Construction for various tenant improvements at our former home office. Gross payments made by American Equity Life to Richardson Construction during 2009 through November 30, 2009 were $282,665.

        Airplane Leasing.    American Equity Life and its affiliates lease on a regular basis an airplane from DW Corporation, which is wholly owned by our Chairman, David J. Noble. Payments made to DW Corporation for the leasing of the plane during 2008 were $104,075 and payments during 2009 through November 30, 2009 were $105,300. It is expected that the total payments for 2009 through year end will equal or exceed $120,000.

LEGAL PROCEEDINGS

        The Company, like other life insurance companies, may be involved in lawsuits, including class action lawsuits. In some class action and other lawsuits involving insurers, substantial damages have been sought and/or material settlement payments have been made. However, the Company believes that, as of the date of this prospectus, there are no pending or threatened lawsuits that involve the Company.

LEGAL MATTERS

        The law firm of Sutherland Asbill & Brennan LLP, Washington, DC, has provided certain legal advice relating to certain matters under the federal securities laws.

 IMPORTANT INFORMATION ABOUT THE INDICES

        The Contract is not sponsored, endorsed, sold or promoted by Standard & Poor's, a division of the McGraw-Hill companies, Inc. ("S&P"). S&P makes no representation or warranty, express or implied, to the owners of the Contract or any member of the public regarding the advisability of investing in securities generally or in the Contract particularly or the ability of the S&P 500 Index to track general stock market performance. S&P's only relationship to the Company is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index which is determined, composed and calculated by S&P without regard to the Company or Contract. S&P has no obligation to take the needs of the Company or the owners of the Contract into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the prices and amount of the Contract or the timing of the issuance or sale of the Contract or in determination or calculation of the equation by which the Contract is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Contract.

        S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE CONTRACT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

        "Standard & Poor's®", "S&P", "S&P 500®", "Standard & Poor's 500" and "500" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by the Company. This Contract is not sponsored, endorsed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of purchasing the Contract.

REGISTRATION STATEMENT

        We have filed a registration statement with the SEC under the Securities Act of 1933 that relates to the Contract. This prospectus does not contain all of the information in the registration statement, as permitted by SEC regulations.

        You may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site (http://www.sec.gov) that contains information that we filed electronically with the SEC.

RULE 12H-7 REPRESENTATION

        Eagle Life Insurance Company relies upon the exemption from the periodic reporting requirements of the Securities Exchange Act of 1934 (the "Securities Exchange Act") set forth in Rule 12h-7 under the Securities Exchange Act to the extent necessary to avoid any such periodic reporting obligation.

EAGLE LIFE INSURANCE COMPANY

(A Development Stage Company)

Financial Statements

For the Period from August 28, 2008 (Date of Inception)

through December 31, 2008

(With Report of Independent Registered Public Accounting Firm Thereon)

EAGLE LIFE INSURANCE COMPANY

(A Development Stage Company)

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholder
Eagle Life Insurance Company:

        We have audited the accompanying balance sheet of Eagle Life Insurance Company (the Company) as of December 31, 2008, and the related statements of operations, changes in stockholder's equity and cash flows for the period from August 28, 2008 (date of inception) through December 31, 2008. In connection with our audit of the financial statements, we also have audited the financial statement schedules I and III. These financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Eagle Life Insurance Company as of December 31, 2008, and the results of its operations and its cash flows for the period from August 28, 2008 (date of inception) through December 31, 2008, in conformity with U.S. generally accepted accounting principles. Also in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

                      /s/ KPMG LLP

Des Moines, Iowa
December 8, 2009

EAGLE LIFE INSURANCE COMPANY
(A Development Stage Company)

Balance Sheet

(Dollars in thousands)

December 31, 2008
Assets
Investments:
Fixed maturity securities:
Available for sale, at fair value (amortized cost: $4,989)	$5,010
Cash and cash equivalents	444
Short-term investments	500
Accrued investment income	81
Other assets	3

Total assets	$6,038

Liabilities and Stockholder's Equity
Liabilities:
Deferred income taxes	$7
Amounts due to Parent	43
Other liabilities	10

Total liabilities	60

Stockholder's equity:
Common stock, par value $1 per share. Authorized 25,000,000 shares; issued and outstanding 2,500,000 shares	2,500
Additional paid-in capital	3,500
Accumulated other comprehensive income	14
Deficit accumulated during the development stage	(36)

Total stockholder's equity	5,978

Total liabilities and stockholder's equity	$6,038

See accompanying notes to financial statements.

EAGLE LIFE INSURANCE COMPANY
(A Development Stage Company)

Statement of Operations

(Dollars in thousands)

August 28, 2008 (Date of Inception) to December 31, 2008
Revenues:
Net investment income	$87

Total revenues	87

Expenses:
Other operating costs and expenses	123

Total expenses	123

Net loss	$(36)

See accompanying notes to financial statements.

EAGLE LIFE INSURANCE COMPANY
(A Development Stage Company)

Statement of Changes in Stockholder's Equity

(Dollars in thousands)

	Common Stock	Additional Paid-in Capital	Accumulated other Comprehensive Income	Deficit Accumulated During the Development stage	Total Stockholder's Equity
Incorporation on August 28, 2008	$—	$—	$—	$—	$—
Initial capitalization by issuance of common stock on September 5, 2008	2,500	2,500	—	—	5,000
Capital contribution by Parent	—	1,000	—	—	1,000
Comprehensive loss:
Net loss for period	—	—	—	(36)	(36)
Change in net unrealized investment gains	—	—	14	—	14

Total comprehensive loss	—	—	—	—	(22)

Balance at December 31, 2008	$2,500	$3,500	$14	$(36)	$5,978

See accompanying notes to financial statements.

EAGLE LIFE INSURANCE COMPANY
(A Development Stage Company)

Statement of Cash Flows

(Dollars in thousands)

August 28, 2008 (Date of Inception) to December 31, 2008
Operating activities
Net loss	$(36)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in other operating assets and liabilities:
Accrued investment income	(81)
Due to Parent	43
Other assets	(3)
Other liabilities	10

Net cash used in operating activities	(67)

Investing activities
Acquisition of investments:
Fixed maturity securities—available for sale	(4,989)
Short-term investments	(500)

Net cash used in investing activities	(5,489)

Financing activities
Proceeds from issuance of common stock	5,000
Proceeds from additional capital contributed from Parent	1,000

Net cash provided by financing activities	6,000

Increase in cash and cash equivalents	444
Cash and cash equivalents at beginning of period	—

Cash and cash equivalents at end of period	$444

See accompanying notes to financial statements.

(1) Significant Accounting Policies

Nature of Operations

        Eagle Life Insurance Company ("we", "us", or "our") is an Iowa domestic company and a wholly owned subsidiary of American Equity Investment Life Insurance Company ("Parent"). We were incorporated on August 28, 2008 and have been in the development stage since that time. During the development stage, we have been engaged in insurance annuity product development for future anticipated sales, development of a sales and distribution channel for the insurance products and applying for regulatory licensing to conduct the business of distributing life and annuity insurance products in non-domiciliary states. Our operations are expected to be limited to life insurance and annuity business.

        As of December 31, 2008, we were licensed to sell insurance products in 8 states and as of November 30, 2009, we are licensed to sell insurance products in 31 states, but we have not yet issued any business.

Estimates and Assumptions

        The preparation of financial statements in conformity with U.S. generally accepted accounting principles ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions are utilized in the valuation of investments. A description of each critical estimate is incorporated within the discussion of the related accounting policies which follow. It is reasonably possible that actual experience could differ from the estimates and assumptions utilized.

Investments

        Fixed maturity securities that may be sold prior to maturity are classified as available for sale. Available for sale securities are reported at fair value and unrealized gains and losses, if any, on these securities are included directly in a separate component of stockholder's equity, net of income taxes. Fair values, as reported herein, of fixed maturity securities are based on quoted market prices in active markets when available, or for those fixed maturity securities not actively traded, yield data and other factors relating to instruments or securities with similar characteristics are used. See note 2 for more information on assumptions and valuation models used. Premiums and discounts are amortized/accrued using methods which result in a constant yield over the securities' expected lives. Interest income is recognized as earned.

        The carrying amounts of our impaired investments in fixed maturity securities are reviewed on an ongoing basis for credit deterioration and changes in market interest rates. If this review indicates a decline in fair value that is other than temporary, our carrying amount in the investment is reduced to its fair value and a specific write down is taken through operations as realized losses. Realized gains and losses on sales are determined on the basis of specific identification of investments based on the trade date. We would recognize impairment of securities due to changing of interest rates only if we no longer had the intent and ability to hold the securities until recovery or maturity. Factors considered in evaluating whether a decline in value is other than temporary due to credit deterioration include:

  •
  the length of time and the extent to which the fair value has been less than cost;

  •
  whether the issuer is current on all payments and all contractual payments have been made as agreed;

  •
  the remaining payment terms and the financial condition and near-term prospects of the issuer;

(1) Significant Accounting Policies (Continued)

  •
  the lack of ability to refinance due to liquidity problems in the credit market;

  •
  the fair value of any underlying collateral;

  •
  the existence of any credit protection available;

  •
  our intent and ability to retain the investment for a period of time sufficient to allow for recovery; and

  •
  consideration of rating agency actions.

        Short-term investments consist of certificates of deposit that will mature within the next fiscal year. We carry these investments at historical cost which approximates fair value.

Cash and Cash Equivalents

        We consider all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Deferred Income Taxes

        Deferred income tax assets or liabilities are computed based on the temporary differences between the financial statement and income tax bases of assets and liabilities using the enacted marginal tax rate. Deferred income tax expenses or credits are based on the changes in the asset or liability from period to period. Deferred income tax assets are subject to ongoing evaluation of whether such assets will more likely than not be realized. The realization of deferred income tax assets primarily depends on generating future taxable income during the periods in which temporary differences become deductible. Deferred income tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax asset will not be realized. In making such a determination, all available positive and negative evidence, including scheduled reversals of deferred tax liabilities, projected future taxable income, tax planning strategies and recent financial operations, is considered. The realization of deferred income tax assets related to unrealized losses on available for sale fixed maturity securities is also based upon our intent and ability to hold those securities for a period of time sufficient to allow for a recovery in fair value and not realize the unrealized loss.

Comprehensive Income (Loss)

        Comprehensive income (loss) includes all changes in stockholder's equity during a period except those resulting from investments by and distributions to the stockholder. Other comprehensive income (loss) excludes net realized investment gains (losses) included in net income (loss) which merely represent transfers from unrealized to realized gains and losses.

New Accounting Pronouncements

        In April 2009, the Financial Accounting Standards Board ("FASB") issued FASB Staff Position ("FSP") No. FAS 107-1 and Accounting Principles Board ("APB") 28-1, Interim Disclosures about Fair Value of Financial Instruments ("FSP FAS 107-1 and APB 28-1"). FSP FAS 107-1 and APB 28-1 amends FASB Statement No. 107, Disclosures about Fair Value of Financial Instruments, to require disclosures about fair value of financial instruments for interim reporting periods to publicly traded companies as well as in annual financial statements.

(1) Significant Accounting Policies (Continued)

        In April 2009, the FASB issued FSP No. FAS 115-2 and FAS 124-2, Recognition and Presentation of Other Than Temporary Impairments ("FSP FAS 115-2"). FSP FAS 115-2 amends the other than temporary impairment guidance in U.S. GAAP for debt securities to make the guidance more operational and to improve the presentation and disclosure of other than temporary impairments on debt and equity securities in the financial statements. It does not amend existing recognition and measurement guidance related to other than temporary impairments of equity securities. FSP FAS 115-2 was effective for interim and annual reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. A cumulative effect of initially applying FSP FAS 115-2 shall be recognized as an adjustment to the opening balance of retained earnings with a corresponding adjustment to accumulated other comprehensive income (loss) for debt securities held at the beginning of the interim period of adoption for which an other than temporary impairment was previously recognized. We have determined adoption will have no impact on our financial statements.

        In April 2009, the FASB issued FSP No. FAS 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly ("FSP FAS 157-4"). FSP FAS 157-4 provides additional guidance for estimating fair value in accordance with SFAS 157 when the volume and level of activity for the asset or liability have significantly decreased, as well as guidance on identifying circumstances that indicate a transaction is not orderly. FSP FAS 157-4 becomes effective for interim and annual reporting periods ending after June 15, 2009, and shall be applied prospectively, with early adoption permitted for periods ending after March 15, 2009. We have determined that the adoption of FSP FAS 157-4 will have no impact on our financial statements.

(2) Fair Values of Financial Instruments

        Fair value is the price that would be received to sell an asset or paid to transfer a liability (exit price) in an orderly transaction between market participants at the measurement date. The objective of a fair value measurement is to determine that price for each financial instrument at each measurement date. We meet this objective using various methods of valuation that include market, income and cost approaches.

        Our assessment of all available data when determining fair value of its investments is required. The first step in our process of determining fair value of investments is obtaining quotes for each individual investment from an independent broker. These quotes are non-binding, but they are determined based on observable market data. The process that the independent broker uses for determining fair value begins with obtaining prices from an independent pricing service. The broker then evaluates other observable market data to determine if that price should be modified for facts and circumstances that may have not been considered by the pricing service. Inputs used by both the broker and the pricing service include market information, such as yield data, and other factors relating to instruments or securities with similar characteristics.

        We review the prices received from the independent broker to ensure that the prices represent a reasonable estimate of fair value. This process involves quantitative and qualitative analysis and is overseen by our investment department. This review process includes, but is not limited to, initial and on-going review of methodologies used by the independent broker, review of pricing statistics and trends, back testing recent trades, comparing prices to those obtained from other third party pricing services, reviewing cash flow activity in the subsequent period, monitoring credit rating upgrades and downgrades and monitoring of trading volumes. A majority of the information used by the pricing

(2) Fair Values of Financial Instruments (Continued)

service and the independent broker can be corroborated by our procedures of investigating market data and tying that data to the facts utilized by the broker.

        The following methods and assumptions were used by us in estimating the fair values of financial instruments during the year ended December 31, 2008:

  Fixed maturity securities—The fair values of fixed maturity securities are obtained from third parties and are based on quoted market prices when available. The third parties use yield data and other factors relating to instruments or securities with similar characteristics to determine fair value for securities that are not actively traded.

  Cash and cash equivalents and short-term investments—Amounts reported in the consolidated balance sheets for these instruments are reported at their historical cost which approximates fair value due to the nature of the assets assigned to this category.

        The following sets forth a comparison of the fair values and carrying amounts of our financial instruments:

	December 31, 2008
	Carrying Amount	Fair Value
	(Dollars in thousands)
Assets:
Fixed maturity securities:
Available for sale	$5,010	$5,010
Cash and cash equivalents	444	444
Short-term investments	500	500

        Fair value accounting standards require companies to expand disclosures associated with fair value measurements and to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Fair value accounting standards provide a hierarchy for valuation inputs in which assets and liabilities measured at fair value must be disclosed. Accordingly, we group financial assets and financial liabilities measured at fair value in the following categories:

Level 1	—	Quoted prices are available in active markets for identical financial instruments as of the reporting date. The types of financial instruments included in Level 1 are U.S. Government full faith and credit securities and interest and non-interest bearing cash. We do not adjust the quoted price for these financial instruments, even in situations where it holds a large position and a sale could reasonably impact the quoted price.
Level 2	—
Quoted prices in active markets for similar financial instruments, quoted prices for identical or similar financial instruments in markets that are not active, and models and other valuation methodologies using inputs other than quoted prices that are observable. The types of financial instruments included in Level 2 are U.S. Government sponsored agency securities.
Level 3	—
Models and other valuation methodologies using significant inputs that are unobservable for financial instruments and include situations where there is little, if any, market activity for the financial instrument. Unobservable inputs reflect our own assumptions about the assumptions that market participants would use in pricing the asset or liability (including assumptions about risk). The inputs used to determine fair value at this level require significant management judgment or estimation.

(2) Fair Values of Financial Instruments (Continued)

        In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, a financial instrument's level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the financial instrument.

        Our assets which are measured at fair value on a recurring basis as of December 31, 2008 are presented below based on the fair value hierarchy levels:

	Total Fair Value	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(Dollars in thousands)
Assets
Fixed maturity securities, available for sale	$5,010	$142	$4,868	$—
Cash and cash equivalents	444	444	—	—
Short-term investments	500	500	—	—

	$5,954	$1,086	$4,868	$—

        We had no liabilities at December 31, 2008 that are measured at fair value on a recurring basis.

(3) Investments

        At December 31, 2008, the amortized cost and fair value of fixed maturity securities were as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(Dollars in thousands)
December 31, 2008:
Fixed maturity securities:
Available for sale:
United States Government full faith and credit	$125	$17	$—	$142
United States Government sponsored agencies	4,864	4	—	4,868

	$4,989	$21	$—	$5,010

        The amortized cost and fair value of fixed maturity securities at December 31, 2008, by contractual maturity, are shown below. Actual maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Available for Sale
	Amortized Cost	Fair Value
	(Dollars in thousands)
Due after five years through ten years	$125	$142
Due after ten years through twenty years	4,864	4,868

	$4,989	$5,010

(3) Investments (Continued)

        Net unrealized gains on available for sale fixed maturity securities reported as a separate component of stockholder's equity, were comprised of the following:

December 31, 2008
(Dollars in thousands)
Net unrealized gains on available for sale fixed maturity securities	$21
Deferred income tax liability	(7)

Net unrealized gains reported as accumulated other comprehensive income	$14

        Components of net investment income are as follows:

Period Ended December 31, 2008
(Dollars in thousands)
Fixed maturity securities	$86
Cash and cash equivalents and short-term investments	2

88
Less investment expenses	(1)

Net investment income	$87

        Changes in net unrealized gains on investments for the period ended December 31, 2008 are as follows:

Period Ended December 31, 2008
(Dollars in thousands)
Investments carried at estimated fair value:
Fixed maturity securities, available for sale	$21

21

Adjustment for effect on other balance sheet accounts:
Deferred income tax liability	(7)

(7)

Increase in net unrealized gains on investments carried carried at fair value	$14

        At December 31, 2008, fixed maturity securities and short-term investments with an amortized cost of $5.1 million were on deposit with state agencies to meet regulatory requirements. There are no restrictions on these assets.

(4) Income Taxes

        In 2008, we filed a consolidated federal income tax return with our Parent's sole shareholder, American Equity Investment Life Holding Company ("Holding Company"). Under the terms of a tax-sharing agreement, we compute federal income tax as if we were filing a separate tax return.

(4) Income Taxes (Continued)

        Deferred income tax assets and liabilities are established for temporary differences between the financial reporting amounts and tax bases of assets and liabilities that will result in deductible or taxable amounts, respectfully, in future years. The income tax effects of temporary differences that give rise to the deferred tax assets and liabilities at December 31, 2008, are as follows:

December 31, 2008
(Dollars in thousands)
Deferred income tax assets:
Net operating loss carryforwards	$13
Valuation allowance	(13)

Total deferred tax assets	—

Deferred income tax liabilities:
Net unrealized gains on available for sale fixed maturity securities	(7)

Total deferred tax liabilities	(7)

Net deferred income tax liabilities	$(7)

        In 2008, we did not recognize any deferred income tax benefit for the net operating loss incurred because we can not determine that it is more likely than not that taxable income will be generated to a level necessary to utilize the net operating loss carryforward as a deduction within the carryforward period. Accordingly, we recorded a valuation allowance for the entire deferred tax asset recognized due to the net operating loss carryforward.

        Pursuant to FASB Interpretation No. 48, we record liabilities for uncertain tax positions where it is not more likely than not that the position will be sustainable upon audit by taxing authorities. These liabilities are reevaluated routinely and are adjusted appropriately based upon change in facts or law. We have no tax contingencies.

(5) Statutory Financial Information

        We are required to maintain a minimum total statutory-basis capital and surplus of not less than $5.0 million under the provisions of insurance laws of the state of Iowa.

        Prior approval of regulatory authorities is required for the payment of dividends to our sole shareholder which exceed an annual limitation. The current limitation is the greater of 10% of our capital and surplus as of the preceding year-end or the net gain from operations during the previous year.

        Statutory accounting practices prescribed or permitted by regulatory authorities differ from GAAP. Our net loss, as determined in accordance with statutory accounting practices, was $0.02 million in 2008 and our total statutory capital and surplus was $6.0 million at December 31, 2008.

(6) Capitalization

        We entered into a net worth maintenance agreement with our Parent in October 2009 whereby our Parent agrees to provide capital to us to ensure a capital and surplus balance of at least $5.0 million and the amount of capital and surplus necessary to maintain a risk based capital ratio of at least 300% based upon company action level.

(7) Related Party Transactions

        We have entered into a Management Services Agreement with our Parent. Under this agreement, our Parent agrees to provide administrative functions related to agent licensing, payment of commissions, actuarial services, annuity policy issuance and service, accounting and financial, compliance, market conduct, general and informational services and marketing. In exchange for providing these administrative functions, we will reimburse our Parent for actual costs incurred, which will be arrived at in a fair and equitable manner. During the period from August 28, 2008 (date of inception) to December 31, 2008, we incurred fees under this agreement of $43 thousand.

        We entered into an Investment Advisory Agreement with the Holding Company, our ultimate parent company, in June 2009 whereby we will pay a quarterly fee of $1,000 on the first $25 million, plus 0.20% on the amount in excess of $25 million up to $100 million, plus 0.15% on the amount in excess of $100 million of the fair value of invested assets. In exchange for this fee, the Holding Company is to provide investment advice and make investment decisions.

(8) Subsequent Event

        We entered into a coinsurance agreement in December 2009 with our Parent. Under this agreement, our Parent is ceding 20% of its risk associated with certain multi-year rate guaranteed annuities issued on or after July 1, 2009. This agreement does not relieve our Parent of its obligations to its policyholders under the annuity contracts covered by the agreement. Under the terms of this agreement, our Parent will cede to us 20% of the premiums collected on the reinsured policies, and we will pay 20% of all policy benefits including death benefits, withdrawals, surrenders, and annuity payouts on supplemental contracts on the reinsured policies. We will also pay 20% of all commission and expense allowances on the reinsured policies as well as 20% of all insurance taxes and charges on the reinsured policies. We will establish, maintain and hold our 20% share of the policy benefit reserves with respect to the reinsured policies. We will reimburse our Parent for the economic cost of funding the statutory risk-based capital associated with certain asset risks quarterly in an amount equal to 23 basis points per annum (0.23%) multiplied by the average of the policy benefit reserves which have been ceded to us during the relevant quarterly period. Policy benefit reserves assumed from our Parent under this agreement amounted to $21.2 million at November 30, 2009.

Eagle Life Insurance Company

Schedule I

Summary of Investments—Other Than
Investments in Related Parties

(U.S. Dollars in Thousands)

December 31, 2008

Column A	Column B	Column C	Column D
Type of Investment	Amortized Cost(1)	Fair Value	Amount at Which Shown in Balance Sheet
Fixed maturity securities:
Available for sale
United States Government full faith and credit	$125	$142	$142
United States Government sponsored agencies	4,864	4,868	4,868

	4,989	5,010	5,010

Total fixed maturity securities	4,989	$5,010	5,010

Total investments	$4,989		$5,010

(1)
On the basis of cost adjusted for repayments and amortization of premiums and accrual of discounts for fixed maturity securities and short-term investments.

See accompanying Report of Independent Registered Public Accounting Firm.

Eagle Life Insurance Company

Schedule III

Supplementary Insurance Information

(U.S. Dollars in Thousands)

Column A	Column B	Column C	Column D	Column E
	Deferred policy acquisition costs	Future policy benefits, losses, claims and loss expenses	Unearned premiums	Other policy claims and benefits payable
As of December 31, 2008:
Life insurance	$—	$—	$—	$—

Column A	Column F	Column G	Column H	Column I	Column J
	Premium revenue	Net investment income	Benefits, claims, losses and settlement expenses	Amortization of deferred policy acquisition costs	Other operating expenses
Period ended December 31, 2008:
Life insurance	$—	$87	$—	$—	$123

See accompanying Report of Independent Registered Public Accounting

EAGLE LIFE INSURANCE COMPANY

(A Development Stage Company)

Financial Statements
(Unaudited)

September 30, 2009

EAGLE LIFE INSURANCE COMPANY

(A Development Stage Company)

EAGLE LIFE INSURANCE COMPANY
(A Development Stage Company)

Balance Sheets

(U.S. Dollars in Thousands, except per share data)

	September 30, 2009	December 31, 2008
	(Unaudited)
Assets
Investments:
Fixed maturity securities:
Available for sale, at fair value (amortized cost: 2009—$5,237; 2008—$4,989)	$5,207	$5,010
Cash and cash equivalents	345	444
Short-term investments	—	500
Accrued investment income	88	81
Deferred income taxes	10	—
Other assets	39	3

Total assets	$5,689	$6,038

Liabilities and Stockholder's Equity
Liabilities:
Deferred income taxes	$—	$7
Amounts due to Parent	30	43
Other liabilities	123	10

Total liabilities	153	60

Stockholder's equity:
Common stock, par value $1 per share. Authorized 25,000,000 shares; issued and outstanding 2,500,000 shares	2,500	2,500
Additional paid-in capital	3,500	3,500
Accumulated other comprehensive income (loss)	(20)	14
Deficit accumulated during the development stage	(444)	(36)

Total stockholder's equity	5,536	5,978

Total liabilities and stockholder's equity	$5,689	$6,038

See accompanying notes to unaudited financial statements.

EAGLE LIFE INSURANCE COMPANY
(A Development Stage Company)

Statements of Operations

(U.S. Dollars in Thousands)

	Three Months Ended September 30, 2009	Nine Months Ended September 30, 2009	August 28, 2008 (Date of Inception) to December 31, 2008	August 28, 2008 (Date of Inception) to September 30, 2009
	(Unaudited)	(Unaudited)		(Unaudited)
Revenues:
Net investment income	$69	$186	$87	$273

Total revenues	69	186	87	273

Expenses:
Other operating costs and expenses	159	594	123	717

Total expenses	159	594	123	717

Net loss	$(90)	$(408)	$(36)	$(444)

See accompanying notes to unaudited financial statements.

EAGLE LIFE INSURANCE COMPANY
(A Development Stage Company)

Statements of Changes in Stockholder's Equity

(U.S. Dollars in Thousands)

	Common stock	Additional paid- in capital	Accumulated other comprehensive income	Deficit accumulated during the development stage	Total stockholders' equity
Incorporation on August 28, 2008	$—	$—	$—	$—	$—
Initial capitalization by issuance of common stock on September 5, 2008	2,500	2,500	—	—	5,000
Additional capital contribution by Parent	—	1,000	—	—	1,000
Comprehensive loss:
Net loss for period	—	—	—	(36)	(36)
Change in net unrealized investment gains/losses	—	—	14	—	14

Total comprehensive loss	—	—	—	—	(22)

Balance at December 31, 2008	2,500	3,500	14	(36)	5,978
Comprehensive loss:
Net loss for period	—	—	—	(408)	(408)
Change in net unrealized investment gains/losses	—	—	(34)	—	(34)

Total comprehensive loss	—	—	—	—	(442)

Balance at September 30, 2009 (unaudited)	$2,500	$3,500	$(20)	$(444)	$5,536

See accompanying notes to unaudited financial statements.

EAGLE LIFE INSURANCE COMPANY
(A Development Stage Company)

Statements of Cash Flows

(U.S. Dollars in thousands)

	Nine Months Ended September 30, 2009	August 28, 2008 (Date of Inception) to December 31, 2008	August 28, 2008 (Date of Inception) to September 30, 2009
	(Unaudited)		(Unaudited)
Operating activities
Net loss	$(408)	$(36)	$(444)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of discount and premium on investments	(1)	—	(1)
Changes in other operating assets and liabilities:
Accrued investment income	(7)	(81)	(88)
Due to Parent	(13)	43	30
Other assets	(36)	(3)	(39)
Other liabilities	113	10	123

Net cash used in operating activities	(352)	(67)	(419)

Investing activities
Sales, maturities, or repayments of investments:
Fixed maturity securities—available for sale	4,865	—	4,865
Short-term investments	500	—	500
Acquisition of investments:
Fixed maturity securities—available for sale	(5,112)	(4,989)	(10,101)
Short-term investments	—	(500)	(500)

Net cash provided by (used in) investing activities	253	(5,489)	(5,236)

Financing activities
Proceeds from issuance of common stock	—	5,000	5,000
Proceeds from capital contributed from Parent	—	1,000	1,000

Net cash provided by financing activities	—	6,000	6,000

Increase (decrease) in cash and cash equivalents	(99)	444	345
Cash and cash equivalents at beginning of period	444	—	—

Cash and cash equivalents at end of period	$345	$444	$345

See accompanying notes to unaudited financial statements.

(1) Significant Accounting Policies

Basis of Presentation

        The accompanying financial statements of Eagle Life Insurance Company ("we", "us", or "our") have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") for interim financial information. Accordingly, they do not include all the information and notes required by GAAP for complete financial statements. The financial statements reflect all adjustments, consisting only of normal recurring items, which are necessary to present fairly our financial position and results of operations on a basis consistent with the prior audited financial statements. Operating results for the nine month period ended September 30, 2009 are not necessarily indicative of the results that may be expected for the year ended December 31, 2009. The preparation of financial statements requires the use of management estimates. For further information related to a description of areas of judgment and estimates and other information necessary to understand our financial position and results of operations, refer to the audited financial statements and notes to those financial statements as of and for the period ended December 31, 2008.

Adopted Accounting Pronouncements

        In April 2009, the Financial Accounting Standards Board ("FASB") issued further guidance on the recognition and presentation of other than temporary impairments. This guidance amends the other than temporary impairment guidance for debt securities only to make the guidance more operational and to expand the presentation and disclosure of other than temporary impairments on debt and equity securities in the financial statements. This guidance requires management to determine cash flows expected to be collected on each debt security for which an other than temporary impairment is being recognized. In accordance with this guidance, the reporting entity shall allocate its other than temporary impairments on debt securities between credit and noncredit components with the noncredit portion of the other than temporary impairments recognized as a component of other comprehensive income (loss) and the credit loss portion included in operations. Credit loss is defined as the amount that the amortized cost basis of the impaired security exceeds the present value of cash flows expected to be collected. This guidance also requires a cumulative effect adjustment to the opening balance of retained earnings and accumulated other comprehensive income (loss) in the period of adoption for other than temporary impairments on debt securities recognized in prior periods which are still held as investments at the date of adoption. This guidance was effective for interim and annual reporting periods ending after June 15, 2009; however, early application was permitted. We elected to adopt these accounting standards effective January 1, 2009. The adoption resulted in no cumulative effect adjustment as there has been no other than temporary impairment recognized on any of the securities that we currently hold.

        In April 2009, the FASB issued additional guidance for estimating fair value of financial instruments including investment securities when the volume and level of activity for the asset or liability have significantly decreased, as well as guidance on identifying circumstances that indicate a transaction is not orderly. This guidance was effective for interim and annual reporting periods ending after June 15, 2009, and shall be applied prospectively, with early adoption permitted. We elected to adopt this guidance as of January 1, 2009, and it did not have a material impact on our financial statements.

        In April 2009, the FASB issued additional guidance that requires disclosures about fair value of financial instruments within the scope of existing standards for interim reporting periods as well as in annual financial statements. This guidance also requires entities to disclose the methods and significant assumptions used to estimate the fair value of financial instruments in financial statements on an interim and annual basis and to highlight any changes from prior periods and was effective for financial

(1) Significant Accounting Policies (Continued)

statements issued for interim and annual periods ending after June 15, 2009. We adopted these disclosure requirements as of and for the periods ended June 30, 2009, which did not have a material effect on our financial statements.

        In May 2009, the FASB issued an accounting standard that requires reporting entities to recognize in their financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing those financial statements. In addition, a reporting entity shall disclose the date through which subsequent events have been evaluated, as well as whether that date is the date the financial statements were issued or the date the financial statement were available to be issued. These requirements were effective for periods ending after June 15, 2009. Accordingly, we adopted the subsequent event reporting requirements effective June, 30, 2009, which did not have a material effect on our financial statements.

New Accounting Pronouncements

        In June 2009, the FASB amended accounting standards for transfers and servicing of financial assets and extinguishments of liabilities. The new standards remove the concept of a qualifying special-purpose entity ("QSPE") from existing standards and remove the exception of QSPE's from consolidation requirements. Additionally, more stringent conditions for reporting a transfer of a portion of a financial asset as a sale were created, derecognition criteria was clarified, how retained interests are initially measured was revised, the guaranteed mortgage securitization recharacterization provisions were removed and disclosure requirements were added. This standard must be applied as of the beginning of our first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. Earlier application is prohibited. We are currently assessing the impact of this standard.

        In June 2009, the FASB issued amendments to the accounting standards for consolidation of variable interest entities. The new standard replaces the quantitative-based risks and rewards calculation of existing standards for determining which enterprise, if any, has a controlling financial interest in a variable interest entity with a primarily qualitative approach focused on identifying which enterprise has the power to direct the activities of a variable interest entity that most significantly impacts the entity's economic performance and (1) the obligation to absorb losses of the entity or (2) the right to receive benefits from the entity. This amendment is effective as of the beginning of each reporting entity's first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. Earlier application is prohibited. We are currently assessing the impact of this standard.

        In August 2009, the FASB issued an accounting standards update that amends the fair value measurement of liabilities. The update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using the quoted price of the identical liability when traded as an asset, quoted prices for similar liabilities or similar liabilities when traded as assets, or another valuation technique that is consistent with the principles of fair value. This guidance is effective for the first reporting period beginning after issuance, which will be our three months and year ending December 31, 2009. We are currently assessing the impact of this accounting standards update.

(2) Fair Values of Financial Instruments

        Fair value is the price that would be received to sell an asset or paid to transfer a liability (exit price) in an orderly transaction between market participants at the measurement date. The objective of a fair value measurement is to determine that price for each financial instrument at each measurement date. We meet this objective using various methods of valuation that include market, income and cost approaches.

        We categorize our financial instruments into three levels of fair value hierarchy based on the priority for use of inputs in determining fair value. The hierarchy defines the highest priority inputs (Level 1) as quoted prices in active markets for identical assets. The lowest priority inputs (Level 3) are our own assumptions about what a market participant would use in determining fair value such as estimated future cash flows. We categorize financial assets and liabilities recorded at fair value in the consolidated balance sheets as follows:

Level 1	—	Quoted prices are available in active markets for identical financial instruments as of the reporting date. The types of financial instruments included in Level 1 are U.S. Government full faith and credit securities and interest and non-interest bearing cash. We do not adjust the quoted price for these financial instruments, even in situations where it holds a large position and a sale could reasonably impact the quoted price.
Level 2	—
Quoted prices in active markets for similar financial instruments, quoted prices for identical or similar financial instruments in markets that are not active, and models and other valuation methodologies using inputs other than quoted prices that are observable. The types of financial instruments included in Level 2 are U.S. Government sponsored agency securities.
Level 3	—
Models and other valuation methodologies using significant inputs that are unobservable for financial instruments and include situations where there is little, if any, market activity for the financial instrument. Unobservable inputs reflect our own assumptions about the assumptions that market participants would use in pricing the asset or liability (including assumptions about risk). The inputs used to determine fair value at this level require significant management judgment or estimation.

        Fair values of fixed maturity securities are obtained primarily from a broker who starts by obtaining a price from an independent pricing source and adjusts for observable data. These prices from the independent broker undergo evaluation by our internal investment professionals. We generally obtain one price per security, which is compared to relevant credit information, perceived market movements and sector news. Market indices of similar rated asset class spreads are considered for valuations and broker indications of similar securities are compared. Inputs used by both the broker and the pricing service include market information, such as yield data and other factors relating to instruments or securities with similar characteristics. If the issuer has had trades in similar debt outstanding but not necessarily the same rank in the capital structure, spread information is used to support fair value. If discrepancies are identified, additional quotes are obtained and the quote that best reflects a fair value exit price at the reporting date is selected.

        In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, a financial instrument's level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the financial instrument.

(2) Fair Values of Financial Instruments (Continued)

        We review the prices received from the independent broker to ensure that the prices represent a reasonable estimate of fair value. This process involves quantitative and qualitative analysis and is overseen by our investment department. This review process includes, but is not limited to, initial and on-going review of methodologies used by the independent broker, review of pricing statistics and trends, back testing recent trades, comparing prices to those obtained from other third party pricing services, reviewing cash flow activity in the subsequent period, monitoring credit rating upgrades and downgrades and monitoring of trading volumes. Most all of the information used by the pricing service and the independent broker can be corroborated by our procedures of investigating market data and tying that data to the facts utilized by the broker.

        The following methods and assumptions were used in estimating the fair values of financial instruments during the periods presented in these financial statements:

  Fixed maturity securities—The fair values of fixed maturity securities are obtained from third parties and are based on quoted market prices when available. The third parties use yield data and other factors relating to instruments or securities with similar characteristics to determine fair value for securities that are not actively traded.

  Cash and cash equivalents and short-term investments—Amounts reported in the balance sheets for these instruments are reported at their historical cost which approximates fair value due to the nature of the assets assigned to this category.

        The following sets forth a comparison of the fair values and carrying amounts of our financial instruments:

	September 30, 2009		December 31, 2008
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
	(U.S. Dollars in Thousands)
Assets:
Fixed maturity securities:
Available for sale	$5,207	$5,207	$5,010	$5,010
Cash and cash equivalents	345	345	444	444
Short-term investments	—	—	500	500

(2) Fair Values of Financial Instruments (Continued)

        Our assets which are measured at fair value on a recurring basis as of September 30, 2009 and December 31, 2008 are presented below based on the fair value hierarchy levels:

	Total Fair Value	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(U.S. Dollars in Thousands)
September 30, 2009
Assets
Fixed maturity securities, available for sale:
U.S. Government full faith and credit	$242	$242	$—	$—
U.S. Government sponsored agencies	4,965	—	4,965	—
Cash and cash equivalents	345	345	—	—

	$5,552	$587	$4,965	$—

December 31, 2008
Assets
Fixed maturity securities, available for sale:
U.S. Government full faith and credit	$142	$142	$—	$—
U.S. Government sponsored agencies	4,868	—	4,868	—
Cash and cash equivalents	444	444	—	—
Short-term investments	500	500	—	—

	$5,954	$1,086	$4,868	$—

        We have no liabilities at either September 30, 2009 or December 31, 2008, that are measured at fair value on a recurring basis.

(3) Investments

        At September 30, 2009 and December 31, 2008, the amortized cost and fair value of fixed maturity securities were as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(U.S. Dollars in thousands)
September 30, 2009:
Fixed maturity securities:
Available for sale:
United States Government full faith and credit	$237	$5	$—	$242
United States Government sponsored agencies	5,000	—	(35)	4,965

	$5,237	$5	$(35)	$5,207

December 31, 2008:
Fixed maturity securities:
Available for sale:
United States Government full faith and credit	$125	$17	$—	$142
United States Government sponsored agencies	4,864	4	—	4,868

	$4,989	$21	$—	$5,010

(3) Investments (Continued)

        During the nine months ended September 30, 2009, we received $4.9 million in net redemption proceeds related to calls of our callable United States Government sponsored agency securities. We reinvested the proceeds from these redemptions in United States Government sponsored agency securities. At September 30, 2009, all of our United States Government sponsored agency securities have call features and will be subject to call within the next twelve months.

        The amortized cost and fair value of fixed maturity securities at September 30, 2009, by contractual maturity, are shown below. Actual maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Available for Sale
	Amortized Cost	Fair Value
	(U.S. Dollars in Thousands)
Due after five years through ten years	$237	$242
Due after ten years through twenty years	5,000	4,965

	$5,237	$5,207

        Net unrealized losses on available for sale fixed maturity securities reported as a separate component of stockholder's equity, were comprised of the following:

	September 30, 2009	December 31, 2008
	(U.S. Dollars in Thousands)
Net unrealized gains (losses) on available for sale fixed maturity securities	$(30)	$21
Deferred income tax asset (liability)	10	(7)

Net unrealized gains (losses) reported as accumulated other comprehensive income (loss)	$(20)	$14

        Components of net investment income are as follows:

	Nine Months Ended September 30, 2009	August 28, 2008 (Date of Inception) to December 31, 2008	August 28, 2008 (Date of Inception) to September 30, 2009
	(U.S. Dollars in Thousands)
Fixed maturity securities	$180	$86	$266
Cash and cash equivalents and short-term investments	7	2	9

	187	88	275
Less investment expenses	(1)	(1)	(2)

Net investment income	$186	$87	$273

(3) Investments (Continued)

        Changes in net unrealized gains (losses) on investments are as follows:

	Nine Months Ended September 30, 2009	August 28, 2008 (Date of Inception) to December 31, 2008	August 28, 2008 (Date of Inception) to September 30, 2009
	(U.S. Dollars in Thousands)
Investments carried at fair value:
Fixed maturity securities, available for sale	$(51)	$21	$(30)
Adjustment for effect on other balance sheet accounts:
Deferred income tax asset (liability)	17	(7)	10

Increase in net unrealized gains (losses) on investments carried at fair value	$(34)	$14	$(20)

        At September 30, 2009 and December 31, 2008, fixed maturity securities and short-term investments with an amortized cost of $5.6 million and $5.1 million, respectively, were on deposit with state agencies to meet regulatory requirements. There are no restrictions on these assets.

(4) Income Taxes

        In 2008, we filed a consolidated federal income tax return with our Parent's sole shareholder, American Equity Investment Life Holding Company ("Holding Company"). Under the terms of a tax-sharing agreement, we compute federal income tax as if we were filing a separate tax return. In 2009, we will file a federal income tax return as a life insurance company separate from any affiliated companies.

        Deferred income tax assets and liabilities are established for temporary differences between the financial reporting amounts of tax bases of assets and liabilities that will result in deductible or taxable amounts, respectfully, in future years. The income tax effects of temporary differences that give rise to the deferred tax assets and liabilities at September 30, 2009 and December 31, 2008, are as follows:

	September 30, 2009	December 31, 2008
	(U.S. Dollars in Thousands)
Deferred income tax assets:
Net unrealized losses on available for sale fixed maturity securities	$10	$—
Net operating loss carryforwards	155	13

Gross deferred tax assets	165	13
Valuation allowance	(155)	(13)

Total deferred tax assets	10	—

Deferred income tax liabilities:
Net unrealized gains on available for sale fixed maturity securities	—	(7)

Total deferred tax liabilities	—	(7)

Net deferred income tax asset (liability)	$10	$(7)

(4) Income Taxes (Continued)

        We have not recognized any deferred income tax benefit for the net operating loss incurred because we can not determine that it is more likely than not that taxable income will be generated to a level necessary to utilize the net operating loss carryforward as a deduction within the carryforward period. Accordingly, we recorded a valuation allowance for the entire deferred tax asset recognized due to the net operating loss carryforward.

        We record liabilities for uncertain tax positions where it is not more likely than not that the position will be sustainable upon audit by taxing authorities. These liabilities are reevaluated routinely and are adjusted appropriately based upon change in facts or law. We have no tax contingencies.

(5) Related Party Transactions

        We have entered into a Management Services Agreement with our Parent. Under this agreement, our Parent agrees to provide administrative functions related to agent licensing, payment of commissions, actuarial services, annuity policy issuance and service, accounting and financial, compliance, market conduct, general and informational services and marketing. In exchange for providing these administrative functions, we will reimburse our Parent for actual costs incurred, which will be arrived at in a fair and equitable manner. During the nine months ended September 30, 2009, the period from August 28, 2008 (date of inception) to December 31, 2008, and the period from August 28, 2008 (date of inception) to September 30, 2009, we incurred fees under this agreement of $115 thousand, $43 thousand, and $158 thousand, respectively.

        We entered into an Investment Advisory Agreement with the Holding Company, our ultimate parent company, in June 2009 whereby we will pay a quarterly fee of $1,000 on the first $25 million, plus 0.20% on the amount in excess of $25 million up to $100 million, plus 0.15% on the amount in excess of $100 million of the fair value of invested assets. In exchange for this fee, the Holding Company is to provide investment advice and make investment decisions.

(6) Subsequent Event

        We entered into a coinsurance agreement in December 2009 with our Parent. Under this agreement, our Parent is ceding 20% of its risk associated with certain multi-year rate guaranteed annuities issued on or after July 1, 2009. This agreement does not relieve our Parent of its obligations to its policyholders under the annuity contracts covered by the agreement. Under the terms of this agreement, our Parent will cede to us 20% of the premiums collected on the reinsured policies, and we will pay 20% of all policy benefits including death benefits, withdrawals, surrenders, and annuity payouts on supplemental contracts on the reinsured policies. We will also pay 20% of all commission and expense allowances on the reinsured policies as well as 20% of all insurance taxes and charges on the reinsured policies. We will establish, maintain and hold our 20% share of the policy benefit reserves with respect to the reinsured policies. We will reimburse our Parent for the economic cost of funding the statutory risk-based capital associated with certain asset risks quarterly in an amount equal to 23 basis points per annum (0.23%) multiplied by the average of the policy benefit reserves which have been ceded to us during the relevant quarterly period. Policy benefit reserves assumed from our Parent under this agreement amounted to $21.2 million at November 30, 2009.

        We evaluated subsequent events through December 31, 2009, which is the date the financial statements were available to be issued.

AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY

Consolidated Financial Statements

December 31, 2008 and 2007

(With Report of Independent Registered Public Accounting Firm Thereon)

AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholder
American Equity Investment Life Insurance Company:

        We have audited the accompanying consolidated balance sheets of American Equity Investment Life Insurance Company and subsidiaries (the Company) as of December 31, 2008 and 2007, and the related consolidated statements of operations, changes in stockholder's equity, and cash flows for each of the years in the three-year period ended December 31, 2008. In connection with our audits of the consolidated financial statements, we also have audited the financial statement schedules I, III, and IV. These consolidated financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedules based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Equity Investment Life Insurance Company and subsidiaries as of December 31, 2008 and 2007, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2008, in conformity with U.S. generally accepted accounting principles. Also in our opinion, the related financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

        As discussed in note 1 to the consolidated financial statements, the Company has adopted Statement of Financial Accounting Standards No. 157, Fair Value Measurements, effective January 1, 2008, and in 2006 the Company adopted Securities and Exchange Commission Staff Accounting Bulleting No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements.

                      /s/ KPMG LLP

Des Moines, Iowa
April 30, 2009

AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY

Consolidated Balance Sheets

December 31,

(Dollars in thousands)

	2008	2007
Assets
Investments:
Fixed maturity securities:
Available for sale, at fair value (amortized cost: 2008—$7,155,928; 2007—$5,080,895)	$6,629,046	4,973,904
Held for investment, at amortized cost (fair value: 2008—$3,588,114; 2007—$5,212,815)	3,604,899	5,356,486
Equity securities, available for sale, at fair value (cost: 2008—$116,875; 2007—$96,876)	91,221	79,009
Mortgage loans on real estate	2,329,824	1,953,894
Derivative instruments	58,358	206,124
Policy loans	446	427

Total investments	12,713,794	12,569,844
Cash and cash equivalents	206,771	13,230
Coinsurance deposits	1,528,981	1,698,153
Accrued investment income	91,756	77,288
Deferred policy acquisition costs	1,579,871	1,272,108
Deferred sales inducements	843,377	588,473
Deferred income taxes	85,637	75,590
Amounts due from related party	—	15,990
Other assets	6,274	5,811

Total assets	$17,056,461	16,316,487

Liabilities and Stockholder's Equity
Liabilities:
Policy benefit reserves:
Traditional life and accident and health insurance products	$121,914	109,570
Annuity products	15,687,625	14,602,210
Other policy funds and contract claims	111,205	120,186
Amounts due to related party under General Agency Commission and Servicing Agreement	4,803	8,801
Notes payable to Parent	51,000	51,000
Amounts due under repurchase agreements	—	257,225
Amounts due to related party	18,898	—
Other liabilities	130,811	154,024

Total liabilities	16,126,256	15,303,016

Stockholder's equity:
Series preferred stock, par value $1 per share. Authorized 500,000 shares	—	—
Common stock, par value $1 per share. Authorized 4,000,000 shares; issued and outstanding 2,500,000 shares	2,500	2,500
Additional paid-in capital	790,539	789,188
Accumulated other comprehensive loss	(145,225)	(36,082)
Retained earnings	282,391	257,865

Total stockholder's equity	930,205	1,013,471

Total liabilities and stockholder's equity	$17,056,461	16,316,487

See accompanying notes to consolidated financial statements.

AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY

Consolidated Statements of Operations

Years ended December 31,

(Dollars in thousands)

	2008	2007	2006
Revenues:
Traditional life and accident and health insurance premiums	$12,512	12,623	13,622
Annuity product charges	52,671	45,828	39,472
Net investment income	804,227	700,498	651,110
Realized gains (losses) on investments	(186,188)	(3,882)	1,445
Change in fair value of derivatives	(370,814)	(58,711)	183,679

Total revenues	312,408	696,356	889,328

Benefits and expenses:
Insurance policy benefits and change in future policy benefits	8,972	8,419	8,808
Interest credited to account balances	205,131	560,209	404,269
Amortization of deferred sales inducements	30,705	11,708	24,793
Change in fair value of embedded derivatives	(210,753)	(67,902)	166,285
Interest expense on notes payable to Parent	4,080	4,080	4,080
Interest expense on amounts due to related party under General Agency Commission and Servicing Agreement	1,627	1,925	2,362
Interest expense on amounts due under repurchase agreements	8,207	15,926	32,931
Amortization of deferred policy acquisition costs	126,738	56,330	94,923
Other operating costs and expenses	46,851	43,034	35,479

Total benefits and expenses	221,558	633,729	773,930

Income before income taxes	90,850	62,627	115,398
Income tax expense	66,324	21,703	40,539

Net income	$24,526	40,924	74,859

See accompanying notes to consolidated financial statements.

AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY

Consolidated Statements of Changes in Stockholder's Equity

Years ended December 31, 2008, 2007, and 2006

(Dollars in thousands)

	Common stock	Additional paid-in capital	Accumulated other comprehensive loss	Retained earnings	Total stockholder's equity
Balance at December 31, 2005	$2,500	550,441	(26,181)	138,033	664,793
Cumulative adjustment—SAB 108	—	—	—	4,049	4,049
Reclassification of equity awards	—	11,626	—	—	11,626
Comprehensive income:
Net income for year	—	—	—	74,859	74,859
Change in net unrealized investment gains/losses	—	—	(8,601)	—	(8,601)

Total comprehensive income					66,258
Acquisition of 1,073,365 shares of parent common stock	—	(12,960)	—	—	(12,960)
Share-based compensation	—	4,203	—	—	4,203
Tax benefit of stock option exercises	—	1,605	—	—	1,605
Cash and security contributions from Parent	—	234,833	—	—	234,833

Balance at December 31, 2006	2,500	789,748	(34,782)	216,941	974,407
Comprehensive income:
Net income for year	—	—	—	40,924	40,924
Change in net unrealized investment gains/losses	—	—	(1,300)	—	(1,300)

Total comprehensive income					39,624
Acquisition of 375,207 shares of Parent common stock	—	(4,518)	—	—	(4,518)
Share-based compensation	—	3,717	—	—	3,717
Tax benefit of share-based compensation plans	—	241	—	—	241

Balance at December 31, 2007	2,500	789,188	(36,082)	257,865	1,013,471
Comprehensive loss:
Net income for year	—	—	—	24,526	24,526
Change in net unrealized investment gains/losses	—	—	(109,143)	—	(109,143)

Total comprehensive loss					(84,617)
Acquisition of 191,494 shares of Parent common stock	—	(1,821)	—	—	(1,821)
Share-based compensation	—	2,916	—	—	2,916
Tax benefit of share-based compensation plans	—	256	—	—	256

Balance at December 31, 2008	$2,500	790,539	(145,225)	282,391	930,205

See accompanying notes to consolidated financial statements.

AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY

Consolidated Statements of Cash Flows

Years ended December 31,

(Dollars in thousands)

	2008	2007	2006
Operating activities:
Net income	$24,526	40,924	74,859
Adjustments to reconcile net income to net cash provided by operating activities:
Adjustments related to interest sensitive products:
Interest credited to account balances	205,131	560,209	404,269
Amortization of deferred sales inducements	30,705	11,708	24,793
Annuity product charges	(52,671)	(45,828)	(39,472)
Change in fair value of embedded derivatives	(210,753)	(67,902)	166,285
Increase in traditional life and accident and health insurance reserves	6,031	8,450	10,776
Policy acquisition costs deferred	(266,864)	(235,821)	(205,586)
Amortization of deferred policy acquisition costs	126,738	56,330	94,923
Amortization of discount and premiums on investments	(261,552)	(255,968)	(243,958)
Provision for depreciation and other amortization	481	542	610
Realized losses (gains) on investments	186,188	3,882	(1,445)
Change in fair value of derivatives	370,814	58,711	(183,679)
Deferred income taxes	47,338	1,333	18,963
Share-based compensation	2,916	3,717	4,203
Reduction of amounts due to related party under General Agency Commission and Servicing Agreement	(3,998)	(4,021)	(3,743)
Changes in other operating assets and liabilities:
Accrued investment income	(14,468)	(9,050)	(8,856)
Due to (from) related party	34,492	(16,932)	1,087
Other assets	644	1,415	(866)
Other policy funds and contract claims	(8,981)	(8,393)	2,192
Other liabilities	14,137	(10,291)	(35,693)

Net cash provided by operating activities	230,854	93,015	79,662

Investing activities:
Sales, maturities or repayments of investments:
Fixed maturity securities—available for sale	1,452,460	218,646	386,896
Fixed maturity securities—held for investment	1,984,167	28,147	—
Equity securities—available for sale	13,528	18,559	58,095
Mortgage loans on real estate	126,181	166,996	132,902
Derivative instruments	30,263	445,069	246,379
Acquisitions of investments:
Fixed maturity securities—available for sale	(3,632,326)	(975,322)	(513,061)
Fixed maturity securities—held for investment	—	—	(176,169)
Equity securities—available for sale	(102,878)	(78,602)	(13,879)
Mortgage loans on real estate	(502,111)	(468,133)	(464,022)
Derivative instruments	(292,211)	(328,201)	(239,719)
Policy loans	(19)	(8)	(57)
Purchases of property, furniture and equipment	(256)	(684)	(232)

Net cash used in investing activities	(923,202)	(973,533)	(582,867)

AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY

Consolidated Statements of Cash Flows (Continued)

Years ended December 31,

(Dollars in thousands)

	2008	2007	2006
Financing activities:
Receipts credited to annuity and single premium universal life policyholder account balances	$2,289,006	2,144,682	1,869,966
Coinsurance deposits	183,215	198,136	190,198
Return of annuity and single premium universal life policyholder account balances	(1,346,473)	(1,318,296)	(1,631,241)
Decrease in amounts due under repurchase agreements	(257,225)	(128,748)	(10,724)
Acquisition of Parent common stock	(1,821)	(4,518)	(12,960)
Excess tax benefits realized from share-based compensation plans	256	241	1,605
Cash contributions by Parent	—	—	30,000
Change in checks in excess of cash balance	18,931	(16,014)	36,797

Net cash provided by financing activities	885,889	875,483	473,641

Increase (decrease) in cash and cash equivalents	193,541	(5,035)	(29,564)
Cash and cash equivalents at beginning of year	13,230	18,265	47,829

Cash and cash equivalents at end of year	$206,771	13,230	18,265

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest on notes payable to Parent and amounts due under repurchase agreements	$13,914	21,931	37,011
Income taxes	—	37,463	19,184
Noncash financing and investing activities:
Premium and interest bonuses deferred as sales inducements	$193,481	168,003	133,701
Contribution of fixed maturity securities from parent	—	—	204,833

See accompanying notes to consolidated financial statements.

(1) Significant Accounting Policies

(a)
Nature of Operations

        American Equity Investment Life Insurance Company (the Company) is a wholly owned subsidiary of American Equity Investment Life Holding Company (the Parent). The Company is licensed to sell insurance products in 50 states and the District of Columbia at December 31, 2008. The Company operates solely in the life insurance business.

        The Company primarily markets index and fixed rate annuities and, to a lesser extent, life insurance. In connection with its reinsured group life business, the Company also collects renewal premiums on certain accident and health insurance policies. Premiums and deposits (net of coinsurance), which are not included as revenues in the accompanying consolidated statements of operations, collected, by product category, were as follows:

	Year ended December 31
Product type	2008	2007	2006
	(Dollars in thousands)
Index annuities:
Index strategies	$1,303,343	1,577,417	1,159,035
Fixed strategy	936,847	514,925	626,018

	2,240,190	2,092,342	1,785,053
Fixed rate annuities	47,506	50,561	82,054
Life insurance	12,323	12,332	13,318
Accident and health	189	291	304

	$2,300,208	2,155,526	1,880,729

        One national marketing organization through which the Company markets its products accounted for more than 10% of the annuity deposits and insurance premium collections during 2008, 2007 and 2006, representing 12%, 13% and 14% of the annuity deposits and insurance premiums collected, respectively.

(b)
Consolidation and Basis of Presentation

        The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, American Equity Investment Life Insurance Company of New York and Eagle Life Insurance Company ("Eagle Life"). Eagle Life was incorporated in the state of Iowa on September 17, 2008 and has not issued any business. All significant intercompany accounts and transactions have been eliminated.

(c)
Estimates and Assumptions

        The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions are utilized in the calculation of deferred policy acquisition costs, deferred sales inducements, policy benefit reserves, valuation of derivatives, including embedded derivatives on index reserves, valuation of investments, other than temporary impairment of investments, impairments of mortgage loans and valuation allowances on deferred tax assets. A description of each critical estimate is incorporated within the discussion of the

(1) Significant Accounting Policies (Continued)

related accounting policies which follow. It is reasonably possible that actual experience could differ from the estimates and assumptions utilized.

(d)
Investments

        Fixed maturity securities (bonds and redeemable preferred stocks maturing more than one year after issuance) that may be sold prior to maturity are classified as available for sale. Available for sale securities are reported at fair value and unrealized gains and losses, if any, on these securities are included directly in a separate component of stockholder's equity, net of income taxes and certain adjustments for assumed changes in amortization of deferred policy acquisition costs and deferred sales inducements. Fair values, as reported herein, of fixed maturity and equity securities are based on quoted market prices in active markets when available, or for those fixed maturity securities not actively traded, yield data and other factors relating to instruments or securities with similar characteristics are used. See note 2 for more information on assumptions and valuation models used. Premiums and discounts are amortized/accrued using methods which result in a constant yield over the securities' expected lives. Amortization/accrual of premiums and discounts on mortgage and asset-backed securities incorporate prepayment assumptions to estimate the securities' expected lives. Interest income is recognized as earned.

        Fixed maturity securities that the Company has the positive intent and ability to hold to maturity are classified as held for investment. Such securities may, at times, be called prior to maturity. Held for investment securities are reported at cost adjusted for amortization of premiums and discounts. Changes in the fair value of these securities, except for declines that are other than temporary, are not reflected in the Company's consolidated financial statements. Premiums and discounts are amortized/accrued using methods which result in a constant yield over the securities' expected lives.

        Equity securities, comprised of common and non-redeemable preferred stocks, are classified as available for sale and reported at fair value. Unrealized gains and losses are included directly in a separate component of stockholder's equity, net of income taxes and certain adjustments for assumed changes in amortization of deferred policy acquisition costs and deferred sales inducements. Dividends are recognized when declared.

        The carrying amounts of the Company's impaired investments in fixed maturity and equity securities are reviewed on an ongoing basis for credit deterioration and changes in market interest rates. If this review indicates a decline in fair value that is other than temporary, the Company's carrying amount in the investment is reduced to its estimated fair value and a specific write down is taken through operations as realized losses. Realized gains and losses on sales are determined on the basis of specific identification of investments based on the trade date. The Company would recognize impairment of securities due to changing of interest rates only if the Company no longer had the intent and ability to hold the securities until recovery or maturity. Factors considered in evaluating whether a decline in value is other than temporary due to credit deterioration include:

  •
  the length of time and the extent to which the fair value has been less than cost;

  •
  whether the issuer is current on all payments and all contractual payments have been made as agreed;

  •
  the remaining payment terms and the financial condition and near-term prospects of the issuer;

  •
  the lack of ability to refinance due to liquidity problems in the credit market;

  •
  the fair value of any underlying collateral;

(1) Significant Accounting Policies (Continued)

  •
  the existence of any credit protection available;

  •
  the Company's intent and ability to retain the investment for a period of time sufficient to allow for recovery;

  •
  consideration of rating agency actions;

  •
  changes in estimated cash flows of asset-backed and mortgage-backed securities; and

  •
  the Company's assessment in the case of equity securities including perpetual preferred stocks that the security cannot recover to cost in a reasonable period of time.

        Further deterioration in credit quality of the companies backing the Company's investment securities, further deterioration in the condition of the financial services industry, a continuation of the current imbalances in liquidity that exist in the marketplace, a continuation or worsening of the current economic recession, or additional declines in real estate values may further affect the fair value of these investment securities and increase the potential that certain unrealized losses be recognized as other than temporary impairments in the future.

        Mortgage loans on real estate are reported at cost, adjusted for amortization of premiums and accrual of discounts. Interest income is recorded when earned. The Company evaluates the mortgage loan portfolio for the establishment of a loan loss reserve by specific identification of impaired loans and the measurement of an estimated loss for each impaired loan identified and an analysis of the mortgage loan portfolio for the need of a general loan allowance for probable losses on all loans. If the Company determines that the value of any specific mortgage loan is impaired, the carrying amount of the mortgage loan will be reduced to its fair value, based upon the present value of expected future cash flows from the loan discounted at the loan's effective interest rate, or the fair value of the underlying collateral. The amount of the general loan allowance, if any, is based upon the Company's evaluation of the collectability of the loan portfolio, historical loss experience, delinquencies, credit concentrations, underwriting standards and national and local economic conditions. The carrying value of impaired loans is reduced by the establishment of a valuation allowance, changes to which are recognized as realized gains or losses on investments. Interest income on impaired loans is recorded on a cash basis.

        Policy loans are reported at unpaid principal.

(e)
Derivative Instruments

        The Company's derivative instruments include call options used to fund index credits and certain other derivative instruments embedded in other contracts. Pursuant to Statement of Financial Accounting Standards ("SFAS") No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133"), all of the Company's derivative instruments are recognized in the balance sheet at fair value and changes in fair value are recognized immediately in operations. See note 4 for more information on derivative instruments.

(f)
Cash and Cash Equivalents

        The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

(1) Significant Accounting Policies (Continued)

(g)
Deferred Policy Acquisition Costs and Deferred Sales Inducements

        To the extent recoverable from future policy revenues and gross profits, certain costs that vary with and are directly related to the production of new business are not expensed when incurred but instead are capitalized as deferred policy acquisition costs or deferred sales inducements. Deferred policy acquisition costs and deferred sales inducements are subject to loss recognition testing on a quarterly basis or when an event occurs that may warrant loss recognition. Deferred policy acquisition costs consist primarily of commissions and certain costs of policy issuance. Deferred sales inducements consist of first-year premium and interest bonuses credited to policyholder account balances.

        For annuity products, these capitalized costs are being amortized generally in proportion to expected gross profits from investments and, to a lesser extent, from surrender charges and mortality and expense margins. That amortization is adjusted retrospectively through an unlocking process when estimates of current or future gross profits/margins (including the impact of realized gains/losses) to be realized from a group of products are revised. Deferred policy acquisition costs and deferred sales inducements are also adjusted for the change in amortization that would have occurred if available-for-sale fixed maturity securities and equity securities had been sold at their aggregate fair value and the proceeds reinvested at current yields. The impact of this adjustment is included in accumulated other comprehensive loss within consolidated stockholder's equity.

        For traditional life and accident and health insurance, deferred policy acquisition costs are being amortized over the premium-paying period of the related policies in proportion to premium revenues recognized, principally using the same assumptions for interest, mortality and withdrawals that are used for computing liabilities for future policy benefits subject to traditional "lock-in" concepts.

(h)
Future Policy Benefit Reserves

        Future policy benefit reserves for index annuities are equal to the sum of the fair value of the embedded derivatives, accumulated index credits and the host contract reserve computed using a method similar to that used for annuity products. Future policy benefit reserves for other annuity products are computed under a retrospective deposit method and represent policy account balances before applicable surrender charges. For the years ended December 31, 2008, 2007, and 2006, interest crediting rates for these products ranged from 3.4% to 11.5%. These rates include first-year interest bonuses capitalized as deferred sales inducements.

        The liability for future policy benefits for traditional life insurance is based on net level premium reserves, including assumptions as to interest, mortality, and other assumptions underlying the guaranteed policy cash values. Reserve interest assumptions are level and range from 3.0% to 6.0%. The liabilities for future policy benefits for accident and health insurance are computed using a net level premium method, including assumptions as to morbidity and other assumptions based on the Company's experience, modified as necessary to give effect to anticipated trends and to include provisions for possible unfavorable deviations. Policy benefit claims are charged to expense in the period that the claims are incurred.

        Unpaid claims include amounts for losses and related adjustment expenses and are determined using individual claim evaluations and statistical analysis. Unpaid claims represent estimates of the ultimate net costs of all losses, reported and unreported, which remain unpaid at December 31 of each year. These estimates are necessarily subject to the impact of future changes in claim severity, frequency and other factors. In spite of the variability inherent in such situations, management believes that the unpaid claim amounts are adequate. The estimates are continuously reviewed and as adjustments to these amounts become necessary, such adjustments are reflected in current operations.

(1) Significant Accounting Policies (Continued)

        Certain group policies include provisions for annual experience refunds of premiums equal to net premiums received less a 16% administrative fee and less claims incurred. Such amounts (2008—$0.2 million; 2007—$0.3 million; and 2006—$0.1 million) are reported as a reduction of traditional life and accident and health insurance premiums reflected in the consolidated statements of operations.

(i)
Deferred Income Taxes

        Deferred income tax assets or liabilities are computed based on the temporary differences between the financial statement and income tax bases of assets and liabilities using the enacted marginal tax rate. Deferred income tax expenses or credits are based on the changes in the asset or liability from period to period. Deferred income tax assets are subject to ongoing evaluation of whether such assets will more likely than not be realized. The realization of deferred income tax assets primarily depends on generating future taxable income during the periods in which temporary differences become deductible. Deferred tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax asset will not be realized. In making such a determination, all available positive and negative evidence, including scheduled reversals of deferred tax liabilities, projected future taxable income, tax planning strategies and recent financial operations, is considered. The realization of deferred income tax assets related to unrealized losses on available for sale fixed maturity securities is also based upon the Company's intent and ability to hold those securities for a period of time sufficient to allow for a recovery in fair value and not realize the unrealized loss.

(j)
Recognition of Premium Revenues and Costs

        Revenues for annuity products include surrender charges assessed against policyholder account balances during the period. Expenses related to annuity products include interest credited to policyholder account balances and the change in fair value of embedded derivatives within index annuity contracts.

        Traditional life and accident and health premiums are recognized as revenues over the premium-paying period. Future policy benefits are recognized as expenses over the life of the policy by means of the provision for future policy benefits.

        All insurance-related revenues, including the change in the fair value of derivatives for call options related to the business ceded under coinsurance agreements (see note 6), benefits, losses and expenses are reported net of reinsurance ceded.

(k)
Comprehensive Income (Loss)

        Comprehensive income (loss) includes all changes in stockholder's equity during a period except those resulting from investments by and distributions to the stockholder. Other comprehensive income (loss) excludes net realized investment gains (losses) included in net income which merely represent transfers from unrealized to realized gains and losses. These amounts totaled $(186.2) million, $(3.9) million, and $1.4 million, in 2008, 2007, and 2006, respectively. Such amounts, which have been measured through the date of sale, are net of adjustments to deferred policy acquisition costs, deferred sales inducements and income taxes totaling $(94.6) million in 2008, $(2.2) million in 2007, and $1.0 million in 2006.

(1) Significant Accounting Policies (Continued)

(l)
Adopted Accounting Pronouncements

        Effective January 1, 2008, the Company adopted SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, Including an Amendment of FASB Statement No. 115 ("SFAS 159"). SFAS 159 permits entities to choose, at specified election dates, to measure eligible financial instruments and certain other items at fair value that are not currently required to be reported at fair value. There was no impact on the consolidated financial statements upon the adoption of SFAS 159 as the Company did not elect to report any assets or liabilities at fair value that were eligible to be reported at fair value.

        Effective January 1, 2008, the Company adopted SFAS No. 157, Fair Value Measurements ("SFAS 157"), which defines fair value, establishes a framework for measuring fair value and expands the required disclosures about fair value measurements. SFAS 157 also provides guidance regarding the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurements on earnings. For assets and liabilities that are measured at fair value on a recurring basis in periods subsequent to initial recognition, the reporting entity shall disclose information that enables financial statement users to assess the inputs used to develop those measurements. For recurring fair value measurements using significant unobservable inputs, the reporting entity shall disclose the effect of the measurements on earnings for the period. SFAS 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value but does not expand the use of fair value in any new circumstances. The adoption of SFAS 157 primarily resulted in a change prospectively beginning on January 1, 2008 in the discount rates used in the calculation of the fair values of the embedded derivative component of the Company's policy benefit reserves for index annuities from risk-free interest rates to interest rates that include non performance risk related to those liabilities. SFAS 157 was adopted prospectively on January 1, 2008 and the changes in the discount rates resulted in a decrease in reserves on January 1, 2008 of $150.6 million. The net income impact of this decrease in reserves net of the related adjustments in amortization of deferred sales inducements and deferred policy acquisition costs and income taxes was $40.7 million.

        In October 2008, the Financial Accounting Standards Board ("FASB") issued FASB Staff Position ("FSP") No. FAS 157-3, Determining the Fair Value of a Financial Asset in a Market That Is Not Active ("FSP FAS 157-3"). FSP FAS 157-3 was effective upon issuance, and applies to periods for which financial statements have not been issued. The FSP's guidance clarifies various application issues with respect to the objective of a fair value measurement, distressed transactions, relevance of observable data, and the use of management's assumptions. The Company adopted FSP FAS 157-3 in the preparation of its September 30, 2008 financial statements; however, adoption did not have a material effect on the results of operations or financial position of the Company. The Company's expanded disclosures as a result of SFAS 157 are included in Note 3—Fair Values of Financial Instruments. FSP FAS 157-3 was subsequently superseded by FSP FAS 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly, which was issued in April 2009.

        Effective January 1, 2007, the Company adopted Statement of Position ("SOP") 05-1, Accounting by Insurance Enterprises for Deferred Acquisition Costs in Connection with Modifications or Exchanges of Insurance Contracts ("SOP 05-1") issued by the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants. SOP 05-1 provides guidance on accounting by insurance enterprises for deferred policy acquisition costs and deferred sales inducements on internal replacements of insurance contracts other than those specifically described in SFAS No. 97, Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and

(1) Significant Accounting Policies (Continued)

Losses from the Sale on Investments. SOP 05-1 defines an internal replacement as a modification in product benefits, features, rights or coverages that occurs by exchange of a contract for a new contract, or by amendment, endorsement, or rider to a contract, or by the election of a feature or coverage within a contract. There was no impact on the consolidated financial statements upon the adoption of SOP 05-1.

        Effective January 1, 2007, the Company adopted SFAS No. 155, Accounting for Certain Hybrid Financial Instruments ("SFAS 155"), which amends SFAS 133 and SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities ("SFAS 140"). SFAS 155 simplifies the accounting for certain derivatives embedded in other financial instruments by allowing them to be accounted for as a whole if the holder elects to account for the whole instrument on a fair value basis. SFAS 155 also clarifies and amends certain other provisions of SFAS 133 and SFAS 140. SFAS 155 was effective for all financial instruments acquired, issued or subject to a remeasurement event beginning on January 1, 2007. There was no impact on the consolidated financial statements upon adoption.

        Effective January 1, 2007, the Company adopted FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement 109 ("FIN 48"). FIN 48 creates a single model to address uncertainty in tax positions and clarifies the accounting for income taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. Under FIN 48, a tax position can be recognized in the financial statements if it is more likely than not that the position will be sustained upon examination by taxing authorities who have full knowledge of all relevant information. A tax position that meets the more-likely-than-not recognition threshold is measured at the largest amount of benefit that is greater than 50% likely of being realized upon settlement. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company's policy is to record the interest and penalties on tax obligations on the income tax expense line on the consolidated statements of operations. There was no impact of adopting FIN 48 to the 2007 consolidated financial statements.

        In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulleting No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements ("SAB 108"), to address diversity in practice in quantifying financial statement misstatements. SAB 108 required an entity to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB 108 was effective for years ending after November 15, 2006. SAB 108 allowed a one-time transitional cumulative effect adjustment to retained earnings as of January 1, 2006 for errors that were not previously deemed material, but are material under the guidance of SAB 108. The Company adopted the provisions of SAB 108 and recorded a $4.0 million cumulative adjustment to the January 1, 2006 retained earnings for items considered immaterial under the Company's previous method of evaluating misstatements.

(m)
New Accounting Pronouncements

        In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities—an Amendment of FASB Statement 133 ("SFAS 161"). SFAS 161 enhances required disclosures regarding derivatives and hedging activities, including enhanced disclosures regarding how an entity uses derivative instruments and how derivative instruments and related hedged items are accounted for and affect an entity's financial position, financial performance, and cash flows. SFAS 161 is effective for fiscal years beginning after November 15, 2008. SFAS 161 is effective for the Company's

(1) Significant Accounting Policies (Continued)

2009 financial statements. The format and specific disclosures related to the Company's derivative activity will depend upon the nature of its derivative activity at that time.

        In April 2009, the FASB issued FSP No. FAS 107-1 and APB 28-1, Interim Disclosures about Fair Value of Financial Instruments ("FSP FAS 107-1 and APB 28-1"). FSP FAS 107-1 and APB 28-1 amends FASB Statement No. 107, Disclosures about Fair Value of Financial Instruments, to require disclosures about fair value of financial instruments for interim reporting periods to publicly traded companies as well as in annual financial statements. It also amends APB Opinion No, 28, Interim Financial Reporting, to require those disclosures in summarized financial information at interim reporting periods. FSP FAS 107-1 and APB 28-1 shall be effective for interim reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009.

        In April 2009, the FASB issued FSP No. FAS 115-2 and FAS 124-2, Recognition and Presentation of Other Than Temporary Impairments ("FSP FAS 115-2 and FAS 124-2"). FSP FAS 115-2 and FAS 124-2 amends the other than temporary impairment guidance in U.S. GAAP for debt securities to make the guidance more operational and to improve the presentation and disclosure of other than temporary impairments on debt and equity securities in the financial statements. It does not amend existing recognition and measurement guidance related to other than temporary impairments of equity securities. FSP FAS 115-2 and FAS 124-2 shall be effective for interim and annual reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. A cumulative effect of initially applying FSP FAS 115-2 and FAS 124-2 shall be recognized as an adjustment to the opening balance of retained earnings with a corresponding adjustment to accumulated other comprehensive income (loss) for debt securities held at the beginning of the interim period of adoption for which an other than temporary impairment was previously recognized. The Company has not yet determined this FSP's effect on its future financial statements.

        In April 2009, the FASB issued FSP No. FAS 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly ("FSP FAS 157-4"). FSP FAS 157-4 provides additional guidance for estimating fair value in accordance with SFAS 157 when the volume and level of activity for the asset or liability have significantly decreased, as well as guidance on identifying circumstances that indicate a transaction is not orderly. FSP FAS 157-4 becomes effective for interim and annual reporting periods ending after June 15, 2009, and shall be applied prospectively, with early adoption permitted for periods ending after March 15, 2009. The Company has not yet determined this FSP's effect on its future financial statements.

(2) Fair Values of Financial Instruments

        SFAS No. 107, Disclosures About Fair Value of Financial Instruments ("SFAS 107") requires disclosure of fair value information about fmancial instruments, whether or not recognized in the consolidated balance sheets, for which it is practicable to estimate value. SFAS 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements and allows companies to forego the disclosures when those estimates can only be made at excessive cost.

        SFAS 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability (exit price) in an orderly transaction between market participants at the measurement date. Three levels of fair value hierarchy were established by SFAS 157 to set priority for use of inputs in determining fair value. The highest level inputs (Level 1) are quoted prices in active markets for identical assets. Level 2 inputs are observable market data other than Level 1 inputs such as quoted prices for similar assets, quoted prices for identical or similar assets in markets that are not active and inputs other than quoted prices (interest rates, yield curves, etc.). Level 3 inputs are the Company's

(2) Fair Values of Financial Instruments (Continued)

own assumptions about what a market participant would use in determining fair value such as estimated future cash flows.

        The Company's assessment of all available data when determining fair value of its investments is necessary to appropriately apply SFAS 157. The first step in the Company's process of determining fair value of its investments is obtaining quotes for each individual investment from an independent broker. These quotes are non-binding, but they are determined based on observable market data. The process that the independent broker uses for determining fair value begins with obtaining prices from an independent pricing service. The broker then evaluates other observable market data to determine if that price should be modified for facts and circumstances that may have not been considered by the pricing service. Inputs used by both the broker and the pricing service include market information, such as yield data, and other factors relating to instruments or securities with similar characteristics.

        The Company reviews the prices received from the independent broker to ensure that the prices represent a reasonable estimate of fair value. This process involves quantitative and qualitative analysis and is overseen by the Company's investment department. This review process includes, but is not limited to, initial and on-going review of methodologies used by the independent broker, review of pricing statistics and trends, back testing recent trades, comparing prices to those obtained from other third party pricing services, reviewing cash flow activity in the subsequent period, monitoring credit rating upgrades and downgrades and monitoring of trading volumes. A majority of the information used by the pricing service and the independent broker can be corroborated by the Company's procedures of investigating market data and tying that data to the facts utilized by the broker.

        The fixed income markets in 2008 experienced a period of extreme volatility and limited market liquidity conditions, which affected a broad range of asset classes and sectors. In addition, there were credit downgrade events and an increased probability of default for many fixed income instruments. These volatile market conditions increased the difficulty of valuing certain instruments as trading was less frequent and/or market data was less observable. There were certain instruments that were in active markets with significant observable data that became illiquid due to the current financial environment or market conditions. As a result, certain valuations require greater estimation and judgment as well as valuation methods which are more complex. These values may not ultimately be realizable in a market transaction, and such values may change very rapidly as market conditions change and valuation assumptions are modified.

        The following methods and assumptions were used by the Company in estimating the fair values of financial instruments during the year ended December 31, 2008. In prior years, the Company used similar methodologies but no adjustments were made for credit risk or adverse deviation:

  Fixed maturity securities—The fair values of fixed maturity securities are obtained from third parties and are based on quoted market prices when available. The third parties use yield data and other factors relating to instruments or securities with similar characteristics to determine fair value for securities that are not actively traded.

  Equity securities—The fair values of equity securities are based on quoted market prices.

  Mortgage loans on real estate—Discounted expected cash flows using current competitive market interest rates currently being offered for similar loans.

  Derivative instruments—The fair values of the Company's derivative instruments are based on quoted market prices from counterparties, adjusted for the credit risk of the counterparty.

  Policy loans—The Company has not attempted to determine the fair values associated with its policy loans, as management believes any differences between the Company's carrying value and the fair values afforded these instruments are immaterial to the Company's financial position and, accordingly, the cost to provide such disclosure is not worth the benefit to be derived.

(2) Fair Values of Financial Instruments (Continued)

  Cash and cash equivalents—Amounts reported in the consolidated balance sheets for these instruments are reported at their historical cost which approximates fair value due to the nature of the assets assigned to this category.

  Annuity policy benefit reserves and coinsurance deposits—Fair values of the Company's liabilities under contracts not involving significant mortality or morbidity risks (principally deferred annuities), are stated at the cost the Company would incur to extinguish the liability (i.e., the cash surrender value). The coinsurance deposits related to the annuity benefit reserves have fair values determined in a similar fashion. The Company is not required to and has not estimated the fair value of its liabilities under other contracts.

  Amounts due to related party under General Agency Commission and Servicing Agreement—Fair values are estimated by discounting expected cash flows using current market interest rates currently being offered for similar instruments.

  Note payable to Parent and amounts due under repurchase agreements—The amounts reported in the consolidated balance sheets for notes payable to Parent and amounts due under repurchase agreements with variable interest rates approximate their fair values.

        The following sets forth a comparison of the fair values and carrying amounts of the Company's financial instruments:

	December 31
	2008		2007
	Carrying amount	Estimated fair value	Carrying amount	Estimated fair value
	(Dollars in thousands)
Assets:
Fixed maturity securities:
Available for sale	$6,629,046	6,629,046	4,973,904	4,973,904
Held for investment	3,604,899	3,588,114	5,356,486	5,212,815
Equity securities, available for sale	91,221	91,221	79,009	79,009
Mortgage loans on real estate	2,329,824	2,284,583	1,953,894	1,981,078
Derivative instruments	58,358	58,358	206,124	206,124
Policy loans	446	446	427	427
Cash and cash equivalents	206,771	206,771	13,230	13,230
Coinsurance deposits	1,528,981	1,366,149	1,698,153	1,492,095
Liabilities:
Annuity benefit reserves	$15,809,539	13,391,244	14,711,780	12,576,011
Amounts due to related party under General Agency Commission and Servicing Agreement	4,803	4,803	8,801	8,801
Notes payable to Parent	51,000	51,000	51,000	51,000
Amounts due under repurchase agreements	—	—	257,225	257,225

        SFAS 157 requires companies to expand disclosures associated with fair value measurements and to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. SFAS 157 provides a hierarchy for valuation inputs in which assets and liabilities measured

(2) Fair Values of Financial Instruments (Continued)

at fair value must be disclosed. Accordingly, the Company groups financial assets and financial liabilities measured at fair value in the following categories:

Level 1	—	Quoted prices are available in active markets for identical financial instruments as of the reporting date. The types of financial instruments included in Level 1 are listed equities and non-interest bearing cash. As required by SFAS 157, the Company does not adjust the quoted price for these financial instruments, even in situations where it holds a large position and a sale could reasonably impact the quoted price.
Level 2	—
Quoted prices in active markets for similar financial instruments, quoted prices for identical or similar financial instruments in markets that are not active, and models and other valuation methodologies using inputs other than quoted prices that are observable. The types of financial instruments included in Level 2 are U.S. Government sponsored agency securities, corporate preferred securities, corporate bonds and mortgage and asset-backed securities.
Level 3	—
Models and other valuation methodologies using significant inputs that are unobservable for financial instruments and include situations where there is little, if any, market activity for the financial instrument. Unobservable inputs reflect the Company's own assumptions about the assumptions that market participants would use in pricing the asset or liability (including assumptions about risk). The inputs used to determine fair value at this level require significant management judgment or estimation. Financial instruments that are included in Level 3 are securities for which the Company used discounted expected future cash flows with unobservable inputs based on market participant assumptions to determine fair value.

        The following valuation techniques were used by the Company in estimating the fair values of financial instruments:

  1.
  Fair values of fixed maturity securities are obtained primarily from a broker who starts by obtaining a price from an independent pricing source and adjusts for observable data. These prices from the independent broker undergo evaluation by the Company's internal investment professionals. The Company generally obtains one price per security, which is compared to relevant credit information, perceived market movements and sector news. Market indices of similar rated asset class spreads are considered for valuations and broker indications of similar securities are compared. If the issuer had had trades in similar debt outstanding but not necessarily the same rank in the capital structure, spread information is used to support fair value. If discrepancies are identified, additional quotes are obtained and the quote that best reflects a fair value exit price at the reporting date is selected.

  2.
  Amounts reported as fair value of embedded derivatives are estimated by projecting policy contract values and minimum guaranteed contract values over the expected lives of the contracts and discounting the excess of the projected contract value amounts. The projections of the policy contract values are based on best estimate assumptions for future policy growth and future policy decrements. Best estimate assumptions for future policy growth include assumptions for the expected index credit on the next policy anniversary date which are derived from the fair values of the underlying call options purchased to fund such index credits and the expected costs of annual call options that will be purchased in the future to fund index credits beyond the next policy anniversary. The projections of minimum guaranteed contract values include the same best estimate assumptions for policy decrements as were used to project policy contract values. Increases or decreases in the fair value of embedded

(2) Fair Values of Financial Instruments (Continued)

    derivatives generally correspond to increases or decreases in the fair values of call options purchased to fund the annual index credits and changes in the discount rates used to discount the excess of the projected policy contract values over the projected minimum guaranteed contract values. The fair value of the embedded derivatives is adjusted for the non performance risk of the Company.

        In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, a financial instrument's level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Company's assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the financial instrument.

        The Company's assets and liabilities which are measured at fair value on a recurring basis as of December 31, 2008 are presented below based on the fair value hierarchy levels:

	Total Fair Value	Markets (Level 1)	Inputs (Level 2)	Inputs (Level 3)
	(Dollars in thousands)
Assets
Fixed maturity and equity securities, available for sale	$6,720,267	172,904	6,527,281	20,082
Derivative instruments	58,358	—	58,358	—
Cash and cash equivalents	206,771	206,771	—	—

	$6,985,396	379,675	6,585,639	20,082

Liabilities
Embedded derivatives	$998,015	—	—	998,015

        The securities transferred to Level 3 during the year ended December 31, 2008 are private issue corporate bonds that were being priced using market data of comparable debt securities with similar credit ratings and industries. During 2008, the issuers became insolvent and fair value is being determined using an income approach by discounting expected future cash flows based on projected cash settlements of probable events that the Company believes a market participant would expect to take place. In addition, two mortgage-backed securities were downgraded to the extent that observable market data was not available and the Company determined their fair value using an income approach as well.

        The following tables provide a reconciliation of the beginning and ending balances for the Company's Level 3 assets and liabilities, which are measured at fair value on a recurring basis using significant unobservable inputs, for the year ended December 31, 2008:

Year Ended December 31, 2008
Available for sale securities
Beginning balance	$—
Transfers in to Level 3	29,398
Total gains (losses) (realized/unrealized)
Included in other comprehensive loss	132
Included in operations	(9,448)

$20,082

(2) Fair Values of Financial Instruments (Continued)

        Realized losses of $9.5 million for the year ended December 31, 2008 are included in realized gains (losses) on investments in the consolidated statements of operations. The realized losses are the result of other than temporary impairments.

Year Ended December 31, 2008
Embedded derivatives
Beginning balance	$1,432,746
Premiums less benefits	41,250
Change in unrealized gains, net	(475,981)

$998,015

        Change in unrealized gains, net of $476.0 million for the year ended December 31, 2008, are included in change in fair value of embedded derivatives in the consolidated statements of operations.

(3) Investments

        At December 31, 2008 and 2007, the amortized cost and fair value of fixed maturity securities and equity securities were as follows:

	Amortized cost	Gross unrealized gains	Gross unrealized losses	Fair value
	(Dollars in thousands)
December 31, 2008:
Fixed maturity securities:
Available for sale:
United States Government full faith and credit	$21,664	515	(129)	22,050
United States Government sponsored agencies	3,087,100	18,886	(1,133)	3,104,853
Corporate securities, including redeemable preferred stocks	1,951,308	14,939	(277,378)	1,688,869
Mortgage and asset-backed securities	2,095,856	6,055	(288,637)	1,813,274

	$7,155,928	40,395	(567,277)	6,629,046

Held for investment:
United States Government sponsored agencies	$3,528,628	6,421	(4,984)	3,530,065
Redeemable preferred stock	76,271	—	(18,222)	58,049

	$3,604,899	6,421	(23,206)	3,588,114

Equity securities, available for sale:
Nonredeemable preferred stocks	$95,939	—	(25,624)	70,315
Common stocks	20,935	325	(354)	20,906

	$116,874	325	(25,978)	91,221

(3) Investments (Continued)

	Amortized cost	Gross unrealized gains	Gross unrealized losses	Fair value
	(Dollars in thousands)
December 31, 2007:
Fixed maturity securities:
Available for sale:
United States Government full faith and credit	$21,460	130	(1,708)	19,882
United States Government sponsored agencies	2,917,698	5,651	(29,640)	2,893,709
Corporate securities, including redeemable preferred stocks	1,405,062	8,296	(69,630)	1,343,728
Mortgage and asset-backed securities	736,675	4,656	(24,746)	716,585

	$5,080,895	18,733	(125,724)	4,973,904

Held for investment:
United States Government sponsored agencies	$5,280,332	426	(133,206)	5,147,552
Redeemable preferred stock	76,154	—	(10,891)	65,263

	$5,356,486	426	(144,097)	5,212,815

Equity securities, available for sale:
Nonredeemable preferred stocks	$83,485	48	(14,700)	68,833
Common stocks	13,391	—	(3,215)	10,176

	$96,876	48	(17,915)	79,009

        During 2008, the Company received $2.8 billion in net redemption proceeds related to calls of its callable United States Government sponsored agency securities, of which $2.0 billion were classified as held for investment. The Company reinvested the proceeds from these redemptions primarily in mortgage-backed securities classified as available for sale. At December 31, 2008, 65% of the Company's fixed income securities have call features and 14% were subject to call redemption. Another 48% will become subject to call redemption during 2009.

        The amortized cost and estimated fair value of fixed maturity securities at December 31, 2008, by contractual maturity, are shown below. Actual maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. All of the Company's mortgage-backed and asset-backed securities provide for periodic payments throughout their lives, and are shown below as a separate line.

	Available for sale		Held for investment
	Amortized cost	Fair value	Amortized cost	Fair value
	(Dollars in thousands)
Due after one year through five years	$313,611	282,869	—	—
Due after five years through ten years	797,903	728,597	—	—
Due after ten years through twenty years	2,258,200	2,211,963	805,170	801,384
Due after twenty years	1,690,358	1,592,343	2,799,729	2,786,730

	5,060,072	4,815,772	3,604,899	3,588,114
Mortgage-backed and asset-backed securities	2,095,856	1,813,274	—	—

Total	$7,155,928	6,629,046	3,604,899	3,588,114

(3) Investments (Continued)

        Net unrealized losses on available for sale fixed maturity securities and equity securities reported as a separate component of stockholder's equity, were comprised of the following:

	December 31
	2008	2007
	(Dollars in thousands)
Net unrealized losses on available for sale fixed maturity and equity securities	$(552,536)	(124,859)
Adjustments for assumed changes in amortization of deferred policy acquisition costs and deferred sales inducements	329,113	69,348
Deferred income tax benefit	78,198	19,429

Net unrealized losses reported as accumulated other comprehensive loss	$(145,225)	(36,082)

        The following table shows the Company's gross unrealized losses and fair value of investments, aggregated by investment category and length of time that individual securities (consisting of 394 and 352 securities, respectively) have been in a continuous unrealized loss position, at December 31, 2008 and 2007:

	Less than 12 months		12 months or more		Total
December 31, 2008	Estimated fair value	Unrealized losses	Estimated fair value	Unrealized losses	Estimated fair value	Unrealized losses
	(Dollars in thousands)
Fixed maturity securities:
Available for sale:
United States Government full faith and credit	$—	—	18,645	(129)	18,645	(129)
United States Government sponsored agencies	60,475	(57)	298,925	(1,076)	359,400	(1,133)
Corporate securities, including redeemable preferred stocks:
Finance, insurance and real estate	205,148	(44,478)	146,226	(46,761)	351,374	(91,239)
Manufacturing, construction and mining	294,428	(37,589)	65,578	(27,978)	360,006	(65,567)
Utilities and related sectors	192,110	(22,816)	116,173	(32,307)	308,283	(55,123)
Wholesale/retail trade	120,056	(16,557)	11,825	(9,680)	131,881	(26,237)
Services, media and other	119,297	(22,425)	79,664	(16,787)	198,961	(39,212)
Mortgage and asset-backed securities	1,117,973	(221,480)	297,442	(67,157)	1,415,415	(288,637)

	$2,109,487	(365,402)	1,034,478	(201,875)	3,143,965	(567,277)

Held for investment:
United States Government sponsored agencies	$—	—	360,016	(4,984)	360,016	(4,984)
Redeemable preferred stock	—	—	58,049	(18,222)	58,049	(18,222)

	$—	—	418,065	(23,206)	418,065	(23,206)

Equity securities, available for sale	$30,093	(14,360)	20,358	(11,618)	50,451	(25,978)

(3) Investments (Continued)

	Less than 12 months		12 months or more		Total
December 31, 2007	Estimated fair value	Unrealized losses	Estimated fair value	Unrealized losses	Estimated fair value	Unrealized losses
	(Dollars in thousands)
Fixed maturity securities:
Available for sale:
United States Government full faith and credit	$16,987	(1,708)	—	—	16,987	(1,708)
United States Government sponsored agencies	—	—	2,032,270	(29,640)	2,032,270	(29,640)
Corporate securities, including redeemable preferred stocks:
Finance, insurance and real estate	148,988	(15,387)	191,961	(21,120)	340,949	(36,507)
Manufacturing, construction and mining	109,378	(2,877)	85,911	(9,782)	195,289	(12,659)
Utilities and related sectors	83,553	(2,642)	88,025	(7,445)	171,578	(10,087)
Wholesale/retail trade	24,026	(91)	54,447	(3,927)	78,473	(4,018)
Services, media and other	76,233	(2,149)	33,072	(4,210)	109,305	(6,359)
Mortgage and asset-backed securities	114,401	(1,336)	356,137	(23,410)	470,538	(24,746)

	$573,566	(26,190)	2,841,823	(99,534)	3,415,389	(125,724)

Held for investment:
United States Government sponsored agencies	$—	—	4,777,405	(133,206)	4,777,405	(133,206)
Redeemable preferred stock	65,262	(10,891)	—	—	65,262	(10,891)

	$65,262	(10,891)	4,777,405	(133,206)	4,842,667	(144,097)

Equity securities, available for sale	$72,895	(17,915)	—	—	72,895	(17,915)

        The following is a description of the factors causing the unrealized losses by investment category as of December 31, 2008:

        United States Government full faith and credit and United States Government sponsored agencies:    These securities are relatively long in duration, making the value of such securities sensitive to changes in market interest rates. The unrealized losses on these securities as of December 31, 2008 have improved due to the significant reduction in U.S. Treasury interest rates during 2008. While the decline in risk-free interest rates have provided benefit to these securities, current spreads on agency securities compared to U.S. Treasury securities continue to remain wide from a historic perspective. The continued uncertainty surrounding economic conditions has resulted in an extended period of wider agency spreads relative to U.S. Treasury securities which may likely continue for most of 2009.

        Corporate securities, including redeemable preferred stocks:    The unrealized losses in these securities are due to a dramatic widening in credit spreads as the result of diminished liquidity and instability in the financial credit markets. Credit spreads at year end are wider than the Company would expect given current default rates and are likely more reflective of supply and demand imbalances. Risk aversion remains high because of the financial crisis and global recession fears, despite continued government action to calm the markets.

(3) Investments (Continued)

        Mortgage and asset-backed securities:    At December 31, 2008, the Company had no exposure to subprime mortgage-backed securities. Substantially all of the securities that the Company owns are in the highest rated tranche of the pool in which they are structured and are not subordinated to any other tranche. The Company's "Alt-A" mortgage-backed securities are comprised of 34 securities with a total amortized cost basis of $542.9 million and a fair value of $458.6 million. Unrealized losses in residential mortgage-backed securities have increased as mortgage spreads have widened as Fannie Mae and Freddie Mac slipped into government receivership in 2008 due to increased capital concerns. Despite government efforts, increased foreclosures and bankruptcies during the fourth quarter have caused additional spread widening.

        Equity securities:    The unrealized loss on equity securities, which includes exposure to REITS, investment banks and finance companies, is due to the instability in the financial markets and a further deterioration in the economy. A deepening recession due to tight credit markets and a difficult housing market have raised concerns in regard to earnings and dividend stability in many companies which directly affect the values of these securities.

        Where the decline in fair value of debt securities is attributable to changes in market interest rates or to factors such as market volatility, liquidity and spread widening, and the Company anticipates recovery of all contractual or expected cash flows, it does not consider these investments to be other than temporarily impaired because the Company has the ability and intent to hold these investments until a recovery of amortized cost, which may be maturity. Where there is a decline in the fair value of equity securities, other than temporary impairment is not recognized when the Company anticipates a recovery of cost within a reasonable period of time.

        Approximately 87% of the unrealized losses on fixed maturity securities shown in the above table for December 31, 2008 are on securities that are rated investment grade, defined as being in the highest two National Association of Insurance Commissioners ("NAIC") designations. Approximately 13% of the unrealized losses on fixed maturity securities shown in the above table for December 31, 2008 are on securities rated below investment grade. All of the securities with unrealized losses are current with respect to the payment of principal and interest.

        Components of net investment income are as follows:

	Year ended December 31
	2008	2007	2006
	(Dollars in thousands)
Fixed maturity securities	$673,988	600,522	565,743
Equity securities	10,917	4,741	2,189
Mortgage loans on real estate	137,588	114,245	100,334
Cash and cash equivalents	1,094	587	241
Other	425	472	1,017

	824,012	720,567	669,524
Less investment expenses	(19,785)	(20,069)	(18,414)

Net investment income	$804,227	700,498	651,110

(3) Investments (Continued)

        Proceeds from sales of available for sale fixed maturity securities for the years ended December 31, 2008, 2007, and 2006 were $546.8 million, $14.5 million, and $350.2 million, respectively. Scheduled principal repayments, calls and tenders for available for sale fixed maturity securities for the years ended December 31, 2008, 2007, and 2006 were $905.7 million, $204.2 million, and $36.7 million, respectively. Calls of held for investment fixed maturity securities for the years ended December 31, 2008 and 2007 were $2.0 billion and $28.2 million, respectively. There were no calls of held for investment fixed maturity securities for the year ended December 31, 2006.

        Net realized gains (losses) on investments for the years ended December 31, 2008, 2007, and 2006 are as follows:

	2008	2007	2006
	(Dollars in thousands)
Available for sale fixed maturity securities:
Gross realized gains	$6,645	931	4,628
Gross realized losses	(477)	(88)	(3,054)
Writedowns (other than temporary impairments)	(123,131)	(3,948)	(1,337)

	(116,963)	(3,105)	237

Equity securities, available for sale:
Gross realized gains	292	232	1,208
Gross realized losses	—	(574)	—
Writedowns (other than temporary impairments)	(69,517)	(435)	—

	(69,225)	(777)	1,208

	$(186,188)	(3,882)	1,445

        Changes in net unrealized losses on investments for the years ended December 31, 2008, 2007, and 2006 are as follows:

Fixed maturity securities held for investment carried at amortized cost	$126,886	113,238	(144,097)

Investments carried at estimated fair value:
Fixed maturity securities, available for sale	$(419,891)	6,932	(30,180)
Equity securities, available for sale	(7,786)	(17,283)	2,630

	(427,677)	(10,351)	(27,550)

Adjustment for effect on other balance sheet accounts:
Deferred policy acquisition costs and deferred sales inducements	259,765	8,351	14,317
Deferred income tax asset	58,769	700	4,632

	318,534	9,051	18,949

Increase in net unrealized losses on investments carried at fair value	$(109,143)	(1,300)	(8,601)

        The Company's mortgage loan portfolio totaled $2.3 billion and $2.0 billion at December 31, 2008 and 2007, respectively, with commitments outstanding of $41.4 million at December 31, 2008. The portfolio consists of commercial mortgage loans collateralized by the related properties and diversified

(3) Investments (Continued)

as to property type, location and loan size. The Company's mortgage lending policies establish limits on the amount that can be loaned to one borrower and other criteria to reduce the risk of default. There was no specific loan loss allowance on any individual loans and no general loan loss allowance during 2008, 2007 and 2006. As of December 31, 2008, the Company has one loan with a principal balance of $3.2 million that was in default which the Company has started foreclosure proceedings on. The Company has not recorded a specific loan loss reserve for this loan based upon a current appraisal of the underlying property compared to the principal balance of the loan. The commercial mortgage loan portfolio is summarized by geographic region and property type as follows:

	December 31
	2008		2007
	Carrying amount	Percent	Carrying amount	Percent
	(Dollars in thousands)
Geographic distribution:
East	$537,303	23.1%	$458,418	23.5%
Middle Atlantic	161,222	6.9	133,662	6.8
Mountain	386,988	16.6	310,244	15.9
New England	44,517	1.9	45,618	2.3
Pacific	194,301	8.3	141,264	7.2
South Atlantic	421,507	18.1	344,800	17.7
West North Central	397,375	17.1	356,334	18.2
West South Central	186,611	8.0	163,554	8.4

Total	$2,329,824	100.0%	$1,953,894	100.0%

Property type distribution:
Office	$655,278	28.1%	$586,109	30.0%
Medical office	142,409	6.1	108,667	5.6
Retail	551,172	23.7	438,214	22.4
Industrial/warehouse	552,012	23.7	453,654	23.2
Hotel	154,671	6.6	115,758	5.9
Apartment	111,933	4.8	105,431	5.4
Mixed use/other	162,349	7.0	146,061	7.5

Total	$2,329,824	100.0%	$1,953,894	100.0%

        At December 31, 2008 and 2007, fixed maturity securities and short-term investments with an amortized cost of $13.1 billion and $12.4 billion, respectively, were on deposit with state agencies to meet regulatory requirements. There are no restrictions on these assets.

(3) Investments (Continued)

        At December 31, 2008 and 2007, the following investments in any person or its affiliates (other than bonds issued by agencies of the United States Government) exceeded 10% of stockholder's equity (dollars in thousands):

Issuer	Estimated fair value	Amortized cost
December 31, 2008:
Wells Fargo	$58,450	68,287
FBL Capital Trust I	58,049	76,271
Chase Mortgage Finance Corp.	54,883	66,814
December 31, 2007:
FBL Capital Trust I	$65,263	76,154
Wells Fargo	66,255	68,120
Chase Mortgage Finance Corp.	61,295	66,844

(4) Derivative Instruments

        The Company has index annuity products that guarantee the return of principal to the policyholder and credit interest based on a percentage of the gain in a specified market index. When index annuity premiums are received, a portion of the premium is used to purchase derivatives consisting of call options on the applicable market indices to fund the index credits due to index annuity policyholders. Substantially all such call options are one year options purchased to match the funding requirements of the underlying policies. The call options are marked to market with the change in fair value included as a component of the Company's revenues. The change in fair value of derivatives includes the gains or losses recognized at the expiration of the option term or upon early termination and the changes in fair value for open positions. On the respective anniversary dates of the index policies, the index used to compute the annual index credit is reset and the Company purchases new one-year call options to fund the next annual index credit. The Company manages the cost of these purchases through the terms of its index annuities, which permit the Company to change annual participation rates, caps and/or asset fees, subject to guaranteed minimums. By adjusting participation rates, caps or asset fees, the Company can generally manage option costs except in cases where the contractual features would prevent further modifications. The Company held call options relating to its index annuity business with a fair value of $58.4 million at December 31, 2008 and $206.1 million at December 31, 2007.

        The Company's strategy attempts to mitigate any potential risk of loss under these agreements through a regular monitoring process which evaluates the program's effectiveness. The Company is exposed to risk of loss in the event of nonperformance by the counterparties and, accordingly, the Company purchases its option contracts from multiple counterparties and evaluates the creditworthiness of all counterparties prior to purchase of the contracts. All of these options had been purchased from nationally recognized investment banking institutions with a Standard & Poor's credit rating of A or higher at the time of purchase.

        The Company had unsecured counterparty exposure in connection with options purchased from affiliates of Lehman Brothers ("Lehman") which declared bankruptcy during the third quarter of 2008. The Company's maximum exposure due to the Lehman bankruptcy was $16.8 million at December 31, 2008. As of December 31, 2008, the Company has recorded no fair value in respect to the unexpired options it owns that were purchased from Lehman after taking into consideration counterparty risk. The amount of loss that the Company will realize upon expiration of these options will depend on the performance of the underlying indices which the options are based upon, the amount of related index credits we will make to policyholders and the amount, if any, that we will recover from Lehman

(4) Derivative Instruments (Continued)

through our claim in bankruptcy proceedings. The amount of option proceeds due on expired options which had been purchased from Lehman that we did not receive payment on for 2008 was $2.1 million.

        The components of change in fair value of derivatives included in the consolidated statements of operations are as follows:

	Year ended December 31
	2008	2007	2006
	(Dollars in thousands)
Call options:
Gain (loss) on option expiration or early termination	$(270,361)	183,488	61,846
Change in unrealized gain (loss)	(100,453)	(242,199)	121,833

Total	$(370,814)	(58,711)	183,679

        Under SFAS 133, the future annual index credits on the Company's index annuities are treated as a "series of embedded derivatives" over the expected life of the applicable contract. The Company does not purchase call options to fund the index liabilities which may arise after the next policy anniversary date. The Company must value both the call options and the related forward embedded options in the policies at fair value. The change in fair value adjustment of the embedded options is included in the change in fair value of embedded derivatives in the consolidated statements of operations.

(5) Deferred Policy Acquisition Costs and Deferred Sales Inducements

        Policy acquisition costs deferred and amortized are as follows:

	December 31
	2008	2007	2006
	(Dollars in thousands)
Balance at beginning of year	$1,272,108	1,088,890	977,015
Cumulative adjustment—SAB 108	—	—	(7,344)
Costs deferred during the year:
Commissions	256,862	227,474	196,877
Policy issue costs	10,002	8,347	8,709
Amortized to expense during the year	(126,738)	(56,330)	(94,923)
Effect of net unrealized losses	167,637	3,727	8,556

Balance at end of year	$1,579,871	1,272,108	1,088,890

        Sales inducements deferred and amortized are as follows:

	December 31
	2008	2007	2006
	(Dollars in thousands)
Balance at beginning of year	$588,473	427,554	315,848
Cumulative adjustment—SAB 108	—	—	(2,963)
Costs deferred during the year	193,482	168,003	133,701
Amortized to expense during the year	(30,705)	(11,708)	(24,793)
Effect of net unrealized losses	92,127	4,624	5,761

Balance at end of year	$843,377	588,473	427,554

(5) Deferred Policy Acquisition Costs and Deferred Sales Inducements (Continued)

        The unlocking adjustment in 2008 was an increase of $1.3 million in amortization of deferred sales inducements and an increase of $14.6 million in amortization of deferred policy acquisition costs. There was no unlocking adjustment necessary in 2007. The unlocking adjustment in 2006 was a decrease of $0.6 million in amortization for deferred sales inducements and an increase of $0.3 million in amortization of deferred policy acquisition costs.

(6) Reinsurance and Policy Provisions

(a)
Coinsurance

        The Company has entered into two coinsurance agreements with EquiTrust Life Insurance Company ("EquiTrust"), covering 70% of certain of the Company's index and fixed rate annuities issued from August 1, 2001 through December 31, 2001, 40% of those contracts issued during 2002 and 2003 and 20% of those contracts issued from January 1, 2004 to July 31, 2004, when the agreement was suspended by mutual consent of the parties. As a result of the suspension, new business is no longer ceded to EquiTrust. The business reinsured under these agreements is not eligible for recapture before the expiration of 10 years.

        Coinsurance deposits (aggregate policy benefit reserves transferred to EquiTrust under these agreements) were $1.5 billion and $1.7 billion at December 31, 2008 and 2007, respectively. The Company remains liable to policyholders with respect to the policy liabilities ceded to EquiTrust should EquiTrust fail to meet the obligations it has coinsured. None of the coinsurance deposits with EquiTrust are deemed by management to be uncollectible. The balance due under these agreements to EquiTrust was $2.6 million and $23.7 million at December 31, 2008 and 2007, respectively, and represents the fair value of the call options held by the Company to fund the index credits related to the ceded business and cash due to or from EquiTrust related to monthly settlements of policy activity.

        Amounts ceded to EquiTrust under these agreements are as follows:

	Year ended December 31
	2008	2007	2006
	(Dollars in thousands)
Consolidated statements of income:
Annuity product charges	$8,540	10,515	11,186
Change in fair value of derivatives	(37,436)	283	18,477

	$(28,896)	10,798	29,663

Interest credited to account balances	$33,208	79,126	65,643
Change in fair value of embedded derivatives	(10,626)	(14,041)	17,796
Other operating costs and expenses	1,669	1,820	1,969

	$24,251	66,905	85,408

Consolidated statements of cash flows:
Annuity deposits	$(1,310)	(1,779)	(2,859)
Cash payments to policyholders	184,525	199,915	193,057

	$183,215	198,136	190,198

(6) Reinsurance and Policy Provisions (Continued)

(b)
Financing Arrangements

        The Company has entered into two reinsurance transactions with Hannover Life Reassurance Company of America ("Hannover"), which are treated as reinsurance under statutory accounting practices and as financing arrangements under GAAP. The statutory surplus benefits under these agreements are eliminated under GAAP and the associated charges are recorded as risk charges and are included in other operating costs and expenses in the consolidated statements of operations.

        The first transaction became effective November 1, 2002 (the "2002 Hannover Transaction") and the second transaction became effective September 30, 2003 (the "2003 Hannover Transaction"). The 2002 and 2003 Hannover Transactions were both coinsurance and yearly renewable term reinsurance agreements for statutory purposes. The 2002 Hannover Transaction provided $29.8 million in net statutory surplus benefit during 2002 and the 2003 Hannover Transaction provided $29.7 million in net statutory surplus benefit during 2003. The 2002 Hannover Transaction was recaptured on December 31, 2007 and the 2003 Hannover Transaction was recaptured on November 30, 2008 at which time the statutory surplus benefit for each transaction had been reduced to zero. The Company entered into a coinsurance and yearly renewable term reinsurance agreement with Hannover effective December 31, 2008 (the "2008 Hannover Transaction") which provided $29.5 million in net statutory surplus benefit during 2008. Risk charges attributable to these transactions were $0.6 million, $0.7 million, and $1.2 million during 2008, 2007, and 2006, respectively.

        The Company entered into a yearly renewable term reinsurance agreement for statutory purposes on inforce business covering 40% of waived surrender charges related to penalty free withdrawals and deaths effective October 1, 2005 (the "2005 Hannover Transaction"). The risks reinsured under this agreement may be recaptured as of the end of any quarter beginning October 1, 2008. The Company pays quarterly reinsurance premiums under this agreement with an experience refund calculated on a quarterly basis resulting in a risk charge equal to approximately 6.0% of the weighted average reserve credit. The reserve credit recorded on a statutory basis by the Company was $59.8 million and $68.6 million at December 31, 2008 and 2007, respectively. Risk charges attributable to the 2005 Hannover Transaction were $3.8 million, $4.1 million and $3.8 million during 2008, 2007, and 2006, respectively.

(c)
Indemnity Reinsurance

        In the normal course of business, the Company seeks to limit its exposure to loss on any single insured and to recover a portion of benefits paid under its annuity, life and accident and health insurance products by ceding reinsurance to other insurance enterprises or reinsurers. Reinsurance contracts do not relieve the Company of its obligations to its policyholders. To the extent that reinsuring companies are later unable to meet obligations under reinsurance agreements, the Company would be liable for these obligations, and payment of these obligations could result in losses to the Company. To limit the possibility of such losses, the Company evaluates the financial condition of its reinsurers, and monitors concentrations of credit risk. No allowance for uncollectible amounts has been established against the Company's asset for amounts receivable from other insurance companies since none of the receivables are deemed by management to be uncollectible.

        Reinsurance coverages for life insurance vary according to the age and risk classification of the insured. Reinsurance related to life and accident and health insurance that was ceded by the Company primarily to two reinsurers was immaterial.

        During 2007, the Company entered into reinsurance agreements with Ace Tempest Life Reinsurance Ltd and Hannover to cede 50% to each of the risk associated with the Company's lifetime

(6) Reinsurance and Policy Provisions (Continued)

income benefit rider on certain index annuities issued in 2007. The amounts ceded under these agreements were immaterial as of and for the years ended December 31, 2008 and 2007.

(7) Income Taxes

        The Company files a consolidated federal income tax return with its Parent. Under the terms of a tax-sharing agreement, the Company computes federal income tax as if it were filing a separate tax return. Amounts due (to) from related party related to federal income taxes are $(18.6) million and $15.7 million at December 31, 2008 and 2007, respectively.

        The Company's income tax expense (benefit) is as follows:

	Year ended December 31
	2008	2007	2006
	(Dollars in thousands)
Consolidated statements of operations:
Current income taxes	$18,986	20,370	21,576
Deferred income taxes	47,338	1,333	18,963

Total income tax expense included in consolidated statements of operations	66,324	21,703	40,539
Stockholder's equity:
Expense (benefit) relating to:
Change in net unrealized investment gains/losses	(58,769)	(700)	(4,632)
Share-based compensation	(256)	(241)	(1,605)
Cumulative adjustment—SAB 108	—	—	2,219
Other	—	(3)	—

Total income tax expense included in consolidated financial statements	$7,299	20,759	36,521

        Income tax expense in the consolidated statements of operations differed from the amount computed at the applicable statutory federal income tax rate (35%) as follows:

	2008	2007	2006
	(Dollars in thousands)
Income before income taxes	$90,850	62,627	115,398
Income tax expense	31,798	21,919	40,389
Deferred tax asset valuation allowance	34,483	—	—
Other	43	(216)	150

Income tax expense	$66,324	21,703	40,539

Effective tax rate	73.0%	34.7%	35.1%

(7) Income Taxes (Continued)

        Deferred income tax assets or liabilities are established for temporary differences between the financial reporting amounts and tax bases of assets and liabilities that will result in deductible or taxable amounts, respectfully, in future years. The tax effects of temporary differences that give rise to the deferred tax assets and liabilities at December 31, 2008 and 2007, are as follows:

	December 31
	2008	2007
	(Dollars in thousands)
Deferred income tax assets:
Policy benefit reserves	$664,533	643,392
Unrealized losses on available for sale fixed maturity securities and equity securities	78,198	19,429
Other than temporary impairments	65,052	—
Deferred compensation	9,903	10,702
Other	4,720	3,386

	822,406	676,909
Less valuation allowance	(34,483)	—

	787,923	676,909
Deferred income tax liabilities:
Deferred policy acquisition costs and deferred sales inducements	(697,813)	(591,178)
Amount due to reinsurer	(257)	(6,158)
Derivative instruments	(1,931)	(3,861)
Other	(2,285)	(122)

	(702,286)	(601,319)

Net deferred income tax asset	$85,637	75,590

        The total deferred income tax asset includes amounts attributable to capital loss carryforwards and other than temporary impairments on investments. The capital loss carryforwards are available for tax purposes to offset future capital gains. The other than temporary impairments will not be available to utilize for tax purposes until the securities are either sold at a loss or deemed completely worthless. The capital loss carryforward was $2.7 million as of December 31, 2008 and will expire if unused by 2013. The other than temporary impairments totaled $188.4 million as of December 31, 2008. In 2008, the Company recorded valuation allowances of $34.5 million on the deferred income tax assets related to capital loss carryforwards and certain other than temporary impairments, as utilization of these income tax benefits fail the more likely than not criteria, due to the fact that the Company has insufficient future taxable income from capital gain sources. Adjustments to the valuation allowance will be made in future periods if there is a change in management's assessment of the amount of the deferred income tax asset that is more likely than not to be realized.

        Included in the deferred income tax asset is the expected income tax benefit attributable to net unrealized losses on available for sale fixed maturity securities. There is no valuation allowance provided for the deferred tax asset attributable to unrealized losses on available for sale fixed maturity securities. Management expects that the passage of time will result in the reversal of these unrealized losses due to the fair value increasing as these securities near maturity. Management has the intent and ability to hold these securities to maturity because the Company generates adequate cash flow from new business to fund all foreseeable cash flow needs and does not believe it would ever be necessary to

(7) Income Taxes (Continued)

liquidate these securities at a loss to meet cash flow needs. For deferred income tax assets related to unrealized losses on equity securities, the Company has sufficient future taxable income from capital gain sources to support the realizability of the deferred tax asset.

        In the opinion of the Company's management, realization of its remaining deferred income tax assets after recording the $34.5 million valuation allowance is more likely than not based on expectations as to the Company's future taxable income and considering all other available evidence, both positive and negative.

        As discussed in note 1, there was no impact of adopting FIN 48 to the Company's consolidated financial statements and there are no material income tax contingencies requiring recognition in the Company's consolidated financial statements as of December 31, 2008. The Company is no longer subject to income tax examinations by tax authorities for years prior to 2004.

(8) Notes Payable to Parent

        The Company has borrowed $51.0 million from its Parent in the form of surplus notes. The notes call for the Company to pay the principal amount of the note and interest at an 8% annual rate. Any scheduled payment of interest or repayment of principal may be paid only out of the Company's earnings, subject to approval by the Insurance Division, Department of Commerce, of the State of Iowa. Interest payable on these notes was $0.2 million for each of the years ended December 31, 2008, 2007, and 2006, respectively.

(9) General Agency Commission and Servicing Agreement

        The Company has a General Agency Commission and Servicing Agreement (the Servicing Agreement) with American Equity Investment Service Company (the Service Company) whereby the Service Company acts as a national supervisory agent with responsibility for paying commissions to agents of the Company. The Service Company was acquired by the Company's Parent on September 2, 2005. Under the terms of the Servicing Agreement, as amended, the Service Company has paid a portion (ranging from 13.5% to 100%) of the agents' commissions for certain annuity policies issued during 1997 - 1999 and 2002 - 2004. In return, the Company has paid and agreed to pay quarterly renewal commissions to the Service Company ranging from 0.0975% to 0.375% based upon the account values of the applicable annuity policies issued during those years. No renewal commission is paid unless the underlying policy is in force on the date renewal commissions are calculated pursuant to the terms of the Servicing Agreement. For all years except 2004, renewal commissions were capped and interest expense was computed at a 9% imputed interest rate, thus future renewal commissions are only due for annuity policies issued during 2004. These renewal commissions are paid through December 31, 2009. The Company paid renewal commissions to the Service Company of $5.6 million, $6.0 million, and $6.1 million in 2008, 2007, and 2006, respectively. Estimated future payments accrued under the Servicing Agreement at December 31, 2008 are as follows (dollars in thousands):

Year ending December 31:
2009	$5,442

5,442
Amounts representing interest	(639)

Net amount	$4,803

(10) Retirement Plan and Share-Based Compensation Plans

        The Company has adopted a contributory defined contribution plan which is qualified under Section 401(k) of the Internal Revenue Code. The plan covers substantially all full-time employees of the Company, subject to minimum eligibility requirements. Employees can contribute a percentage of their annual salary (up to a maximum contribution of $15,500 in 2008, $15,500 in 2007, and $15,000 in 2006) to the plan. The Company contributes an additional amount, subject to limitations, based on the voluntary contribution of the employee. Further, the plan provides for additional employer contributions based on the discretion of the Board of Directors. Plan contributions charged to expense were $0.2 million for each of the years ended December 31, 2008, 2007, and 2006, respectively.

        The Company has deferred compensation agreements with certain officers whereby these individuals may defer certain bonus compensation which is deposited into the American Equity Officer Rabbi Trust ("Officer Rabbi Trust"). The amounts deferred are invested in assets at the direction of the employee. The assets of the Officer Rabbi Trust are included in the assets of the Company and a corresponding deferred compensation liability is recorded. The deferred compensation liability is recorded at the fair market value of the assets in the Officer Rabbi Trust with the change in fair value included as a component of compensation expense. The deferred compensation liability related to these agreements was $1.3 million and $1.0 million at December 31, 2008 and 2007, respectively. During 2008 and 2007, the Officer Rabbi Trust purchased 28,333 shares of the Parent's common stock at a cost of $0.3 million and 15,718 shares of the Parent's common stock at a cost of $0.1 million, respectively. The Officer Rabbi Trust held 65,351 shares of common stock of the Parent at December 31, 2008, which are treated as a reduction of additional paid-in capital by the Company.

        During 1997, the Company established the American Equity Investment NMO Deferred Compensation Plan ("NMO Deferred Compensation Plan") whereby agents can earn common stock of the Company's Parent in addition to their normal commissions. The NMO Deferred Compensation Plan was effective until December 31, 2006 at which time it was suspended. Awards are calculated using formulas determined annually by the Company's Board of Directors and are generally based upon new annuity deposits. For the year ended December 31, 2006, agents earned the right to receive 223,078 shares of the Parent's common stock. These shares will be distributed at the end of the vesting and deferral period of 9 years. The Company recognizes commission expense and an increase to additional paid-in capital as share-based compensation when the awards vest. For the years ended December 31, 2008, 2007, and 2006, agents vested in 164,777 shares, 226,566 shares, and 277,368 shares of the Parent's common stock, respectively, and the Company recorded commission expense (capitalized as deferred policy acquisition costs) of $1.2 million, $2.4 million, and $4.1 million, respectively, under these plans. At December 31, 2008 and 2007, the total number of undistributed vested shares under the NMO Deferred Compensation Plan was 3,027,832 and 3,023,279, respectively. The total number of unvested shares that potentially may be vested in by agents in the future under the NMO Deferred Compensation Plan was 55,866 shares and 247,120 shares at December 31, 2008 and 2007, respectively.

        The Company has a Rabbi Trust, the NMO Deferred Compensation Trust ("NMO Trust") which has purchased shares of the Parent's common stock to fund the amount of vested shares under the NMO Deferred Compensation Plan. In accordance with FASB's Emerging Issues Task Force Issue No. 97-14, Accounting for Deferred Compensation Arrangements where Amounts Earned are Held in a Rabbi Trust and Invested, the common stock held in the NMO Trust is treated as a reduction in additional paid-in capital. The NMO Trust purchased 163,161 shares, 359,489 shares and 1,052,065 shares of common stock of the Parent during 2008, 2007 and 2006 at a cost of $1.6 million, $4.4 million and $12.7 million, respectively. The NMO Trust distributed 803,256 shares during 2008. The number of shares held by the NMO Trust at December 31, 2008 and 2007 was 2,353,053 and 2,993,148, respectively.

(10) Retirement Plan and Share-Based Compensation Plans (Continued)

        During 2006, the Company reclassified an $11.6 million obligation for equity awards from other liabilities to additional paid-in capital to properly reflect the awards as equity-classified awards. This reclassification increased stockholders' equity by $11.6 million and had no impact on net income. The Company did not consider the error material to prior periods.

        The Parent's 1996 Stock Option Plan authorized grants of options to officers, directors and employees for up to 1,200,000 shares of the Parent's common stock. In 2000, the Parent adopted the 2000 Employee Stock Option Plan which authorizes grants of options to officers and employees on up to 1,800,000 shares of the Parent's common stock and the Parent adopted the 2000 Directors Stock Option Plan which authorizes grants of options to directors on up to 225,000 shares. All options granted under the 2000 plans have 10 year terms and a six month vesting period after which they become fully exercisable immediately. All options granted under the 1996 plan have 10 year terms and are vested and exercisable. At December 31, 2008, the Parent had no shares of common stock available for future grant under the 1996 Stock Option Plan, 272,313 share of common stock available for future grant under the 2000 Employee Stock Option Plan, and 160,000 shares of common stock available for future grant under the 2000 Directors Stock Option Plan. The awards of Parent shares granted to Company employees are accounted for as employee awards in the consolidated financial statements in accordance with SFAS 123R. Certain share-based compensation is allocated between the Parent and the Company based on service provided to each company.

        The fair value for each stock option granted during the years ended December 31, 2008, 2007, and 2006 was estimated at the date of grant using a Black-Scholes option valuation model with the following assumptions:

	Year ended December 31
	2008	2007	2006
Average risk-free interest rate	3.90%	4.11%	4.86%
Dividend yield	0.6%	—%	—%
Average expected life	8 years	3.75 years	10 years
Volatility	26.0%	27.0%	27.4%

        The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant. The Company uses the historical realized volatility of its Parent's stock for the expected volatility assumption within the valuation model. For options granted in 2008, the weighted average expected term for the majority of the Company's options was calculated using average historical behavior. For options granted in 2007 and earlier, the weighted average expected term for the majority of options was presumed to be the mid-point between the vesting date and the end of the contractual term, also known as the "shortcut method" under SFAS 123R.

        During 2007, the Parent established the Independent Insurance Agent Stock Option Plan. Under this plan, agents of the Company may receive grants of options to acquire shares of the Parent's common stock based upon their individual sales. The plan authorizes grants of options to agents for up to 2,500,000 shares of the Parent's common stock. The Company recognizes commission expense and an increase to additional paid-in capital as share-based compensation equal to the fair value of the options as they are earned. The fair value of the options are estimated using a Black-Scholes option valuation model until the grant date, at which time the options are included as permanent equity in accordance with EITF 00-19, Accounting for Derivative Financial Instruments Indexed to, and potentially Settled in, a Company's Own Stock. The assumptions used for estimating the fair value of the options for 2008 were an average risk free rate of 1.46%, dividend yield of 1%, average expected life of 3 3/4 years and volatility of 46.6%. The assumptions used for estimating the fair value of the options for 2007 were an average risk free rate of 3.21%, dividend yield of 0%, average expected life of 3 3/4 years

(10) Retirement Plan and Share-Based Compensation Plans (Continued)

and volatility of 28%. The Company's agents earned 556,550 options during 2007, which were granted in January 2008, and the Company recorded commission expense (capitalized as deferred policy acquisition costs) of $1.3 million in 2007. The Company's agents earned 670,850 options during 2008, which were granted in January 2009, and the Company recorded commission expense (capitalized as deferred policy acquisition costs) of $1.6 million in 2008. All options granted have 10 year terms and a six month vesting period after which they become exercisable immediately.

        Changes in the number of stock options outstanding during the years ended December 31, 2008, 2007, and 2006 are as follows:

	Number of shares	Weighted- average exercise price per share	Total exercise price
Outstanding at January 1, 2006	3,458,912	$6.82	23,580
Granted	20,500	12.20	250
Canceled/Settled	(426,700)	5.42	(2,312)
Exercised	(580,845)	4.47	(2,599)

Outstanding at December 31, 2006	2,471,867	7.65	18,919
Granted	15,000	11.44	172
Canceled	(12,850)	10.93	(140)
Exercised	(1,023,000)	4.88	(4,989)

Outstanding at December 31, 2007	1,451,017	9.62	13,962
Granted	986,550	9.11	8,990
Canceled	(17,650)	10.54	(186)
Exercised	(35,529)	6.18	(220)

Outstanding at December 31, 2008	2,384,388	9.46	$22,546

        The following table summarizes information about stock options outstanding at December 31, 2008:

	Stock options outstanding			Stock options vested
Range of exercise prices	Number of awards	Remaining life (yrs)	Weighted- average exercise price per share	Number of awards	Remaining life (yrs)	Weighted- average exercise price per share
$7.33 - $9.16	1,047,649	4.85	$8.10	1,027,649	4.76	$8.11
$9.49 - $11.46	1,311,739	5.72	10.48	911,739	4.09	10.31
$11.88 - $14.34	25,000	7.33	12.59	25,000	7.33	12.59

$7.33 - $14.34	2,384,388	5.35	9.46	1,964,388	4.48	9.19

        The was no aggregate intrinsic value for both stock options outstanding and vested awards at December 31, 2008. For the years ended December 31, 2008, 2007, and 2006, the total intrinsic value of options exercised by officers, directors and employees and allocated to the Company was $0.1 million, $0.3 million and $4.6 million, respectively. Intrinsic value for stock options is calculated as the difference between the exercise price of the underlying awards and the quoted price of the Parent's common stock as of the reporting date. The allocation to the Company of the tax benefit realized for the tax deduction from the exercise of stock options by officers, directors and employees for the years ended December 31, 2008, 2007, and 2006 was $0.1 million, $0.1 million and $1.6 million, respectively.

(10) Retirement Plan and Share-Based Compensation Plans (Continued)

        The Parent established the American Equity Investment Employee Stock Ownership Plan (ESOP) effective July 1, 2007. The principal purpose of the ESOP is to provide each eligible employee with an equity interest in the Parent. Employees become eligible once they have completed a minimum of six months of service. Employees become 100% vested after two years of service. The Company's contribution to the ESOP is determined by the Board of Directors.

        In August 2007, the Parent issued a loan to the ESOP in the amount of $7.0 million to purchase 650,000 shares of common stock of the Parent from David J. Noble, Chairman and Chief Executive Officer of the Parent. The loan is to be repaid over a period of 20 years with annual interest payments due on December 31 of each year. Principal payments in the amount of $1.8 million are due on December 31, 2012, 2017, and 2022 with the final principal payment due on August 31, 2027. The shares purchased by the ESOP were pledged as collateral for this debt. For each plan year in which a payment or prepayment of principal or interest is made, the Parent will release from the pledge the number of shares determined under the principal and interest method. As of December 31, 2008 and 2007, there were 22,179 shares and 20,435 shares committed for release and compensation expense of $0.3 million and $0.2 million was recognized in 2008 and 2007, respectively. The Company paid the Parent for the original cost of the shares that were committed to be released. The fair value of 588,312 unreleased shares and 629,565 unreleased shares was $4.1 million and $5.2 million at December 31, 2008 and 2007, respectively.

(11) Statutory Financial Information

        Prior approval of regulatory authorities is required for the payment of dividends to the Company's Parent which exceed an annual limitation. During 2008, the Company can pay dividends to its Parent of $98.3 million without prior approval from regulatory authorities.

        Statutory accounting practices prescribed or permitted by regulatory authorities for the Company and its subsidiary differ from GAAP. Consolidated net income (loss) for the Company and its subsidiary as determined in accordance with statutory accounting practices was $(7.1) million, $17.0 million, and $89.9 million in 2008, 2007, and 2006, respectively, and consolidated total statutory capital and surplus of the Company and its subsidiaries was $983.3 million and $990.8 million at December 31, 2008 and 2007, respectively. Calculations using the National Association of Insurance Commissioners formula at December 31, 2008, indicated that the Company's ratio of total adjusted capital to the highest level at which regulatory action might be initiated was 347%.

(12) Commitments and Contingencies

        The Company leases its home office space and certain equipment under various operating leases. Rent expense for the years ended December 31, 2008, 2007, and 2006 totaled $1.4 million, $1.4 million and $1.3 million, respectively. At December 31, 2008, the aggregate future minimum lease payments are $5.8 million. The following represents payments due by period for operating lease obligations as of December 31, 2008 (dollars in thousands):

Year ending December 31:
2009	$1,061
2010	950
2011	909
2012	849
2013	717
2014 and thereafter	1,270

(12) Commitments and Contingencies (Continued)

        Assessments are, from time to time, levied on the Company by life and health guaranty associations by most states in which the Company is licensed to cover losses to policyholders of insolvent or rehabilitated companies. The liability established by the Company for future assessments related to the insolvency of London Pacific Life and Annuity Company and Lincoln Memorial Life Insurance Company was $0.8 million and $1.0 million as of December 31, 2008 and 2007, respectively. The Company believes the liability for guaranty fund assessments is sufficient to provide for future assessments based upon known insolvencies.

        In recent years, companies in the life insurance and annuity business have faced litigation, including class action lawsuits, alleging improper product design, improper sales practices and similar claims. The Company is currently a defendant in several purported class action lawsuits alleging improper sales practices and similar claims as described below. It is often not possible to determine the ultimate outcome of pending legal proceedings or to provide reasonable ranges of potential losses with any degree of certainty. The lawsuits referred to below are in very preliminary stages and the Company does not have sufficient information to make an assessment of the plaintiffs' claims for liability or damages. The plaintiffs are seeking undefined amounts of damages or other relief, including punitive damages, which are difficult to quantify and cannot be estimated based on the information currently available. The Company does not believe that these lawsuits, including those discussed below, will have a material adverse effect on its financial position, results of operations or cash flows. However, there can be no assurance that such litigation, or any future litigation, will not have a material adverse effect on the Company's business, financial condition or results of operations.

        The Company is a defendant in two cases seeking class action status, including (i) Stephens v American Equity Investment Life Insurance Company, et. al., in the San Luis Obispo Superior Court, San Francisco, California (complaint filed November 29, 2004) (the SLO Case) and (ii) In Re: American Equity Annuity Practices and Sales Litigation, in the United States District Court for the Central District of California, Western Division (complaint filed September 7, 2005) (the Los Angeles Case). The plaintiff in the SLO Case seeks to represent a class of individuals who are California residents and who either purchased their annuity from the Company through a co-defendant marketing organization or who purchased one of a defined set of particular annuities issued by the Company. On November 3, 2008, the court issued an order certifying the class, and also ruled that the Company may seek an immediate appeal of this decision to the California Court of Appeals. The Company will seek such appellate review and in addition will immediately file a motion to decertify a portion of the class. The Company may later seek to decertify the entire class after further discovery into the merits of the case. The Company is vigorously defending the underlying allegations, which include misrepresentation, breach of contract, breach of a state law regarding unfair competition and other claims.

        The Los Angeles Case is a consolidated action involving several lawsuits filed by individuals and is seeking class action status for a national class of purchasers of annuities issued by the Company. The allegations generally attack the suitability of sales of deferred annuity products to persons over the age of 65. The Company is vigorously defending against both class action status as well as the underlying claims which include misrepresentation and violations of the Racketeer Influenced and Corrupt Organizations Act, among others.

American Equity Investment Life Insurance Company

Schedule I

Summary of Investments—Other Than

Investments in Related Parties

(Dollars in thousands)

December 31, 2008

Column A	Column B	Column C	Column D
Type of Investment	Amortized Cost(1)(2)	Fair Value	Amount at Which Shown in Balance Sheet
Fixed maturity securities:
Available for sale
United States Government full faith and credit	$21,664	$22,050	$22,050
United States Government sponsored agencies	3,087,100	3,104,853	3,104,853
Corporate securities, including redeemable preferred stocks	1,951,308	1,688,869	1,688,869
Mortgage and asset-backed securities	2,095,856	1,813,274	1,813,274

	7,155,928	6,629,046	6,629,046

Held for investment
United States Government sponsored agencies	3,528,628	3,530,065	3,528,628
Redeemable preferred stocks	76,271	58,049	76,271

	3,604,899	3,588,114	3,604,899

Total fixed maturity securities	10,760,827	$10,217,160	10,233,945

Equity securities, available for sale:
Non-redeemable preferred stocks	95,940	$70,316	70,316
Common stocks	20,935	20,905	20,905

Total equity securities	116,875	$91,221	91,221

Mortgage loans on real estate	2,329,824		2,329,824
Derivative instruments	58,358		58,358
Policy loans	446		446

Total investments	$13,266,330		$12,713,794

(1)
On the basis of cost adjusted for repayments and amortization of premiums and accrual of discounts for fixed maturity securities, derivative instruments and short-term investments, and unpaid principal balance for mortgage loans.

(2)
Derivative instruments are carried at estimated fair value.

See accompanying Report of Independent Registered Public Accounting Firm.

American Equity Investment Life Insurance Company

Schedule III

Supplementary Insurance Information

(Dollars in thousands)

	Column B	Column C	Column D	Column E
Column A	Deferred policy acquisition costs	Future policy benefits, losses, claims and loss expenses	Unearned premiums	Other policy claims and benefits payable
		(Dollars in thousands)
As of December 31, 2008:
Life insurance	$1,579,871	$15,809,539	$—	$111,205
As of December 31, 2007:
Life insurance	$1,272,108	$14,711,780	$—	$120,186
As of December 31, 2006:
Life insurance	$1,088,890	$13,207,931	$—	$128,579

Column A	Column F	Column G	Column H	Column I	Column J
	Premium revenue	Net investment income	Benefits, claims, losses and settlement expenses	Amortization of deferred policy acquisition costs	Other operating expenses
			(Dollars in thousands)
Year ended December 31, 2008:
Life insurance	$65,183	$804,227	$34,055	$126,738	$60,765
Year ended December 31, 2007:
Life insurance	$58,451	$700,498	$512,434	$56,330	$64,965
Year ended December 31, 2006:
Life insurance	$53,094	$651,110	$604,155	$94,923	$74,852

See accompanying Report of Independent Registered Public Accounting Firm.

American Equity Investment Life Insurance Company

Schedule IV

Reinsurance

(Dollars in thousands)

Column A	Column B	Column C	Column D	Column E	Column F
	Gross amount	Ceded to other companies	Assumed from other companies	Net amount	Percent of amount assumed to net
	(Dollars in thousands)
Year ended December 31, 2008:
Life insurance in force, at end of year	$2,518,884	$2,275	$80,371	$2,596,980	3.09%

Insurance premiums and other considerations:
Annuity and single premium universal life product charges	$61,211	$8,540	$—	$52,671	—%
Traditional life and accident and health insurance premiums	11,800	158	870	12,512	6.95%

	$73,011	$8,698	$870	$65,183	1.32%

Year ended December 31, 2007:
Life insurance in force, at end of year	$2,493,420	$2,011	$87,381	$2,578,790	3.39%

Insurance premiums and other considerations:
Annuity and single premium universal life product charges	$56,343	$10,515	$—	$45,828	—%
Traditional life and accident and health insurance premiums	11,739	161	1,045	12,623	8.28%

	$68,082	$10,676	$1,045	$58,451	1.78%

Year ended December 31, 2006:
Life insurance in force, at end of year	$2,542,997	$1,748	$96,876	$2,638,125	3.67%

Insurance premiums and other considerations:
Annuity and single premium universal life product charges	$50,658	$11,186	$—	$39,472	—%
Traditional life and accident and health insurance premiums	12,512	61	1,171	13,622	8.60%

	$63,170	$11,247	$1,171	$53,094	2.20%

See accompanying Report of Independent Registered Public Accounting Firm.

AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY

Consolidated Financial Statements
(Unaudited)

September 30, 2009

AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY

AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY

Consolidated Balance Sheets

(U.S. Dollars in Thousands)

	September 30, 2009	December 31, 2008
	(Unaudited)
Assets
Investments:
Fixed maturity securities:
Available for sale, at fair value (amortized cost: 2009—$11,145,724; 2008—$7,155,928)	$11,082,957	$6,629,046
Held for investment, at amortized cost (fair value: 2009—$1,746,033; 2008—$3,588,114)	1,759,494	3,604,899
Equity securities, available for sale, at fair value (cost: 2009—$76,227; 2008—$116,874)	85,665	91,221
Trading securities	371,338	—
Mortgage loans on real estate	2,375,833	2,329,824
Derivative instruments	364,041	58,358
Other investments	9,332	446

Total investments	16,048,660	12,713,794
Cash and cash equivalents	247,072	206,771
Restricted cash and short-term investments	177,149	—
Coinsurance deposits	2,010,084	1,528,981
Accrued investment income	132,621	91,756
Deferred policy acquisition costs	1,553,709	1,579,871
Deferred sales inducements	936,512	843,377
Deferred income taxes	151,074	85,637
Other assets	20,675	6,274

Total assets	$21,277,556	$17,056,461

Liabilities and Stockholder's Equity
Liabilities:
Policy benefit reserves:
Traditional life and accident and health insurance products	$134,490	$121,914
Annuity products	18,331,332	15,687,625
Other policy funds and contract claims	110,690	111,205
Amounts due to related party under General Agency Commission and Servicing Agreement	1,305	4,803
Notes payable to Parent	51,000	51,000
Amounts due under repurchase agreements	410,254
Amounts due to related party	37,392	18,898
Funds withheld reinsurance liability	463,100	—
Other liabilities	507,269	130,811

Total liabilities	20,046,832	16,126,256

Stockholder's equity:
Series preferred stock, par value $1 per share. Authorized 500,000 shares	—	—
Common stock, par value $1 per share. Authorized 4,000,000 shares; issued and outstanding 2,500,000 shares	2,500	2,500
Additional paid-in capital	868,004	790,539
Accumulated other comprehensive income (loss)	15,006	(145,225)
Retained earnings	345,214	282,391

Total stockholder's equity	1,230,724	930,205

Total liabilities and stockholder's equity	$21,277,556	$17,056,461

See accompanying notes to unaudited consolidated financial statements.

AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY

Consolidated Statements of Operations

(U.S. Dollars in Thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Revenues:
Traditional life and accident and health insurance premiums	$3,166	$3,223	$9,519	$9,419
Annuity product charges	15,835	13,328	47,501	37,271
Net investment income	236,450	205,401	676,815	594,814
Change in fair value of derivatives	123,121	(83,598)	110,019	(313,988)
Net realized gains on investments, excluding other than temporary impairment ("OTTI") losses	5,510	2,258	10,587	3,343
OTTI losses on investments:
Total OTTI losses	(94,216)	(61,232)	(171,668)	(94,755)
Portion of OTTI losses recognized in other comprehensive income	49,641	—	108,012	—

Net OTTI losses recognized in operations	(44,575)	(61,232)	(63,656)	(94,755)

Total revenues	339,507	79,380	790,785	236,104

Benefits and expenses:
Insurance policy benefits and change in future policy benefits	2,737	2,126	6,910	7,056
Interest sensitive and index product benefits	75,288	50,387	207,028	154,032
Amortization of deferred sales inducements	(8,081)	6,760	17,814	34,193
Change in fair value of embedded derivatives	259,737	(37,100)	414,636	(237,969)
Interest expense on notes payable to Parent	1,020	1,020	3,060	3,060
Interest expense on amounts due to related party under General Agency Commission and Servicing Agreement	52	378	425	1,320
Interest expense on amounts due under repurchase agreements	100	2,698	344	7,694
Amortization of deferred policy acquisition costs	(2,972)	19,285	44,938	118,595
Other operating costs and expenses	11,854	12,182	39,869	34,204

Total benefits and expenses	339,735	57,736	735,024	122,185

Income (loss) before income taxes	(228)	21,644	55,761	113,919
Income tax expense	1,909	29,735	18,160	61,998

Net income (loss)	$(2,137)	$(8,091)	$37,601	$51,921

See accompanying notes to unaudited consolidated financial statements.

AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY

Consolidated Statements of Changes in Stockholder's Equity

(U.S. Dollars in Thousands)

(Unaudited)

	Common Stock	Additional Paid- in Capital	Accumulated Other Comprehensive Income (Loss)	Retained Earnings	Total Stockholders' Equity
Balance at December 31,2008	2,500	790,539	(145,225)	282,391	930,205
Cumulative effect of noncredit OTTI, net	—	—	(20,094)	25,240	5,146
Other comprehensive income:
Net income for the period	—	—	—	37,601	37,601
Change in net unrealized investment gains (losses)	—	—	250,533	—	250,533
Noncredit component of OTTI losses, available for sale securities, net	—	—	(70,208)	—	(70,208)

					217,926
Issuance of treasury stock	—	55	—	(18)	37
Acquisition of 12,362 shares of parent common stock	—	(52)	—	—	(52)
Share-based compensation, including excess income tax benefits	—	2,775	—	—	2,775
Tax benefit of stock option exercises	—	(313)	—	—	(313)
Capital contributions from Parent	—	75,000	—	—	75,000

Balance at September 30, 2009	2,500	868,004	15,006	345,214	1,230,724

Balance at December 31, 2007	2,500	789,188	(36,082)	257,865	1,013,471
Other comprehensive loss:
Net income for the period	—	—	—	51,921	51,921
Change in net unrealized investment gains (losses)	—	—	(104,882)	—	(104,882)

					(52,961)
Acquisition of 189,194 shares of parent common stock	—	(1,807)	—	—	(1,807)
Share-based compensation	—	1,863	—	—	1,863
Tax benefit of stock option exercises	—	54	—	—	54
Cash and security contributions from Parent	—		—	—	—

Balance at September 30, 2008	2,500	789,298	(140,964)	309,786	960,620

See accompanying notes to unaudited consolidated financial statements.

AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY

Consolidated Statements of Cash Flows

(U.S. Dollars in Thousands)

(Unaudited)

	Nine Months Ended September 30,
	2009	2008
Operating activities:
Net income	$37,601	$51,921
Adjustments to reconcile net income to net cash provided by operating activities:
Interest sensitive and index product benefits	207,028	154,032
Amortization of deferred sales inducements	17,814	34,193
Annuity product charges	(47,501)	(37,271)
Change in fair value of embedded derivatives	414,636	(237,969)
Increase in traditional life and accident and health insurance reserves	6,331	2,724
Policy acquisition costs deferred	(244,164)	(200,267)
Amortization of deferred policy acquisition costs	44,938	118,595
Amortization of discount and premiums on investments	(162,138)	(197,453)
Provision for depreciation and other amortization	377	371
Trading securities purchases, sales and maturities, net	(360,418)	—
Change in restricted cash and short-term investments	(177,149)	—
Net realized losses (gains) on investments, excluding OTTI losses	(10,587)	(3,343)
Net OTTI losses recognized in operations	63,656	94,755
Change in fair value of derivatives	(110,019)	313,988
Deferred income taxes	(118,119)	64,726
Share-based compensation	2,775	1,863
Reduction of amounts due to related party under General Agency Commission and Servicing Agreement	(3,498)	(2,944)
Changes in other operating assets and liabilities:
Accrued investment income	(40,865)	(16,614)
Due to (from) related party	18,495	19,827
Other assets	(2,108)	126
Other policy funds and contract claims	(515)	(6,296)
Funds withheld reinsurance liability	452,180	—
Other liabilities	275,110	763
Other	(2,209)	12

Net cash provided by operating activities	261,651	155,739

Investing activities:
Sales, maturities or repayments of investments:
Fixed maturity securities—available for sale	2,236,834	1,070,668
Fixed maturity securities—held for investment	1,918,418	955,560
Equity securities—available for sale	11,778	12,211
Mortgage loans on real estate	87,898	91,446
Derivative instruments	6,534	29,323
Acquisitions of investments:
Fixed maturity securities—available for sale	(5,987,086)	(2,575,652)
Equity securities—available for sale	—	(102,878)
Mortgage loans on real estate	(149,624)	(418,293)
Derivative instruments	(189,424)	(221,702)
Policy loans	(28)	(10)
Purchases of property, furniture and equipment	(601)	(176)

Net cash used in investing activities	(2,065,301)	(1,159,503)

AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY

Consolidated Statements of Cash Flows (Continued)

(U.S. Dollars in Thousands)

(Unaudited)

	Nine Months Ended September 30,
	2009	2008
Financing activities:
Receipts credited to annuity policyholder account balances	$2,777,615	$1,735,001
Coinsurance deposits	(371,897)	132,761
Return of annuity policyholder account balances	(1,038,657)	(975,384)
Increase (decrease) in amounts due under repurchase agreements	410,254	115,913
Acquisition of Parent common stock	(52)	(1,754)
Excess tax benefits realized from share-based compensation plans	56	—
Cash contributions by Parent	75,000	—
Change in checks in excess of cash balance	(8,404)	(2,302)
Other	36	—

Net cash provided by financing activities	1,843,951	1,004,235

Increase (decrease) in cash and cash equivalents	40,301	471
Cash and cash equivalents at beginning of year	206,771	13,230

Cash and cash equivalents at end of year	247,072	13,701

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest on notes payable to Parent and amounts due under repurchase agreements	$3,829	$12,074
Income taxes	117,850	—
Noncash operating activities:
Deferral of sales inducements	229,739	145,595
Noncash investing activities:
Real estate acquired in satisfaction of mortgage loans	8,949	—
Noncash financing activities:
Contribution of fixed maturity securities from parent	—	—

See accompanying notes to unaudited consolidated financial statements.

(1) Significant Accounting Policies

  Consolidation and Basis of Presentation

        The accompanying consolidated financial statements of American Equity Investment Life Insurance Company ("we", "us", or "our"), which is a wholly owned subsidiary of American Equity Investment Life Holding Company ("Parent"), have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") for interim financial information. Accordingly, they do not include all the information and notes required by GAAP for complete financial statements. The consolidated financial statements include our accounts and our wholly owned subsidiaries, American Equity Investment Life Insurance Company of New York and Eagle Life Insurance Company ("Eagle Life"). Eagle Life was incorporated in the state of Iowa on August 28, 2008 and has not issued any business. All significant intercompany accounts and transactions have been eliminated.

        The consolidated financial statements reflect all adjustments, consisting only of normal recurring items, which are necessary to present fairly our financial position and results of operations on a basis consistent with the prior audited consolidated financial statements. Operating results for the three month and nine month periods ended September 30, 2009 are not necessarily indicative of the results that may be expected for the year ended December 31, 2009. All significant intercompany accounts and transactions have been eliminated. The preparation of financial statements requires the use of management estimates. For further information related to a description of areas of judgment and estimates and other information necessary to understand our financial position and results of operations, refer to our December 31, 2008 audited consolidated financial statements and notes.

  Restricted Cash and Short-Term Investments

        We consider all cash and short term investments held that we are legally restricted from using in our nonual operations and investing activities as restricted cash. The restricted cash and short-term investments at September 30, 2009 is cash and short term investments held in trust as funds withheld in connection with coinsurance agreements.

  Adopted Accounting Pronouncements

        On January 1, 2009, we adopted an accounting standard that enhances the required disclosures regarding derivatives and hedging activities, including enhanced disclosures regarding how an entity uses derivative instruments and how derivative instruments and related hedged items are accounted for and affect an entity's financial position, financial performance and cash flows. The adoption of these disclosure requirements did not have a material impact on our financial position or results of operations as it impacts financial statement disclosure only.

        In April 2009, the Financial Accounting Standards Board ("FASB") issued further guidance on the recognition and presentation of other than temporary impairments. This guidance amends the other than temporary impairment guidance for debt securities only to make the guidance more operational and to expand the presentation and disclosure of other than temporary impairments on debt and equity securities in the financial statements. This guidance requires management to determine cash flows expected to be collected on each debt security for which an other than temporary impairment is being recognized. In accordance with this guidance, the reporting entity shall allocate its other than temporary impairments on debt securities between credit and noncredit components with the noncredit portion of the other than temporary impairments recognized as a component of other comprehensive income (loss) and the credit loss portion included in operations. Credit loss is defined as the amount that the amortized cost basis of the impaired security exceeds the present value of cash flows expected to be collected. This guidance also requires a cumulative effect adjustment to the opening balance of retained earnings and accumulated other comprehensive income (loss) in the period of adoption for

(1) Significant Accounting Policies (Continued)

other than temporary impairments on debt securities recognized in prior periods which are still held as investments at the date of adoption. This guidance was effective for interim and annual reporting periods ending after June 15, 2009; however, early application was permitted. We elected to adopt these accounting standards effective January 1, 2009. The cumulative effect adjustment as of January 1, 2009 increased retained earnings by $25.2 million and decreased accumulated other comprehensive income by $20.1 million.

        In April 2009, the FASB issued additional guidance for estimating fair value of financial instruments including investment securities when the volume and level of activity for the asset or liability have significantly decreased, as well as guidance on identifying circumstances that indicate a transaction is not orderly. This guidance was effective for interim and annual reporting periods ending after June 15, 2009, and shall be applied prospectively, with early adoption permitted. We elected to adopt this guidance as of January 1, 2009, and it did not have a material impact on our consolidated financial statements.

        In May 2009, the FASB issued an accounting standard that requires reporting entities to recognize in their financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing those financial statements. In addition, a reporting entity shall disclose the date through which subsequent events have been evaluated, as well as whether that date is the date the financial statements were issued or the date the financial statements were available to be issued. These requirements were effective for periods ending after June 15, 2009. Accordingly, we adopted the subsequent event reporting requirements effective June 30, 2009 and it did not have a material effect on our consolidated financial statements.

        In April 2009, the FASB issued disclosure guidance that requires disclosures about fair value of financial instruments within the scope of existing standards for interim reporting periods as well as in annual financial statements. This guidance also requires entities to disclose the methods and significant assumptions used to estimate the fair value of financial instruments in financial statements on an interim and annual basis and to highlight any changes from prior periods and was effective for financial statements issued for interim and annual periods ending after June 15, 2009. We adopted these disclosure requirements as of and for the periods ended June 30, 2009, which did not have a material effect on our consolidated financial statements.

  New Accounting Pronouncements

        In June 2009, the FASB amended accounting standards for transfers and servicing of financial assets and extinguishments of liabilities. The new standard removes the concept of a qualifying special-purpose entity ("QSPE") from existing standards and removes the exception of QSPE's from consolidation requirements. Additionally, more stringent conditions for reporting a transfer of a portion of a financial asset as a sale were created, derecognition criteria was clarified, how retained interests are initially measured was revised, the guaranteed mortgage securitization recharacterization provisions were removed and disclosure requirements were added. This standard must be applied as of the beginning of our first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. Earlier application is prohibited. We are currently assessing the impact of this standard.

        In June 2009, the FASB issued amendments to the accounting standards for consolidation of variable interest entities. The new standard replaces the quantitative-based risks and rewards calculation of existing standards for determining which enterprise, if any, has a controlling financial interest in a variable interest entity with a primarily qualitative approach focused on identifying which

(1) Significant Accounting Policies (Continued)

enterprise has the power to direct the activities of a variable interest entity that most significantly impacts the entity's economic performance and (1) the obligation to absorb losses of the entity or (2) the right to receive benefits from the entity. This amendment is effective as of the beginning of each reporting entity's first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. Earlier application is prohibited. We are currently assessing the impact of this standard.

        In September 2009, the FASB issued an accounting standards update that allows for net asset value per share to be used as a means to estimate fair value for an investment if the fair value of that investment is not readily determinable. Investments that qualify are those that calculate a net asset value per share or its equivalent as of the investor's measurement date. This standard is effective for interim and annual periods ending after December 15, 2009, with early application permitted. We are currently assessing the impact of this accounting standards update.

        In August 2009, the FASB issued an accounting standards update that amends the fair value measurement of liabilities. The update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using the quoted price of the identical liability when traded as an asset, quoted prices for similar liabilities or similar liabilities when traded as assets, or another valuation technique that is consistent with the principles of fair value. This guidance is effective for the first reporting period beginning after issuance, which will the fourth quarter of our year ending December 31, 2009. We are currently assessing the impact of this accounting standards update.

(2) Fair Values of Financial Instruments

        Fair value is the price that would be received to sell an asset or paid to transfer a liability (exit price) in an orderly transaction between market participants at the measurement date. The objective of a fair value measurement is to determine that price for each financial instrument at each measurement date. We meet this objective using various methods of valuation that include market, income and cost approaches.

        We categorize our financial instruments into three levels of fair value hierarchy based on the priority for use of inputs in determining fair value. The hierarchy defines the highest priority inputs (Level 1) as quoted prices in active markets for identical assets. The lowest priority inputs (Level 3) are our own assumptions about what a market participant would use in determining fair value such as estimated future cash flows. We categorize financial assets and liabilities recorded at fair value in the consolidated balance sheets as follows:

Level 1	—	Quoted prices are available in active markets for identical financial instruments as of the reporting date. The types of financial instruments included in Level 1 are listed equities, United States treasuries and non-interest bearing cash. We do not adjust the quoted price for these financial instruments, even in situations where we hold a large position and a sale could reasonably impact the quoted price.
Level 2	—
Quoted prices in active markets for similar financial instruments, quoted prices for identical or similar financial instruments in markets that are not active; and models and other valuation methodologies using inputs other than quoted prices that are observable. The types of financial instruments included in Level 2 are U.S. Government sponsored agency securities, corporate preferred securities, corporate bonds and mortgage and asset backed securities.

(2) Fair Values of Financial Instruments (Continued)

Level 3	—
Models and other valuation methodologies using significant inputs that are unobservable for financial instruments and include situations where there is little, if any, market activity for the financial instrument. The inputs into the determination of fair value require significant management judgment or estimation. Financial instruments that are included in Level 3 are securities for which no market activity or data exists and for which we used discounted expected future cash flows with our own assumptions about what a market participant would use in determining fair value.

        We used the following valuation techniques in estimating the fair values of financial instruments:

I.
Fair values of fixed maturity securities are obtained primarily from a broker who starts by obtaining a price from an independent pricing source and adjusts for observable data. These prices from the independent broker undergo evaluation by our internal investment professionals. We generally obtain one price per security, which is compared to relevant credit information, perceived market movements and sector news. Market indices of similar rated asset class spreads are considered for valuations and broker indications of similar securities are compared. Inputs used by both the broker and the pricing service include market information, such as yield data and other factors relating to instruments or securities with similar characteristics. If the issuer has had trades in similar debt outstanding but not necessarily the same rank in the capital structure, spread information is used to support fair value. If discrepancies are identified, additional quotes are obtained and the quote that best reflects a fair value exit price at the reporting date is selected. In the case of private placement bonds, the broker typically starts with a price of a publicly traded bond of an entity that is comparable to size and financial position of the issuer of the private bond. The broker adjusts the price for factors such as marketability and risk factors specific to each security.

II.
Amounts reported as fair value of embedded derivatives are estimated by projecting policy contract values and minimum guaranteed contract values over the expected lives of the contracts and discounting the excess of the projected contract value amounts. The projections of the policy contract values are based on best estimate assumptions for future policy growth and future policy decrements. Best estimate assumptions for future policy growth include assumptions for the expected index credit on the next policy anniversary date which are derived from the fair values of the underlying call options purchased to fund such index credits and the expected costs of annual call options that will be purchased in the future to fund index credits beyond the next policy anniversary. The projections of minimum guaranteed contract values include the same best estimate assumptions for policy decrements as were used to project policy contract values. Increases or decreases in the fair value of embedded derivatives generally correspond to increases or decreases in the fair values of call options purchased to fund the annual index credits and changes in the discount rates used to discount the excess of the projected policy contract values over the projected minimum guaranteed contract values. The fair value of the embedded derivatives includes an adjustment through the discount rate for our non performance risk.

        In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, a financial instrument's level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the financial instrument.

        We review the prices received from the independent brokers to ensure that the prices represent a reasonable estimate of fair value. This process involves quantitative and qualitative analysis and is

(2) Fair Values of Financial Instruments (Continued)

administered by our investment department. This review process includes, but is not limited to, initial and on-going review of methodologies used by the independent broker, review of pricing statistics and trends, back testing recent trades, comparing prices to those obtained from other third party pricing services, reviewing cash flow activity in the subsequent period, monitoring credit rating upgrades and downgrades and monitoring of trading volumes. Most all of the information used by the pricing service and the independent broker can be corroborated by our procedures of investigating market data and tying that data to the facts utilized by the broker.

        The fixed income markets in 2008 and early 2009 experienced a period of extreme volatility and limited market liquidity conditions, which affected a broad range of asset classes and sectors. In addition, there were credit downgrade events and an increased probability of default for many fixed income instruments. These volatile market conditions increased the difficulty of valuing certain instruments as trading was less frequent and/or market data was less observable. There were certain instruments that were in active markets with significant observable data that became illiquid due to the current financial environment or market conditions. As a result, certain valuations require greater estimation and judgment as well as valuation methods which are more complex. These values may not ultimately be realizable in a market transaction, and such values may change very rapidly as market conditions change and valuation assumptions are modified.

        The following methods and assumptions were used in estimating the fair values of financial instruments during the periods presented in these consolidated financial statements.

        Fixed maturity securities and trading securities:    The fair values of fixed maturity securities and trading securities are obtained from third parties and are based on quoted market prices when available. The third parties use yield data and other factors relating to instruments or securities with similar characteristics to determine fair value for securities that are not actively traded.

        Equity securities:    The fair values of equity securities are based on quoted market prices.

        Mortgage loans on real estate:    The fair values of mortgage loans on real estate are calculated using discounted expected cash flows using current competitive market interest rates currently being offered for similar loans.

        Derivative instruments:    The fair values of our derivative instruments are based upon the amount of cash that we will receive to settle each derivative instrument on the reporting date. These amounts are obtained from each of the counterparties and are adjusted for the non-performance risk of each counterparty net of any collateral held. The non-performance risk for each counterparty is based upon its credit default swap rate. We have no performance obligations related to the call options purchased to fund our index annuity policy liabilities.

        Other investments:    Other investments is comprised of policy loans and real estate held for sale. We have not attempted to determine the fair values associated with our policy loans, as management believes any differences between carrying value and the fair values afforded these instruments are immaterial to our financial position and, accordingly, the cost to provide such disclosure is not worth the benefit to be derived. The fair value of our real estate held for sale was determined by estimating the net operating income of the commercial rental property and dividing that by a current market capitalization rate.

        Cash and cash equivalents and restricted cash and short-term investments:    Amounts reported in the consolidated balance sheets for these instruments are reported at their historical cost which approximates fair value due to the nature of the assets assigned to this category.

(2) Fair Values of Financial Instruments (Continued)

        Annuity policy benefit reserves and coinsurance deposits:    The fair values of the liabilities under contracts not involving significant mortality or morbidity risks (principally deferred annuities), are stated at the cost we would incur to extinguish the liability (i.e., the cash surrender value). The coinsurance deposits related to the annuity benefit reserves have fair values determined in a similar fashion. We are not required to and have not estimated the fair value of the liabilities under contracts that involve significant mortality or morbidity risks, as these liabilities fall within the definition of insurance contracts that are exceptions from financial instruments that require disclosures of fair value.

        Amounts due to related party under General Agency Commission and Servicing Agreement, notes payable and amounts due under repurchase agreements:    The amounts reported in the consolidated balance sheets for amounts due to related party under General Agency Commission and Servicing Agreement, notes payable to Parent and amounts due under repurchase agreements with variable interest rates approximate their fair values. The following sets forth a comparison of the fair values and carrying amounts of our financial instruments:

	September 30, 2009		December 31, 2008
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
	(U.S. Dollars in Thousands)
Assets:
Fixed maturity securities:
Available for sale	$11,082,957	$11,082,957	$6,629,046	$6,629,046
Held for investment	1,759,494	1,746,033	3,604,899	3,588,114
Equity securities, available for sale	85,665	85,665	91,221	91,221
Mortgage loans on real estate	2,375,833	2,338,065	2,329,824	2,284,583
Derivative instruments	364,041	364,041	58,358	58,358
Trading securities	371,338	371,338	—	—
Other investments	9,332	9,332	446	446
Cash and cash equivalents	247,072	247,072	206,771	206,771
Restricted cash and short-term investments	177,149	177,149	—	—
Coinsurance deposits	2,010,084	1,726,909	1,528,981	1,366,149
Liabilities:
Annuity benefit reserves	18,331,332	15,539,193	15,809,539	13,391,244
Amounts due to related party under General Agency Commission and Servicing Agreement	1,305	1,305	4,803	4,803
Notes payable to Parent	51,000	51,000	51,000	51,000
Amounts due under repurchase agreements	410,254	410,254	—	—

(2) Fair Values of Financial Instruments (Continued)

        Our assets and liabilities which are measured at fair value on a recurring basis as of September 30, 2009 and December 31, 2008 are presented below based on the fair value hierarchy levels:

	Total Fair Value	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
		(Dollars in thousands)
September 30, 2009
Assets
Fixed maturity securities:
Available for sale:
United States Government full faith and credit	$3,292	$2,585	$707	$—
United States Government sponsored agencies	4,224,437	—	4,224,437	—
U.S. states, territories and political subdivisions	305,128	—	305,128	—
Corporate securities	3,966,749	69,503	3,879,464	17,782
Mortgage and asset backed securities	2,583,351	—	2,580,704	2,647
Equity securities, available for sale:
Finance, insurance and real estate	85,665	85,665	—	—
Derivative instruments	364,041	—	364,041	—
Trading securities	371,338	—	371,338	—
Cash and cash equivalents	247,072	247,072	—	—
Restricted cash and short-term investments	177,149	177,149	—	—

	$12,328,222	$581,974	$11,725,819	$20,429

Liabilities
Index annuities—embedded derivatives	$1,248,912	$—	$—	$1,248,912

December 31, 2008
Assets
Fixed maturity securities:
Available for sale:
United States Government full faith and credit	$22,050	$3,404	$18,646	$—
United States Government sponsored agencies	3,104,853	—	3,104,853	—
Corporate securities	1,688,869	78,279	1,592,841	17,749
Mortgage and asset backed securities	1,813,274	—	1,810,941	2,333
Equity securities, available for sale:
Finance, insurance and real estate	91,221	91,221	—	—
Derivative instruments	58,358	—	58,358	—
Cash and cash equivalents	206,771	206,771	—	—

	$6,985,396	$379,675	$6,585,639	$20,082

Liabilities
Index annuities—embedded derivatives	$998,015	$—	—	$998,015

(2) Fair Values of Financial Instruments (Continued)

        The following tables provide a reconciliation of the beginning and ending balances for our Level 3 assets and liabilities, which are measured at fair value on a recurring basis using significant unobservable inputs, for the three and nine months ended September 30, 2009 and 2008:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	(U.S. Dollars in Thousands)
Available for sale securities
Beginning balance	$19,140	$19,099	$20,082	$—
Transfers in to or out of Level 3	—	2,364	—	29,398
Disposals	(52)	—	(126)	—
Total gains (losses) (realized/unrealized):
Included in other comprehensive loss	1,628	(4,664)	1,586	(4,664)
Net OTTI losses recognized in operations	(287)	—	(1,113)	(7,935)

	$20,429	$16,799	$20,429	$16,799

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	(U.S. Dollars in Thousands)
Index annuities—embedded derivatives
Beginning balance	$1,050,769	$1,168,050	$998,015	$1,432,746
Reinsurance adjustment	(14,567)	—	(14,567)
Premiums less benefits	2,377	2,478	(2,464)	71,463
Change in unrealized losses (gains), net	210,333	(102,533)	267,928	(436,214)

	$1,248,912	$1,067,995	$1,248,912	$1,067,995

        Change in unrealized gains in our embedded derivatives, net for each period, are included in change in fair value of embedded derivatives in the consolidated statements of operations.

(3) Investments

        At September 30, 2009 and December 31, 2008, the amortized cost and fair value of fixed maturity securities and equity securities were as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(U.S. Dollars in Thousands)
September 30, 2009:
Fixed maturity securities:
Available for sale:
United States Government full faith and credit	$3,000	$292	$—	$3,292
United States Government sponsored agencies	4,231,632	15,000	(22,195)	4,224,437
U.S. states, territories and political subdivisions	287,926	17,244	(42)	305,128
Corporate securities	3,737,905	314,767	(85,923)	3,966,749
Mortgage and asset backed securities	2,885,261	58,010	(359,920)	2,583,351

	$11,145,724	$405,313	$(468,080)	$11,082,957

Held for investment:
United States Government sponsored agencies	$1,683,130	$5,683	$(136)	$1,688,677
Redeemable preferred stock	76,364	—	(19,008)	57,356

	$1,759,494	$5,683	$(19,144)	$1,746,033

Equity securities, available for sale:
Finance, insurance and real estate	$76,227	$13,286	$(3,848)	$85,665

December 31, 2008:
Fixed maturity securities:
Available for sale:
United States Government full faith and credit	$21,664	$515	$(129)	$22,050
United States Government sponsored agencies	3,087,100	18,886	(1,133)	3,104,853
Corporate securities	1,951,308	14,939	(277,378)	1,688,869
Mortgage and asset backed securities	2,095,856	6,055	(288,637)	1,813,274

	$7,155,928	$40,395	$(567,277)	$6,629,046

Held for investment:
United States Government sponsored agencies	$3,528,628	$6,421	$(4,984)	$3,530,065
Redeemable preferred stock	76,271	—	(18,222)	58,049

	$3,604,899	$6,421	$(23,206)	$3,588,114

Equity securities, available for sale:
Finance, insurance and real estate	$116,874	$325	$(25,978)	$91,221

        During the nine months ended September 30, 2009 and 2008, we received $3.6 billion and $1.5 billion, respectively, in net redemption proceeds related to calls of our callable United States Government sponsored agency securities, of which $1.9 billion and $1.0 billion, respectively, were classified as held for investment. We reinvested the proceeds from these redemptions primarily in United States Government sponsored agency securities, corporate securities and mortgage backed securities classified as available for sale. At September 30, 2009, 50% of our fixed income securities

(3) Investments (Continued)

have call features and 8% were subject to call redemption. Another 9% will become subject to call redemption through December 31, 2009.

        The amortized cost and fair value of fixed maturity securities at September 30, 2009, by contractual maturity, are shown below. Actual maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. All of our mortgage and asset backed securities provide for periodic payments throughout their lives, and are shown below as a separate line.

	Available for Sale		Held for Investment
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(U.S. Dollars in Thousands)
Due in one year or less	$26,586	$25,896	$—	—
Due after one year through five years	399,912	417,416	—	—
Due after five years through ten years	1,445,204	1,573,290	—	—
Due after ten years through twenty years	1,829,440	1,852,315	555,000	555,981
Due after twenty years	4,559,321	4,630,689	1,204,494	1,190,052

	8,260,463	8,499,606	1,759,494	1,746,033
Mortgage and asset-backed securities	2,885,261	2,583,351	—	—

Total	$11,145,724	$11,082,957	$1,759,494	$1,746,033

        Net unrealized losses on available for sale fixed maturity securities and equity securities reported as a separate component of stockholder's equity, were comprised of the following:

	September 30, 2009	December 31, 2008
	(U.S. Dollars in Thousands)
Net unrealized losses on available for sale fixed maturity and equity securities	$(53,329)	$(552,535)
Adjustments for assumed changes in amortization of deferred policy acquisition costs and deferred sales inducements	28,966	329,112
Deferred tax valuation allowance reversal	30,842	—
Deferred income tax benefit	8,527	78,198

Net unrealized losses reported as accumulated other comprehensive income (loss)	$15,006	$(145,225)

        The National Association of Insurance Commissioners ("NAIC") assigns designations to fixed maturity securities. These designations range from Class 1 (highest quality) to Class 6 (lowest quality). In general, securities are assigned a designation based upon the ratings they are given by the Nationally Recognized Statistical Rating Organizations ("NRSRO's"). The NAIC designations are utilized by insurers in preparing their annual statutory statements. NAIC Class 1 and 2 designations are considered "investment grade" while NAIC Class 3 through 6 designations are considered "non-investment grade". We had 90% and 96% of our fixed maturity portfolio rated investment grade at September 30, 2009 and December 31, 2008, respectively.

(3) Investments (Continued)

        The following table summarizes the credit quality, as determined by NAIC designation, of our fixed maturity portfolio and displays the equivalent NRSRO rating as of the dates indicated:

		September 30, 2009		December 31, 2008
	NRSRO Equivalent Credit Rating
NAIC Designation		Amortized Cost	Fair Value	Amortized Cost	Fair Value
		(U.S. Dollars in Thousands)
1	Aaa/Aa/A	$9,102,963	$9,226,240	$8,762,711	$8,512,209
2	Baa	2,221,614	2,325,360	1,508,418	1,292,303
3	Ba	344,451	293,539	276,519	208,122
4	B	210,541	185,126	140,754	135,989
5	Caa and lower	689,830	548,962	35,391	31,375
6	In or near default	335,819	249,763	37,034	37,162

		$12,905,218	$12,828,990	$10,760,827	$10,217,160

        The following table shows our gross unrealized losses and fair value of investments, aggregated by investment category and length of time that individual securities (consisting of 280 and 394 securities,

(3) Investments (Continued)

respectively) have been in a continuous unrealized loss position, at September 30, 2009 and December 31, 2008:

	Less Than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
	(U.S. Dollars in Thousands)
September 30, 2009
Fixed maturity securities:
Available for sale:
United States Government sponsored agencies	$1,451,941	$(22,195)	$—	$—	$1,451,941	$(22,195)
U.S. states, territories and political subdivisions	8,433	(42)	—	—	8,433	(42)
Corporate securities, including redeemable preferred stocks:
Finance, insurance and real estate	58,283	(6,729)	265,006	(40,040)	323,289	(46,769)
Manufacturing, construction and mining	68,579	(4,263)	97,692	(10,943)	166,271	(15,206)
Utilities and related sectors	36,888	(1,933)	83,243	(9,383)	120,131	(11,316)
Wholesale/retail trade	35,258	(1,090)	52,812	(6,162)	88,070	(7,252)
Services, media and other	—	—	71,535	(5,380)	71,535	(5,380)
Mortgage and asset-backed securities	256,466	(27,243)	1,164,958	(332,677)	1,421,424	(359,920)

	$1,915,848	$(63,495)	$1,735,246	$(404,585)	$3,651,094	$(468,080)

Held for investment:
United States Government sponsored agencies	$—	$—	$149,864	$(136)	$149,864	$(136)
Corporate securities, including redeemable preferred stocks:
Finance, insurance and real estate	—	—	57,356	(19,008)	57,356	(19,008)

	$—	$—	$207,220	$(19,144)	$207,220	$(19,144)

Equity securities, available for sale:
Finance, insurance and real estate	$3,050	$(118)	$35,271	$(3,730)	$38,321	$(3,848)

(3) Investments (Continued)

	Less Than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
	(U.S. Dollars in Thousands)
December 31, 2008
Fixed maturity securities:
Available for sale:
United States Government full faith and credit	$—	$—	$18,645	$(129)	$18,645	$(129)
United States Government sponsored agencies	60,475	(57)	298,925	(1,076)	359,400	(1,133)
Corporate securities, including redeemable preferred stocks:
Finance, insurance and real estate	205,148	(44,478)	146,226	(46,761)	351,374	(91,239)
Manufacturing, construction and mining	294,428	(37,589)	65,578	(27,978)	360,006	(65,567)
Utilities and related sectors	192,110	(22,816)	116,173	(32,307)	308,283	(55,123)
Wholesale/retail trade	120,056	(16,557)	11,825	(9,680)	131,881	(26,237)
Services, media and other	119,297	(22,425)	79,664	(16,787)	198,961	(39,212)
Mortgage and asset-backed securities	1,117,973	(221,480)	297,442	(67,157)	1,415,415	(288,637)

	$2,109,487	$(365,402)	$1,034,478	$(201,875)	$3,143,965	$(567,277)

Held for investment:
United States Government sponsored agencies	$—	$—	$360,016	$(4,984)	$360,016	$(4,984)
Redeemable preferred stock	—	—	58,049	(18,222)	58,049	(18,222)

	$—	$—	$418,065	$(23,206)	$418,065	$(23,206)

Equity securities, available for sale:
Finance, insurance and real estate	$30,093	$(14,360)	$20,358	$(11,618)	$50,451	$(25,978)

        The following is a description of the factors causing the unrealized losses by investment category as of September 30, 2009:

        United States Government sponsored agencies and U.S. states, territories and political subdivisions:    These securities are relatively long in duration, making the value of such securities sensitive to changes in market interest rates. During the last nine months spreads on agency securities have improved; however, long term interest rates have risen by a greater amount. These securities carry yields less than those available at September 30, 2009 as a result of these rising interest rates.

        Corporate securities, including redeemable preferred stocks:    The unrealized losses in these securities are due partially to a rise in interest rates in 2009 as well as the continuation in wider than historic credit spreads. While the credit spreads have improved on a recovering economy, several industries remain at much wider spreads, such as financials and economic sensitive issuers. As the result of wider spreads, these issues carry yields less than those available in the market as of September 30, 2009.

        Mortgage and asset backed securities:    At September 30, 2009, we had no exposure to subprime mortgage-backed securities. All of our mortgage-backed securities are pools of residential mortgage loans. Substantially all of the securities that we own are in the highest rated tranche of the pool in which they are structured and are not subordinated to any other tranche. Our "Alt-A" mortgage-backed

(3) Investments (Continued)

securities are comprised of 34 securities with a total amortized cost basis of $536.4 million and a fair value of $402.5 million. Fair values of residential mortgage-backed securities have continued at prices significantly less than amortized cost as spreads in this sector have not improved like other sectors of the fixed income market. With the uncertainty of future foreclosures and high delinquencies on residential mortgages, these security prices will likely remain below our cost basis until the housing market conditions improve.

        Equity securities:    The unrealized losses on equity securities, which are primarily investment grade perpetual preferred stocks with exposure to REITS, investment banks and finance companies, are due to the instability in the financial markets and a further deterioration in the economy. All of the equity securities in an unrealized loss position for 12 months or more are investment grade perpetual preferred stocks that are absent credit deterioration. A deepening recession due to tight credit markets and a difficult housing market have raised concerns in regard to earnings and dividend stability in many companies which directly affect the values of these securities.

        Where the decline in fair value of debt securities is attributable to changes in market interest rates or to factors such as market volatility, liquidity and spread widening, and we anticipate recovery of all contractual or expected cash flows, we do not consider these investments to be other than temporarily impaired because we do not intend to sell these investments and it is not more likely than not we will be required to sell these investments before a recovery of amortized cost, which may be maturity. For equity securities, we recognize an impairment charge in the period in which we do not have the intent and ability to hold the securities until recovery of cost or we determine that the security will not recover to book value within a reasonable period of time. We determine what constitutes a reasonable period of time on a security-by-security basis based upon consideration of all the evidence available to us, including the magnitude of an unrealized loss and its duration. In any event, this period does not exceed 18 months from the date of impairment for perpetual preferred securities for which these is evidence of deterioration in credit of the issuer and common equity securities. For perpetual preferred securities absent evidence of deterioration in credit of the issuer we apply an impairment model, including an anticipated recovery period, similar to a debt security. For equity securities we measure impairment charges based upon the difference between the book value of a security and its fair value.

        Approximately 36% of the unrealized losses on fixed maturity securities shown in the above table for September 30, 2009 are on securities that are rated investment grade, defined as being in the highest two National Association of Insurance Commissioners ("NAIC") designations. Approximately 64% of the unrealized losses on fixed maturity securities shown in the above table for September 30, 2009 are on securities rated below investment grade. All of the securities with unrealized losses are current with respect to the payment of principal and interest.

(3) Investments (Continued)

        Changes in net unrealized losses on investments for the nine months ended September 30, 2009 and 2008 are as follows:

	September 30,
	2009	2008
	(U.S. Dollars in Thousands)
Fixed maturity securities held for investment carried at amortized cost	$3,324	$(126,886)

Investments carried at estimated fair value:
Fixed maturity securities, available for sale	464,115	(419,890)
Equity securities, available for sale	35,091	(7,787)

	499,206	(427,677)
Adjustment for effect on other balance sheet accounts:
Deferred policy acquisition costs and deferred sales inducements	(300,148)	259,765
Change in deferred tax valuation allowance	30,842	4,261
Deferred income tax asset	(69,669)	58,769

	(338,975)	322,795

Decrease (increase) in net unrealized losses on investments carried at fair value	$160,231	$(104,882)

        Realized gains and losses are determined on the basis of specific identification of investments based on the trade date. Net realized gains on investments, excluding other than temporary impairment losses for the three and nine months ended September 30, 2009 and 2008 are as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	(U.S. Dollars in Thousands)
Available for sale fixed maturity securities:
Gross realized gains	$10,334	$2,228	$16,461	$3,371
Gross realized losses	(2,619)	(170)	(2,672)	(283)

	7,715	2,058	13,789	3,088
Equity securities:
Gross realized gains	3,279	200	3,282	255
Mortgage loans on real estate:
Impairment losses	(5,484)	—	(6,484)	—

	$5,510	$2,258	$10,587	$3,343

        We review and analyze all investments on an ongoing basis for changes in market interest rates and credit deterioration. This review process includes analyzing our ability to recover the amortized cost or cost basis of each investment that has a fair value that is materially lower than its amortized cost or cost and requires a high degree of management judgment and involves uncertainty. The evaluation of securities for other than temporary impairments is a quantitative and qualitative process, which is subject to risks and uncertainties.

(3) Investments (Continued)

        We have a policy and process in place to identify securities that could potentially have an impairment that is other than temporary. This process involves monitoring market events and other items that could impact issuers. The evaluation includes but is not limited to such factors as:

        our assessment in the case of equity securities including perpetual preferred stocks with credit deterioration that the security cannot recover to cost in a reasonable period of time;

  •
  the length of time and the extent to which the fair value has been less than amortized cost or cost;

  •
  whether the issuer is current on all payments and all contractual payments have been made as agreed;

  •
  the remaining payment terms and the financial condition and near-term prospects of the issuer;

  •
  the lack of ability to refinance due to liquidity problems in the credit market;

  •
  the fair value of any underlying collateral;

  •
  the existence of any credit protection available;

  •
  our intent to sell and whether it is more likely than not we would be required to sell prior to recovery for debt securities;

  •
  our intent and ability to retain equity securities for a period of time sufficient to allow for recovery;

  •
  consideration of rating agency actions; and

  •
  changes in estimated cash flows of and mortgage and asset backed securities.

        We determine whether other than temporary impairment losses should be recognized for debt and equity securities by assessing all facts and circumstances surrounding the security. Other than temporary impairment losses on equity securities are recognized in operations. If we intend to sell a debt security or if it is more likely than not that we will be required to sell a debt security before recovery of its amortized cost basis, other than temporary impairment has occurred and the difference between amortized cost and fair value will be recognized as a loss in operations.

        If we do not intend to sell and it is not more likely than not we will be required to sell the debt security but also do not expect to recover the entire amortized cost basis of the security, an impairment loss would be recognized in operations in the amount of the expected credit loss. We calculate the present value of the cash flows expected to be collected. The difference between the present value of expected future cash flows and the amortized cost basis of the security is the amount of credit loss recognized in operations. The remaining amount of the other than temporary impairment is recognized in other comprehensive income.

        The determination of the credit loss component of a mortgage-backed security is based on a number of factors. The primary consideration in this evaluation process is the issuer's ability to meet current and future interest and principal payments as contractually stated at time of purchase. Our review of these securities includes an analysis of the cash flow modeling under various default scenarios considering independent third party benchmarks, the seniority of the specific tranche within the structure of the security, the composition of the collateral and the actual default, loss severity and prepayment experience exhibited. With the input of third party assumptions for default projections, loss severity and prepayment expectations, we evaluate the cash flow projections to determine whether the security is performing in accordance with its contractual obligation.

(3) Investments (Continued)

        We utilize the models from a leading structured product software specialist serving institutional investors. These models incorporate each security's seniority and cash flow structure. In circumstances where the analysis implies a potential for principal loss at some point in the future, we use the "best estimate" cash flow projection discounted at the security's effective yield at acquisition to determine the amount of our potential credit loss associated with this security. The discounted expected future cash flows equates to our expected recovery value. Any shortfall of the expected recovery when compared to the amortized cost of the security will be recorded as the credit loss component of other than temporary impairment.

        The cash flow modeling is performed on a security-by-security basis and incorporates actual cash flows on the mortgage-backed securities through the current period, as well as the projection of remaining cash flows using a number of assumptions including default rates, prepayment rates and loss severity rates. The default curves we use are tailored to the Prime or Alt-A mortgage-backed securities that we own, which assume lower default rates and loss severity for Prime securities versus Alt-A securities. These default curves are scaled higher or lower depending on factors such as current underlying mortgage loan performance, rating agency loss projections, loan to value ratios, geographic diversity, as well as other appropriate considerations. The default curves generally assume lower loss levels for older vintage securities versus more recent vintage securities, which reflects the decline in underwriting standards over the years.

        The following table presents the range of significant assumptions used to determine the credit loss component of other than temporary impairments we have recognized on mortgage-backed securities which are all senior level tranches within the structure of the securities:

		Discount Rate		Default Rate		Loss Severity
Sector	Vintage	Min	Max	Min	Max	Min	Max
Prime	2005	7.7%	7.7%	7%	7%	50%	50%
	2006	6.5%	9.2%	8%	14%	35%	55%
	2007	5.8%	7.9%	10%	31%	40%	50%
Alt-A	2005	5.6%	8.7%	10%	16%	10%	55%
	2006	6.0%	7.3%	18%	27%	50%	60%
	2007	6.2%	7.4%	15%	52%	45%	70%

        The determination of the credit loss component of a corporate bond (including redeemable preferred stocks) is based on the underlying financial performance of the issuer and their ability to meet their contractual obligations. Considerations in our evaluation include, but are not limited to, credit rating changes, financial statement and ratio analysis, changes in management, large changes in credit spreads, breaches of financial covenants and a review of the economic outlook for the industry and markets in which they trade. In circumstances where an issuer appears unlikely to meet its future obligation, or the security's price decline is deemed other than temporary, an estimate of credit loss is determined. Credit loss is calculated using default probabilities as derived from the credit default swaps markets in conjunction with recovery rates derived from independent third party analysis or a best estimate of credit loss. This credit loss rate is then incorporated into a present value calculation based on an expected principal loss in the future discounted at the yield at the date of purchase and compared to amortized cost to determine the amount of credit loss associated with the security.

(3) Investments (Continued)

        The following table summarizes other than temporary impairments by asset type:

	Three Months Ended September 30, 2009			Three Months Ended September 30, 2008
	Total Other Than Temporary Losses	Included in Other Comprehensive Income	Net Impairment Losses in Operations	Impairment Losses in Operations
	(U.S. Dollars in Thousands)
Fixed maturity securities:
Available for sale:
Corporate securities	$(3,830)	$(2,953)	$(6,783)	$(15,848)
Residential mortgage-backed securities	(78,712)	52,594	(26,118)	—
Equity securities, available for sale	(11,674)	—	(11,674)	(45,384)

	$(94,216)	$49,641	$(44,575)	$(61,232)

	Nine Months Ended September 30, 2009			Nine Months Ended September 30, 2008
	Total Other Than Temporary Losses	Included in Other Comprehensive Income	Net Impairment Losses in Operations	Impairment Losses in Operations
	(U.S. Dollars in Thousands)
Fixed maturity securities:
Available for sale:
United States Government full faith and credit	$(245)	$—	$(245)	$—
Corporate securities	(9,785)	(2,756)	(12,541)	(33,673)
Residential mortgage-backed securities	(140,454)	110,768	(29,686)	(3,249)
Equity securities, available for sale	(21,184)	—	(21,184)	(57,833)

	$(171,668)	$108,012	$(63,656)	$(94,755)

        The cumulative portion of other than temporary impairments determined to be credit losses which have been recognized in operations for debt securities are summarized as follows:

	Three Months Ended September 30, 2009	Nine Months Ended September 30, 2009
	(U.S. Dollars in Thousands)
Cumulative credit loss at beginning of period	$(43,554)	$(34,229)
Credit losses on securities for which an other than temporary impairment was not previously recognized	(6,015)	(13,083)
Additional credit losses on securities for which an other than temporary impairment was previously recognized	(26,887)	(29,389)
Losses included in beginning balance on securities sold during the period	5,210	5,455

	$(71,246)	$(71,246)

(3) Investments (Continued)

        The following table summarizes the cumulative noncredit portion of OTTI and the change in fair value since recognition of OTTI, both of which were recognized in other comprehensive income, by major type of security for securities that are part of our investment portfolio at September 30, 2009:

	September 30, 2009 Amortized Cost	OTTI Recognized in Other Comprehensive Income	Change in Fair Value Since OTTI was Recognized	September 30, 2009 Fair Value
	(U.S. Dollars in Thousands)
Corporate securities	$35,725	$(12,982)	$7,426	$30,169
Residential mortgage-backed securities	701,034	(180,224)	8,353	529,163
Equity securities:
Finance, insurance and real estate	37,227	—	13,168	50,395

	$773,986	$(193,206)	$28,947	$609,727

        Trading securities consist of fixed maturity and equity securities in designated portfolios, which support funds withheld reinsurance arrangements. Investment results for these portfolios, including gains and losses from sales, are passed directly to the reinsurer pursuant to contractual terms of the reinsurance arrangements. Trading securities are carried at fair value and changes in fair value are recorded as changes in the funds withheld reinsurance liability, as the funds withheld are being held on deposit to support the amount of reinsurance recoverable. The fair value of our trading securities is determined in the same manner as our securities classified as available for sale. Trading securities at fair value retained in connection with reinsurance arrangements consisted of the following:

	September 30, 2009	December 31, 2008
	(U.S. Dollars in Thousands)
United States Government sponsored agencies	$3,517	$—
U.S. states, territories and political subdivisions	24,763	—
Corporate securities	66,841	—
Mortgage-backed securities	229,334	—
Equity securities	46,883	—

	$371,338	$—

(4) Mortgage Loans on Real Estate

        Our mortgage loan portfolio totaled $2.4 billion and $2.3 billion at September 30, 2009 and December 31, 2008, respectively, with commitments outstanding of $31.5 million at September 30, 2009. The portfolio consists of commercial mortgage loans collateralized by the related properties and diversified as to property type, location and loan size. Our mortgage lending policies establish limits on

(4) Mortgage Loans on Real Estate (Continued)

the amount that can be loaned to one borrower and other criteria to reduce the risk of default. The mortgage loan portfolio is summarized by geographic region and property type as follows:

	September 30, 2009		December 31, 2008
	Carrying Amount	Percent	Carrying Amount	Percent
	(U.S. Dollars in Thousands)
Geographic distribution
East	$541,057	22.7%	$537,303	23.1%
Middle Atlantic	165,905	7.0%	161,222	6.9%
Mountain	379,368	16.0%	386,988	16.6%
New England	44,953	1.9%	44,517	1.9%
Pacific	208,349	8.8%	194,301	8.3%
South Atlantic	443,566	18.6%	421,507	18.1%
West North Central	410,342	17.3%	397,375	17.1%
West South Central	182,293	7.7%	186,611	8.0%

	$2,375,833	100.0%	$2,329,824	100.0%

Property type distribution
Office	$651,572	27.4%	$655,278	28.1%
Medical office	141,016	5.9%	142,409	6.1%
Retail	546,014	23.0%	551,172	23.7%
Industrial/warehouse	583,588	24.6%	552,012	23.7%
Hotel	156,146	6.6%	154,671	6.6%
Apartment	119,163	5.0%	111,933	4.8%
Mixed use/other	178,334	7.5%	162,349	7.0%

	$2,375,833	100.0%	$2,329,824	100.0%

        As of September 30, 2009, we have two mortgage loans that we completed foreclosure proceedings and obtained the underlying collateral which we are accounting for as real estate held for sale. The principal balance outstanding on the loans at the dates of foreclosure was $8.9 million and no loss was recognized since the fair value of the properties acquired less the estimated costs to sell exceeds the amounts outstanding on the loan. We have five mortgage loans with a total outstanding balance of $14.6 million that were in default and we have commenced foreclosure proceedings.

        We evaluate our mortgage loan portfolio for the purpose of determining the need to establish a loan loss reserve. We accomplish this by specific identification of impaired loans and the measurement of an estimated loss for each individual loan identified. In addition, we analyze the mortgage loan portfolio for the need of a general loan allowance for probable losses on all other loans. The amount of the general loan allowance is based upon management's evaluation of the collectability of the loan portfolio, historical loss experience, delinquencies, credit concentrations, underwriting standards and national and local economic conditions. Based upon this process and analysis, we have determined that no general loan loss allowance was necessary. A mortgage loan is impaired when it is probable that we will be unable to collect all amounts due according to the contractual terms of the loan agreement. We recorded impairment losses of $5.5 million and $6.5 million during the three and nine months ended September 30, 2009, respectively, on specific mortgage loans with a total outstanding balance of $12.5 million and $18.4 million during the three and nine months ended September 30, 2009, respectively, for which principal amounts outstanding exceed the fair value of the collateral real estate less projected costs to sell the properties.

(4) Mortgage Loans on Real Estate (Continued)

        A summary of impaired commercial mortgage loans as of September 30, 2009 and December 31, 2008 is as follows:

	September 30, 2009	December 31, 2008
	(U.S. Dollars in Thousands)
Impaired mortgage loans with allowances	$18,384	$—
Impaired mortgage loans with no allowance for losses	58,862	20,983
Allowance for probable loan losses	(6,484)	—

Net carrying value of impaired mortgage loans	$70,762	$20,983

        Mortgage loans summarized in the preceding table represent all loans that we are either not currently collecting, or those we feel it is probable we will not be able to collect, all amounts due according to the contractual terms of the original loan agreements. We have not recognized an allowance on any of our impaired mortgage loans for which the present value of our expected future cash flows have not decreased. Should the delinquency rate or loss performance of our commercial mortgage loan portfolio increase significantly, the increase could have an adverse effect on our results.

(5) Derivative Instruments

        We recognize all derivative instruments as assets or liabilities in the consolidated balance sheets at fair value. None of our derivatives qualify for hedge accounting, thus, any change in the fair value of the derivatives is recognized immediately in the consolidated statements of operations.

        The fair value of our derivative instruments, including derivative instruments embedded in index annuity contracts, presented in the consolidated balance sheets are as follows:

	September 30, 2009	December 31, 2008
	(U.S. Dollars in Thousands)
ASSETS
Derivative instruments
Call options	$364,041	$58,358

LIABILITIES
Policy benefit reserves—annuity products
Index annuities—embedded derivatives	$1,248,912	$998,015

        The change in fair value of derivatives included in the consolidated statements of operations are as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	(U.S. Dollars in Thousands)
Change in fair value of derivatives:
Call options	$123,121	$(83,598)	$110,019	$(313,987)

Change in fair value of embedded derivatives:
Index annuities	$259,737	$(37,100)	$414,636	$(237,969)

(5) Derivative Instruments (Continued)

        We have index annuity products that guarantee the return of principal to the policyholder and credit interest based on a percentage of the gain in a specified market index. When index annuity premiums are received, a portion of the premium is used to purchase derivatives consisting of call options on the applicable market indices to fund the index credits due to index annuity policyholders. Substantially all such call options are one year options purchased to match the funding requirements of the underlying policies. The call options are marked to market with the change in fair value included as a component of our revenues. The change in fair value of derivatives includes the gains or losses recognized at the expiration of the option term or upon early termination and the changes in fair value for open positions. On the respective anniversary dates of the index policies, the index used to compute the annual index credit is reset and we purchase new one-year call options to fund the next annual index credit. We manage the cost of these purchases through the terms of its index annuities, which permit us to change annual participation rates, caps and/or asset fees, subject to guaranteed minimums. By adjusting participation rates, caps or asset fees, we can generally manage option costs except in cases where the contractual features would prevent further modifications.

        Our strategy attempts to mitigate any potential risk of loss under these agreements through a regular monitoring process which evaluates the program's effectiveness. We do not bear derivative related risk with our call options that would require payment or collateral to another institution and our call options do not contain counterparty credit-risk-related contingent features. We are exposed to risk of loss in the event of nonperformance by the counterparties and, accordingly, we purchase our option contracts from multiple counterparties and evaluate the creditworthiness of all counterparties prior to purchase of the contracts. All of these options had been purchased from nationally recognized investment banking institutions with a Standard & Poor's credit rating of A- or higher at the time of purchase and the maximum credit exposure to any single counterparty is subject to concentration limits. We also have credit support agreements with several counterparties that allow us to request the counterparty to provide collateral to us when the fair value of our exposure to the counterparty exceeds specified amounts.

        The notional amount and maximum amount of loss due to credit risk that we would incur if parties to the call options failed completely to perform according to the terms of the contracts are as follows:

	September 30, 2009			December 31, 2008
Counterparty	Credit Rating	Notional Amount	Fair Value	Notional Amount	Fair Value
	(U.S. Dollars in Thousands)
Bank of America	A+	$218,490	$4,360	$2,184,932	$4,593
BNP Paribas	AA	1,729,500	92,316	1,410,092	16,533
Lehman	NR	1,437	—	1,353,837	—
Bank of New York	AA-	152,150	7,820	641,405	3,541
Credit Suisse	A+	2,875,154	106,778	613,333	9,380
Barclays	AA-	254,793	10,599	694,967	13,618
SunTrust	A-	498,375	26,534	484,101	4,263
Wells Fargo (Wachovia)	AA	644,702	41,460	338,790	16
J.P. Morgan	AA-	1,234,280	74,174	312,943	6,296
Citi	NA	—	—	83,315	118
Others	NR	51	—	73,679	—

		$7,628,302	$364,041	$8,191,394	$58,358

(5) Derivative Instruments (Continued)

        As of September 30, 2009, we are holding $228.1 million of cash and cash equivalents received from counterparties for derivative collateral.

        We had unsecured counterparty exposure in connection with options purchased from affiliates of Lehman Brothers ("Lehman") which declared bankruptcy during the third quarter of 2008. Except for a few options involving immaterial amounts, all options purchased from affiliates of Lehman have expired as of September 30, 2009. The amount of option proceeds due on expired options purchased from Lehman that we that we did not receive payment on was $2.6 million for the third quarter of 2009 and $12.0 million for the nine months ended September 30, 2009. No amount has been recognized for any recovery of these amounts that may result from our claim in Lehman's bankruptcy proceedings.

        The future annual index credits on our index annuities are treated as a "series of embedded derivatives" over the expected life of the applicable contract. We do not purchase call options to fund the index liabilities which may arise after the next policy anniversary date. We must value both the call options and the related forward embedded options in the policies at fair value.

(6) Reinsurance

        Effective July 1, 2009, we entered into two funds withheld coinsurance agreements with Athene Life Re Ltd. ("Athene"), a Bermuda life reinsurer. One agreement cedes 20% of certain of our index annuities issued from January 1, 2009, through December 31, 2009. The other agreement cedes 80% of our multiyear rate guaranteed annuities issued on or after July 1, 2009.

        Coinsurance deposits (aggregate policy benefit reserves transferred to Athene under these agreements) were $577.3 million at September 30, 2009. We remain liable to policyholders with respect to the policy liabilities ceded to Athene should Athene fail to meet the obligations it has coinsured. The annuity deposits that have been ceded to Athene are being held by us on a funds withheld basis. The funds withheld are presented in our consolidated balance sheet as trading securities and restricted cash and short-term investments with a corresponding funds withheld reinsurance liability that represents the fair value of the funds withheld. The balance due under these agreements with Athene was $9.8 million at September 30, 2009 and represents the fair value of call options held by us to fund index credits related to the ceded business net of cash due from Athene related to monthly settlements of policy activity.

(7) Income Taxes

        In 2008, we recorded a valuation allowance of $34.5 million on deferred income tax assets related to capital loss carryforwards and other than temporary impairments on investment securities, as utilization of the income tax benefits from a portion of these items was not more likely than not due to the fact that we had insufficient future taxable income from capital gain sources. The valuation allowance was eliminated in 2009 due to an increase in anticipated future taxable income from capital gain sources, which resulted from an increase in unrealized gains on securities in our available for sale investment portfolio which may be sold as part of a tax planning strategy to generate capital gains to offset capital losses.

        The effective income tax rate for the third quarter of 2009 was more than the applicable statutory federal income tax rate of 35% primarily due to state income tax benefits attributable to losses in the non-life subgroup. The effective income tax rate for the nine months ended September 30, 2009 was less than the applicable statutory federal income tax rate of 35% primarily due to a decrease in the deferred income tax valuation allowance for capital loss carryforwards and other than temporary

(7) Income Taxes (Continued)

impairments on investment securities which decreased income tax expense by $3.6 million. The remainder of the deferred income tax valuation allowance of $30.9 million was recognized in accumulated other comprehensive income. The effective income tax rates for the 2008 periods were more than the applicable statutory federal income tax rate of 35% primarily due to the establishment of a deferred income tax valuation allowance for deferred income tax assets related to capital loss carryforwards and other than temporary impairments on investment securities which increased income tax expense in the 2008 periods by $22.5 million.

(8) Contingencies

        We are occasionally involved in litigation, both as a defendant and as a plaintiff. In addition, state regulatory bodies, such as state insurance departments, the Securities and Exchange Commission ("SEC"), the Financial Industry Regulatory Authority ("FINRA"), the Department of Labor, and other regulatory bodies regularly make inquiries and conduct examinations or investigations concerning our compliance with, among other things, insurance laws, securities laws, the Employee Retirement Income Security Act of 1974, as amended, and laws governing the activities of broker-dealers.

        In recent years, companies in the life insurance and annuity business have faced litigation, including class action lawsuits, alleging improper product design, improper sales practices and similar claims. We are currently a defendant in two purported class action lawsuits alleging improper sales practices and similar claims as described below. It is often not possible to determine the ultimate outcome of pending legal proceedings or to provide reasonable ranges of potential losses with any degree of certainty. The lawsuits referred to below are in very preliminary stages and we do not have sufficient information to make an assessment of the plaintiffs' claims for liability or damages. The plaintiffs are seeking undefined amounts of damages or other relief, including punitive damages, which are difficult to quantify and cannot be estimated based on the information currently available. We do not believe that these lawsuits, including those discussed below, will have a material adverse effect on our financial position, results of operations or cash flows. However, there can be no assurance that such litigation, or any future litigation, will not have a material adverse effect on our business, financial condition, or results of operations.

        We are a defendant in two cases seeking class action status, including (i) Stephens v. American Equity Investment Life Insurance Company, et. al., in the San Luis Obispo Superior Court, San Francisco, California (complaint filed November 29, 2004) (the "SLO Case") and (ii) McCormack, et al. v. American Equity Investment Life Insurance Company, et al., in the United States District Court for the Central District of California, Western Division and Anagnostis v. American Equity, et al., coordinated in the Central District, entitled, In re American Equity Annuity Practices and Sales Litigation (complaint filed September 7, 2005) (the "Los Angeles Case").

        The plaintiffs in the SLO Case seek to represent a class of individuals who are California residents and who either purchased their annuity from us through a co-defendant marketing organization or who purchased one of a defined set of particular annuities issued by us. The named plaintiffs in this case are: Chalys M. Stephens and John P. Stephens. Plaintiffs seek injunctive relief and restitution on behalf of all class members under California Business & Professions Code section 17200 et seq.; compensatory damages for breach of contract and breach of fiduciary duty; other pecuniary damages under California Civil Code section 1750 and California Welfare & Institutions Codes section 15600 et seq.; and punitive damages under common law causes of action for fraud and breach of the covenant of good faith and fair dealing. On November 3, 2008, the court issued an order certifying the class. We are vigorously defending the underlying allegations and are seeking to decertify a portion of the class and may seek to decertify the entire class after further discovery into the merits of the case.

(8) Contingencies (Continued)

        The Los Angeles Case is a consolidated action involving several lawsuits filed by individuals, and the individuals are seeking class action status for a national class of purchasers of annuities issued by us. The named plaintiffs in this consolidated case are Bernard McCormack, Gust Anagnostis by and through Gary S. Anagnostis and Robert C. Anagnostis, Regina Bush by and through Sharon Schipiour, Lenice Mathews by and through Mary Ann Maclean and George Miller. The allegations generally attack the suitability of sales of deferred annuity products to persons over the age of 65. The plaintiffs seek recessionary and injunctive relief including restitution and disgorgement of profits on behalf of all class members under California Business & Professions Code section 17200 et seq. and Racketeer Influenced and Corrupt Organizations Act; compensatory damages for breach of fiduciary duty and aiding and abetting of breach of fiduciary duty; unjust enrichment and constructive trust; and other pecuniary damages under California Civil Code section 1750 and California Welfare & Institutions Codes section 15600 et seq. We are vigorously defending against both class action status as well as the underlying claims.

(9) Subsequent Events

        We evaluated subsequent events through December 31, 2009, which is the date the consolidated financial statements were available to be issued.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

        The expenses in connection with the issuance and distribution of the Contracts, other than any underwriting discounts and commissions, are as follows (except for the SEC filing fee, all amounts shown are estimates):

SEC Filing Fee	$27,900
Printing and Engraving	$115,000
Legal Fees and Expenses	$325,000
Accounting Fees and Expenses	$50,000
Miscellaneous	$150,000

Total Expenses	$667,900

    *
    Estimated

ITEM 14.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 490.202 of the Iowa Business Corporation Act, or the IBCA, provides that a corporation's articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for any action taken, or failure to take action, as a director, provided that the provision does not eliminate or limit the liability of a director for the amount of a financial benefit received by a director to which the director is not entitled; an intentional infliction of harm on the corporation or its shareholders; a violation of IBCA Section 490.833; or an intentional violation of criminal law. Further, Section 490.851 of the IBCA provides that a corporation may indemnify its directors who may be party to a proceeding against liability incurred in the proceeding by reason of such person serving in the capacity of director, if such person has acted in good faith and in a manner reasonably believed by the individual to be in the best interests of the corporation, if the director was acting in an official capacity, and in all other cases that the individual's conduct was at least not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe the individual's conduct was unlawful or the director engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation.

        The indemnity provisions under Section 490.851 do not apply (i) in the case of actions brought by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under Subsection 1 of Section 490.851; or (ii) in connection with any proceedings with respect to conduct for which the director was adjudged liable on the basis that the director received a financial benefit to which the director was not entitled, whether or not involving action in the director's official capacity. In addition, Section 490.852 of the IBCA provides mandatory indemnification of reasonable expenses incurred by a director who is wholly successful in defending any action in which the director was a party because the director is or was a director of the corporation. A director who is a party to a proceeding because the person is a director may also apply for court-ordered indemnification and advance of expenses under Section 490.854.

        Section 490.853 of the IBCA provides that a corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he is a director if the director delivers the following to the corporation: (1) a written affirmation that the director has met the standard of conduct described above or that the proceeding involved conduct for which liability has been eliminated under the corporation's articles of incorporation; and (2) the director's written undertaking to repay any funds advanced if the director is not entitled to mandatory indemnification under Section 490.852 of the IBCA and it is ultimately determined that the director has not met the standard of conduct described above.

        Under Section 490.856 of the IBCA, a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he is an officer to the same extent as a director. In addition, if the person is an officer but not a director, further indemnification may be provided by the corporation's articles of incorporation, the bylaws, a resolution of the board of directors or contract, except for liability in connection with (1) a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding; and (2) conduct that constitutes receipt by the officer of a financial benefit to which the officer is not entitled, an intentional infliction of harm on the corporation or the shareholders, or an intentional violation of criminal law. Such indemnification is also available to an officer who is also a director if the basis on which the officer is made a party to a proceeding is an act or omission solely as an officer.

        Our articles of incorporation provide that our directors will not be liable to us or our shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for (1) any breach of the director's duty of loyalty to us or our shareholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; and (3) for any transaction from which the director derived an improper personal benefit.

        Our articles of incorporation also provide that each of our current and former directors who was or is made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director of the company or is or was serving at our request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be indemnified and held harmless by us to the fullest extent permitted by applicable law, if the director acted in good faith and in a manner the director reasonably believed to be in or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the director's conduct was unlawful. Indemnification from liability would not be provided for (1) a financial benefit received by a director to which the director is not entitled; (2) an intentional infliction of harm on us or our shareholders; (3) an unlawful distribution to shareholders; or (4) an intentional violation of criminal law. In addition to such indemnification, any such director and any officer is entitled to have any expenses reasonably incurred in defending any such proceeding or any similar proceeding against any such director and any officer in advance of its final disposition paid directly by us to the fullest extent permitted by applicable law upon receipt of an undertaking by or on behalf of such director or officer to repay such amount unless it shall ultimately be determined that said director or officer is entitled to be indemnified by us as provided in our articles of incorporation.

        Our bylaws also provide indemnification to our directors on the same terms as the indemnification provided in our articles of incorporation. Our bylaws also provide for advances of expenses to our directors and officers on the same terms as provided in our articles of incorporation. The indemnification provisions of our bylaws are not exclusive of any other right which any person seeking indemnification may have or acquire under any statute, our articles of incorporation or any agreement, vote of stockholders or disinterested directors or otherwise.

        Section 490.857 of the IBCA provides that a corporation may purchase and maintain insurance on behalf of a person who is a director or officer of a corporation, or who, while a director or officer of a corporation, serves at the corporation's request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other entity, against liability asserted against or incurred by that person in that capacity or arising from that person's status as a director or officer, whether or not the corporation would have the power to indemnify or advance expenses to that person against the same liability under the IBCA. As permitted by and in accordance with Section 490.857 of the IBCA, we maintain insurance coverage for our officers and directors as well as insurance coverage to reimburse us for potential costs for indemnification of directors and officers.

ITEM 15.    RECENT SALES OF UNREGISTERED SECURITIES

        None.

ITEM 16.    EXHIBITS

(1)	(i)	Distribution Agreement for Falcon Gold Annuity Contract(2)
	(ii)	Form of Selling Agreement(2)
(2)	None
(3)	(i)	Articles of Incorporation of Eagle Life Insurance Company(1)
	(ii)	Bylaws of Eagle Life Insurance Company(1)
(4)	(i)	Form of Falcon Gold Annuity Contract(1)
	(ii)	Form of Annuity Application(2)
	(iii)	Form of Confinement Care Rider(1)
	(iv)	Form of Terminal Illness Rider(1)
	(v)	Form of Lifetime Income Benefit Rider(1)
(5)	Legality Opinion(2)
(10)	Material Contracts
	(i)	Revised Management Services Agreement between Eagle Life Insurance Company and American Equity Investment Life Insurance Company(2)
	(ii)	Coinsurance Agreement between Eagle Life Insurance Company and American Equity Investment Life Insurance Company(2)
	(iii)	Net Worth Maintenance Agreement between Eagle Life Insurance Company and American Equity Investment Life Insurance Company(1)
	(iv)	Investment Advisory Agreement between Eagle Life Insurance Company and American Equity Investment Life Holding Company(1)
(23)	(i)	Consent of Sutherland Asbill & Brennan LLP(2)
	(ii)	Consent of Marla G. Lacey (See Exhibit 5)
	(iii)	Consents of independent public accounting firm(2)
(24)	Powers of Attorney(1)

(1)
Incorporated by reference to the initial filing of the Registration Statement on form S-1, filed June 30, 2009 (File No. 333-160345).

(2)
Filed herewith.

ITEM 17.    UNDERTAKINGS

A)
The undersigned Registrant hereby undertakes:

1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i)
To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

  5)
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  i)
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  iii)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  iv)
  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Eagle Life Insurance Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Des Moines, State of Iowa, on December 31, 2009.

EAGLE LIFE INSURANCE COMPANY
By:	DAVID JEFF NOBLE* David Jeff Noble, Chairman of the Board and President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

DAVID JEFF NOBLE* David Jeff Noble	Chairman of the Board, President, and Chief Executive Officer [Principal Executive Officer]	December 31, 2009
DEBRA JANE RICHARDSON* Debra Jane Richardson	Executive Vice President, Secretary and Director	December 31, 2009
/s/ JOHN MICHAEL MATOVINA John Michael Matovina	Chief Financial Officer, Treasurer, Executive Vice President, and Director [Principal Financial Officer]	December 31, 2009
TED MORRIS JOHNSON* Ted Morris Johnson	Controller [Controller or Principal Accounting Officer]	December 31, 2009
WENDY LEE CARLSON* Wendy Lee Carlson	General Counsel, Assistant Secretary, and Director	December 31, 2009
JAMES MICHAEL GERLACH* James Michael Gerlach	Executive Vice President and Director	December 31, 2009
/s/ JOHN MICHAEL MATOVINA John Michael Matovina *Pursuant to Power of Attorney

EXHIBIT INDEX

(1)	(i)	Distribution Agreement for Falcon Gold Annuity Contract
	(ii)	Form of Selling Agreement
(4)	(ii)	Form of Annuity Application
(5)	Legality Opinion
(10)	Material Contracts
	(i)	Revised Management Services Agreement between Eagle Life Insurance Company and American Equity Investment Life Insurance Company
	(ii)	Coinsurance Agreement between Eagle Life Insurance Company and American Equity Investment Life Insurance Company
(23)	(i)	Consent of Sutherland Asbill & Brennan LLP
	(ii)	Consent of Marla G. Lacey (See Exhibit 5)
	(iii)	Consents of independent public accounting firm